   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1996
                                                        REGISTRATION NO. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ---------------
                               CALGENE II, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
      DELAWARE                       0161                     68-0369863
   (STATE OR OTHER       (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
   JURISDICTION OF       CLASSIFICATION CODE NUMBER)      IDENTIFICATION NO.)
  INCORPORATION OR
    ORGANIZATION)
                               1920 FIFTH STREET
                            DAVIS, CALIFORNIA 95616
                                (916) 753-6313
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ---------------
                               ROGER H. SALQUIST
                            CHIEF EXECUTIVE OFFICER
                               CALGENE II, INC.
                               1920 FIFTH STREET
                            DAVIS, CALIFORNIA 95616
                                (916) 753-6313
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ---------------
                                  COPIES TO:
 MARK G. BORDEN, ESQ.                             CRAIG A. ADOOR, ESQ.
    HALE AND DORR                    PEPER, MARTIN, JENSEN, MAICHEL AND HETLAGE
   60 STATE STREET                                     720 OLIVE
BOSTON, MASSACHUSETTS                        STREET ST. LOUIS, MISSOURI
 02109 (617) 526-6000                           63101 (314)  421-3850
                               ---------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the Reorganization Agreement (as described herein) are satisfied or waived.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ---------------
                        CALCULATION OF REGISTRATION FEE
================================================================================


                                       PROPOSED        PROPOSED
TITLE OF EACH CLASS     AMOUNT         MAXIMUM         MAXIMUM       AMOUNT OF
   OF SECURITIES        TO BE       OFFERING PRICE   AGGREGATE      REGISTRATION
  TO BE REGISTERED    REGISTERED(1)  PER SHARE(2)  OFFERING PRICE(2)   FEE(3)
 Common Stock, $0.001
  par value
  per share.......... 31,290,445    $5.6875        $177,964,406     $61,368.00
================================================================================

(1) Monsanto Company ("Monsanto") and Calgene, Inc. ("Calgene") have entered into an Agreement and Plan of Reorganization which provides for a series of transactions (collectively, the "Reorganization") pursuant to which, among other things, (i) a wholly-owned subsidiary of the Registrant will be merged with and into Calgene and all outstanding shares of Calgene's Common Stock will be converted into the Registrant's Common Stock and (ii) Monsanto will contribute certain assets to the Registrant in exchange for shares of the Registrant's Common Stock. This Registration Statement
    covers the maximum number of shares of the Registrant's common stock which are expected to be issued to Calgene stockholders in connection with the Reorganization plus the maximum number of shares of the Registrant's
    Common Stock which are reserved for issuance pursuant to the exercise of outstanding options under Calgene's stock option plans that will be assumed by the Registrant upon consummation of the Reorganization and will be exercisable prior to April 15, 1996.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), and based upon the high and low sale prices of Calgene Common Stock as quoted on the Nasdaq National Market on January 30, 1996.
(3) A fee of $39,696.00 was previously paid by Calgene pursuant to Rules 14a-6 promulgated under the Securities Exchange Act of 1934, as amended, in connection with the filing of the preliminary Proxy Statement/Prospectus on November 7, 1995. Pursuant to Rule 457(b) under the Securities Act, such fee is being credited against the registration fee, and accordingly, an additional fee of $21,672 is being paid upon filing of this
    Registration Statement.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                CALGENE II, INC.

  CROSS-REFERENCE SHEET SHOWING LOCATIONS IN THE PROXY STATEMENT/PROSPECTUS OF THE RESPONSES TO THE ITEMS OF FORM S-4 (PURSUANT TO ITEM 501(B) OF REGULATION
                                      S-K)

                FORM S-4                              LOCATION IN
        ITEM NUMBER AND CAPTION                PROXY STATEMENT/PROSPECTUS
        -----------------------                --------------------------
 INFORMATION ABOUT THE TRANSACTION
  1. Forepart of the Registration
      Statement and Outside Front
      Cover Page of Prospectus........   Facing Page; Cross Reference Sheet;
                                         Outside Front Cover Page of Proxy
                                         Statement/Prospectus
2. Inside Front and Outside Back
      Cover Pages of Prospectus.......   Inside Front Cover Page of Proxy
                                         Statement/Prospectus; Available
                                         Information; Table of Contents
  3. Risk Factors, Ratio of Earnings
      to Fixed Charges and Other
      Information.....................   Summary; Risk Factors; Calgene, Inc.
                                         Selected Consolidated Financial Data;
                                         Gargiulo L.P. Selected
                                         Consolidated/Combined Financial Data;
                                         Tomato Investment Associates, Inc. and
                                         Produce Related Technology of Monsanto
                                         Company Selected Combined Financial
                                         Data; Collier Farms Selected Combined
                                         Financial Data; Unaudited Selected Pro
                                         Forma Combined Financial Data;
                                         Unaudited Pro Forma Combined Condensed
                                         Financial Statements

  4. Terms of the Transaction.........   Summary; Approval of the Merger; The
                                         Reorganization Agreement and Related
                                         Agreements; Description of Newco
                                         Capital Stock; Comparison of
                                         Stockholder Rights

  5. Pro Forma Financial Information..   Unaudited Pro Forma Combined Condensed
                                         Financial Statements

  6. Material Contacts with the
      Company Being Acquired..........   Summary; Approval of the Merger; The
                                         Reorganization Agreement and Related
                                         Agreements; Related Party Transactions
  7. Additional Information Required
      for Reoffering by Persons and
      Parties Deemed to be
      Underwriters....................   Not Applicable

  8. Interests of Named Experts and
      Counsel.........................   Legal Matters; Experts

  9. Disclosure of Commission Position
      on Indemnification for
      Securities Act Liabilities......   Not Applicable

 INFORMATION ABOUT THE REGISTRANT
 10. Information with Respect to S-3
      Registrants.....................   Not Applicable

 11. Incorporation of Certain
      Information by Reference........   Not Applicable

                FORM S-4                               LOCATION IN
         ITEM NUMBER AND CAPTION                PROXY STATEMENT/PROSPECTUS
         -----------------------                --------------------------
 12. Information with Respect to S-2 or
      S-3 Registrants..................   Not Applicable

 13. Incorporation of Certain
      Information by Reference.........   Not Applicable

 14. Information with Respect to
      Registrants Other Than
      S-3 or S-2 Registrants...........   Outside Front Cover Page of Proxy
                                          Statement/Prospectus; Available
                                          Information; Summary; Calgene II, Inc.

 INFORMATION ABOUT THE COMPANIES BEING
  ACQUIRED

 15. Information with Respect to S-3
      Companies........................   Available Information; Incorporation
                                          of Certain Documents by Reference;
                                          Summary; Calgene, Inc. Selected
                                          Consolidated Financial Data; Calgene,
                                          Inc.

 16. Information with Respect to S-2 or
      S-3 Companies....................   Not Applicable

 17. Information with Respect to
      Companies Other Than
      S-2 or S-3 Companies.............   Available Information; Summary;
                                          Gargiulo L.P. Selected
                                          Consolidated/Combined Financial Data;
                                          Tomato Investment Associates, Inc. and
                                          Produce Related Technology of Monsanto
                                          Company Selected Combined Financial
                                          Data; Collier Farms Selected Combined
                                          Financial Data; Tomato Investments
                                          Associates, Inc.

 VOTING AND MANAGEMENT INFORMATION

 18. Information if Proxies, Consents
      or Authorizations are to be
      Solicited........................   Outside Front Cover Page of Proxy
                                          Statement/Prospectus; Incorporation of
                                          Certain Documents by Reference;
                                          Summary; The Special Meeting; Approval
                                          of the Merger; Newco, Inc.; Calgene,
                                          Inc.; Comparison of Stockholder
                                          Rights; No Appraisal Rights;
                                          Stockholder Proposals
 19. Information if Proxies, Consents
      or Authorizations are not to be
      Solicited or in an Exchange
      Offer............................   Not Applicable

                                 CALGENE, INC.
                               1920 FIFTH STREET
                            DAVIS, CALIFORNIA 95616

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               February 6, 1996

 To the Stockholders of Calgene, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Calgene, Inc., a Delaware corporation ("Calgene"), will be held on Monday, March 25, 1996, at the Varsity Theatre, 616 2nd Street, Davis, California, commencing at 9:00 a.m., local time, for the following purposes:

    1. To approve the Agreement and Plan of Reorganization dated as of October 13, 1995 (the "Reorganization Agreement"), between Calgene and Monsanto Company, a Delaware corporation ("Monsanto"), and the related Plan of Merger, under which Calgene and Tomato Investment Associates, Inc., a Delaware corporation and a wholly-owned subsidiary of Monsanto ("TIA"), which will, upon the Effective Time (as defined in the Reorganization Agreement), own the entire equity interest in Gargiulo, L.P., a Delaware limited partnership, will become wholly-owned subsidiaries of a newly-formed holding company, Calgene II, Inc., a Delaware corporation ("Newco"), pursuant to: (i) a merger of a wholly-owned subsidiary of Newco with and into Calgene and the conversion of each outstanding share of Calgene Common Stock, par value $0.001 per share (the "Calgene Common Stock"), into the right to receive one share of Common Stock, par value $0.001 per share, of Newco (the "Newco Common Stock"), followed immediately by (ii) the exchange by Monsanto of all of the outstanding shares of capital stock of TIA and certain other assets for that number of shares of Newco Common Stock representing 49.9% of the outstanding shares of Newco Common Stock upon the Effective Time (the "Merger Proposal"). Upon the Effective Time, Newco will be renamed "Calgene, Inc." A vote in favor of the Merger Proposal shall be deemed to be ratification of (i) the assumption by Newco of Calgene's 1991 Stock Option Plan, (ii) the assumption by Newco of Calgene's 1990 Employee Stock Purchase Plan, (iii) the adoption of the Newco 1996 Stock Option Plan and (iv) the election of the eight directors of Newco specified in the accompanying Proxy Statement/Prospectus.

    2. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

  The Board of Directors of Calgene has fixed the close of business on January 25, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder, at the headquarters of Calgene, not less than ten days prior to the Special Meeting.

  The affirmative vote of the holders of a majority of the outstanding shares of Calgene Common Stock is necessary to approve the Merger Proposal. Holders of Calgene Common Stock are not entitled to dissenters' appraisal rights in connection with the Merger Proposal.

  All stockholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before its exercise in the manner specified herein.

                                          Sincerely,

                                          Michael J. Motroni, Secretary

Davis, California
February 6, 1996

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THIS PROXY
STATEMENT/PROSPECTUS.

                            YOUR VOTE IS IMPORTANT.
              TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE
                  THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN
                             THE ENCLOSED ENVELOPE

                          PROXY STATEMENT/PROSPECTUS

                               FEBRUARY 6, 1996

      CALGENE, INC.                                 CALGENE II, INC.
      1920 FIFTH STREET                             1920 FIFTH STREET
      DAVIS, CA 95616                               DAVIS, CA 95616
      TEL: (916) 753-6313                           TEL: (916) 753-6313

  PROXY STATEMENT FOR THE             AND         PROSPECTUS FOR THE ISSUANCE OF
  SPECIAL MEETING OF STOCKHOLDERS OF              31,290,445 SHARES OF CALGENE II, INC.
  CALGENE, INC. TO BE HELD ON MARCH 25, 1996      COMMON STOCK, $0.001 PAR VALUE




                               ----------------

  This Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $0.001 per share (the "Calgene Common Stock"), of Calgene, Inc., a Delaware corporation ("Calgene"), in connection with the solicitation of proxies by the Board of Directors of Calgene (the "Calgene Board") for use at the Special Meeting of Stockholders of Calgene (the "Special Meeting") to be held on Monday, March 25, 1996, at the Varsity Theatre, 616 2nd Street, Davis, California, commencing at 9:00 a.m., local time, and at any adjournments or postponements thereof.

  This Proxy Statement/Prospectus also constitutes a prospectus of Calgene II, Inc., a Delaware corporation ("Newco"), which is a newly-formed holding company that has been established by Monsanto Company, a Delaware corporation ("Monsanto"), and Calgene to effect the transactions contemplated by the Reorganization Agreement (as defined herein) (collectively, the "Reorganization"), with respect to approximately 31,290,445 shares of Common Stock, par value $0.001 per share (the "Newco Common Stock"), of Newco to be issued to holders of Calgene Common Stock in connection with the merger of Calgene Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Newco ("Sub"), with and into Calgene (the "Merger").

  Prior to the Reorganization, there will have been no public market for Newco Common Stock. Upon consummation of the Reorganization, Monsanto will own 49.9% of the then outstanding shares of Newco Common Stock and the holders of Calgene Common Stock outstanding immediately prior to the Reorganization will own 50.1% of the then outstanding shares of Newco Common Stock. See "The Reorganization Agreement and Related Agreements--The Reorganization Agreement--Ownership of Newco After the Reorganization."

  The Newco Common Stock has been approved for inclusion on the Nasdaq National Market under the symbol "CGNE."

  THE SHARES OF NEWCO COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 21.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the stockholders of Calgene on or about February 9, 1996.

       The date of this Proxy Statement/Prospectus is February 6, 1996.

                             AVAILABLE INFORMATION

  Calgene is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Calgene with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Calgene Common Stock is traded on the Nasdaq National Market. Reports and other information concerning Calgene can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

  Newco has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Newco Common Stock to be issued to the stockholders of Calgene pursuant to the Reorganization Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following Calgene documents, heretofore filed by Calgene with the Commission, are incorporated by reference in this Proxy Statement/Prospectus:

    1. Calgene's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Commission on September 28, 1995, as amended by Calgene's Report on Form 10-K/A, as filed with the Commission on October 30, 1995;

    2. Calgene's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, as filed with the Commission on November 14, 1995; and

    3. The description of Calgene's capital stock contained in Calgene's Registration Statement on Form 8-A, as filed with the Commission on July 16, 1986.

  All documents and reports subsequently filed by Calgene pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO CALGENE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF CALGENE COMMON STOCK, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, AND WILL BE SENT WITHIN ONE BUSINESS DAY OF WRITTEN OR ORAL REQUEST THEREFOR, WITHOUT CHARGE, DIRECTED TO CALGENE, INC., 1920 FIFTH STREET, DAVIS, CALIFORNIA 95616, ATTENTION: INVESTOR RELATIONS (TELEPHONE NUMBER

(916) 753-6313). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 18, 1996.

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NEWCO, CALGENE, TIA, GARGIULO L.P. OR COLLIER FARMS (EACH AS DEFINED HEREIN) OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NEWCO, CALGENE, TIA, GARGIULO L.P. OR COLLIER FARMS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  All information contained in this Proxy Statement/Prospectus relating to Calgene has been supplied by Calgene, all information relating to TIA and Gargiulo L.P. has been supplied by Monsanto and all information relating to Collier Farms has been supplied by Collier Enterprises.

                               ----------------

  The logo on the cover of this Proxy Statement/Prospectus, Calgene(R), Calgene Fresh, Stoneville(R), FLAVR SAVR, MacGregor's(R), BXN(TM) Cotton and Laurical(TM) Canola are trademarks of Calgene or its subsidiaries. Gargiulo L.P. has applications pending for the names Gargiulo and Gargiulo Farms. Trademarks of other corporations and entities are also used in this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
AVAILABLE INFORMATION....................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................   2
SUMMARY..................................................................   7
 Introduction............................................................   7
 The Companies...........................................................   7
 Recent Developments.....................................................   8
 The Special Meeting.....................................................  10
 The Reorganization Agreement............................................  11
 Related Agreements......................................................  12
 Certain Federal Income Tax Consequences.................................  14
 Accounting Treatment....................................................  14
 Regulatory Approvals....................................................  14
 Comparison of Stockholder Rights........................................  15
 No Appraisal Rights.....................................................  15
 Exchange of Certificates for Calgene Common Stock.......................  15
 Risk Factors............................................................  15
CALGENE, INC. SELECTED CONSOLIDATED FINANCIAL DATA.......................  16
GARGIULO L.P. SELECTED CONSOLIDATED/COMBINED FINANCIAL DATA..............  17
TOMATO INVESTMENT ASSOCIATES, INC. AND PRODUCE RELATED TECHNOLOGY OF
 MONSANTO COMPANY SELECTED COMBINED FINANCIAL DATA.......................  18
COLLIER FARMS SELECTED COMBINED FINANCIAL DATA...........................  19
UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA.....................  20
RISK FACTORS.............................................................  21
 Risks Relating to Newco.................................................  21
 Additional Risks Relating to Calgene....................................  27
 Additional Risks Relating to Gargiulo L.P...............................  29
MARKET PRICE INFORMATION AND DIVIDEND POLICY.............................  30
THE SPECIAL MEETING......................................................  31
 General.................................................................  31
 Date, Time and Place....................................................  31
 Matters to be Considered at the Special Meeting.........................  31
 Voting at the Special Meeting; Record Date..............................  31
 Proxies.................................................................  32
APPROVAL OF THE MERGER...................................................  33
 Background of the Reorganization........................................  33
 Calgene's Reasons for the Reorganization; Recommendation of the Calgene
  Board of Directors.....................................................  34
 Benefits and Detriments of the Reorganization to Calgene................  34
 Opinion of Calgene's Financial Advisor..................................  35
 Monsanto's Reasons for the Reorganization...............................  38
 Interests of Certain Persons in the Reorganization......................  39
 Accounting Treatment....................................................  39
 Certain Federal Income Tax Consequences.................................  39
 Federal Securities Law Consequences.....................................  40
 Nasdaq National Market Quotation........................................  41
 No Appraisal Rights.....................................................  41
 Regulatory Approvals....................................................  41
THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS......................  42
 The Reorganization Agreement............................................  42
  The Merger.............................................................  42
  Conversion of Securities...............................................  42

                                                                           PAGE
                                                                           ----
  Ownership of Newco After the Reorganization.............................  42
  Treatment of Calgene Stock Option Plans.................................  42
  Related Matters After the Merger........................................  43
  Representation on the Newco Board.......................................  43
  Representations and Warranties..........................................  43
  Certain Covenants.......................................................  44
  No Solicitation.........................................................  45
  Non-Competition.........................................................  46
  Indemnification.........................................................  46
  Conditions..............................................................  47
  Termination; Termination Fees...........................................  48
 Joinder Agreement........................................................  48
 Calgene Subordinated Promissory Note.....................................  48
 The Stockholders Agreement...............................................  50
  Registration Rights.....................................................  50
  Anti-Dilution Rights....................................................  51
  Limitations on Monsanto's Ownership of Newco Securities.................  51
  Limitations on Monsanto's Resale of Newco Securities....................  51
  Composition of the Newco Board and Calgene Board........................  52
  Solicitation and Voting of Shares.......................................  53
  Committees of the Newco Board...........................................  53
  Approval Required for Certain Actions...................................  53
  Board of Directors and Management of TIA................................  55
 Newco Credit Facility Agreement..........................................  55
 Gargiulo Credit Facility Agreement.......................................  57
 License Agreements.......................................................  58
  Insect Protected Cotton Direct Grower Licensing Agreement...............  59
 Gargiulo Reorganization Agreement........................................  60
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............  63
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS......  68
CALGENE II, INC...........................................................  71
 Directors and Executive Officers.........................................  71
 Principal Stockholders...................................................  73
TOMATO INVESTMENT ASSOCIATES, INC. .......................................  74
 Introduction.............................................................  74
 Gargiulo L.P. ...........................................................  74
  Overview................................................................  74
  Acquisition of Collier Farms............................................  75
  Products................................................................  75
  Marketing, Sales and Distribution.......................................  77
  Competition.............................................................  78
  Trademarks and Licenses.................................................  79
  Research and Development................................................  79
  Patents and Trade Secrets...............................................  79
  Government Regulations..................................................  80
  Employees...............................................................  80
  Properties..............................................................  80
  Internal Control Systems................................................  81
  Legal Proceedings.......................................................  81
  Certain Relationships and Related Transactions..........................  81
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................  81

                                                                            PAGE
                                                                            ----
 Collier Farms............................................................   86
  Business, Products and Distribution.....................................   86
  Research and Development................................................   86
  Government Regulations..................................................   86
  Employees...............................................................   87
  Properties..............................................................   87
  Legal Proceedings.......................................................   87
  Management's Discussion and Analysis of Financial Condition and Results
   of Operations..........................................................   87
CALGENE, INC. ............................................................   92
 Business of Calgene......................................................   92
 Executive Compensation...................................................   93
 Board Compensation Committee Report on Executive Compensation............   97
 Stock Performance Graph..................................................  100
 Principal Stockholders...................................................  101
 Preferred Stock..........................................................  101
RELATED PARTY TRANSACTIONS................................................  102
 Calgene..................................................................  102
 Calgene and Monsanto.....................................................  102
 Gargiulo L.P. ...........................................................  103
 Gargiulo L.P. and Monsanto...............................................  105
DESCRIPTION OF NEWCO STOCK OPTION PLANS AND EMPLOYEE STOCK PURCHASE PLAN..  106
DESCRIPTION OF NEWCO CAPITAL STOCK........................................  110
 General..................................................................  110
 Common Stock.............................................................  110
 Preferred Stock..........................................................  110
 Delaware Anti-Takeover Law...............................................  110
 Certain Charter and By-law Provisions....................................  111
 Transfer Agent and Registrar.............................................  111
COMPARISON OF STOCKHOLDER RIGHTS..........................................  111
NO APPRAISAL RIGHTS.......................................................  111
LEGAL MATTERS.............................................................  111
EXPERTS...................................................................  111
STOCKHOLDERS PROPOSALS....................................................  112
ACCOMPANYING CALGENE REPORTS..............................................  112
INDEX TO FINANCIAL STATEMENTS.............................................  F-1
ANNEX AAGREEMENT AND PLAN OF REORGANIZATION...............................  A-1
ANNEX BSTOCKHOLDERS AGREEMENT.............................................  B-1
ANNEX CFAIRNESS OPINION OF MONTGOMERY SECURITIES..........................  C-1

                                    SUMMARY

  The following is a summary (the "Summary") of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and the Annexes hereto. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Proxy Statement/Prospectus. Unless the context otherwise requires, all references to Newco, Calgene, TIA, Gargiulo L.P. and Collier Farms include their respective consolidated or unconsolidated, if any, subsidiaries. Stockholders of Calgene are urged to read this Proxy Statement/Prospectus and the Annexes hereto in their entirety.

INTRODUCTION

  On October 13, 1995, Calgene entered into an Agreement and Plan of Reorganization with Monsanto, pursuant to which Calgene and Monsanto agreed, subject to the approval of Calgene stockholders and the fulfillment of certain other conditions, to a series of transactions referred to herein as the "Reorganization." See "Approval of the Merger."

  The first step of the Reorganization involves the merger (the "Merger") of Calgene Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Newco, with and into Calgene. Calgene will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Newco. Upon the Effective Time (as defined herein), Newco will change its name to "Calgene, Inc." and Calgene will change its name to "Calgene Technology Corporation." The senior management of Calgene immediately prior to the Effective Time, other than Roderick N. Stacey, will become the senior management of Newco following the Effective Time. See "Approval of the Merger" and "Calgene II, Inc."

  In connection with the Merger, each stockholder of Calgene will be entitled to receive one share of Newco Common Stock for each share of Calgene Common Stock held by such stockholder immediately prior to the Effective Time. The shares of Newco Common Stock to be received by Calgene stockholders in the Merger are registered under the Securities Act and will be listed on the Nasdaq National Market under the symbol "CGNE." See "Approval of the Merger."

  The second step of the Reorganization involves the exchange by Monsanto of
(i) all outstanding shares of capital stock of Tomato Investment Associates, Inc., a Delaware corporation and wholly-owned subsidiary of Monsanto ("TIA"), whose principal asset is the entire equity interest in Gargiulo, L.P., a Delaware limited partnership ("Gargiulo L.P."), (ii) $30 million in cash (less amounts previously advanced to Calgene under an existing subordinated promissory note, under which $18 million was outstanding at December 31, 1995) and (iii) certain technology licenses, for that number of shares of Newco Common Stock representing 49.9% of the outstanding shares of Newco Common Stock upon the Effective Time. See "Tomato Investment Associates, Inc." The shares of Newco Common Stock to be received by Monsanto in the Reorganization initially will not be registered under the Securities Act. However, upon the occurrence of certain events, Monsanto will have certain registration rights with respect to its shares of Newco Common Stock. Monsanto will also have certain rights with respect to the election of directors of Newco. See "The Reorganization Agreement and Related Agreements--The Stockholders Agreement."

THE COMPANIES

 Newco

  Newco is a newly-formed holding company which has been established by Calgene and Monsanto for the initial purpose of effecting the Reorganization. Upon the Effective Time, Newco will own (i) all of the outstanding shares of capital stock of Calgene, which shall be renamed "Calgene Technology Corporation," and (ii) all of the outstanding shares of capital stock of TIA, which owns the entire equity interest in Gargiulo

L.P. Upon the Effective Time, Newco will be renamed "Calgene, Inc." and the outstanding shares of Newco Common Stock will be owned 50.1% by the holders of outstanding shares of Calgene Common Stock immediately prior to the Effective Time and 49.9% by Monsanto. See "Calgene II, Inc."

  Newco was incorporated in Delaware in November 1995, and its principal executive offices are located at 1920 Fifth Street, Davis, California 95616. Its telephone number is (916) 753-6313.

 TIA

  Upon the Effective Time, TIA will own and operate the businesses, and interests in businesses, currently owned and operated by Gargiulo L.P. Gargiulo L.P. engages in the growing, packaging, marketing and distribution of tomatoes and strawberries and, to a lesser extent, other fresh fruits and vegetables. Gargiulo L.P. also engages in breeding research with respect to tomatoes and, to a lesser extent, strawberries. Gargiulo L.P.'s tomato producing operations are conducted principally in southwest and northern Florida, north central California, Virginia, Puerto Rico and Mexico. Gargiulo L.P.'s berry production operations are conducted principally in northern California. Tree fruits are grown in Chile and potatoes are grown in southwest Florida. Upon the Effective Time, TIA's name will be changed to include the name Gargiulo, although the precise name has not been determined at this time. See "Tomato Investment Associates, Inc.--Gargiulo L.P."

  TIA was incorporated in Delaware in November 1992 and its principal executive offices are located at 800 North Lindbergh Boulevard, St. Louis, Missouri. Its telephone number is (314) 694-1000.

 Acquisition of Collier Farms

  Gargiulo L.P. has entered into an asset purchase agreement dated as of December 29, 1995 (the "Collier Purchase Agreement"), to acquire substantially all of the assets (the "Collier Transaction"), subject to the assumption of certain specified liabilities, of the produce business conducted by certain affiliates of Collier Enterprises under the trade name of "Collier Farms" ("Collier Farms"). Collier Farms is an agricultural producer of tomatoes and other vegetables in southwest Florida, and engages in the packaging, marketing and distribution of those products in the commodity markets. See "Tomato Investment Associates, Inc.--Gargiulo L.P.--Acquisition of Collier Farms" and "--Collier Farms."

 Calgene

  Calgene is a biotechnology company that is developing a portfolio of genetically engineered plants and plant products for the food, seed and oleochemical industries. Calgene's research and business efforts are focused in three core crop areas--fresh market tomatoes, edible and industrial plant oils (canola) and cotton--where Calgene believes biotechnology can provide substantial added commercial value in consumer, industrial and seed markets. See "Calgene, Inc."

  Calgene was incorporated in California in November 1980 and Delaware in November 1986. Calgene's principal executive offices are located at 1920 Fifth Street, Davis, California 95616. Its telephone number is (916) 753-6313.

RECENT DEVELOPMENTS

 Calgene

  On February 6, 1996, Calgene reported estimated revenues of $12.0 million and an estimated loss of $5.7 million for its second fiscal quarter ended December 31, 1995, compared to revenues of $13.3 million and a loss of $5.6 million for the quarter ended December 31, 1994. The results for the second quarter ended December 31, 1995 reflect a non-recurring technology license sale of $3.8 million.

  In January 1995, Calgene determined to terminate its joint venture for potatoes with Kirin Brewery, and expects to incur a charge of approximately $1.0 million in the third quarter ending March 31, 1996 in connection with such termination.

 Gargiulo L.P.

  Gargiulo L.P. had estimated revenues of $19.7 million and an estimated net loss of approximately $3.2 million in the fiscal quarter ended December 31, 1995. The major contributors to the net loss were a loss in the California tomato operations of approximately $1.3 million and expenses related to the upcoming launch of the branded tomato program of approximately $1.2 million. The loss from the California tomato operations reflected very low yields at the end of the season and low prices. The low yields were primarily due to a virus, but also reflected pricing which made it uneconomical to harvest at times.

  Results for the quarter were also affected by lower than normal volume in Gargiulo L.P.'s Naples operations due to cooler than normal weather, which delayed harvest.

  In 1994 and 1995 the market experienced a state of oversupply in the months of February, March and April, as a result of increased Mexican exports. Prices during these periods were depressed as a result of the oversupply. It is highly possible that a recurrence of such oversupply will take place in February, March and April of 1996. Furthermore, Gargiulo L.P.'s financial position will be even riskier than it has been in past years if its acquisition of Collier Farms is completed. Under the terms of its agreement with Collier Farms, Gargiulo L.P. will assume all expenses incurred by Collier Farms since July 1, 1995 which relate to the production of Collier Farms' 1995-96 crop. Depressed pricing might result in a loss on the Collier Farms crops for the season, with proceeds from the sales of such crops insufficient to pay Collier Farms' related expenses.

  Gargiulo L.P. had estimated working capital of negative $3.3 million at December 31, 1995. This represents a decrease of $15.9 million from September 30, 1995, when working capital was $12.6 million. This decrease resulted from the combination of the reclassification of its line of credit from long-term to current liabilities, the loss incurred during the period and capital expenditures.

  Gargiulo L.P. conducts its California tomato operations through a partnership in which it has a two-thirds interest and its partner, Dresick Farms, Inc. ("Dresick Farms"), has a one-third interest. Dresick Farms has indicated it intends to withdraw from the partnership in 1996. Gargiulo L.P. intends to continue to run the California tomato operation as a wholly-owned division of Gargiulo L.P. after Dresick Farms withdraws.

 Collier Farms

  Based on a preliminary analysis, Collier Farms estimates it incurred a loss of between $1.0 million and $2.0 million for the fiscal quarter ended December 31, 1995. The estimate is based on ultimate total yields which will be determined only after the acreage is completely harvested. Typically, Collier Farms harvests the same acreage two or three times through the end of the fiscal year, dependent upon the pricing at the time harvest decisions are made.

  The estimated loss includes related party management fees of $300,000 and interest expense of $308,000.

  The loss is primarily a result of reduced volume caused by unfavorable weather conditions. Additionally, for the crop that has been sold, selling prices averaged below normal expectations. As is standard for Collier Farms, over 70% of the entire crop is expected to be harvested in the months of January through May.

THE SPECIAL MEETING

 Date and Place of the Special Meeting

  The Special Meeting will be held on Monday, March 25, 1996, at the Varsity Theatre, 616 2nd Street, Davis, California, commencing at 9:00 a.m., local time. See "The Special Meeting."

 Stockholders Entitled to Vote

  Holders of record of shares of Calgene Common Stock at the close of business on January 25, 1996 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were 30,264,257 shares of Calgene Common Stock outstanding, each of which will entitle the holder thereof to one vote on each matter to be acted upon or which may properly come before the Special Meeting and all adjournments thereof.

 Matters to be Considered at the Special Meeting

  The purpose of the Special Meeting is to approve the Agreement and Plan of Reorganization dated as of October 13, 1995 (the "Reorganization Agreement"), between Calgene and Monsanto, and the related Plan of Merger, under which Calgene and TIA will become wholly-owned subsidiaries of Newco, pursuant to:
(i) a merger of a wholly-owned subsidiary of Newco with and into Calgene and the conversion of each outstanding share of Calgene Common Stock immediately prior to the Effective Time into the right to receive one share of Newco Common Stock, followed immediately by (ii) the exchange by Monsanto of all of the outstanding shares of capital stock of TIA, $30 million in cash (less amounts previously advanced to Calgene under an existing subordinated promissory note, under which $18 million was outstanding at December 31,
1995), and certain technology licenses, for that number of shares representing 49.9% of the outstanding shares of Newco Common Stock upon the Effective Time (collectively, the "Merger Proposal"). Upon the Effective Time, Newco will be renamed "Calgene, Inc." A vote in favor of the Merger Proposal shall be deemed to be ratification of (i) the assumption by Newco of Calgene's 1991 Stock Option Plan, (ii) the assumption by Newco of Calgene's 1990 Employee Stock Purchase Plan, (iii) the adoption of the Newco 1996 Stock Option Plan and (iv) the election of the eight directors of Newco specified in this Proxy Statement/Prospectus. See "The Special Meeting--Matters to be Considered at the Special Meeting" and "Calgene II, Inc.--Directors and Executive Officers."

 Vote Required

  The approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Calgene Common Stock. See "The Special Meeting--Voting at the Special Meeting; Record Date." As of September 30, 1995, directors and executive officers of Calgene and their affiliates may be deemed to beneficially own approximately 1.9% of the outstanding shares of Calgene Common Stock. Each director and executive officer of Calgene has advised Calgene that he intends to vote or direct the vote of all shares of Calgene Common Stock over which he has voting control FOR approval of the Merger Proposal.

 Effects of Abstentions and "Broker Non-Votes"

  Shares of Calgene Common Stock held by stockholders who abstain from voting will be counted for determining the presence or absence of a quorum for the transaction of business at the Special Meeting but will not be counted as votes for or against the Merger Proposal. With respect to broker non-votes, there is case law to the effect that such shares may be counted for determining the presence or absence of a quorum, but should not be counted for purposes of determining the number of shares voting with respect to any proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not be counted as voting shares of Calgene Common Stock with respect to the Merger Proposal at the Special Meeting. Since the Merger Proposal requires the affirmative vote of a majority of the outstanding shares of Calgene Common Stock, an abstention or broker non-vote will have the same effect as a vote against the Merger Proposal.

THE REORGANIZATION AGREEMENT

 Effect of the Reorganization

  Upon the consummation of the Reorganization, Calgene and TIA will each become a wholly-owned subsidiary of Newco, holders of Calgene Common Stock immediately prior to the Effective Time will have the right to receive, in the aggregate, 50.1% of the then outstanding shares of Newco Common Stock and Monsanto will receive 49.9% of the then outstanding shares of Newco Common Stock. Upon the Effective Time, Monsanto will also contribute to Newco $30 million in cash (less amounts previously advanced to Calgene under an existing subordinated promissory note, under which $18 million was outstanding at December 31, 1995) and certain licenses of technology relating to fatty acid composition, fruit ripening control, virus and insect resistance, carbohydrate partitioning and gene expression. Immediately following the Reorganization, Gargiulo L.P. will be liquidated and TIA will succeed to all of the assets and liabilities of Gargiulo L.P. See "The Reorganization Agreement and Related Agreements--Gargiulo Reorganization Agreement."

 Effective Time of the Reorganization

  It is anticipated that the Reorganization will become effective as promptly as practicable after the holders of Calgene Common Stock approve the Merger Proposal and all other conditions to the Reorganization have been satisfied or waived (the "Effective Time"). It is anticipated that, assuming all conditions are met, the Reorganization will close shortly after the Special Meeting.

 Recommendations; Fairness Opinion

  The Calgene Board has unanimously approved the Reorganization Agreement and the Reorganization and unanimously recommends that holders of Calgene Common Stock vote FOR the Merger Proposal. In making its recommendation with respect to the Merger Proposal, the Calgene Board considered, among other things, the oral opinion of Montgomery Securities ("Montgomery"), Calgene's financial advisor, delivered to the Calgene Board on October 5, 1995, and subsequently confirmed in writing as of such date, to the effect that the consideration to be received by Newco in exchange for 49.9% of the Newco Common Stock pursuant to the Reorganization Agreement, consisting of all of the capital stock of TIA, plus certain intellectual property and research and development assets and a combination of cash and forgiveness of indebtedness in the aggregate amount of $30 million was fair to Calgene, from a financial point of view, as of such date.

  A copy of the opinion of Montgomery (the "Montgomery Opinion"), which sets forth the assumptions made, matters considered and scope of Montgomery's review, is attached to this Proxy Statement/Prospectus as Annex C and should be read in its entirety. See "Approval of the Merger--Opinion of Calgene's Financial Advisor," which also contains a description of the fees to be paid to Montgomery.

  For a discussion of the factors considered by the Calgene Board in reaching its decisions, see "Approval of the Merger--Calgene's Reasons for the Reorganization; Recommendation of the Calgene Board of Directors."

 Interests of Certain Parties

  As of September 30, 1995, directors and executive officers of Calgene and their affiliates may be deemed to beneficially own approximately 1.9% of the outstanding shares of Calgene Common Stock. Each director and executive officer of Calgene has advised Calgene that he intends to vote or direct the vote of all the shares of Calgene Common Stock over which he has voting control FOR approval of the Merger Proposal. See "Calgene, Inc.--Executive Compensation" and "Related Party Transactions" for a description of the terms of employment agreements between Calgene and TIA and certain of their respective executive officers.

 Directors and Executive Officers of Newco After the Reorganization

  Pursuant to the Stockholders Agreement (as defined herein), the Board of Directors of Newco (the "Newco Board") at the Effective Time shall consist of nine directors, of which two shall be executive officers (Roger H. Salquist and another executive officer to be designated), three shall be designated by Calgene (Howard D. Palefsky, Carl V. Stinnett and Allen J. Vangelos) and four shall be designated by Monsanto (Hendrik A. Verfaillie, Robert T. Fraley, Jeffrey D. Gargiulo and John E. Robson). See "The Reorganization Agreement and

Related Agreements--The Reorganization Agreement--Representation on the Newco Board" and "Calgene II, Inc.--Directors and Executive Officers."

  Upon the Effective Time, the executive officers of Calgene immediately prior to the Effective Time, together with Jeffrey D. Gargiulo, the Chairman and Chief Executive Officer of Gargiulo L.P., will be the principal executive officers of Newco, except that Roderick N. Stacey, the President and Chief Operating Officer of Calgene, has indicated that he intends to resign following the Effective Time. See "Calgene II--Directors and Executive Officers."

 Termination; Termination Payment

  The Reorganization Agreement is subject to termination: (i) by mutual consent of the Calgene Board and the Monsanto Board of Directors (the "Monsanto Board"); (ii) by either the Calgene Board or the Monsanto Board if the Merger is not consummated before March 31, 1996, unless such failure to consummate shall be due to the failure of the party seeking to terminate the Reorganization Agreement to perform in all material respects each of its obligations under the Reorganization Agreement; (iii) by the Calgene Board or the Monsanto Board in the event that the Calgene Board shall withdraw or change its recommendation to its stockholders to adopt and approve the Reorganization Agreement or authorize the Merger or if the approval of Calgene's stockholders is not obtained; and (iv) upon the occurrence of certain other events. If the Reorganization Agreement is terminated under certain circumstances and Calgene consummates a similar transaction with a party other than Monsanto within 12 months thereafter, Calgene must pay Monsanto a termination fee in cash equal to $7.5 million. See "The Reorganization Agreement and Related Agreements--The Reorganization Agreement--Termination; Termination Fees."

RELATED AGREEMENTS

 Calgene Subordinated Promissory Note

  Pursuant to the terms of a subordinated promissory note of Calgene in favor of Monsanto, Calgene borrowed $10 million from Monsanto on June 29, 1995. The original promissory note was amended and restated on September 27, 1995 (as amended and restated, the "Amended Note") to permit Calgene to borrow an additional $8 million. As of December 31, 1995, all $18 million of principal was outstanding under the Amended Note.

  The Amended Note is due on June 30, 1997; provided, however, that if the Reorganization is not consummated because (i) Calgene's stockholders fail to approve the Merger Proposal or (ii) any of Monsanto's other conditions to closing set forth in the Reorganization Agreement, to the extent such conditions are within the control of Calgene, are not satisfied at or prior to Closing, then the maturity date of the Amended Note shall be June 30, 1996. If the Reorganization Agreement is terminated for any reason, the outstanding principal and interest due under the Amended Note can be converted, subject to certain limitations, at the option of Monsanto from and after 60 days following such termination, into shares of Calgene Common Stock at a conversion price equal to 85% of the average of the closing market prices of Calgene Common Stock on the Nasdaq National Market during a specified period prior to conversion. Based upon the last reported sales price of Calgene Common Stock on the Nasdaq National Market on December 15, 1995 ($4.875 per share), the conversion of the Amended Note in such an event, assuming no portion of the Amended Note is repaid before such conversion, would result in the issuance of approximately 4,343,891 shares of Calgene Common Stock to Monsanto, or approximately 14% of the total number of shares of Calgene Common Stock currently outstanding. Upon the Effective Time, the outstanding principal amount due under the Amended Note shall be credited against the $30 million cash contribution to be made by Monsanto in connection with the Reorganization. Interest on the Amended Note will cease accruing at the Effective Time and all interest accrued prior to such time shall be waived by Monsanto. See "The Reorganization Agreement and Related Agreements--Calgene Subordinated Promissory Note."

 The Stockholders Agreement

  The Reorganization Agreement provides that, at the Effective Time, Monsanto and Newco shall enter into a Stockholders Agreement (the "Stockholders Agreement"), containing provisions relating to: (a) the composition of the Boards of Directors of Newco, Calgene and TIA; (b) restrictions upon the purchase of additional shares of Newco Common Stock by Monsanto; (c) restrictions upon sales of shares of Newco Common Stock by Monsanto; (d) rights of Monsanto to require the registration of shares of Newco Common Stock under the Securities Act; (e) rights of Monsanto to participate in future equity financings of Newco; and (f) requirements that certain actions of Newco be approved by at least one Calgene designee and one Monsanto designee on the Newco Board. See "The Reorganization Agreement and Related Agreements--The Stockholders Agreement."

 Newco Credit Facility Agreement

  Upon the Effective Time, Newco and Monsanto shall enter into a revolving credit facility agreement (the "Newco Credit Facility Agreement") pursuant to which Monsanto, subject to certain terms and conditions, shall make, at the request of Newco, three consecutive one-year subordinated loans of up to $15 million each to Newco for general corporate purposes, provided that not more than $15 million may be outstanding at any time. Under certain circumstances, the principal and interest due under such loans may be converted into shares of Newco Common Stock. The agreement also contains a number of restrictions on Newco and its subsidiaries. See "The Reorganization Agreement and Related Agreements--Newco Credit Facility Agreement."

 Gargiulo Credit Facility Agreement

  Upon the Effective Time, Newco and Monsanto shall enter into a revolving credit facility agreement (the "Gargiulo Credit Facility Agreement") pursuant to which Monsanto, subject to certain terms and conditions, shall make a loan of up to $40 million to Newco, the proceeds of which are to be used solely by TIA. Gargiulo L.P. expects to borrow up to $40 million from Monsanto pursuant to an amendment of an existing credit facility to acquire Collier Farms, to support Gargiulo L.P.'s branded tomato strategy and to allow Gargiulo L.P. to make an approximately $2 million payment to Monsanto pursuant to the Development License Agreement dated December 23, 1992 (the "Development Agreement"), which amounts will be converted into a loan under the Gargiulo Credit Facility Agreement at the Effective Time. The balance of any future borrowings under the Gargiulo Credit Facility Agreement shall be used by TIA to implement the branded tomato strategy described below. The loan is repayable out of a specified portion of the Cumulative Free Cash Flow (as defined in the Gargiulo Credit Facility Agreement) of TIA or, if not repaid within eight years, may be converted by Monsanto under certain circumstances into shares of Newco Common Stock. Based solely upon the last reported sales price of Calgene Common Stock on the Nasdaq National Market on December 15, 1995 ($4.875 per share), the conversion of the maximum principal amount available to Newco under the Gargiulo Credit Facility ($40,000,000) would result in the issuance of approximately 8 million shares of Newco Common Stock to Monsanto, or approximately 13% of the total number of shares of Newco Common Stock which will be outstanding immediately after the Effective Time. See "Risk Factors--Significant Influence by Monsanto and

Possible Conflicts of Interest" and "--Possible Need for Additional Financing." The agreement also contains a number of restrictions on Newco and its subsidiaries. The final terms of the Gargiulo Credit Facility Agreement are subject to the approval of Gargiulo L.P.'s principal lender. See "The Reorganization Agreement and Related Agreements--Gargiulo Credit Facility Agreement."

 License Agreements

  As part of the Reorganization, Monsanto will license to Newco certain technology pursuant to various license agreements and letter agreements (collectively, the "License Agreements"). See "The Reorganization Agreement and Related Agreements--License Agreements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  As discussed in more detail below under "Approval of the Merger--Certain Federal Income Tax Consequences," Calgene has received an opinion of its legal counsel that the exchange of Calgene Common Stock for Newco Common Stock in the Merger will qualify as tax-free pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

ACCOUNTING TREATMENT

  The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on the fair value of the assets acquired and liabilities assumed. Such allocation will be made based upon valuations that have not been finalized. It is anticipated that a significant portion of the purchase price will be allocated to in-process research and technology which will result in a charge to Newco's statement of operations of approximately $59.2 million in the fiscal quarter in which the Reorganization closes. The amount of the estimated charge is based on a preliminary valuation and the actual amount could vary significantly upon completion of the final valuation.

  In addition, Newco plans to consolidate certain of the personnel, facilities and other assets of Calgene, currently operating as its CalFresh division ("CalFresh"), with those of Gargiulo L.P. and, if the Collier Transaction is consummated, to integrate the tomato operations of Collier Farms. In connection with such consolidation activities, Newco expects to close certain duplicative facilities and to incur restructuring charges, including the write-off of redundant intangibles, of approximately $8.5 million, which will be recorded in the fiscal quarter in which the Reorganization closes.

  A significant effect of the purchase accounting will be to record a significant amount of goodwill and other intangible assets which will result in substantial amortization charges to the consolidated income of Newco over the useful lives of such assets. The amount of such charges are estimated at approximately $6.5 million per fiscal year for approximately 12 years; however, actual charges could vary significantly in the event the underlying assets are impaired or the related useful lives are less than currently estimated. See "Unaudited Selected Pro Forma Combined Financial Data."

REGULATORY APPROVALS

  No state or federal regulatory approvals are required relating to the Reorganization, other than (i) the pre-transaction filing and waiting period requirements applicable to the Reorganization under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part and (iii) compliance with applicable state securities laws. See "Approval of the Merger--Regulatory Approvals."

  The Reorganization is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until certain required information and materials have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired or been terminated. Monsanto filed its notification pursuant to the HSR Act in October 1995. (Calgene was not obligated to submit an HSR notification). In November 1995, the Antitrust Division extended the HSR waiting period on the proposed transactions by issuance of a request for additional information to Monsanto pursuant to the HSR Act. The Antitrust Division has also requested information from Calgene pursuant to the Antitrust Civil Process Act. Both Monsanto and Calgene have provided significant documentary and other information to the Antitrust Division in response to these requests and continue to do so. Both companies expect to be in substantial compliance with the requests they received in the near future. The parties are continuing to work with the Antitrust Division to resolve any remaining issues and believe that they will ultimately be able to resolve the Antitrust Division's questions, if any, in a manner which will permit the Reorganization to proceed. See "Approval of the Merger--Regulatory Approvals."

COMPARISON OF STOCKHOLDER RIGHTS

  The rights of holders of Calgene Common Stock are substantially similar to the rights of holders of Newco Common Stock, provided, however, that Monsanto will have certain additional rights as a stockholder of Newco pursuant to the Stockholders Agreement. See "Comparison of Stockholder Rights" and "The Reorganization Agreement and Related Agreements--The Stockholders Agreement."

NO APPRAISAL RIGHTS

  Holders of Calgene Common Stock do not have rights of appraisal under the Delaware General Corporation Law (the "Delaware Law") in connection with the Reorganization. See "No Appraisal Rights."

EXCHANGE OF CERTIFICATES FOR CALGENE COMMON STOCK

  From and after the Effective Time, certificates evidencing shares of Calgene Common Stock will be deemed for all purposes to represent an equivalent number of shares of Newco Common Stock. CALGENE STOCKHOLDERS WILL NOT BE REQUIRED TO SUBMIT THEIR CERTIFICATES IN CONNECTION WITH THE REORGANIZATION.

RISK FACTORS

  In considering the Merger Proposal, holders of Calgene Common Stock should consider the risks set forth under "Risk Factors."

                                 CALGENE, INC.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data at June 30, 1994 and 1995 and for the years ended June 30, 1993, 1994 and 1995 have been derived from the audited consolidated financial statements of Calgene and should be read in conjunction with such consolidated financial statements and notes thereto, which are incorporated by reference herein. The consolidated balance sheet data at June 30, 1991, 1992 and 1993 and the consolidated statement of operations data for the years ended June 30, 1991 and 1992 have been derived from audited consolidated financial statements not included or incorporated by reference herein. The consolidated financial data at September 30, 1995 and for the three months ended September 30, 1995 and 1994 have been derived from unaudited consolidated financial statements which are incorporated by reference herein. Consolidated financial data at September 30, 1994 have been derived from unaudited consolidated financial statements not included or incorporated by reference herein. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Results of operations for interim periods are not necessarily indicative of results for the entire fiscal year.

                                                                             THREE MONTHS
                                                                                ENDED
                                     YEAR ENDED JUNE 30,                    SEPTEMBER 30,
                         ------------------------------------------------  -----------------
                           1991      1992      1993      1994      1995     1994      1995
                         --------  --------  --------  --------  --------  -------  --------
                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT
 OF OPERATIONS DATA(1):
 Revenues:
 Product sales, net..... $ 20,810  $ 18,211  $ 24,675  $ 35,408  $ 48,972  $ 6,263  $  8,812
 Product development....    5,294     3,666     2,562     3,025     6,459      267       300
 Interest/other.........    1,601     2,322     2,089       964     1,233      320       376
                         --------  --------  --------  --------  --------  -------  --------
   Total revenues.......   27,705    24,199    29,326    39,397    56,664    6,850     9,488
 Costs and expenses:
 Costs of goods sold....   19,727    16,150    21,918    43,982    53,678    8,719    12,141
 Research and
  development(2)........   11,151    15,422    14,975    15,568    15,373    3,806     3,223
 Selling, general and
  administrative........   10,161    11,318    16,494    21,279    16,081    3,640     3,892
 Interest expense.......      898       816       673       729       924      184       513
                         --------  --------  --------  --------  --------  -------  --------
   Total costs and
    expenses............   41,937    43,706    54,060    81,558    86,056   16,349    19,769
 Minority interest share
  of net loss...........      603       961        50        46       116       30        22
 Equity in net losses of
  affiliates............     (692)      (39)     (583)     (583)     (213)     (54)       (4)
 Gain (loss) from
  disposition of
  assets................        3        30        88       (38)   (1,098)       1       (96)
                         --------  --------  --------  --------  --------  -------  --------
 Loss from continuing
  operations before
  income taxes..........  (14,318)  (18,555)  (25,179)  (42,736)  (30,587)  (9,522)  (10,359)
 Provision for income
  taxes.................       61        61        44        65        15       16        15
                         --------  --------  --------  --------  --------  -------  --------
 Loss from continuing
  operations............  (14,379)  (18,616)  (25,223)  (42,801)  (30,602)  (9,538)  (10,374)
 Loss from discontinued
  operations............  (12,600)   (1,300)     (400)      --        --       --        --
                         --------  --------  --------  --------  --------  -------  --------
 Net loss...............  (26,979)  (19,916)  (25,623)  (42,801)  (30,602)  (9,538)  (10,374)
 Preferred stock
  dividends.............    1,970     2,799       --        --        --       --        --
                         --------  --------  --------  --------  --------  -------  --------
 Net loss applicable to
  common shareholders... $(28,949) $(22,715) $(25,623) $(42,801) $(30,602) $(9,538) $(10,374)
                         ========  ========  ========  ========  ========  =======  ========
 Net loss per share(3):
 Loss from continuing
  operations............ $  (1.43) $  (1.34) $  (1.11) $  (1.71) $  (1.04) $ (0.35) $  (0.34)
 Loss from discontinued
  operations............    (1.11)    (0.08)    (0.02)      --        --       --        --
                         --------  --------  --------  --------  --------  -------  --------
   Net loss............. $  (2.54) $  (1.42) $  (1.13) $  (1.71) $  (1.04) $ (0.35) $  (0.34)
                         ========  ========  ========  ========  ========  =======  ========
 Shares used in per
  share calculations....   11,390    15,966    22,786    24,988    29,439   27,616    30,250

                                        JUNE 30,                  SEPTEMBER 30,
                         --------------------------------------- ---------------
                          1991    1992    1993    1994    1995    1994    1995
                         ------- ------- ------- ------- ------- ------- -------
                                             (IN THOUSANDS)
CONSOLIDATED BALANCE
 SHEET DATA:
 Cash, equivalents and
  available-for-sale
  securities(4)......... $36,180 $41,259 $39,782 $20,743 $22,036 $16,534 $10,235
 Working capital(4).....  32,877  38,302  34,307   4,696  10,821   9,757   2,655
 Total assets...........  83,136  85,223  88,401  78,312  89,231  73,204  76,331
 Short-term debt(5).....   7,566  10,120   8,838  10,378   9,255   7,009   8,161
 Long-term debt.........   5,065   4,378   3,694   5,704  15,421   4,793  17,454
 Shareholders'
  equity(6).............  57,765  62,511  65,769  44,423  46,051  49,997  35,784

-------
(1) Acquisitions during the periods reported affect the year-to-year comparability of the selected consolidated financial data.
(2) Includes $2 million paid for a technology license in fiscal 1992.
(3) Applicable to holders of Calgene Common Stock after payment of Preferred Stock dividends.
(4) Excludes pledged marketable securities which equalled $1.2 million at June 30, 1995.
(5) Includes current portion of long-term debt.
(6) No dividends have been paid on the Calgene Common Stock.

                                 GARGIULO L.P.

                 SELECTED CONSOLIDATED/COMBINED FINANCIAL DATA

  The selected consolidated/combined financial data at June 30, 1994 and 1995 and for the period from July 1, 1992 to December 22, 1992, and for the period from December 23, 1992 to June 30, 1993, and for the years ended June 30, 1994 and 1995 have been derived from the audited consolidated/combined financial statements of Gargiulo L.P. and should be read in conjunction with such consolidated/combined financial statements and notes thereto, which are included herein. The consolidated/combined financial data at June 30, 1991, 1992 and 1993 and the years ended June 30, 1991 and 1992 have been derived from audited consolidated/combined financial statements of Gargiulo L.P. not included or incorporated by reference herein. The consolidated/combined financial data at September 30, 1995 and for the three months ended September 30, 1994 and 1995 have been derived from unaudited consolidated financial statements which are also included and incorporated by reference herein. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Results of operations for interim periods are not necessarily indicative of results for the entire fiscal year.

                            PREDECESSOR COMPANY              PARTNERSHIP
                          --------------------------  ---------------------------
                                                                                        THREE
                                                                                       MONTHS
                            YEAR ENDED                             YEAR ENDED           ENDED
                             JUNE 30,        7/1/92   12/23/92      JUNE 30,        SEPTEMBER 30,
                          ----------------     TO        TO     -----------------  ----------------
                           1991     1992    12/22/92  6/30/93    1994      1995     1994     1995
                          -------  -------  --------  --------  -------  --------  -------  -------
                                                    (IN THOUSANDS)
CONSOLIDATED/COMBINED
 STATEMENT OF OPERATIONS
 DATA:
  Revenues..............  $52,965  $73,223  $28,890   $52,336   $99,513  $114,052  $27,504  $28,609
  Cost of revenues......   34,270   45,717   18,245    40,032    81,995    97,744   23,528   29,667
                          -------  -------  -------   -------   -------  --------  -------  -------
  Gross profit..........   18,695   27,506   10,645    12,304    17,518    16,308    3,976   (1,058)
  Selling, general and
   administrative
   expenses.............   13,631   13,507    7,428     8,956    15,381    18,096    3,682    5,082
                          -------  -------  -------   -------   -------  --------  -------  -------
  Operating income
   (loss)...............    5,064   13,999    3,217     3,348     2,137    (1,788)     294   (6,140)
  Other income
   (expense)............    2,498     (631)    (532)     (841)   (1,860)     (331)    (418)     862
  Equity in net income
   (loss) of
   affiliates...........      731     (336)     (18)        4        20       416      --      (125)
                          -------  -------  -------   -------   -------  --------  -------  -------
  Income (loss) before
   (provision) benefit
   from income taxes....    8,293   13,032    2,667     2,511       297    (1,703)    (124)  (5,403)
  (Provision) benefit
   from income
   taxes(1).............     (536)    (692)     --        181       114                --       --
                          -------  -------  -------   -------   -------  --------  -------  -------
  Net income (loss)(1)..  $ 7,757  $12,340  $ 2,667   $ 2,692   $   411  $ (1,703) $  (124) $(5,403)
                          =======  =======  =======   =======   =======  ========  =======  =======

-------
(1) Included in the consolidated/combined financial statements are several entities where federal taxable income and expenses flow directly to the stockholders/partners and are not taxed at the corporate level. Had such entities been taxed at the corporate level, the pro forma (provisions) benefit for income taxes, computed at statutory rates, would have been ($2,820), ($4,431), ($907), ($854), ($99), $579, $42 and $1,837 for the
    years ended June 30, 1991, 1992, the period from June 1, 1992 to December 22, 1992, the period from December 23, 1992 to June 30, 1993, for the years ended June 30, 1994 and 1995 and for the three months ended September 30, 1994 and 1995, respectively, and, accordingly, the pro forma net income (loss) would have been $5,473, $8,601, $1,760, $1,657, $198,
    ($1,124), ($82) and ($3,566) for the years ended June 30, 1991, 1992, the period from June 1, 1992 to December 22, 1992, the period from December 23, 1992 to June 30, 1993, for the years ended June 30, 1994 and 1995 and for the three months ended September 30, 1994 and 1995, respectively.

                           PREDECESSOR                           SEPTEMBER 30,
                             COMPANY           PARTNERSHIP           1995
                         --------------- ----------------------- -------------
                                        JUNE 30,
                         ---------------------------------------
                          1991    1992    1993    1994    1995
                         ------- ------- ------- ------- -------
                                            (IN THOUSANDS)
CONSOLIDATED BALANCE
 SHEET DATA:
  Cash and equivalents.. $ 8,259 $15,258 $15,569 $   615 $ 1,556    $   528
  Working capital.......  11,198  18,066  21,227  14,783  20,551     12,622
  Total assets..........  48,399  55,372  78,448  81,264  87,819     79,289
  Short-term debt.......   5,520   2,996   7,827  11,414   3,103      3,704
  Long-term debt........   4,992   6,026  11,817  14,246  26,706     26,609
  Shareholders'
   equity(1)............  20,913  30,574
  Partner's capital.....                  44,862  42,104  40,503     35,100

-------
(1) The Predecessor Company paid dividends of $6,965 and $3,847 for the years ended June 30, 1991 and 1992, respectively.

                      TOMATO INVESTMENT ASSOCIATES, INC.
              AND PRODUCE RELATED TECHNOLOGY OF MONSANTO COMPANY

                       SELECTED COMBINED FINANCIAL DATA

  The selected combined financial data at June 30, 1994 and 1995 and for the three years ended June 30, 1995 have been derived from the audited combined financial statements of TIA and should be read in conjunction with such combined financial statements and notes thereto, which are included herein. The combined financial data at June 30, 1993 has been derived from unaudited combined financial statements not included or incorporated by reference herein. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The selected combined financial data at September 30, 1994 and 1995 and for the three months then ended have been derived from the unaudited combined financial statements which are included herein.

                                                                THREE MONTH
                                                               PERIOD ENDED
                                     YEAR ENDED JUNE 30,       SEPTEMBER 30,
                                   -------------------------  ----------------
                                    1993     1994     1995     1994     1995
                                   -------  -------  -------  -------  -------
                                               (IN THOUSANDS)
COMBINED STATEMENT OF OPERATIONS
 DATA:
  Operating expenses.............. $ 6,816  $ 5,547  $ 6,644  $ 1,609  $ 1,827
  Equity share of net income
   (loss) of affiliates...........     592       90     (941)    (153)  (2,696)
                                   -------  -------  -------  -------  -------
  Loss before benefit from income
   taxes..........................   6,224    5,457    7,585    1,762    4,523
  Benefit from income taxes.......   2,300    2,045    2,300      669    1,719
                                   -------  -------  -------  -------  -------
  Net loss........................ $(3,924) $(3,412) $(5,285) $(1,093) $(2,804)
                                   =======  =======  =======  =======  =======
COMBINED BALANCE SHEET DATA:
  Cash and equivalents............ $   --   $   --   $   --   $   --   $   --
  Working capital.................  (2,752)  (2,396)  (4,375)  (1,333)  (2,185)
  Total assets....................  26,905   25,411   56,582   54,378   53,442
  Short-term debt.................     --       --       --       --       --
  Long-term debt..................     --       --       --       --       --
  Shareholder's equity............  24,116   21,760   50,903   51,790   49,953

                                 COLLIER FARMS

                       SELECTED COMBINED FINANCIAL DATA

  The selected combined financial data at June 30, 1993, 1994 and 1995 and for the years then ended have been derived from the audited combined financial statements of Collier Farms and should be read in conjunction with such combined financial statements and notes thereto which are included herein. The selected combined financial data at June 30, 1991 and 1992 and for the years then ended have been derived from the unaudited combined financial statements of Collier Farms not included or incorporated by reference herein. The selected combined financial data at September 30, 1994 and 1995 and for the three months then ended have been derived from the unaudited combined financial statements of Collier Farms and should be read in conjunction with such combined financial statements and notes thereto, which are included herein. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the audited combined financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. Results of operations for interim periods are not necessarily indicative of results for the entire fiscal year.

                            UNAUDITED             AUDITED
                         ---------------- ------------------------
                                   YEAR ENDED JUNE 30,
                         -----------------------------------------
                                                                    UNAUDITED UNAUDITED
                                                                      THREE     THREE
                                                                     MONTHS    MONTHS
                                                                      ENDED     ENDED
                                                                    SEPTEMBER SEPTEMBER
                          1991     1992    1993    1994     1995    30, 1994  30, 1995
                         -------  ------- ------- -------  -------  --------- ---------
                                               (IN THOUSANDS)
COMBINED STATEMENT OF
 OPERATIONS DATA:
  Revenues.............. $29,407  $37,841 $31,262 $22,009  $25,440   $   495  $    350
  Cost of revenues......  19,628   22,490  23,297  21,082   20,276       805       802
                         -------  ------- ------- -------  -------   -------  --------
  Gross profit..........   9,779   15,351   7,965     927    5,164      (310)     (452)
  Selling, general and
   administrative
   expenses.............   6,573    6,433   6,399   6,001    6,596     1,224     1,329
                         -------  ------- ------- -------  -------   -------  --------
  Operating income
   (loss)...............   3,206    8,918   1,566  (5,074)  (1,432)   (1,534)   (1,781)
  Other income..........     221      207   1,795   2,428    1,091       139       130
                         -------  ------- ------- -------  -------   -------  --------
  Net income (loss)..... $ 3,427  $ 9,125 $ 3,361 $(2,646) $  (341)  $(1,395) $(1,651 )
                         =======  ======= ======= =======  =======   =======  ========
COMBINED BALANCE SHEET
 DATA:
  Cash and equivalents.. $    48  $    55 $    77 $    62  $   122   $    47  $    110
  Working capital.......  (5,861)   1,849   3,198   3,467     (401)    2,060     2,545
  Total assets..........  20,089   21,752  22,520  21,037   20,977    24,453    24,520
  Short-term debt.......   5,375      390     317     269    5,558     5,569     5,594
  Long-term debt........  12,781   12,391  12,112  11,843    6,285     6,475     6,300
  Owners' equity........    (989)   5,501   6,767   6,871    7,540    10,041    10,247

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA AND COMPARATIVE PER SHARE
                                     DATA

  The unaudited selected pro forma financial data is derived from the unaudited pro forma combined condensed financial statements of Newco, assuming the consummation of the Reorganization, and should be read in conjunction with such pro forma combined condensed financial statements and notes thereto, which are included elsewhere in this Proxy Statement/Prospectus. For a description of the various periods combined for pro forma purposes and for other information regarding the pro forma data, see "Unaudited Pro Forma Combined Condensed Financial Statements." (In thousands, except per share data)

                                                                  THREE MONTHS
                                                    YEAR ENDED   ENDED SEPTEMBER
                                                   JUNE 30, 1995    30, 1995
                                                   ------------- ---------------
STATEMENT OF OPERATIONS DATA:(1)
  Revenues........................................   $194,923       $ 38,071
  Net loss(2).....................................   $(52,254)      $(20,788)
  Net loss per share(2)...........................   $  (0.94)      $  (0.37)

                                                                       SEPTEMBER
                                                                       30, 1995
                                                                       ---------
BALANCE SHEET DATA:(3)
  Total assets....................................................     $272,729
  Long-term debt..................................................     $ 49,143
  Book value per share............................................     $   2.97

--------
(1) The pro forma combined statement of operations data gives effect to the Reorganization, on a purchase basis of accounting, as if it had occurred on July 1, 1994.
(2) Pursuant to Regulation S-X, excludes $59.2 million allocated to in-process research and technology and write-offs/reserves of approximately $8.5 million for intangibles, leases and related assets that will become redundant upon the consummation of the Reorganization, which are non-recurring charges related to the Reorganization.
(3) The pro forma combined balance sheet data gives effect to the Reorganization, on a purchase basis, as if it had occurred as of September 30, 1995.

COMPARATIVE PER SHARE DATA(1)

                                   CALGENE
                             --------------------
                                                                  PRO FORMA
                                                  TIA/GARGIULO  EQUIVALENT FOR
                                        PRO FORMA  PRO FORMA   ONE TIA/GARGIULO
                             HISTORICAL COMBINED  COMBINED(2)      SHARE(3)
                             ---------- --------- ------------ ----------------
NET LOSS PER SHARE:
  Three months ended Septem-
   ber 30, 1995.............   ($0.34)   ($0.37)     ($7,887)      ($11,153)
  Year ended June 30, 1995..   ($1.04)   ($0.81)     ($9,257)      ($24,416)
BOOK VALUE PER SHARE:
  September 30, 1995........    $1.18     $2.97     $100,054        $89,525
  June 30, 1995.............    $1.52     $3.15     $101,003        $94,950

--------
(1)No cash dividends have been paid by either company for the periods presented.
(2) Data includes the pro forma combined balance sheets and statements of operations of TIA, Gargiulo and Collier Farms
(3) Equivalent of 30,143 shares of Calgene common stock, which is the estimated exchange ratio.

                                 RISK FACTORS

  The following risk factors should be considered by stockholders of Calgene in evaluating whether to approve the Merger Proposal and thereby become holders of Newco Common Stock. These factors should be considered in conjunction with the other information included and incorporated by reference in this Proxy Statement/Prospectus.

RISKS RELATING TO NEWCO

  Management and Coordination of Operations. The achievement of the anticipated benefits of the Reorganization will depend in part upon whether the businesses of Calgene and Gargiulo L.P. can be managed and coordinated in an efficient and effective manner after the Effective Time, and there can be no assurance that this will occur. The difficulties of managing and coordinating the businesses of Calgene and Gargiulo L.P. may be increased by the geographic separation of the organizations and their decentralized managements. The coordination of the businesses of Calgene and Gargiulo L.P. following the Reorganization may require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined companies. In addition, if the Collier Transaction is consummated, Gargiulo L.P. will need to integrate the operations of Collier Farms into its own operations, which may further distract the management of Gargiulo L.P. from day-to-day operations. In connection with the Collier Transaction, Gargiulo L.P. expects to incur approximately $20 million of indebtedness in the form of a $10 million loan from Monsanto under an existing credit facility and a $10 million purchase money note payable to Collier Enterprises (the "Seller Note"), subject to reduction in the event Gargiulo L.P. assumes certain obligations of Collier Enterprises. Gargiulo L.P.'s ability to repay such indebtedness will depend, in part, on the successful integration of the operations of Collier Farms into the operations of Gargiulo L.P. and the success of the Collier Farms operations which are subject to the same agribusiness risks as apply to Newco as described below.

  Accounting Treatment of Certain Reorganization Costs. It is anticipated that a significant portion of the purchase price for Calgene will be allocated to in-process research and technology, which will result in a charge to Newco's statement of operations of approximately $59.2 million in the fiscal quarter in which the Reorganization closes. The amount of the estimated charge is based on a preliminary valuation and the actual amount could vary significantly upon completion of the final valuation. In addition, Newco plans to consolidate CalFresh with Gargiulo L.P. and, if acquired, the tomato operations of Collier Farms. In connection with such consolidation activities, Newco expects to close certain duplicative facilities and to incur restructuring charges, including the write-off of redundant intangibles, of approximately $8.5 million, which will be recorded in the fiscal quarter in which the Reorganization closes.

  A significant effect of the purchase accounting will be to record a significant amount of goodwill and other intangible assets which will result in substantial amortization charges to the consolidated income of Newco over the useful lives of such assets. The amount of such charges are estimated at approximately $6.5 million per year for approximately 12 years; however actual charges could vary significantly in the event the underlying assets are impaired or the related useful lives are less than currently estimated. See "Unaudited Selected Pro Forma Combined Financial Data."

  Separate Board of Directors and Management of TIA. Pursuant to the Stockholders Agreement, the Board of Directors of TIA shall consist of Jeffrey
D. Gargiulo and his brother, John R. Gargiulo (who are both officers of Gargiulo L.P.), Hendrik A. Verfaillie and Robert T. Fraley (who are senior executives of Monsanto), Roger H. Salquist and Roderick N. Stacey (who are presently officers of Calgene), and an additional director designated by Newco and reasonably acceptable to both Monsanto and Jeffrey D. Gargiulo (as long as he is a director). The Chairman of the Board and Chief Executive Officer of TIA shall be Jeffrey D. Gargiulo as long as he is employed by TIA. See "Related Party Transactions--Gargiulo Employment Agreement." The Board of Directors of TIA shall appoint the other officers of TIA. The TIA Board of Directors shall have the authority to operate the business of Gargiulo L.P. within the confines of the annual operating plan and strategic plan approved by the Newco Board. See "The Reorganization Agreement and Related Agreements-- The Stockholders Agreement."

  The separate Boards of Directors and management of TIA and Newco could present possible conflicts of interest and managerial difficulties to the extent that there are differences between actions proposed to be taken (or not taken) by the TIA Board of Directors or management and the Newco Board of Directors or management. Such conflicts of interest and managerial difficulties could adversely affect the business and operations of Newco.

  Combination of Calgene and Gargiulo L.P. Tomato Businesses. After the Effective Time, Newco plans to consolidate CalFresh with Gargiulo L.P. under the management of TIA, and to close certain duplicative facilities. In addition, if the Collier Transaction is consummated, Gargiulo L.P. will acquire the right to lease up to 11,000 acres of farmland in southwest Florida. In such event, certain of the farmland owned by Gargiulo L.P. in Florida would no longer be necessary and it is likely TIA would attempt to sell such farmland. At December 31, 1995, such farmland secured approximately $4.0 million of mortgage indebtedness. If the Collier Transaction is consummated, such farmland would also be used as security for the Seller Note. There can be no assurance that TIA will be able to sell such farmland for an amount that is sufficient to repay the indebtedness secured by such farmland, if at all. Newco anticipates further consolidations, the financial impact of which cannot be estimated at this time. There can be no assurance that Newco will not encounter difficulties in integrating the businesses of CalFresh and Gargiulo L.P. See "--Risks Applicable to the Branded Tomato Strategy" and "Calgene, Inc.--Business of Calgene--Fresh Market Tomato."

  Significant Influence by Monsanto and Possible Conflicts of Interest. After the Effective Time, Monsanto will own 49.9% of the outstanding shares of Newco Common Stock and will have the right to designate four of the nine members of the Newco Board. Monsanto shall have the right to designate additional directors if and when its percentage ownership of Newco Common Stock increases. In addition, certain actions may not be taken by Newco without the approval of Monsanto. See "The Reorganization Agreement and Related Agreements--The Stockholders Agreement." Also, Monsanto is obligated, subject to certain terms and conditions, to lend up to $40 million to Newco to effect the Collier Transaction, make an approximately $2 million payment to Monsanto pursuant to the Development Agreement and fund the branded tomato strategy described below, and up to $15 million annually for a period of three years to Newco for general corporate purposes, although not more than $15 million may be outstanding thereunder at any one time. The Gargiulo Credit Facility Agreement and the Newco Credit Facility Agreement each contain various covenants precluding Newco and its subsidiaries from taking certain actions without the approval of Monsanto. Also, in the event of a default by Newco under the Newco Credit Facility Agreement or the Gargiulo Credit Facility Agreement, Monsanto has certain rights to convert the outstanding principal and interest under such agreements into additional shares of Newco Common Stock at the then market value of the Newco Common Stock, and any such conversion could substantially dilute the ownership interest of other Newco stockholders. It is possible that Monsanto's interest as a stockholder of Newco may differ from its interest as a lender, and there can be no assurance that actions taken by Monsanto pursuant to the exercise of its various rights under the Stockholders Agreement, the Gargiulo Credit Facility Agreement and the Newco Credit Facility Agreement will be in the best interests of all other stockholders of Newco.

  Possible Need for Additional Financing. Newco expects that the cash contribution to be made by Monsanto pursuant to the Reorganization Agreement, together with the proceeds of the Newco Credit Facility Agreement, the Gargiulo Credit Facility Agreement and other bank lines of credit expected to be available to Newco after the Effective Time, will be sufficient to fund its operations through at least the end of calendar 1996. However, such expectation is based in part on the achievement of the operating plans of Calgene and Gargiulo L.P. for the year ended June 30, 1996 ("Fiscal 1996"), and there can be no assurance such operating plans will be achieved. If such plans are not achieved, additional funds might be required by Newco within the next 12 months. Also, there can be no assurance that all of Newco's expected sources of funds will be available. Calgene currently has a $13.0 million line of credit with Harris Bank (the "Harris Credit Facility"), and Gargiulo L.P. currently has a $17.5 million line of credit with NationsBank. The Harris Credit Facility, which was scheduled to expire on January 31, 1996, has been extended until March 31, 1996. Either of these banks may require changes in the terms of the Newco Credit Facility Agreement and/or the Gargiulo Credit Facility Agreement, and, if the required changes cannot be accommodated, there can be no assurance that such banks will continue to make these lines of credit available after the Effective Time or, if such lines are not available, that Newco will be able to obtain alternative bank financing on favorable terms, if at all. As of October 31, 1995, Calgene was not in compliance with certain financial covenants under its credit agreement with Harris Bank. While Calgene has obtained waivers of such defaults through March 31, 1996, there can be no assurance that it will be in compliance with such covenants in the future or, in the event it is not in compliance, that it will be able to obtain waivers of any such covenants. At June 30, 1995, Gargiulo L.P. was not in compliance with certain financial covenants in its credit agreement with NationsBank. Gargiulo L.P. has received waivers under such covenants until June 30, 1996. There can be no assurance that Gargiulo L.P. will be in compliance with such covenants or other covenants in its credit agreement in the future or that, in the event it is not in compliance, that it will be able to obtain waivers of any such covenants. While Monsanto has agreed, pursuant to the Gargiulo Credit Facility Agreement, to make a $40 million loan available to Newco, advances under such loan are subject to the achievement of certain milestones, and are to be used solely to fund the branded tomato strategy described below (other than amounts used to finance any borrowings made by Gargiulo L.P. to finance the Collier Transaction and to allow Gargiulo L.P. to make an approximately $2 million payment to Monsanto pursuant to the Development Agreement) and are repayable out of specified portions of the cumulative free cash flow of TIA. While Monsanto has agreed, pursuant to the Newco Credit Facility Agreement, to advance up to $15 million annually to Newco for three consecutive years, not more than $15 million may be outstanding thereunder at any one time and if Newco were to elect to convert any portion thereof into shares of Newco Common Stock in order to gain access to additional borrowings under the Newco Credit Facility Agreement, the issuance of such additional shares will trigger Monsanto's right under the Stockholders Agreement to designate two additional directors of Newco and thus control the Newco Board of Directors. See "Reorganization Agreement and Related Agreements--The Stockholders Agreement." Except as described above, Monsanto has no obligation to loan or otherwise contribute additional cash to Newco. For all the foregoing reasons, there can be no assurance that Newco will be able to obtain any future required financing on favorable terms, if at all.

 History of Losses; Uncertainty of Future Financial Results. Calgene has incurred aggregate net losses of approximately $188 million from inception in 1981 through September 30, 1995, including research and development expenses in excess of $129 million. The net loss for Calgene in the year ended June 30, 1995 ("Fiscal 1995") was $30.6 million and was $10.4 million in the fiscal quarter ended September 30, 1995. Calgene expects to incur a substantial net loss in Fiscal 1996. Gargiulo L.P. experienced a net loss in the amount of $1.7 million for Fiscal 1995, and incured a net loss of approximately $5.4 million for the fiscal quarter ended September 30, 1995. In addition, Collier Farms incurred a net loss of approximately $341,000 during Fiscal 1995 and a net loss of $1.7 million in the first quarter of Fiscal 1996. There is no assurance that some or all of the factors which caused these historical losses will not be present in future periods or that Calgene or Gargiulo L.P. will be able to overcome these or other problems and achieve profitability in the highly unpredictable and volatile fresh produce business. Newco's ability in future years to reduce losses and operate at a profit will depend on, among other things, (i) the successful integration and profitability of the fresh produce operations of CalFresh, Gargiulo L.P. and, if acquired, Collier Farms,
(ii) the successful development by Calgene of its genetically engineered products and (iii) the success of the branded tomato strategy described below. There can be no assurance that Newco will achieve profitability in the future.

 Risks Associated with the Branded Tomato Strategy. Newco intends to combine the premium quality branded tomato development program of Calgene, which operates under the MacGregor brand name, and Gargiulo L.P., which operates under the Gargiulo brand name, as part of its branded tomato strategy. This strategy involves a number of risks to Newco, including, without limitation, the following:

  Potential Inability to Successfully Produce or Market the Branded Tomato. A branded tomato program requires year-round production of a tomato which consistently and uniformly combines the characteristics and attributes retail consumers generally look for in the tomatoes they purchase, such as pleasing flavor, tempting color, and good size, shape and firmness. Newco believes that such tomatoes, if successfully produced and marketed, would gain brand recognition and that a sufficient number of retail consumers would be willing to pay a premium price for such tomatoes.

  To date, no grower or shipper has successfully produced and supplied a branded tomato on a nationwide and year-round basis. While Newco believes the development of a successful branded tomato program is achievable, it recognizes that such development will take a significant amount of time, effort and capital.

  The difficulties in producing a branded tomato, whether or not genetically engineered, include variability of weather conditions during any particular growing season and the non-uniformity of other factors affecting tomatoes, such as various crop diseases and pestilence. To supply a branded tomato year round, tomatoes must be grown in different geographic locations. The difference in locations also makes it difficult to produce tomatoes that consistently taste, look and feel alike.

  Funding of Branded Tomato Strategy. Upon the terms and conditions of the Gargiulo Credit Facility Agreement, Monsanto will make available to Newco a revolving credit facility of up to $40 million. The proceeds of loans under the Gargiulo Credit Facility Agreement are to be used solely to support the branded tomato strategy (other than amounts used to finance up to $10 million of borrowings made by Gargiulo L.P. to finance the Collier Transaction and to allow Gargiulo L.P. to make an approximately $2 million payment to Monsanto pursuant to the Development Agreement). In order to obtain an advance from Monsanto under the Gargiulo Credit Facility Agreement, Newco must provide reasonably acceptable documentation to Monsanto verifying that certain milestones have been reached and certain goals have been achieved, all as set forth in the Gargiulo Credit Facility Agreement. In the event such milestones and goals are not achieved, Monsanto will have no obligation to make advances under the Gargiulo Credit Facility Agreement and Newco will likely be unable to obtain sufficient capital to support the implementation or expansion of the branded tomato program.

  Significant Costs Associated with the Development of the Branded Tomato. In order to implement the branded tomato strategy, Newco may be compelled to expand current farming operations, as well as incur significant marketing costs to achieve brand recognition. Gargiulo L.P. has already spent significant amounts on marketing, including the hiring of a number of marketing personnel and the performance of marketing surveys. Expenses for other items such as advertising will be required to implement the branded tomato program.

  Possible Unwillingness of Consumers to Pay Premium Prices for Branded Tomatoes. Even if Newco is able to produce tomatoes suitable for a branded program, there can be no assurance that retail consumers will be willing to consistently pay premium prices for such tomatoes.

  Little Consumer Marketing Experience. Because Gargiulo L.P. has been principally engaged in the commodity tomato business, and Calgene has little experience in the fresh tomato business, Newco will have little or no marketing experience of the type required for a branded tomato program. Although Gargiulo L.P. has hired, and Newco intends to hire, employees with such marketing experience, there can be no assurance that Newco's marketing efforts will be successful. See "Tomato Investment Associates, Inc.--Gargiulo L.P.--Marketing, Sales and Distribution."

 Risks Associated with Production of Genetically-Engineered Tomatoes. Calgene has experienced difficulties in scaling-up production of its genetically-engineered tomatoes and plans to temporarily curtail its tomato growing operations in the Spring of 1996 until it is able to complete its development of varieties with suitable agronomic characteristics. See "Calgene, Inc.-- Business of Calgene." There can be no assurance that Newco will be able to accomplish such development or production scale-up of genetically-engineered tomatoes. Unless and until such time as Newco develops genetically-engineered tomatoes with agronomic characteristics which it deems sufficient for cost-effective commercial production, it will be dependent upon the sale of tomatoes into the commodity markets.

 Agribusiness Risks. A variety of agribusiness risks affect all of the fresh produce sold by Calgene, Gargiulo L.P and Collier Farms, including, without limitation, the following:

  Supply and Demand. The fresh produce business is particularly sensitive to fluctuations in supply and demand. When the supply of tomatoes and berries in the market exceeds the demand for such products, the market price for fresh produce may be driven down significantly, in some instances below the cost of harvesting and packing. In such situations it may be uneconomical to harvest a crop, resulting in a total loss of the costs incurred in growing such crop. Even when market prices are sufficient to permit recovery of direct harvesting and packing costs, prices may not be high enough to permit recovery of growing costs and/or overhead and other indirect costs. In addition, oversupply can also affect the prices obtained for premium quality produce. See "--Risks Associated with the Branded Tomato Strategy."

  Limited Barriers to Entry. The relatively low capital requirements for farming permit relatively easy entrance into the fresh produce business, which in turn can result in over-supply.

  Weather. Weather conditions greatly affect the amount of fresh produce that is brought to market, and, accordingly, the prices received for such produce. Storms, frosts, droughts, and particularly floods, can destroy a crop and less severe weather conditions, such as excess precipitation, cold weather and heat, can kill or damage significant portions of a crop, rendering much of it unpackable and unsalable.

  Crop Disease and Pestilence. Crop disease and pestilence can be unpredictable and can have a devastating effect on crops, rendering them unsalable and resulting in the loss of all or a major portion of the crop for that harvest season. Even when only a portion of the crop is damaged, the profits a grower could have made on the crop will be severely disrupted because the costs to plant and cultivate the entire crop will have been incurred although only a portion of it can be sold. While some crop diseases and pestilence are preventable or treatable, the costs of prevention or treatment may be high. Both Calgene and Gargiulo L.P. are attempting to develop insect and disease resistant strains of tomatoes, other produce and cotton. However, there can be no assurance that these efforts will be successful.

  Labor Shortages and Union Activity. The production of fresh produce is heavily dependent upon the availability of a large migrant labor force in order to harvest crops. The turnover rate among the migrant labor force is high due to the strenuous work, long hours, necessary relocation and relatively low pay. Further, the pool of such workers willing and able to do such unskilled manual labor is shrinking. To the extent it becomes necessary to pay more to attract unskilled labor to migrant farm work, labor costs can be expected to increase. In addition, compliance with more stringent immigration laws has increased and is likely to continue to increase migrant labor costs.

  The migrant worker work force has not been unionized for the most part, though significant efforts to form collective bargaining units or to have existing ones recognized has occurred in the past, particularly in California and, to a lesser extent, Southwest Florida. There can be no assurance that such union organizing activities will not occur in the future. If such organizing efforts were to occur and be successful on a large scale, labor costs would likely increase and there could be work stoppages, which would be particularly damaging in an industry where harvesting crops at peak times and getting them to market on a timely basis is critical. The majority of fresh produce is shipped by truck and is therefore susceptible to labor disturbances in the trucking industry. Labor disturbances in the trucking industry can limit the ability to get fresh produce to market before it spoils. Although Gargiulo L.P. has never been affected by a nationwide truckers strike, it has been affected by regional strikes and there can be no assurance that Newco will not be affected by national or regional labor disruptions in the trucking industry in the future.

  Availability of Farmland in Florida and California. Newco intends to lease the majority of the land on which it grows its crops, particularly tomatoes. These leases are generally short term, and as a result, Newco will likely be required to renegotiate many of its leases on an annual basis, thereby subjecting itself to the possibility of increased rental payments. In addition, a significant amount of the available land in Florida is classified as "wetlands" and subject to significant restrictions on use. While Newco believes that the acquisition of Collier Farms by Gargiulo L.P. will reduce this risk in part, there can be no assurance that the Collier Transaction will be consummated or that Newco will enjoy the benefits it anticipates as a result of the Collier Transaction. See "Tomato Investment Associates, Inc.-- Collier Farms."

  Risks similar to those set forth above are associated with the continued leasing of farmland for the growing of strawberries in California. Additionally, farmland along the California coast is subject to the problem of salt water intrusion which would be adverse to the growing of strawberries.

  Seed Sales. Seed sales are affected by U.S. government agricultural policy, which imposes varying limitations on planting acreage as a criterion for farmers' eligibility to receive government subsidy payments and other benefits. There is no assurance that current or future U.S. government agricultural policies will not have a material adverse effect on Newco's financial results.

  Technological Change. The application of recombinant DNA and related technologies to plants is complex and subject to rapid change. A number of companies are engaged in research related to plant biotechnology, including companies that rely on the use of recombinant DNA as a principal scientific strategy and companies that rely on other technologies. Technological advances by others could render Newco's products less competitive. Many of these companies, as well as competitors that supply non-genetically engineered products, have substantially greater resources than Newco.

  Other companies are developing and seeking to commercialize premium quality, fresh market tomatoes developed with recombinant DNA or other technologies. One of Newco's competitors, a biotechnology company, has developed a vine-ripened tomato using one such other technology, somoclonal variation, which it is currently selling and it is also test-marketing a tomato developed using recombinant DNA technology.

 Competition.

  Vegetables and Berries. The tomato and berry markets in which Newco intends to compete are highly competitive. In addition to competition from other domestic growers, many of whom have greater resources and are able to produce at lower costs than Newco, there is increasing competition from foreign producers, particularly Mexican growers who are able to compete both on the basis of quality and price. The more arid climates in which the Mexican tomatoes are grown are conducive to vine ripening. By contrast, the wetter climates in which tomatoes are grown in the southeastern United States require that they be picked while still green and exposed to ethylene gas to promote ripening. Many retail consumers perceive vine ripened tomatoes to have better flavor than standard "gas green" tomatoes. Accordingly, vine ripened tomatoes produced in Mexico may be able to compete effectively against gas green tomatoes which are the predominant product of Gargiulo L.P. and Collier Farms. Although Gargiulo L.P. produces vine ripened tomatoes in Mexico and Puerto Rico, such tomatoes represented only approximately 10% of Gargiulo L.P.'s total tomatoes produced during Fiscal 1995. In addition, Gargiulo L.P. believes that certain provisions in the North American Free Trade Agreement, coupled with the sharp devaluation of the Mexican peso, are primarily responsible for the below-production-cost prices that Florida tomato growers received for their tomatoes last winter in the United States. Although Gargiulo L.P. is not able to predict the financial effect which the surge of Mexican tomatoes into the U.S. will have on its revenues, it expects that the large supply, combined with the vine-ripening characteristics that some consumers find more attractive than gas-green tomatoes, will continue to have a significant adverse impact on the revenues of Florida tomato growers, including Gargiulo L.P. Furthermore, in the event the branded tomato strategy is successful, there can be no assurance that Newco's competitors, many of whom have greater resources, will not be able to duplicate such strategy and produce branded tomatoes for sale at premium prices. In such event, the success of Newco's branded tomato strategy may be adversely affected. See "-- Risks Associated with the Branded Tomato Strategy."

  Cotton and other products. One competitor in the cotton seed market in which Calgene competes, Delta and Pine Land Company, has a market share of approximately 70%, compared with Calgene's market share of approximately 15%. Monsanto has licensed its B.t. technology to Calgene and such other competitor. However, B.t. technology must compete in a marketplace with the competing technology of other established companies. See "The Reorganization and Related Agreements--License Agreements." Competition is also intense in the oleochemicals market, where Calgene competes with numerous companies.

 Dependence on Key Personnel. The success of Newco's business operations will be materially dependent upon the continued services of certain key personnel of Calgene, including Roger H. Salquist, and certain key personnel of Gargiulo L.P., including Jeffrey D. Gargiulo and Robert Shulman. The loss of any key personnel due to death, disability or termination of employment could have a material adverse impact on the operations or financial condition of Newco. Newco does not have key person life insurance covering its senior management personnel.

 Dependence on Certain Corporate Relationships. Calgene and Gargiulo L.P. each enjoy relationships with other companies which have contributed, and in some cases continue to contribute, to their respective success. Newco's future success will depend, in part, on developing new relationships and continuing the existing relationships with these companies following the Reorganization, their continued strategic interest in the development of certain of Calgene's products and, eventually, their success in marketing such products or increasing the willingness of consumers to purchase such products from Newco.

ADDITIONAL RISKS RELATING TO CALGENE

  Product Development Uncertainties. Although Calgene has completed the genetic engineering of BXN(TM) cotton and laurate canola, Calgene's other genetically engineered products are at various stages of development. There are difficult scientific objectives to be achieved in certain product development programs before the technological feasibility of such products can be demonstrated. Even the more advanced programs could encounter technological problems that could significantly delay or prevent product development or product introduction.

  Patents and Trade Secrets. Since 1992, Calgene has been engaged in litigation with Enzo Biochem, Inc. ("Enzo") a company licensed under three related U.S. patents and counterpart foreign patents (the "Enzo Patents") which purport to cover the use of antisense technology in all cells, including plant cells. Some of Calgene's products, including the FLAVR SAVR tomato, use antisense technology. Enzo claimed that Calgene infringed the Enzo Patents. Calgene denied infringement and challenged the validity of the Enzo Patents. On February 2, 1996, the District Court ruled that the Enzo Patents are invalid. In addition, the validity of a patent owned by Calgene directed to the use of antisense in plant cells was upheld by the District Court. Enzo has indicated that it intends to appeal the decision. If on appeal a court were to determine that one or more of the Enzo Patents validly covers plant cells and that such patents are infringed by Calgene's sales of products incorporating such antisense technology, Calgene could be held liable for significant damages and could be precluded from producing and selling the FLAVR SAVR tomato, as well as other products currently under development. There is no assurance that a license, if necessary, could be obtained by Calgene on commercially acceptable terms, if at all.

  The European Patent Office (the "EPO") has granted a patent to Enzo with respect to claims which are intended to cover the use of antisense in all cells, including plant cells. The EPO has also granted a patent to Agracetus, Inc., a plant biotechnology company ("Agracetus"), with claims which are intended to cover the use of antisense technology in all plants. A preliminary decision from the EPO indicates that Calgene's opposition to Enzo's patent should be rejected. Calgene has filed supplemental arguments with the EPO responding to the EPO's reasoning and providing additional grounds for invalidation based upon evidence which surfaced during the course of the U.S. litigation and intends to supplement its opposition in the near future against such Agracetus patent. If these proceedings are not successful in limiting the scope of the claims of these patents and if Calgene is unable to obtain licenses from the respective patent holders to use such antisense technology, Calgene could be prevented from expanding some of Calgene's genetically engineered products, including tomatoes engineered with the FLAVR SAVR gene, into Europe. There is no assurance that licenses could be obtained on commercially reasonable terms, if at all.

  Other companies have applied for patents covering B.t. technology. If patents were to be issued to other companies, Calgene would be required to obtain a license to employ the B.t. gene in commercial products. There is no assurance that such licenses could be obtained on commercially reasonable terms, if at all. Calgene has rights to obtain certain licenses to Monsanto's B.t. technology and has licensed Plant Genetics Systems' issued B.t. patent.

  U.S. patents have been issued to Agracetus for the transformation of cotton. Calgene has obtained a license from Agracetus for non-fiber uses. The patents are now in reexamination before the U.S. Patent Office and some claims have been indicated as allowable by the Examiner. Once the reexamination is completed, Calgene may determine that a license under these patents is needed for its genetically engineered cotton fiber products. There is no assurance that such a license could be obtained on commercially reasonable terms, if at all.

  A U.S. patent has been issued to a competitor for a genetic component which is currently used in Calgene's FLAVR SAVR tomato. Although alternatives are available, in the event Calgene would be prevented from utilizing this genetic element, it would cause disruption in the production of FLAVR SAVR tomatoes. Analysis of this patent is currently underway. In the event that it is determined that a license is necessary, there is no assurance that a license can be obtained on commercially reasonable terms, if at all.

  Patent applications filed in the United States are not publicly available for examination. Patent applications filed outside of the United States may be available for examination, but may not accurately reflect the applications filed in the United States on the same claimed inventions. Patent applications filed or to be filed in the future by Calgene's competitors or others could, if patents are issued, preclude Calgene from using, in the patent issuing countries, technology and techniques basic to genetic engineering and to areas of particular importance to Calgene. If Calgene is unable to obtain licenses to use such technology, there could be a delay in the introduction of some of Calgene's genetically engineered products in those countries. Whether such patents will be issued, the extent to which Calgene would be required to license such patents and the availability and cost of such licenses are currently unknown.

  Calgene has received U.S. and foreign utility patents and has filed and will continue to file patent applications in order to obtain proprietary protection of certain genes, gene constructs, uses of genes in specific applications and methods for genetic engineering of plants. There is no assurance that future patents can be obtained in a timely fashion or, if issued, will afford Calgene significant protection. In addition to patents, Calgene seeks to protect its proprietary know-how as trade secrets. Although Calgene takes precautionary measures to maintain the confidentiality of its trade secrets, there is no assurance that competitors will not gain access to Calgene's know-how or independently develop substantially equivalent know-how.

  Public Acceptance of Genetically Engineered Products. The commercial success of Calgene's genetically engineered products will depend in part on public acceptance of the cultivation and consumption of genetically engineered plants and plant products. Public attitudes may be influenced by claims that genetically engineered plant products are unsafe for consumption or pose a danger to the environment. There is no assurance that Calgene's genetically engineered products, such as fresh market tomatoes and herbicide resistant cotton, will gain public acceptance.

  Government Regulation. The field testing, production and marketing of genetically engineered plants and plant products by Calgene is subject to federal, state, local and foreign governmental regulation. There is no assurance that regulatory agencies administering existing or future regulations or legislation will allow Calgene to produce and market its genetically engineered products in a timely manner or under technically or commercially feasible conditions. In addition, regulatory action or private litigation could result in expenses, delays or other impediments to Calgene's product development programs or the commercialization of resulting products.

  Although the U.S. Food and Drug Administration (the "FDA") has announced in a policy statement that it will apply the same regulatory standards to foods developed through genetic engineering as applied to foods developed through traditional plant breeding, genetically engineered food products will be subject to premarket review if they raise safety questions or are deemed to be food additives. In May 1994, the FDA announced its determination that the FLAVR SAVR tomato has not been significantly altered with respect to safety or nutritive value when compared to conventional tomatoes and also published a food additive regulation allowing the use of the kanr marker gene in the development of new varieties of tomato, cotton and canola. Calgene has subsequently completed the safety assessment of its BXN(TM) cotton and laurate canola products in accordance with the FDA policy. There is no assurance that future Calgene products will not be subject to lengthy FDA reviews and unfavorable FDA determinations if they raise safety questions or are deemed to be food additives.

  The FDA has announced in a policy statement that it will not require that genetically engineered products be labeled as such, provided that such products are as safe, and have the same nutritional characteristics as conventionally developed products. There can be no assurance that the FDA will not reconsider its position, or that local and state authorities will not enact labeling requirements, either of which could have a material adverse effect on Calgene. In addition, the Mexican health and agriculture authorities and Health Canada could reconsider their respective positions regarding the marketing of the FLAVR SAVR tomato.

  The United States Department of Agriculture (the "USDA") prohibits genetically engineered plants from being grown and transported except pursuant to a deregulation, or under controls so burdensome as to render commercialization impracticable. The only Calgene plants currently exempted by the USDA are Calgene's initial tomato varieties engineered with the FLAVR SAVR gene, the BXN(TM) cotton varieties and laurate canola. No assurance can be given that additional Calgene products will be exempted by the USDA.

ADDITIONAL RISKS RELATING TO GARGIULO L.P.

  Ability to Continue to Lease Land from Affiliates. Much of the land leased in southwest Florida to Gargiulo L.P. is owned by persons or entities which possess or have possessed significant ownership interests in Gargiulo L.P. or companies affiliated with Gargiulo L.P. Such persons and entities have been motivated to lease such crop lands to Gargiulo L.P. to allow Gargiulo L.P. to use it to produce crops and provide a return on their investments in Gargiulo L.P. Upon consummation of the Reorganization, these individuals and entities will no longer have a financial interest in Gargiulo L.P. and may be motivated to lease lands owned by them to third parties willing to pay higher rental payments or to sell such land to third parties who may not lease it to Gargiulo L.P. While Gargiulo L.P. believes that the acquisition of Collier Farms will reduce this risk, there can be no assurance that Collier Farms will be acquired. See "Related Party Transactions."

  Early Stage and Uncertainty of Development of Gargiulo Genetically Altered Produce. Gargiulo L.P. entered into a Development/License Agreement with Monsanto dated as of December 23, 1992, for the purpose of developing transgenic tomatoes with a longer shelf life for commercial application. The research and development to date relating to transgenic tomatoes has not yielded a tomato with a longer shelf life which can be produced on a commercially feasible basis. Accordingly, Gargiulo L.P. believes that its future earnings will be dependent on the success of its commodity tomato business and its branded tomato program. There can be no assurance that Gargiulo L.P. will develop any genetically altered fruit or vegetable products for commercial applications at any time in the future.

  Repack Operations. Gargiulo L.P. operates a tomato repack operation in Palmetto, Florida. The tomato repack business is highly competitive and requires different operational skills than those needed to be a successful grower and shipper. Many of Gargiulo L.P.'s competitors in the repack business are more experienced and have long standing relationships with customers. Gargiulo L.P.'s inability to operate the repack operation profitably contributed to the loss Gargiulo L.P. experienced during Fiscal 1995. Gargiulo L.P. intends to relocate its repack operation to Immokalee, Florida into a facility it will lease from Calgene. Gargiulo L.P. will close and put up for sale its Palmetto, Florida facility where its repack operation is currently located. There can be no assurance that Gargiulo L.P. will be able to operate a repack operation profitably in the future.

                 MARKET PRICE INFORMATION AND DIVIDEND POLICY

  Calgene Common Stock is quoted on the Nasdaq National Market under the symbol "CGNE." There is no public market for any class or series of Newco capital stock or the equity securities of TIA, Gargiulo L.P. or Collier Farms.

  The table below sets forth, for the fiscal quarters indicated, the reported high and low sales prices of the Calgene Common Stock on the Nasdaq National Market, in each case based on published financial sources.

                                                          CALGENE COMMON STOCK
                                                          ---------------------
                                                             HIGH       LOW
                                                          ---------- ----------
FISCAL 1994
  Quarter Ended September 30, 1993.......................    $14.50     $11.00
  Quarter Ended December 31, 1993........................     17.625     12.75
  Quarter Ended March 31, 1994...........................     14.50      10.25
  Quarter Ended June 30, 1994............................     15.375     10.00
FISCAL 1995
  Quarter Ended September 30, 1994.......................     12.375      8.625
  Quarter Ended December 31, 1994........................      9.875      6.375
  Quarter Ended March 31, 1995...........................      8.875      5.75
  Quarter Ended June 30, 1995............................      9.625      5.375
FISCAL 1996
  Quarter Ended September 30, 1995.......................      8.125      6.25
  Quarter Ended December 31, 1995........................       7.25      4.25
  Quarter Ending March 31, 1996 (through January 30,
   1996).................................................       6.50      4.50

  The last reported sales price of Calgene Common Stock on the Nasdaq National Market on June 26, 1995, the day before Calgene issued a press release with respect to the Reorganization, was $7.50 per share. The last reported sales price of Calgene Common Stock on the Nasdaq National Market on January 30, 1996, was $5.625 per share. On the Record Date there were approximately 3,394 holders of record of Calgene Common Stock. Calgene believes that the number of beneficial owners of Calgene Common Stock is in excess of 37,000.

  ALL STOCKHOLDERS OF CALGENE ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE CALGENE COMMON STOCK.

  Newco and Calgene have never declared or paid cash dividends and Newco does not intend to pay cash dividends in the foreseeable future. Future cash dividends, if any, will be determined by the Newco Board and will be based upon Newco's future earnings, capital requirements, financial condition and other factors deemed relevant by the Newco Board. In addition, the ability of Newco to pay dividends would be restricted by the terms of certain indebtedness of Calgene and Gargiulo L.P. which Newco intends to assume as of the Effective Time, as well as the terms of the Newco Credit Facility Agreement and the Gargiulo Credit Facility Agreement. See "The Reorganization Agreement and Related Agreements--Newco Credit Facility Agreement" and "-- Gargiulo Credit Facility Agreement."

                              THE SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to holders of Calgene Common Stock in connection with the solicitation of proxies by the Calgene Board for use at the Special Meeting and at any adjournment or postponement thereof. Each copy of this Proxy Statement/Prospectus mailed to holders of Calgene Common Stock is accompanied by a form of proxy for use at the Special Meeting. This Proxy Statement/Prospectus and the accompanying form of proxy (the "Calgene Proxy") are first being mailed on or about February 9, 1996.

  CALGENE STOCKHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE CALGENE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

DATE, TIME AND PLACE

  The Special Meeting is scheduled to be held on Monday, March 25, 1996, at the Varsity Theatre, 616 2nd Street, Davis, California, commencing at 9:00 a.m., local time.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

  The purpose of the Special Meeting is to approve the Reorganization Agreement, and the related Plan of Merger, under which Calgene and TIA will each become a wholly-owned subsidiary of Newco, pursuant to: (i) a merger of a wholly-owned subsidiary of Newco with and into Calgene and the conversion of each outstanding share of Calgene Common Stock upon the Effective Time into the right to receive one share of Newco Common Stock, followed immediately by
(ii) the exchange by Monsanto of all the outstanding shares of capital stock of TIA, $30 million in cash (less amounts previously advanced to Calgene under an existing subordinated promissory note, under which $18 million was outstanding at December 31, 1995), and certain technology licenses, for that number of shares of Common Stock representing 49.9% of the outstanding shares of Newco Common Stock upon the Effective Time. Upon the Effective Time, Newco will be renamed "Calgene, Inc." A vote in favor of the Merger Proposal shall be deemed to be ratification of (i) the assumption by Newco of Calgene's 1991 Stock Option Plan, (ii) the assumption by Newco of Calgene's 1990 Employee Stock Purchase Plan, (iii) the adoption of the Newco 1996 Stock Option Plan and (iv) the election of the eight directors of Newco specified in this Proxy Statement/Prospectus. See "Approval of the Merger--Interests of Certain Persons in the Reorganization" and "Newco, Inc.--Directors and Executive Officers."

 Calgene Board Recommendation

  The Calgene Board has unanimously approved the Reorganization Agreement and the Merger Proposal and recommends a vote FOR approval of the Merger Proposal.

VOTING AT THE SPECIAL MEETING; RECORD DATE

  The Calgene Board has fixed January 25, 1996, as the record date for the determination of Calgene stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Calgene Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date there were 30,264,257 shares of Calgene Common Stock outstanding. Each holder of record of shares of Calgene Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, at the Special Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Calgene Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

  The approval of the Merger Proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Calgene Common Stock on the Record Date.

  As of September 30, 1995, directors and executive officers of Calgene and their affiliates may be deemed to beneficially own approximately 1.9% of the outstanding shares of Calgene Common Stock. Each director and executive officer of Calgene has advised Calgene that he intends to vote or direct the vote of all shares of Calgene Common Stock over which he has voting control FOR approval of the Merger Proposal.

PROXIES

  This Proxy Statement/Prospectus is being furnished to the holders of Calgene Common Stock in connection with the solicitation of proxies on behalf of the Calgene Board for use at the Special Meeting.

  All shares of Calgene Common Stock which are entitled to vote and are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted:

                     FOR approval of the Merger Proposal.

  If any other matters are properly presented at the Special Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Calgene, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Calgene, before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Calgene, Inc., 1920 Fifth Street, Davis, California 95616, Attention: Secretary, prior to the commencement of the Special Meeting.

  All expenses of Calgene's solicitation of proxies, including the cost of preparing and mailing this Proxy Statement/Prospectus, will be borne by Calgene. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Calgene in person or by telephone, telegram or other means of communication. Such directors, officers and employees soliciting proxies will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Calgene intends to retain a proxy solicitation firm for assistance in connection with the Special Meeting at an estimated expense of approximately $5,000, plus reasonable out-of-pocket expenses. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Calgene will reimburse such persons for reasonable expenses incurred in connection therewith.

  CALGENE STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR
PROXIES.

                            APPROVAL OF THE MERGER

BACKGROUND OF THE REORGANIZATION

  Calgene has from time to time had discussions with other companies in an effort to gain access to new markets for its biotechnology products and to license new technologies. In the course of such discussions, Calgene has considered possible alliances, combinations and other transactions with various companies, including companies both smaller and larger than Calgene.

  In October 1994, Roger H. Salquist, Calgene's Chief Executive Officer, contacted Hendrik A. Verfaillie, an Executive Vice President of Monsanto, and inquired as to Monsanto's interest in exploring a strategic alliance with Calgene. At a subsequent meeting, Messrs. Salquist and Verfaillie, and their respective financial advisors, discussed the possibility of a strategic alliance pursuant to which, among other things, Monsanto would acquire more than a majority interest in a new joint venture that would be formed to own and operate the businesses of Calgene and Gargiulo L.P., as well as certain other Monsanto operations. From October 1994 through January 1995, there were continued discussions between representatives of Calgene and Monsanto with respect to the structure and terms of such an alliance. In addition, representatives of Monsanto conducted diligence with respect to the operations of Calgene, and representatives of Calgene conducted diligence with respect to the operations of Gargiulo L.P. Monsanto and Calgene were ultimately unable to reach agreement as to the terms and structure of the proposed strategic alliance, and in early February 1995 the parties determined to terminate all discussions with respect to a possible strategic alliance.

  In May 1995, Messrs. Salquist and Verfaillie had discussions concerning a possible strategic alliance pursuant to which Monsanto would contribute certain cash, technology and the equity interests in Gargiulo L.P. to Calgene in exchange for an ownership interest in Calgene. The parties determined that Monsanto would acquire an approximately 49% interest in Calgene after negotiations that involved consideration of the specific businesses and technologies and the amount of cash that would be contributed by Monsanto. In view of the parties' previous inability in late 1994 to agree on the value of certain non-tomato operations that Monsanto had proposed to contribute to the alliance, it was agreed that such non-tomato operations would not be part of the transaction.

  At a special meeting of the Calgene Board on May 22, 1995, Mr. Salquist reviewed the status of discussions regarding the potential strategic alliance with Monsanto. The Calgene Board authorized Mr. Salquist to proceed with negotiations concerning such a possible strategic alliance.

  Representatives of Calgene and Monsanto then began discussions concerning the terms and structure of the proposed alliance. In June 1995, there were several meetings between various members of management of Calgene, Monsanto and Gargiulo L.P. to discuss various management and integration issues.

  On June 26, 1995, at a meeting of the Calgene Board, the directors of Calgene reviewed the status of discussions and the principal terms of the proposed transaction. The Calgene Board authorized Calgene to enter into a letter of intent with respect to the proposed transaction.

  On June 27, 1995, Calgene and Monsanto entered into a letter of intent, and a press release was issued with respect to such letter of intent.

  From July 27 through October 4, 1995, Calgene and Monsanto, and their respective legal counsel, negotiated the terms of the Reorganization Agreement and related agreements. Calgene continued its diligence review of Gargiulo L.P., and Monsanto continued its diligence review of Calgene.

  On October 5, 1995, a meeting of the Calgene Board was held to consider the Reorganization Agreement. Representatives of Montgomery attended and presented their oral opinion which was subsequently confirmed in writing as of such date, as to the fairness of the consideration to be received by Newco in exchange for 49.9% of the Newco Common Stock, from a financial point of view as of such date. The Calgene Board, acting on the recommendation of Calgene's management and in view of the fairness opinion of Montgomery, approved the Reorganization Agreement and the transactions contemplated thereby.

  On October 13, 1995, Calgene and Monsanto executed the Reorganization Agreement. Prior to Closing, Newco, Sub, Calgene and Monsanto will execute a joinder agreement, the primary purpose and effect of which will be to bind Newco and Sub, which were not incorporated at the time the Reorganization Agreement was executed, to the Reorganization Agreement. See "The Reorganization Agreement and Related Agreements --Joinder Agreement."

CALGENE'S REASONS FOR THE REORGANIZATION; RECOMMENDATION OF THE CALGENE BOARD OF DIRECTORS

  The Calgene Board recommends that the holders of Calgene Common Stock approve the Merger Proposal and the Reorganization Agreement and vote FOR the approval of the Merger Proposal for the reasons set forth below.

  Gargiulo L.P. provides Newco with a diversified base for the production and marketing of large volumes of high-quality fresh market tomatoes. Calgene has incurred considerable losses due primarily to the difficulty in scaling up production of its MacGregor brand tomato. It is expected that Gargiulo L.P.'s production and marketing infrastructure will enable Newco to significantly reduce its unit costs and expand sales volumes of high-quality, premium-priced branded tomatoes. Gargiulo L.P. also provides Newco with a platform upon which to build a diversified branded produce business, including strawberries and other fresh produce.

  Gargiulo L.P. also provides Newco with superior tomato germplasm into which the FLAVR SAVR gene and other genetically engineered traits can be incorporated. BHN, Gargiulo L.P.'s tomato breeding subsidiary, has developed proprietary, high-yielding, flavorful tomato hybrid varieties that can be engineered with the FLAVR SAVR gene, if Newco determines that such gene can enhance the value of its branded tomatoes.

  Calgene believes that the technology licenses to be contributed by Monsanto may enable Newco to develop a portfolio of genetically engineered products. Monsanto and Calgene have developed complementary technologies in the areas of ripening control, virus and insect resistance, fungal disease resistance and carbohydrate metabolism that may be applied to Gargiulo L.P.'s core tomato and strawberry product lines in order that Newco may evaluate the market potential and commercial feasibility of such products. In addition, Monsanto's plant oils-related technology is expected to improve the stability and decrease the unit cost of several of Calgene's genetically modified oil products. Calgene recognizes, however, that any commercially valuable exploitation of such technology will only be realized over the long term and there can be no assurance that any commercially valuable exploitation will ever be realized.

  The significant operating losses incurred by Calgene in developing and producing its genetically-engineered tomatoes have created the need for significant amounts of capital, and there can be no assurance that Calgene would have been able, absent the transaction with Monsanto, to obtain the financing needed to fund its operations through the end of calendar 1995. As part of the Reorganization, Monsanto has provided, and will provide, Calgene with substantial financial resources. Monsanto will contribute $30 million to Newco upon the Effective Date ($18 million of which will have been previously provided to Calgene in the form of a convertible note), a $40 million subordinated revolving credit facility which will primarily be used to fund the branded tomato strategy, and a three-year $15 million subordinated revolving credit facility that can be used for general corporate purposes, although not more than $15 million may be outstanding thereunder at any time.

BENEFITS AND DETRIMENTS OF THE REORGANIZATION TO CALGENE

  Possible benefits and detriments of the Reorganization to Newco and Calgene and to the stockholders of Newco (other than Monsanto) include the following:

  BENEFITS

  . Gargiulo L.P. provides Newco and Calgene with a diversified base and a strong infrastructure for the production and marketing of large volumes of high-quality fresh market tomatoes.

  .  Gargiulo L.P. provides Newco with superior tomato germplasm.

  . The technology to be licensed by Monsanto may enable Newco to develop a portfolio of new genetically engineered products and to improve Calgene's genetically modified oil products.

  . The cash to be invested and loaned by Monsanto is expected to enable Calgene to continue to fund its operations through the end of 1996. Absent the initial advance of $18 million by Monsanto and its commitment for additional funds, it is uncertain whether Calgene would have been able to fund its operations through the end of 1995 or to obtain the waivers that it has obtained from its bank for certain covenant defaults under its bank credit agreement. See "Risk Factors--Risks Relating to Newco--Possible Need for Additional Financing."

  DETRIMENTS

  . There can be no assurance that the expected benefits of the combination of the Calgene and Gargiulo L.P. tomato businesses will be realized or that the tomato operations of Gargiulo L.P., which are significantly larger than those of Calgene, will not expose Newco to greater financial risks if such operations encounter difficulties.

  . Monsanto will be able to exert significant influence over Newco and Calgene by virtue of its rights, among other things, to designate certain members of the Newco Board. See "The Reorganization Agreement and Related Agreement--The Stockholders Agreement."

  . The separate Boards of Directors and management of TIA and Newco could present possible conflicts of interest and managerial difficulties. See "Risk Factors--Risks Relating to Newco--Separate Board of Directors and Management of TIA."

OPINION OF CALGENE'S FINANCIAL ADVISOR

  Pursuant to an engagement letter dated January 18, 1995 (the "Engagement Letter"), Calgene retained Montgomery as its financial advisor in connection with the consideration by the Calgene Board of a possible transaction with Monsanto or an affiliated entity. Montgomery is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Calgene selected Montgomery as its financial adviser on the basis of its experience and expertise in transactions similar to the Reorganization and its reputation in the biotechnology and investment communities.

  At the October 5, 1995, meeting of the Calgene Board, Montgomery delivered its oral opinion, subsequently confirmed in writing as of such date, that the consideration to be received by Newco in exchange for 49.9% of the Newco Common Stock pursuant to the Reorganization Agreement, consisting of all of the capital stock of TIA, plus certain intellectual property and research and development assets (the "R&D Assets") and a combination of cash and forgiveness of debt in the aggregate amount of $30 million (the "Cash"), was fair to Calgene, from a financial point of view, as of such date. No limitations were imposed by Calgene on Montgomery with respect to the investigations made or procedures followed in rendering its opinion.

  THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE CALGENE BOARD IS ATTACHED HERETO AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE, AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF THE MONTGOMERY OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MONTGOMERY OPINION. THE MONTGOMERY OPINION IS ADDRESSED TO THE CALGENE BOARD ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CALGENE STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING. IN FURNISHING ITS OPINION, MONTGOMERY DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND STATEMENTS TO SUCH EFFECT ARE INCLUDED IN THE TEXT OF THE MONTGOMERY OPINION.

  In connection with its opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to Calgene, including Calgene's consolidated financial statements for recent years and interim periods to June 30, 1995 and certain other relevant financial and operating data relating to Calgene and Gargiulo L.P. made available to Montgomery from published sources and from the internal records of Calgene, Gargiulo L.P. and Monsanto, including Gargiulo L.P.'s consolidated financial statements for recent years and interim periods to June 30, 1995; (ii) reviewed the September 29, 1995 draft of the Reorganization Agreement provided to Montgomery by Calgene; (iii) reviewed certain historical market prices and trading volumes of Calgene Common Stock on the Nasdaq National Market; (iv) analyzed the financial impact that the transactions contemplated by the Reorganization Agreement are expected to have on the projected results of Calgene; (v) reviewed and discussed with representatives of the management of Calgene, Gargiulo L.P. and Monsanto certain information of a business and financial nature regarding Calgene and Gargiulo L.P., furnished to Montgomery by them, including financial forecasts and related assumptions of Calgene and Gargiulo L.P.; (vi) made inquiries regarding and discussed the Reorganization Agreement and other matters related thereto with Calgene's legal counsel; and
(vii) performed such other analyses and examinations as Montgomery deemed appropriate.

  In connection with its review, Montgomery relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility independently to verify such information. With respect to the financial projections for Calgene and Gargiulo L.P. provided to Montgomery by the management of Calgene and Monsanto, respectively, Montgomery assumed for purposes of its opinion that they were reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of Calgene and Gargiulo L.P. and that they provided a reasonable basis upon which Montgomery could form its opinion. Neither Calgene nor Monsanto publicly discloses internal management projections of the type provided to Montgomery in connection with Montgomery's review of the transactions contemplated by the Reorganization Agreement. Such projections were not prepared with a view toward public disclosure. In addition, such projections were based upon numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections. Montgomery has assumed no liability for such projections. Montgomery also assumed that there were no material changes in Calgene's, Gargiulo L.P.'s or TIA's assets, financial condition, results of operations, business or prospects since the respective dates of the last financial statements made available to Montgomery, except for Gargiulo L.P.'s proposed acquisition of Collier Farms. Montgomery relied on advice of counsel and independent accountants to Calgene as to all legal and financial reporting matters with respect to Calgene and the Reorganization Agreement. Montgomery assumed that the parties will consummate the transactions contemplated by the Reorganization Agreement in a manner that complies in all respects with the applicable provisions of the Securities Act and the Exchange Act and all other applicable federal and state statutes, rules and regulations. Montgomery further assumed, with Calgene's consent, that the transactions contemplated by the Reorganization Agreement will be consummated in accordance with the terms described in the Reorganization Agreement, without any amendments thereto, and without waiver by Calgene or Monsanto of any of the conditions to their respective obligations thereunder. In addition, Montgomery did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of Calgene, Gargiulo L.P. or TIA, nor was Montgomery furnished with any such appraisals. Further, the Montgomery Opinion was based on economic, monetary and market conditions existing as of October 5, 1995.

  Montgomery provided financial advice to the management of Calgene in connection with the structuring and negotiation of the Reorganization but made no recommendation as to the form or amount of the consideration to be paid by Monsanto in the Reorganization.

  Set forth below is a brief summary of the report presented by Montgomery to the Calgene Board on October 5, 1995, in connection with its opinion.

  Discounted Cash Flow Analysis--Operations. Montgomery performed a discounted cash flow analysis of the projected cash flow of Calgene on a stand-alone basis and pro forma to reflect the acquisition of Gargiulo L.P. and receipt of the cash from Monsanto, but not the acquisition of the R&D Assets (analyzed separately below), through calendar year 2000. Key assumptions in the discounted cash flow analysis included discount rates of 20% to 25% for Calgene as a stand-alone entity and 17.5% to 22.5% for the pro forma entity, terminal multiples of projected earnings before interest and taxes ("EBIT") of 9.0x to 12.0x, and, in the stand-alone-analysis, the sale by Calgene of 4,000,000 shares of Calgene Common Stock to raise $20,000,000 to fund expected operating losses. Utilizing these projections and assumptions, Montgomery determined that the implied Calgene pro forma valuation was accretive to the Calgene stand-alone valuation by a range of $1.36 to $2.42 per share. The above analysis assumed the acquisition of Collier Farms by Gargiulo L.P. Montgomery also performed a discounted cash flow analysis of the projected incremental cash flow derived from the acquisition of Collier Farms. Key assumptions in the analysis included discount rates of 15% to 20% and terminal multiples of EBIT of 6.0x to 9.0x. Utilizing these projections and assumptions, Montgomery determined that the incremental Collier Farms value ranged from a low of $0.16 per share on a pro forma basis (based upon a terminal multiple of 2000 EBIT of 6.0x and a discount rate of 20%) to a high of $0.37 per share on a pro forma basis (based upon a terminal multiple of 2000 EBIT of 9.0x and a discount rate of 15%).

  Discounted Cash Flow Analysis--R&D Assets. Montgomery also performed a discounted cash flow analysis of the projected cash flow of the R&D Assets through calendar year 2006, applying discount rates for various R&D Asset categories ranging from 20% to 50%. Utilizing these projections and assumptions, Montgomery determined that the implied valuation for the R&D Assets was $28.8 million, or $0.48 per share on a pro forma basis.

  Dilution Analysis. Using estimates prepared by Calgene and Gargiulo L.P. management, Montgomery compared the estimated fiscal year 1996, 1997 and 1998 earnings (loss) per share of Calgene Common Stock on a stand-alone basis to the estimated fiscal year 1996, 1997 and 1998 earnings (loss) per share of the common stock of the pro forma combined companies, including for this purpose Gargiulo L.P. and the receipt of the Cash from Monsanto but not the R&D Assets. Based on such analysis, the proposed transaction would be accretive to Calgene's estimated loss per share by $0.11 per share in 1996, and accretive to Calgene's estimated earnings per share by $0.10 per share in 1997 and $0.11 per share in 1998. Montgomery performed the same analysis assuming no acquisition of Collier Farms, which resulted in accretion to estimated loss/earnings per share of $0.06, $0.05 and $0.05, respectively.

  Contribution Analysis. Montgomery analyzed the contribution of each of Calgene and Gargiulo L.P. to the projected revenues and EBIT of the pro forma combined companies for fiscal years 1996, 1997 and 1998. This analysis showed, among other things, that based on pro forma combined income statements for the combined companies, Calgene would have contributed 32.9%, 37.6% and 43.2% of the total revenues and (not material), 16.0% and 39.7% of the EBIT, respectively, of the combined companies in the periods described above. Pursuant to the terms of the Reorganization Agreement, at the closing, Calgene stockholders will own 50.1% of Newco. Montgomery also performed the above analysis assuming no acquisition of Collier Farms. In that scenario, Calgene would have contributed 37.0%, 41.1% and 46.3% of the total revenues and (not material), 23.2% and 47.9% of the EBIT, respectively, of the combined companies in the periods described above.

  Calgene Financial Issues. Montgomery discussed the significant losses incurred by Calgene in recent periods as a result of difficulties in tomato production, Calgene's weak cash position in relation to its ongoing losses, Calgene's depressed stock price and the difficulties faced by Calgene in accessing the financial markets on acceptable terms.

  The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the Calgene Board or the analyses performed by Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the Calgene Board. In addition, Montgomery may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of Calgene or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

  In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Calgene, Gargiulo L.P. or Monsanto. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the transactions contemplated by the Reorganization Agreement to Calgene and were provided to the Calgene Board in connection with the delivery of the Montgomery Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. Montgomery used in its analyses various projections of future performance prepared by the managements of Calgene and Gargiulo L.P. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

  As described above, the Montgomery Opinion and the presentation to the Calgene Board were among the many factors taken into consideration by the Calgene Board in making its determination to approve the transactions contemplated by the Reorganization Agreement.

  Pursuant to the Engagement Letter, Calgene engaged Montgomery to act as its financial advisor in connection with a possible transaction with Monsanto or an affiliated entity. Calgene has agreed to pay Montgomery a fee equal to 0.85% of the total consideration contributed by Monsanto pursuant to the Reorganization Agreement. Pursuant to the Engagement Letter, Calgene has previously paid Montgomery $100,000, and will be obligated to pay Montgomery the remainder of its fee upon the closing of the transactions contemplated by the Reorganization Agreement. Montgomery also received $250,000 from Calgene in February 1995 for investment banking services rendered in connection with a potential transaction with Monsanto. Calgene has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses. Pursuant to a separate letter agreement, Calgene has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

  In the ordinary course of its business, Montgomery actively trades equity securities of Calgene and Monsanto for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Montgomery has also performed certain investment banking services for Calgene, including acting as co-manager of an underwritten public offering of Calgene Common Stock in January 1993 and lead manager of an underwritten public offering of Calgene Common Stock in October 1994. Certain partners of Montgomery also own shares of Calgene's and Monsanto's common stock.

MONSANTO'S REASONS FOR THE REORGANIZATION

  Monsanto's principal reasons for entering into the Reorganization are set forth below:

  Monsanto believes that Calgene has established a leadership position in the genetic engineering of plant oils for the food and chemical industries and that plant oils represent a significant commercial opportunity. Monsanto anticipates that its indirect investment in Calgene, through ownership of Newco Common Stock, will enable Monsanto to participate in that opportunity. Monsanto recognizes, however, that any commercial opportunity will only be realized over the long term and there can be no assurance that such opportunities will ever be realized.

  Monsanto believes that combining the produce-related biotechnology and business assets of Gargiulo L.P. and Calgene will result in an enterprise that is better positioned to develop, produce and market a family of high-value produce products on a nationwide basis. There can be no assurance, however, that the combination will produce the result Monsanto anticipates.

  Finally, Monsanto believes that Calgene is a leader in the development of novel plant genetic engineering technologies, and that an indirect investment in Calgene will provide a vehicle for Monsanto to gain access to such technologies. Monsanto recognizes, however, that any commercially valuable exploitation of such technology will only be realized over the long term and there can be no assurance that any commercially valuable exploitation will ever be realized.

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

  As of September 30, 1995, directors and executive officers of Calgene and their affiliates may be deemed to beneficially own approximately 1.9% of the outstanding shares of Calgene Common Stock. Each director and executive officer of Calgene has advised Calgene that he intends to vote or direct the vote of all shares of Calgene Common Stock over which he has voting control FOR approval of the Merger Proposal. See "Calgene, Inc.--Executive Compensation" and "Related Party Transactions" for a description of the terms of employment agreements between Calgene and TIA and certain of their respective executive officers.

ACCOUNTING TREATMENT

  The Merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the purchase price will be allocated based on the fair value of the assets acquired and liabilities assumed. Such allocations will be made based upon valuations that have not been finalized. It is anticipated that a significant portion of the purchase price will be allocated to in-process research and technology which will result in a one-time charge to Newco's statement of operations of approximately $59.2 million in the fiscal quarter in which the Reorganization closes. The amount of the estimated one-time charge is based on a preliminary valuation and the actual amount could vary significantly upon completion of the final valuation.

  In addition, Newco plans to consolidate CalFresh with Gargiulo L.P. and, if the Collier Transaction is consummated, to integrate the tomato operations of Collier Farms. In connection with such consolidation activities, Newco expects to close certain duplicative facilities and to incur restructuring charges, including the write-off of redundant intangibles, of approximately $8.5 million which will be recorded in the fiscal quarter in which the Reorganization closes.

  A significant effect of the purchase accounting will be to record a significant amount of goodwill and other intangible assets, which will result in substantial amortization charges to the consolidated income of Newco over the useful lives of such assets. The amount of such charges are estimated at approximately $6.5 million per year for a period of 12 years; however, actual charges could vary significantly in the event the underlying assets are impaired or the related useful lives are less than currently estimated. See "Unaudited Selected Pro Forma Combined Financial Data."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material federal income tax consequences to stockholders of Calgene upon the exchange of their Calgene Common Stock for shares of Newco Common Stock pursuant to the Merger. This discussion reflects the opinion of counsel attached as Exhibit 8.1 to the Registration Statement of which this Proxy Statement/Prospectus is a part (the "Exhibit Opinion"). The Exhibit Opinion includes an opinion that the exchange of Calgene Common Stock in the Merger for Newco Common Stock will qualify under Section 351 of the Code as a tax-free exchange. The Exhibit Opinion, which is based upon certain assumptions and subject to certain limitations and qualifications as noted therein, was delivered by Hale and Dorr. This summary does not address specific tax consequences that may be relevant to persons in special circumstances (including, for example, persons who are employed by Calgene, certain financial institutions, broker-dealers, insurance companies and tax-exempt institutions). In addition, this summary does not address the tax consequences of the Merger under the laws of any state, local or foreign jurisdictions.

  STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE SPECIFIC TO THEM, AS WELL AS WITH RESPECT TO ANY STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS THAT RELATE TO THE MERGER OR THE HOLDING OF SHARES OF NEWCO.

  The following discussion is based on Hale and Dorr's interpretation of the Code, applicable United States Treasury Regulations, judicial authority and administrative rulings and practice as in effect on the date hereof. The Internal Revenue Service (the "IRS") is not precluded from adopting a contrary position. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to Calgene or its stockholders. In addition, if the factual assumptions and representations underlying the Exhibit Opinion should prove to be incorrect, the exchange of Calgene Common Stock in the Merger may not qualify under Section 351 of the Code.

  Subject to the limitations and qualifications referred to herein, and as a result of the exchange of Calgene Common Stock for Newco Common Stock in the Merger qualifying under Section 351 of the Code, Hale and Dorr is of the opinion that:

    1. No gain or loss for federal income tax purposes will be recognized by Calgene, Newco or Sub upon consummation of the Merger.

    2. A holder of Calgene Common Stock will recognize no gain or loss for federal income tax purposes upon the exchange of such stockholder's Calgene Common Stock for Newco Common Stock pursuant to the Merger.

    3. The aggregate tax basis in the shares of Newco Common Stock received by a holder of Calgene Common Stock in the Merger will equal such stockholder's aggregate adjusted basis in the shares of Calgene Common Stock surrendered in the Merger.

    4. The holding period for the shares of Newco Common Stock received by a holder of Calgene Common Stock in the Merger will include the holding period for the shares of Calgene Common Stock surrendered by the stockholder in the Merger provided that the shares of Calgene Common Stock were held as capital assets prior to the Merger.

  Calgene has not requested a ruling from the IRS in connection with the Merger. However, it is a condition of the obligation of Calgene to consummate the Merger that it receive a confirming tax opinion from its legal counsel to the effect that the exchange of Calgene Common Stock for Newco Common Stock in the Merger will qualify under Section 351 of the Code. The Exhibit Opinion is not intended to satisfy this closing condition. The closing opinion does not bind the IRS and does not preclude the IRS from adopting a contrary position. As with the Exhibit Opinion, the closing opinion will be subject to certain assumptions and qualifications and will be based on the truth and accuracy of certain representations of Calgene and Monsanto, including representations in certain certificates of the respective management of Calgene and Monsanto dated on or prior to the date of this Proxy Statement/Prospectus.

FEDERAL SECURITIES LAW CONSEQUENCES

  All shares of Newco Common Stock received by the stockholders of Calgene in the Merger will be freely transferable, except that shares of Newco Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Calgene prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 promulgated under the Securities Act in the case of such persons who become affiliates of Newco), pursuant to an effective Registration Statement under the Securities Act or as otherwise permitted under the Securities Act.

NASDAQ NATIONAL MARKET QUOTATION

  The shares of Newco Common Stock to be issued in the Merger have been approved for quotation on the Nasdaq National Market under the symbol "CGNE."

NO APPRAISAL RIGHTS

  Holders of Calgene Common Stock do not have rights of appraisal under the Delaware Law in connection with the Merger. See "No Appraisal Rights."

REGULATORY APPROVALS

  No state or federal regulatory approvals are required relating to the Reorganization, the Reorganization Agreement or the transactions contemplated thereby other than (i) compliance with the HSR Act as described below, (ii) the effectiveness of the Registration Statement of which this Proxy Statement/Prospectus is a part, and (iii) compliance with applicable state securities laws.

  The Reorganization is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until certain required information and materials have been furnished to the Antitrust Division and the FTC and certain waiting periods have expired or been terminated. Monsanto filed its notification pursuant to the HSR Act in October 1995. (Calgene was not obligated to submit an HSR notification). In November 1995, the Antitrust Division extended the HSR waiting period on the proposed transactions by issuance of a request for additional information to Monsanto pursuant to the HSR Act. The Antitrust Division has also requested information from Calgene pursuant to the Antitrust Civil Process Act. Both Monsanto and Calgene have provided significant documentary and other information to the Antitrust Division in response to these requests and continue to do so. Both companies expect to be in substantial compliance with the requests they received in the near future. The parties are continuing to work with the Antitrust Division to resolve any remaining issues and believe that they will ultimately be able to resolve the Antitrust Division's questions, if any, in a manner which will permit the Reorganization to proceed.

  The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Reorganization. The termination of the HSR Act waiting periods does not preclude the Antitrust Division or the FTC from challenging the Reorganization (or any part thereof) on antitrust grounds. Accordingly, at any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons, including the attorney general of one or more states or private parties, could take action under the antitrust laws, including seeking to enjoin the Reorganization (or any part thereof).

              THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS

  The following is a brief summary of certain provisions of the Reorganization Agreement, the Joinder Agreement, the Calgene Subordinated Promissory Note, the Stockholders Agreement, the Newco Credit Facility Agreement, the Gargiulo Credit Facility Agreement, the License Agreements and the Gargiulo Reorganization Agreement. Such summary is qualified in its entirety by reference to the Reorganization Agreement and the Stockholders Agreement which are attached hereto as Annex A and Annex B and incorporated herein by reference, and to the other agreements which have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part.

THE REORGANIZATION AGREEMENT

 The Merger

  The Reorganization Agreement provides that, following the approval of the Merger Proposal by the requisite number of stockholders of Calgene, and the satisfaction or waiver of the other conditions to the Merger, Sub will be merged with and into Calgene, which will be the surviving corporation and a wholly-owned subsidiary of Newco.

  If all such conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by Newco, Calgene and Sub of a duly executed Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in such Certificate of Merger.

 Conversion of Securities

  Upon consummation of the Merger each issued and outstanding share of Calgene Common Stock (other than shares owned by Calgene as treasury stock, if any, which will be cancelled) will be converted into the right to receive one share of Newco Common Stock (the "Exchange Ratio"). Based on the number of Shares of Calgene Common Stock outstanding on the Record Date, stockholders of Calgene will receive an aggregate of approximately 30,264,257 shares of Newco Common Stock in the Merger.

  If any person would be entitled to receive a fractional share of Newco Common Stock in the Merger, then, in lieu of such fractional share, cash will be paid in an amount equal to such fractional part of a share of Newco Common Stock multiplied by the market value of Newco Common Stock. The market value of one share of Newco Common Stock at the Effective Time shall be the last sale price of such Newco Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or other authoritative source) on the last business day preceding such time or date if such stock is then being traded, including, without limitation, trading on a "when issued" basis, and otherwise shall be such price on the first business day that such stock is so traded. No such holder shall be entitled to dividends, voting rights or any other stockholder right in respect of any fractional share.

 Ownership of Newco after the Reorganization

  The ownership of Newco Common Stock immediately following consummation of the Reorganization will be as follows:

              HOLDERS                                                PERCENTAGE
              -------                                                ----------
      Existing Calgene Stockholders.................................    50.1
      Monsanto......................................................    49.9
                                                                       -----
        Total.......................................................   100.0%
                                                                       =====

 Treatment of Calgene Stock Option Plans

  Upon the Effective Time, Newco will assume all options outstanding under Calgene's stock option plans and such options may be exercised solely for shares of Newco Common Stock. Each such option shall be converted into the right to purchase a number of shares of Newco Common stock equal to the number of shares of Calgene Common Stock subject to such option multiplied by the Exchange Ratio, and the per share exercise price of each such option shall be adjusted by dividing such exercise price by the Exchange Ratio.

 Related Matters After the Merger

  At the Effective Time, Sub will be merged with and into Calgene, and Calgene will be the surviving corporation (the "Continuing Corporation") and a wholly-owned subsidiary of Newco. Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Continuing Corporation.

  At the Effective Time, the Certificate of Incorporation and By-laws of Calgene, as in effect immediately prior to the Effective Time, will continue to be the Certificate of Incorporation and By-laws of the Continuing Corporation.

  After the Effective Time, all shares of Calgene Common Stock will cease to be quoted on The Nasdaq National Market, and the Continuing Corporation will undertake to terminate registration of the Calgene Common Stock under the Exchange Act.

 Representation on the Newco Board

  The Stockholders Agreement provides that, at the Effective Time, the Newco Board shall consist of the Chief Executive Officer and Chief Operating Officer of Newco, three directors to be designated by Newco and four directors to be designated by Monsanto (one of which shall be an independent director). The Stockholders Agreement also provides certain rights to Monsanto to designate additional directors under certain circumstances. See "The Reorganization Agreement and Related Agreements--The Stockholders Agreement" and "Calgene II, Inc.--Directors and Executive Officers."

 Representations and Warranties

  Representations and Warranties of Monsanto

  The Reorganization Agreement contains certain representations and warranties of Monsanto relating to, among other things, (a) the due organization, valid existence and good standing of Monsanto and TIA and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Reorganization Agreement, Stockholders Agreement, Holding Company Credit Facility Agreement, Gargiulo Credit Facility Agreement and License Agreements (collectively, the "Transaction Agreements"), and related matters;
(c) conflicts under (i) material contracts or similar agreements to which Monsanto or TIA is a party, (ii) Monsanto or TIA's charters or by-laws, or
(iii) any court injunction or decree, or any valid or enforceable order of a governmental agency having jurisdiction over Monsanto or TIA; (d) litigation;
(e) title to the Assets (as defined in the Reorganization Agreement); (f) Monsanto's investment intent with respect to the shares of Newco Common Stock to be acquired by Monsanto; (g) taxes and tax returns; (h) the accuracy and completeness of the certificate of incorporation, by-laws, minute books and certain financial statements of TIA; (i) the absence of any conflict or default on the part of TIA with applicable laws and material agreements of TIA which would have a Material Adverse Effect (as defined below) on TIA; (j) documents supplied by Monsanto to Newco for incorporation into the Registration Statement and Proxy Statement/Prospectus for filing with the Commission and the accuracy of information contained therein; and (k) with respect to Gargiulo G.P., Inc. (the "General Partner") and Gargiulo L.P., (i) the due organization, valid existence and good standing of the General Partner and Gargiulo L.P. and certain similar corporate matters; (ii) litigation involving the General Partner or Gargiulo L.P.; (iii) certain Gargiulo L.P. financial statements; (iv) the accuracy and completeness of certain environmental reports; (v) compliance with certain employment laws; (vi) the ownership interest of the General Partner and Gargiulo L.P. in certain subsidiaries and other entities and the due organization, valid existence and good standing of such subsidiaries and other entities; (vii) real properties held by Gargiulo L.P.; and (viii) certain agreements, contracts and commitments of the General Partner and Gargiulo L.P.

  "Material Adverse Effect" means a condition or conditions as to which it may be reasonably assumed that, if such condition had been known to a reasonable person prior to signing the relevant agreement, such reasonable person would not have entered into the proposed Reorganization on the terms of the Transaction Agreements; provided that no change in customers, pricing or sales volume of products of a person shall be deemed to be a Material Adverse Effect and, in the case of Calgene, the outcome of the litigation between Calgene and Enzo Biochem, Inc. shall not be deemed to be a Material Adverse Effect with respect to Calgene.

 Representations and Warranties of Calgene

  The Reorganization Agreement contains certain representations and warranties of Calgene relating to, among other things, (a) the due organization, valid existence and good standing of Calgene and its subsidiaries and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Transaction Agreements, and related matters; (c) conflicts under (i) material contracts or similar agreements to which Calgene or its subsidiaries is a party, (ii) Calgene or the subsidiaries' charters or by-laws, or (iii) any court injunction or decree, or any valid or enforceable order of a governmental agency having jurisdiction over Calgene or any of its subsidiaries; (d) the capitalization of Calgene; (e) compliance of the Registration Statement and Proxy/Prospectus with applicable federal securities laws and the accuracy of the information contained therein; (f) no occurrence of a Material Adverse Effect on the business, financial condition or results of operations of Calgene since June 30, 1994 except as disclosed in Calgene's filings under the Exchange Act; (g) litigation; (h) the absence of registration rights on the part of any third party; (i) the accuracy and completeness of certain reports filed under the Exchange Act; (j) the accuracy and completeness of the certificates of incorporation, by-laws and minute books of Calgene and its subsidiaries; (k) disclosure of material agreements;
(l) compliance with certain employment laws; (m) taxes and tax returns for both Calgene and its subsidiaries; (n) the absence of any conflict or default on the part of Calgene and its subsidiaries with applicable laws and material agreements; (o) employee benefit plans; (p) outstanding options to acquire Calgene Common Stock; and (q) undisclosed tax liabilities.

 Certain Covenants

  Conduct of Business Prior to Closing

  Prior to the Closing, Calgene has agreed to operate its business in the ordinary course. Without the prior written consent of Monsanto, which consent shall not be unreasonably or untimely withheld, Calgene and its subsidiaries shall not: (i) engage in any commercial practice that is not in the ordinary course of business; (ii) sell, lease or otherwise dispose of any of their respective assets except for intangible property and sales of inventory in the ordinary course of business and consistent with past practice; (iii) sell or license any intangible property for consideration (other than royalties contingent on future sales) exceeding $1 million in the aggregate per transaction or series of transactions; (iv) subject to certain exceptions, create or suffer to be created any mortgage, lien, pledge or encumbrance of any kind or other exceptions to title upon their respective assets;
(v) subject to certain exceptions and except for grower contracts and agreements or commitments requiring financial obligations of less than $100,000 in the aggregate, enter into any agreement or commitment having a term in excess of one year; (vi) enter into any agreement or commitment that restricts Calgene or any of its subsidiaries from carrying on their businesses; (vii) violate any of the negative covenants set forth in the Amended Note (as described below); (viii) change the number of shares of its authorized or issued capital stock (other than the issuance of additional shares of Calgene Common Stock upon the exercise of employee stock options outstanding at the time the Reorganization Agreement was executed and the designation and issuance of $1,000 of Calgene Preferred Stock, which shall be non-voting and non-convertible and shall otherwise have such terms as shall have been approved by Monsanto) or grant or issue any option, warrant, call, right, commitment or agreement of any character relating to its authorized or issued capital stock, or issue, grant or sell any preferred stock or any securities or obligations convertible into or exchangeable for shares of its capital stock other than the issuance and sale of shares of Calgene Common Stock with aggregate proceeds to Calgene not in excess of

$10 million; (ix) make any amendment to or changes in its certificate of incorporation or by-laws, except only for the designation of the Calgene Preferred Stock permitted in clause (viii) above; (x) take or fail to take any action that would require the approval of any Monsanto Director or the consent of a supermajority of Directors (each as defined in the Stockholders Agreement) under Section 4.4(a)(i), (ii), (iv), (vii), (viii), (ix), (x),
(xii), (xiii), (xv) or (xvii) of the Stockholders Agreement if the Stockholders Agreement was in effect beginning on the date of the Reorganization Agreement; or (xi) except as expressly permitted by the Reorganization Agreement, take any action that would or is reasonably likely to result in any of the representations and warranties of Calgene set forth in the Reorganization Agreement being untrue in any material respect, or in any of the conditions to Closing specified in Article 8 of the Reorganization Agreement not being satisfied.

  Prior to the Closing, TIA has agreed to maintain the Assets in accordance with TIA's usual and past practices. Without the prior consent of Calgene, which consent shall not be unreasonably or untimely withheld, TIA shall not do any of the following with respect to the Assets during such period: (i) sell, lease or otherwise dispose of any Assets; (ii) issue any shares of capital stock or any options, warrants or rights for anyone to acquire such shares;
(iii) create or suffer to be created any mortgage, lien, pledge or encumbrance of any kind or other exceptions to title upon such Assets or borrow money or incur any indebtedness; (iv) engage in any commercial practice that is not in the ordinary course of business; (v) enter into any agreement or commitment that restricts TIA from carrying on its business; (vi) make any amendment to its certificate of incorporation or by-laws; or (vii) take or fail to take any action described in Section 4.4(a)(i), (iv), (vii), (x) or (xv) of the Stockholders Agreement (except that each such provision shall be deemed to refer to TIA for this purpose).

 No Solicitation

  Calgene

  The Reorganization Agreement provides that Calgene shall not, directly or indirectly, through any officer, director, employee, agent, representative, consultant, financial institution or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to (i) any acquisition or purchase of all or substantially all of the assets or business of Calgene or any of its subsidiaries or (ii) any business combination with Calgene or any of its subsidiaries (all such transactions in clause (i) and (ii) being referred to as "Calgene Acquisition Transactions") or, except to the extent required by fiduciary obligations under applicable law as advised by counsel (in which case, Calgene shall promptly advise Monsanto of its intention to invoke this exception), participate in any negotiations regarding, or furnish to any other person or entity any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Reorganization Agreement required Calgene to immediately cease and cause to be terminated all existing discussions or negotiations with any parties conducted prior to the execution of the Reorganization Agreement with respect to any of the foregoing. Calgene is required to promptly notify Monsanto if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made and shall, in any such notice to Monsanto, indicate in reasonable detail the identity of the person or entity making such proposal, offer, inquiry or contact. Calgene further agreed not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Calgene is a party.

  Monsanto and TIA

  The Reorganization Agreement provides that Monsanto shall not, directly or indirectly, through any officer, director, employee, agent, representative, consultant, financial institution or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to (i) any acquisition or purchase of all or substantially all of the assets or business of TIA or (ii) any business combination with TIA (all such transactions in clause (i) and (ii) being referred to as "Monsanto Acquisition Transactions") or, except to the extent required by fiduciary obligations under applicable law as advised by counsel (in which case Monsanto shall promptly advise Calgene of its intention to invoke this exception), participate in any negotiations regarding, or furnish to any other person any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Reorganization Agreement required Monsanto to immediately cease and cause to be terminated all existing discussion or negotiations with any parties conducted prior to the execution of the Reorganization Agreement with respect to any of the foregoing. Monsanto is required to promptly notify Calgene if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made and shall, in any such notice to Calgene, indicate in reasonable detail the identity of the person or entity making such proposal, offer, inquiry or contact. Monsanto further agreed not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Monsanto is a party.

 Non-Competition

  Monsanto has agreed that, upon the Effective Time and for as long as Monsanto's ownership in Newco exceeds 25% and is less than 100% of the outstanding shares of Newco Common Stock, Monsanto shall not engage in any "Directly Competitive Activity" with Calgene. "Directly Competitive Activity" is defined in the Reorganization Agreement to mean and refer only to the commercialization by Monsanto (or one of its affiliates, other than Newco and any of its affiliates) of any genetically engineered fresh or processed tomatoes, berries, mangoes, cucurbits or peppers or the commercialization of any genetically engineered canola, oil seed rape or sunflower where the canola, oil seed rape or sunflower has been genetically engineered to produce a specialty oil product. "Directly Competitive Activity" excludes the licensing of patent rights or know-how for the commercialization of such genetically engineered crops or the commercialization of canola, oil seed rape or sunflower where the canola, oil seed rape or sunflower has been genetically engineered for a purpose other than to produce a specialty oil product.

 Indemnification

  Monsanto

  The Reorganization Agreement provides that, except as otherwise specifically provided therein or in the other Transaction Agreements, Monsanto shall indemnify and hold harmless, in the manner specified in the Reorganization Agreement, Newco and its directors, officers, employees and agents, from and against any and all Liabilities, Actions and Damages (as defined in the Reorganization Agreement) suffered or incurred by said indemnified parties with respect to: (i) any inaccuracy of representations and warranties made in the Reorganization Agreement or pursuant to Article 6 thereof by Monsanto,
(ii) breaches on or prior to the Closing Date of certain covenants made in any of the Transaction Agreements by Monsanto which breaches, if curable, are not cured within sixty (60) days after written notice thereof from Calgene, (iii) the failure of Monsanto to comply with any applicable bulk sales law and (iv) any taxes actually payable by Newco, TIA or General Partner attributable to the recapture or acceleration of any Internal Revenue Code Section 481 adjustment which arose upon formation of Gargiulo L.P., net of any reductions to taxes actually payable by Newco, TIA or General Partner as a result of corollary adjustments attributable to such Section 481 adjustments. No claim for indemnification may be made against Monsanto unless, and only to the extent that, the claim exceeds $2.5 million. The maximum amount of Monsanto's indemnification obligation is limited to $20 million, except for matters involving fraud.

  Newco and Calgene

  The Reorganization Agreement provides that, except as otherwise specifically provided therein or in the other Transaction Agreements, Newco and Calgene shall, jointly and severally, indemnify and hold harmless, in the manner specified in the Reorganization Agreement, Monsanto and Monsanto's Agents (as defined in the Reorganization Agreement), against Liabilities, Actions and Damages (as defined in the Reorganization Agreement) arising from: (i) any inaccuracy of representations or warranties made in the Reorganization Agreement or pursuant to Article 6 thereof by Calgene, or (ii) breaches on or prior to the Closing Date of covenants made in any of the Transaction Agreements by Calgene or Newco which breaches, if curable, are not cured within sixty (60) days after written notice thereof from Monsanto. No claim for indemnification may be made against Newco and Calgene unless, and only to the extent that, the claim exceeds $2.5 million.

 Conditions

  Calgene

  The obligations of Calgene to effect the Merger and the other transactions contemplated by the Reorganization Agreement are subject to the following conditions, among others: (i) the accuracy in all material respects on the Closing Date of the representations and warranties of Monsanto set forth in the Reorganization Agreement and the performance in all material respects on or prior to the Closing Date of the obligations of Monsanto required to be performed under the Reorganization Agreement; (ii) the receipt by Calgene of certain legal opinions from counsel for Monsanto; (iii) the instruments of transfer, assignment and assumption, and other agreements contemplated by the Reorganization Agreement shall be in form and substance satisfactory to Calgene and shall have been duly executed by Monsanto and ready for delivery at Closing (except as otherwise permitted by the Reorganization Agreement);
(iv) the pre-transaction filing and waiting period requirements applicable to the Merger under the HSR Act shall have expired or shall have been terminated, and any necessary foreign approvals shall have been obtained, and there shall not be pending or threatened any governmental litigation or proceeding which restrains, prohibits or prevents or in the reasonable opinion of Calgene's counsel presents a significant risk of restraining, prohibiting or preventing, or changing the terms of, or obtaining material damages in connection with, the Reorganization; (v) there shall have occurred no Material Adverse Effect upon TIA, the Business of Gargiulo L.P. (as defined in the Reorganization Agreement) or the Assets and which Monsanto has not remedied prior to Closing;
(vi) the execution and delivery of the Transaction Agreements; (vii) the approval of the Merger Proposal by the stockholders of Calgene; (viii) the authorization for quotation on the Nasdaq National Market of shares of the Newco Common Stock to be issued in the Merger; (ix) the receipt from Hale and Dorr, counsel to Calgene, of an opinion with respect to certain tax matters; and (x) the receipt of all necessary consents or waivers for Calgene's consummation of the Reorganization. Each of these conditions, except for the approval of the Merger Proposal by the stockholders of Calgene, may be waived by Calgene.

  Monsanto

  The obligations of Monsanto to effect the Reorganization and the other transactions contemplated by the Reorganization Agreement are subject to the following conditions, among others: (i) the accuracy in all material respects on the Closing Date of the representations and warranties of Calgene and Newco set forth in the Reorganization Agreement and the performance in all material respects on or prior to the Closing Date of all obligations of Calgene and Newco required to be performed under the Reorganization Agreement; (ii) the receipt by Monsanto of certain legal opinions from counsel for Calgene; (iii) the pre-transaction filing and waiting period requirements applicable to the Reorganization under the HSR Act shall have expired or shall have been terminated, and any necessary foreign approvals shall have been obtained, and there shall not be pending or threatened any governmental litigation or proceeding which restrains, prohibits or prevents or in the reasonable opinion of Monsanto's counsel presents a significant risk of restraining, prohibiting or preventing, or changing the terms of, or obtaining material damages in connection with, the Reorganization; (iv) Calgene shall have obtained certain assurance or waivers with respect to (A) Monsanto's potato assets and (B) the rights of certain parties to designate directors on the Calgene Board; (v) the acquisition by Monsanto of all of the partnership interests of Gargiulo L.P. shall have been consummated; (vi) there shall have occurred no Material Adverse Effect upon Calgene or its subsidiaries or the business or assets thereof, and which Calgene has not remedied prior to Closing; (vii) the execution and delivery of the Transaction Agreements; (viii) the approval of the Merger Proposal by the stockholders of Calgene; (ix) the amendment of the Development Agreement dated as of December 23, 1992 between Monsanto and Gargiulo L.P. as provided in the Reorganization Agreement; (x) the receipt from Arnold & Porter, counsel to Monsanto, of an opinion with respect to certain tax matters; (xi) the authorization for quotation on The Nasdaq National Market of the shares of Newco Common Stock to be issued in the Merger; (xii) the receipt of a stock certificate representing the shares of Newco Common Stock to be issued pursuant to Section 2.1 of the Reorganization Agreement; and (xiii) the completion of the transactions contemplated by the Gargiulo Reorganization Agreement shall have been completed and the receipt of all necessary consents or waivers for Monsanto's consummation of the Reorganization. Each of these conditions may be waived by Monsanto.

 Termination; Termination Fees

  The Reorganization Agreement may be terminated and the Reorganization (including, without limitation, the Merger) abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of
Calgene: (i) by mutual consent of the Calgene Board and the Monsanto Board;
(ii) by either the Monsanto Board or the Calgene Board if the Merger is not consummated on or before March 31, 1996, unless such failure to consummate shall be due to the failure of the party seeking to terminate the Reorganization Agreement to perform in all material respects each of its obligations under the Reorganization Agreement; (iii) by the Calgene Board or the Monsanto Board in the event that the Calgene Board shall withdraw or change its recommendation to its stockholders to adopt and approve the Reorganization Agreement and the Merger or authorize the Reorganization, as the case may be, or if the Calgene stockholders fail to adopt and approve the Reorganization Agreement or the Merger Proposal; (iv) by the Monsanto Board if Calgene shall breach its obligations set forth in Section 9.9(a) of the Reorganization Agreement not to solicit, initiate or encourage a proposal or offer relating to a Calgene Acquisition Transaction; (v) by the Monsanto Board if events occur that render impossible of satisfaction one or more of the conditions set forth in Section 8.2 of the Reorganization Agreement and such conditions are not waived (or deemed waived) by Monsanto; and (vi) by the Calgene Board if events occur that render impossible of satisfaction one or more of the conditions set forth in Section 8.1 of the Reorganization Agreement and such conditions are not waived (or deemed waived) by Calgene.

  In the event of either (i) a withdrawal, change in a manner adverse to Monsanto or failure by the Calgene Board to make its recommendation to Calgene stockholders to approve the Merger Proposal, or (ii) a breach by Calgene of its obligations under Section 9.9(a) of the Reorganization Agreement, and thereafter a Calgene Acquisition Transaction is consummated within 12 months after the termination or abandonment of the Reorganization Agreement, Calgene may be required to pay Monsanto a termination fee in cash equal to $7.5 million.

JOINDER AGREEMENT

  Prior to Closing, Newco, Sub (neither of which had been incorporated at the time the Reorganization Agreement was executed), Calgene and Monsanto will sign a Joinder Agreement (the "Joinder Agreement") as required by the Reorganization Agreement. The purpose and effect of the Joinder Agreement is for each of Newco and Sub: (i) to bind themselves to the terms of the Reorganization Agreement; (ii) to ratify and adopt certain indemnification obligations set forth in the Reorganization Agreement; (iii) to provide for the survival of certain representations and warranties in the Reorganization Agreement; (iv) to make standard representations regarding their due organization, existence and capitalization, and (v) to convenant that all statements in the Proxy Statement/Prospectus about themselves will be in compliance with the federal securities laws and will not omit any material facts. Additionally, under the Joinder Agreement, each of Newco, Sub and Calgene will guarantee the performance of each other's obligations under the Reorganization Agreement and the Joinder Agreement and agree that they each shall be jointly and severally responsible for the performance of the obligations of the other and for the accuracy of the representations and warranties of each in the Reorganization Agreement and the Joinder Agreement.

CALGENE SUBORDINATED PROMISSORY NOTE

  Pursuant to the terms of a subordinated promissory note of Calgene in favor of Monsanto, Calgene borrowed $10 million from Monsanto on June 29, 1995. The original promissory note was amended and restated on September 27, 1995 to permit Calgene to borrow an additional $8 million. As of December 31, 1995, all $18 million of principal was outstanding under the Amended Note.

  The Amended Note is due on June 30, 1997; provided, however, that if the Reorganization is not consummated because (i) Calgene's stockholders fail to approve the Merger Proposal or (ii) any of Monsanto's other conditions to Closing set forth in the Reorganization Agreement, to the extent such conditions are within the control of Calgene, are not satisfied at or prior to Closing, then the maturity date of the Amended Note shall be June 30, 1996.

  The principal balance of the Amended Note from time to time outstanding bears interest at the per annum rate equal to 2.00% above Citibank's prime rate as published monthly. Interest is payable at maturity or on the date of prepayment as to any principal amount prepaid. If all or a portion of outstanding principal amount of the Amended Note is not paid when due, the outstanding principal balance thereof shall bear interest for the period from the applicable due date until such amount is paid in full, at the rate per annum which is equal to 5% above the Note Rate. Calgene may prepay all or any portion of the Amended Note at any time.

  Upon consummation of the Reorganization, the outstanding principal amount due under the Amended Note shall be credited against the $30 million cash contribution to be made to Newco by Monsanto in connection with the Reorganization. Interest on the Amended Note will stop accruing at the Effective Time and all interest accrued prior to such time shall be waived by Monsanto.

  The Amended Note is subordinated in payment to certain senior indebtedness of Calgene, as more fully described in the Amended Note. No payment on account of principal or interest on the Amended Note shall be made, if at the time of such payment or immediately after giving the effect thereto, (i) there shall exist a default in any payment with respect to any such senior indebtedness or
(ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any such senior indebtedness which has not been cured, waived or ceased to exist and which would permit the holder thereof to accelerate the maturity thereof.

  If the Transaction Agreements are terminated for any reason (a "Conversion Event"), then, from and after 60 days following such Conversion Event, the principal and accrued interest due under the Amended Note will be convertible, at Monsanto's option, at any time and in any amount, into shares of Calgene Common Stock at 85% of the average of the closing market prices for such shares during the 10 trading days immediately preceding the Conversion Date (as defined in the Amended Note). Based upon the last reported sales price of Calgene Common Stock on the Nasdaq National Market on December 15, 1995 ($4.875 per share), the conversion of the Amended Note in such an event would result in the issuance of approximately 4,343,891 shares of Calgene Common Stock to Monsanto, or approximately 14% of the total number of shares of Calgene Common Stock currently outstanding. The Amended Note is convertible into a maximum number of shares of Calgene Common Stock (the "Conversion Shares") equal to (a) 7,200,000 shares (subject to adjustment in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares or otherwise) multiplied by (b) a fraction, the numerator of which is equal to the lesser of (i) the principal and accrued interest outstanding under the Amended Note on the Conversion Date and
(ii) $18 million, and the denominator of which is equal to $18 million. Upon any such conversion, the amount of principal and interest so converted shall be applied to reduce first any accrued interest and thereafter to reduce the principal due on the Amended Note. Any portion not so converted shall be paid in cash. If the proceeds received by Monsanto from the resale of the Conversion Shares, net of all reasonable expenses (including brokerage or underwriting fees, discounts and commissions and fees and expenses of legal counsel) incurred by Monsanto in connection therewith (the "Selling Expenses"), exceed the principal and accrued interest converted into such Conversion Shares and any other transaction costs, fees and expenses incurred by Monsanto and not included in the Selling Expenses (such excess being hereafter referred to as the "Excess Cash Proceeds"), then (i) any remaining principal amount and accrued interest on the Amended Note shall be forgiven by Monsanto to the extent of the Excess Cash Proceeds and (ii) Monsanto shall repay any remaining Excess Cash Proceeds (after reduction for the amount of principal and accrued interest forgiven) to Calgene promptly after receipt thereof.

  Calgene agreed under the Amended Note to file a Registration Statement on Form S-3 with the Commission covering resales of up to 3,600,000 Conversion Shares which may be issued to Monsanto under the Amended Note. Subject to certain limitations, Calgene is obligated to cooperate with Monsanto to effect the sale of the Conversion Shares, including using its best efforts to register or qualify the Conversion Shares under applicable securities and blue sky laws and to maintain the effectiveness of such Form S-3 until the earlier of (i) such time as all Conversion Shares issuable upon Conversion have been sold pursuant thereto, or (ii) such time as all Conversion Shares may be sold without registration pursuant to Rule 144(k) under the Securities Act. Not later than 60 days after a Conversion Event, Calgene shall cause the Conversion Shares issuable upon such Conversion Event to be listed on each securities exchange and quoted on each quotation service on which similar securities of Calgene are then listed or quoted. All expenses incurred in connection with the registration of the Conversion Shares shall be borne by Calgene except Calgene shall not be required to pay (i) brokerage or underwriting fees, discounts or commissions or (ii) the fees and expenses of Monsanto's counsel.

  The Amended Note includes certain covenants of Calgene, including covenants concerning: (i) the use of proceeds; (ii) delivery of certain financial information; (iii) insurance; (iv) obtaining any required governmental authorization or approvals and the filing of required notices; (v) maintenance of business; (vi) limitations on mergers, acquisitions or sales of assets;
(vii) incurrence of additional debt; (viii) extending credit;
(ix) investments; (x) incurrence of liens; and (xi) payment of dividends.

THE STOCKHOLDERS AGREEMENT

  The Reorganization Agreement provides that Monsanto and Newco shall enter into a Stockholders Agreement at the Effective Time providing for the following:

 Registration Rights

  The Stockholders Agreement provides that Monsanto and certain assignees may, subject to certain conditions and limitations, require Newco, whether or not Newco proposes to register its Common Stock for sale, to register all or part of the shares of Newco Common Stock acquired by Monsanto in connection with the Reorganization or upon the later conversion of outstanding principal or interest under the Newco Credit Facility Agreement or the Gargiulo Credit Facility Agreement (collectively, the "Registrable Shares") under the Securities Act and to register or qualify such Registrable Shares under any applicable state securities or blue sky laws so as to permit Monsanto to sell such Registrable Shares in the public markets. Newco is not required to effect such a registration prior to September 30, 1998, unless an Event of Default has occurred and is continuing under the Newco Credit Facility Agreement or the Gargiulo Credit Facility Agreement, in which event Newco is required to effect a registration of the Registrable Shares received in such conversion at the request of Monsanto or its assignee. Newco is required to pay all of the expenses (other than certain expenses of Monsanto, such as underwriting discounts and selling commissions) with respect to up to four (4) such registrations. In the event Newco proposes to register any of its securities under the Securities Act at any time after September 30, 1998, for its own account (other than a registration relating to employee benefit plans or a Commission Rule 145 transaction), Monsanto is entitled to notice of such registration and to include Registrable Shares, subject to certain conditions and limitations. The registration rights granted pursuant to the Stockholders Agreement shall terminate at such time as (a) all Registrable Shares can be sold within a given three month period without registration under the Securities Act pursuant to Rule 144 of the Securities Act and (b) all accrued interest and principal under the Newco Credit Facility Agreement and the Gargiulo Credit Facility Agreement have been repaid in full or converted into Newco Common Stock (and such Newco Common Stock can be sold as provided in clause (a) above).

 Anti-Dilution Rights

  If at any time after the Effective Time Newco agrees to sell shares of Newco Common Stock or other securities having the right to vote generally in any election of directors of Newco (collectively, "Newco Securities") in a private or public offering (other than pursuant to Newco's stock option plans), Monsanto is entitled to notice of such proposed sale and has the right, but not the obligation, to acquire all or any portion of the Newco Securities to be offered for sale sufficient for Monsanto to maintain, after the consummation of the proposed offering, the same percentage of ownership of Newco Securities as Monsanto possessed immediately prior to such offering. With respect to shares of Newco Securities issued pursuant to Newco's stock option plans, Monsanto shall have the right to maintain its percentage ownership of issued and outstanding Newco Securities by making open market purchases in accordance with the Stockholders Agreement.

 Limitations on Monsanto's Ownership of Newco Securities

  Except for purchases of Newco Securities made in accordance with the Stockholders Agreement, during the term of the Stockholders Agreement, Monsanto shall not, directly or indirectly, acquire any Newco Securities except as follows: (a) prior to the first anniversary of the Effective Time, Monsanto shall not increase its percentage of ownership of issued and outstanding Newco Securities (the "Percentage Interest") above 49.9% except through one or more of the following: (i) conversion of principal and/or interest under the Newco Credit Facility Agreement or the Gargiulo Credit Facility Agreement into shares of Newco Common Stock; (ii) issuance of Newco Securities in an asset sale by Monsanto to Newco; and (iii) a tender offer by Monsanto for no less than 100% of all publicly-traded Newco Securities at a price approved by the disinterested directors of Newco and based upon a fairness opinion delivered to the Newco Board by an investment banking firm;
(b) on and after the first anniversary of the Effective Time until the earlier of September 30, 1998, or the third anniversary of the Effective Time, Monsanto shall not increase or further increase its ownership of issued and outstanding Newco Securities above 49.9% except through one or more of the following: (i) conversion of principal and/or interest under the Newco Credit Facility Agreement or the Gargiulo Credit Facility Agreement into shares of Newco Common Stock; (ii) issuance of Newco Securities in an asset sale by Monsanto to Newco; and (iii) a tender offer by Monsanto to increase its ownership to 70% or more of the issued and outstanding Newco Securities at a price approved by the disinterested directors of Newco and based upon a fairness opinion delivered to the Newco Board by an investment banking firm; provided, however, that if Monsanto makes a tender offer to increase its ownership to more than 80% of the issued and outstanding Newco Securities, such tender offer must be for at least 100% of all publicly traded Newco Securities; and (c) after the earlier of September 30, 1998, or the third anniversary of the Effective Time, Monsanto may increase its ownership of Newco Securities through open market purchases or otherwise.

 Limitations on Monsanto's Resale of Newco Securities

  The Stockholders Agreement provides that Monsanto shall not, directly or indirectly, sell any Newco Securities (other than to an Affiliate) except as follows: (a) on and after the first anniversary of the Effective Time until the earlier of September 30, 1998, or the third anniversary of the Effective Time, Monsanto may sell Newco Securities (i) as part of a joint venture, merger or sale of all or substantially all of its current Crop

Protection business unit, as such business may be subsequently renamed or reorganized, or (ii) pursuant to a tender offer by a third party to the stockholders of Newco; (b) after the earlier of September 30, 1998, or the third anniversary of the Effective Time, in addition to the rights set forth in (a) above, Monsanto may sell Newco Securities (i) in a registered public offering pursuant to the registration rights granted to Monsanto under the Stockholders Agreement; (ii) through sales pursuant to Rule 144 under the Securities Act; (iii) through sales of not more than 10% of the total issued and outstanding Newco Securities to a Non-Financial Purchaser (as defined in the Stockholders Agreement); or (iv) through sales to a Financial Purchaser (as defined in the Stockholders Agreement); (c) after the earlier of September 30, 1999, or the fourth anniversary of the Effective Time, in addition to the rights set forth in (a) and (b) above, Monsanto may sell Newco Securities through a private sale of 35% or more of the total issued and outstanding Newco Securities to a Non-Financial Purchaser under circumstances where such third party assumes the applicable and proportionate rights and obligations of Monsanto under the Stockholders Agreement and the other Transaction Agreements; and (d) notwithstanding the foregoing, at any time after the Effective Time, Monsanto may sell Newco Securities issued to Monsanto upon conversion by Monsanto of principal or interest under the Newco Credit Facility Agreement or the Gargiulo Credit Facility Agreement after the occurrence of an Event of Default (as defined therein).

 Composition of the Newco Board and Calgene Board

  The Stockholders Agreement provides that the composition of the Newco Board and the Calgene Board and the manner of selecting members thereof shall be as follows:

    (a) at and after the Effective Time, each of the Newco Board and the Calgene Board shall be comprised of nine directors. The number of Newco Directors and Calgene Directors may be increased only in accordance with the terms of the Stockholders Agreement;

    (b) at the Effective Time and until the earlier of any time that (i) Monsanto's percentage ownership of the outstanding Newco Securities ("Percentage Interest") is at least 55% or (ii) Newco elects to convert borrowings made from Monsanto into equity securities of Newco and Monsanto's Percentage Interest is at least 50% after such conversion (a "Trigger Event"), each of the Newco Board and the Calgene Board shall consist of two directors who are either the Chief Executive Officer or Chief Operating Officer of Newco (or the next most highly ranking executive officers of Newco) ("Company Management Directors"), three Independent Directors (as defined in the Stockholders Agreement) designated by Newco ("Company Directors"), and four directors designated by Monsanto (each a "Monsanto Director"), at least one of which shall be an Independent Director (as defined in the Stockholders Agreement);

    (c) at and after the occurrence of a Trigger Event, each of the Newco Board and the Calgene Board shall be comprised of eleven Directors and Monsanto shall have the right to designate two additional directors to each Board; and

    (d) at any time that Monsanto's Percentage Interest is at least 70%, (i) Monsanto shall have the right to designate eight Newco Directors and eight Calgene Directors, to consist of the two Company Management Directors and six other directors designated by Monsanto (including at least one Independent Director) and (ii) Newco shall have the right to designate three (3) Independent Directors to each board. At such time as Monsanto's Percentage Interest is at least 99%, Monsanto shall have the right to designate all of the Newco Directors and Calgene Directors.

  The initial Company Management Directors will be Roger H. Salquist, the Chief Executive Officer of Calgene, and another executive officer to be designated; the initial Company Directors will be Howard D. Palefsky, Carl V. Stinnett and Allen J. Vangelos, who are currently directors of Calgene; and the four Monsanto Directors will be Hendrik A. Verfaillie and Robert T. Fraley, who currently are Executive Vice President of Monsanto and President of Ceregen, a strategic business unit of Monsanto, respectively, Jeffrey D. Gargiulo, who is currently Chairman and Chief Executive Officer of Gargiulo L.P., and John E. Robson, a senior advisor of Robertson, Stephens & Company.

  Notwithstanding anything in the foregoing to the contrary, (i) at any time Monsanto's Percentage Interest is less than 40% but at least twenty percent (20%), Monsanto shall have the right to designate three Newco

Directors and three Calgene Directors, (ii) at any time Monsanto's Percentage Interest is less than 20% but at least 10%, Monsanto shall have the right to designate two Newco Directors and two Calgene Directors, and (iii) at any time Monsanto's Percentage Interest is less than 10% but at least 5%, Monsanto shall have the right to designate one Newco Director and one Calgene Director. If, at any time, Monsanto's Percentage Interest is less than 5%, Monsanto shall not have the right to designate any Newco Director or Calgene Director. At any such time, all other Newco Directors and Calgene Directors, other than Newco Management Directors, shall be designated by Newco.

  The Independent Directors to be designated by Newco from time to time shall be designated by action of a majority of Company Directors then in office. In the event that no Company Directors are in office at such time, such Independent Directors shall be designated by a majority of the Independent Directors then in office; provided, however, that the holders of a majority of the outstanding voting stock held by Unaffiliated Equity Holders (as defined in the Stockholders Agreement) shall be entitled to nominate and elect Independent Directors in lieu of any individuals so designated to be such Independent Directors by a majority of the Independent Directors.

 Solicitation and Voting of Shares

  Newco is obligated to use its best efforts to solicit from the stockholders of Newco proxies in favor of all directors nominated in accordance with the Stockholders Agreement. Newco and Monsanto shall also cooperate with each other with respect to the election, removal and replacement of all directors designated in accordance with the Stockholders Agreement.

 Committees of the Newco Board

  The Stockholders Agreement provides that Newco shall establish, empower and maintain the following committees of the Newco Board: (i) an Audit Committee, consisting of at least three Independent Directors; (ii) until the occurrence of a Trigger Event, a Retention/Replacement Committee, consisting of the Independent Directors then serving on the Newco Board, responsible for retention and/or replacement of all of the executive officers of Newco; (iii) a Compensation Committee; and (iv) such other committees as the Newco Board deems necessary or desirable. Except as otherwise provided in the Stockholders Agreement or as agreed by a majority of the Monsanto Management Directors (as defined in the Stockholders Agreement), the number of Monsanto Directors on each committee of the Newco Board shall be the same proportion (but not less than one) of the total membership of such committee as the number of Monsanto Directors, as the case may be, is of the entire Newco Board.

  No action by any committee of the Newco Board shall be valid unless taken by a unanimous written consent as provided in Newco's By-Laws or taken at a meeting for which adequate notice has been duly given or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all members of the committee are present and consent to the consideration of other business. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. The Newco Board or the remaining committee members shall designate an Independent Director or Company Management Director to replace any absent or disqualified Independent Director member or Company Management Director member, respectively, of any committee and a majority of the Monsanto Management Directors shall designate a Monsanto Director to replace any absent or disqualified Monsanto Director member of any committee.

 Approval Required for Certain Actions

  (a) On and after the Effective Time until the earlier of a Trigger Event or such date on which Monsanto's Percentage Interest is less than 25%, a majority of the Newco Board, including at least one Company Director and one Monsanto Management Director, shall be required to approve any of the following: (i) the entry by Newco or any of its Affiliates into any merger or consolidation or the acquisition by Newco or any of its

Affiliates of any business or assets that would constitute more than 10% of Newco's total assets determined on a consolidated basis (a "Substantial Part"); (ii) the sale, pledge, grant of security interest in, transfer, retirement or other disposal of a Substantial Part of Newco, except pursuant to a security interest granted in connection with borrowings permitted under subsection (iv) below or the pledge or granting of a security interest in certain intangible property as further described in the Stockholders Agreement; (iii) any dividend by or return of capital by Newco or TIA (other than such distributions by TIA to Newco as are necessary for Newco to timely perform its obligations under the Gargiulo Credit Facility Agreement); (iv) any incurrence or assumption, in the aggregate, by Newco, any of its Affiliates or any combination thereof, of any indebtedness for borrowed money at any time outstanding exceeding in the aggregate (determined on a consolidated basis) the greater of (A) $15 million, increasing by $5 million on each July 1 commencing July 1, 1996, plus amounts secured by inventory and/or receivables for seasonal working capital lines and indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, minus amounts outstanding under the Newco Credit Facility Agreement, or
(B) the amounts set forth in Newco's Operating Plan (as defined in the Stockholders Agreement), provided that loans under the Gargiulo Credit Facility Agreement shall not be counted in this limitation; (v) the repurchase or redemption of any Newco Securities, other than from employees upon termination of employment or service; (vi) the establishment of any new committees of the Newco Board (or the Calgene Board) or new or revised delegation(s) of Newco Board (or Calgene Board) authority to any Newco Board committee or changes or revisions to general delegations of authority to officers or other persons for categories of expenditures; (vii) the adoption of or amendment to any benefit or incentive plans of Newco or any of its Affiliates which would increase the annual cost thereof by more than fifteen percent (15%) from the prior fiscal year or any adoption of, or amendment to, any stock option plan; (viii) the election, appointment or removal of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of Newco and Calgene and their successors and the establishment of their annual or long term compensation level and benefits (other than agreements in effect at the Effective Time); provided, however, that Monsanto shall have the right to select the Chief Technical Officer of Newco and a controller reporting to the Chief Financial Officer of Newco; (ix) approval of the Operating Plan and Strategic Plan (each as defined in the Stockholders Agreement) of Newco and its Affiliates, as well as the annual operating plan and long term strategic plan for the Gargiulo business, to be submitted to the Newco Board annually for approval, and any material changes thereto; (x) any transaction between Newco (and its Affiliates), on the one hand, and its directors, officers or employees, on the other hand, which is not in the normal course of business;
(xi) any modification of the Transaction Agreements; (xii) any amendment of the By-Laws or Certificate of Incorporation of Newco, Calgene or TIA; (xiii) the issuance of additional Newco Securities (other than warrants for the purchase of Newco Securities) in excess of 4,000,000 shares of Newco Common Stock in any two year period to a third party, other than pursuant to plans referred to in subsection (vii) above or the issuance of any warrants for the purchase of Newco Securities; (xiv) the sale or licensing by Newco or any of its Affiliates of certain intangible property, as further described in the Stockholders Agreement, or any other intangible property for consideration (other than royalties contingent on future sales) exceeding $5 million in the aggregate (determined on a consolidated basis) per transaction or per series of related transactions; (xv) new fixed capital investments, capital leases or noncancellable operating leases by Newco and its Affiliates having annual payments in the aggregate (determined on a consolidated basis) exceeding the aggregate amount set forth in the Operating Plan; (xvi) matters relating to Gargiulo L.P. covered in Article 5 of the Stockholders Agreement, including, without limitation, any changes in the composition of the TIA Board of Directors (other than with respect to Messrs. Salquist and Stacey); (xvii) any press release which mentions or directly or indirectly refers to Monsanto, except as required by law and where Newco Board approval cannot be obtained in a timely manner; (xviii) the initiation, settlement or termination of any suit or proceeding concerning intellectual property, any other matter which could have an adverse public affairs effect upon Monsanto or the filing of any insolvency or bankruptcy proceeding by or on behalf of Newco or any of its Affiliates; or (xix) the removal or election of the directors, subject to the terms of the Stockholders Agreement, of TIA.

  (b) After a Trigger Event and until the earlier of (i) the third anniversary of the Effective Time or (ii) such time as Monsanto's Percentage Interest is at least seventy percent (70%), a majority of the Newco Board, including at least two Company Directors, shall be required to approve any of the following: (i) except as provided in the Stockholders Agreement, the matters set forth in clauses (ii),
(vi), (viii), (ix) and (xi) of paragraph (a) above; or (ii) any transaction between Newco (and its Affiliates) and Monsanto or any Affiliate of Monsanto.

  (c) From and after the occurrence of both (i) a Trigger Event and (ii) the third anniversary of the Effective Time, and until Monsanto's Percentage Interest is at least 99%, neither Monsanto nor any of its Affiliates shall enter into any transaction with Newco or any of its Affiliates without the approval of at least two Company Directors.

 Board of Directors and Management of TIA

  Upon the Effective Time, the TIA Board shall consist of Jeffrey D. Gargiulo, John R. Gargiulo, Hendrik A. Verfaillie, Robert T. Fraley, Roger H. Salquist, Roderick N. Stacey and an additional director who shall be (and whose successor shall be) designated by Newco who shall need to be reasonably acceptable to Monsanto and Jeffrey D. Gargiulo (as long as he serves as a director). In addition, the TIA Board shall include two (2) advisory, non-voting directors designated by Monsanto from members of the senior management of TIA. Upon request by Monsanto, Newco shall remove and replace Messrs. Verfaillie and Fraley, and their respective successors, and replace them with persons designated by Monsanto. The other directors, other than Messrs. Salquist and Stacey, may not be changed without the approval of Monsanto pursuant to the exercise of its rights described above under "Approval Required for Certain Actions."

  The Chief Executive Officer and Chairman of the Board of TIA shall be Jeffrey D. Gargiulo as long as he is employed by TIA. See "Related Party Transactions."

  The Board of Directors of TIA shall have authority to operate the business of Gargiulo L.P. within the confines of the annual operating plan and strategic plan approved by the Board of Directors of Newco and other delegations of authority from the Newco Board which shall be similar in scope to the delegations of the Newco Board to the Chief Executive Officer of Newco.

NEWCO CREDIT FACILITY AGREEMENT

  The Reorganization Agreement provides that, upon the Effective Time, Monsanto and Newco shall enter into the Newco Credit Facility Agreement pursuant to which Monsanto shall, during the Commitment Period (as hereinafter defined), and subject to the terms and conditions contained therein, make, at the request of Newco, three consecutive one-year loans of up to $15 million each (each a "Newco Loan" and together the "Newco Loans"), collectively totalling not more than $45,000,000. At no time shall the outstanding principal of all Newco Loans exceed $15 million. Prior to the occurrence of an Event of Default (as defined in the Newco Credit Facility Agreement), Newco may borrow, repay and reborrow under each Newco Loan, each such borrowing or reborrowing being an "Advance." The "Commitment Period" begins the date of the Effective Time and ends on the earlier of September 30, 1998, the third anniversary of the Effective Time or such earlier time that Monsanto terminates its obligations to make further Advances under the Newco Credit Facility Agreement. The Newco Loans made pursuant to the Newco Credit Facility Agreement are to be secured by the joint and several guaranty of the subsidiaries of Newco.

  Prior to the occurrence of an Event of Default, the Newco Loans shall bear interest at the per annum rate equal to 2.00% above Citibank's published prime rate (the "Newco Base Rate"), and following an Event of Default at the per annum rate equal to 3.00% above the Newco Base Rate. During the continuance of an Event of Default, Newco shall have no right to obtain any new Advances under this Agreement. The Newco Loans may be prepaid in whole or in part at any time after giving at least three days' prior written notice to Monsanto.

  In lieu of repayment of outstanding principal and accrued interest on each Newco Loan, Newco, subject to Monsanto's right to require Newco to sell shares and pay cash, as provided below, may elect to convert all or any portion of the principal and accrued interest due under the applicable Newco Loan (the "Conversion Amount") into shares of Newco Common Stock at the average of the closing market price for such shares during the thirty trading days immediately preceding the applicable maturity date for such Newco Loan.

  Monsanto may, in its sole discretion and within five business days after its receipt of notice from Newco that Newco intends to exercise Newco's rights to convert the Conversion Amount, give written notice to Newco stating that (i) all or any part of the Conversion Amount shall be payable in cash (the "Alternative Conversion Amount"), (ii) Newco shall, at its expense, sell publicly such number of shares of its common stock as Monsanto would have received if the Alternative Conversion Amount had been converted as described above and (iii) the net proceeds of such sale shall be paid by Newco to Monsanto in full payment and satisfaction of such Alternative Conversion Amount.

  Upon any such conversion, the Conversion Amount shall first be applied to reduce the accrued interest due on the applicable Newco Loan as of the applicable maturity date, and any remaining portion of the Conversion Amount shall be applied to reduce the principal due on such Newco Loan. In any event, on each annual Maturity Date (as defined in the Newco Credit Facility Agreement), all outstanding principal and accrued interest not converted by Newco into shares of Newco Common Stock shall be repaid in full to Monsanto.

  Upon the occurrence and during the continuation of an Event of Default, for a period of thirty (30) days from the occurrence of the Event of Default, Newco, subject to Monsanto's right to require Newco to sell shares and pay cash, as described above, may similarly elect to convert all or any portion of the principal and accrued interest under any outstanding Newco Loan into shares of Newco Common Stock. If Newco does not elect to exercise its conversions rights upon such an Event of Default, Monsanto may, in addition to its other remedies, elect to convert all or a portion of the remaining principal and accrued interest under such Newco Loan into shares of Newco Common Stock at the average of the closing market prices for such shares during he thirty days preceding such Event of Default. In no event, however, shall Monsanto elect to convert principal and accrued interest into more than 3,000,000 shares of Newco Common Stock (as such number is adjusted for stock dividends, stock splits and similar event affecting holders of Newco's common stock).

  The obligation of Monsanto to provide Advances is subject to the fulfillment of certain conditions, including, among others: (i) the continued accuracy of all representations and warranties made by Newco and its subsidiaries; (ii) the compliance with all covenants contained in the Newco Credit Facility Agreement; (iii) no event shall have occurred which would constitute an Event of Default or Potential Event of Default (as defined in the Newco Credit Facility Agreement); or (iv) there shall not have occurred any circumstance which could reasonably be expected to have a material adverse effect on (A) the business, assets, operations or financial condition of Newco and its subsidiaries, taken as a whole, or (B) the ability of the Company and its subsidiaries to perform their obligations under the Newco Credit Facility Agreement.

  The covenants contained in the Newco Credit Facility Agreement require Newco to maintain a minimum consolidated net worth of not less than $10 million and a minimum consolidated working capital of not less than $5 million. The Newco Credit Facility Agreement also requires that Newco and its subsidiaries meet certain specified financial ratios, including a ratio of total long-term liabilities to net worth and a current ratio. In addition, the Newco Credit Facility Agreement imposes a number of limitations on Newco with respect to future acquisitions, liens, mergers and the sale of assets, loans and investments, guaranties, capital expenditures, the payment of dividends and the incurrence of indebtedness. The existence of these covenants could limit Newco's ability to finance the growth of its existing operations if cash flows were to decrease substantially or if expenses were to increase substantially. These covenants would also limit Newco's ability to engage in additional acquisitions that would significantly increase the ratio of long-term indebtedness to net worth following such acquisitions. The failure of Newco to satisfy these covenants would cause an Event of Default which could have a material adverse effect on its business and results of operations.

  All of the Newco Loans shall be subordinated and subject in right of payment to the prior payment in full of a certain senior indebtedness of Newco as more fully described in the Newco Credit Facility Agreement. No payment on account of principal or interest on the Newco Loans shall be made if at the time of such payment or immediately after giving the effect thereto, (i) there shall exist a default in any payment with respect to any such senior indebtedness or
(ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any such senior indebtedness.

GARGIULO CREDIT FACILITY AGREEMENT

  The Reorganization Agreement provides that, upon the Effective Time, Monsanto and Newco shall enter into the Gargiulo Credit Facility Agreement pursuant to which Monsanto shall, during the Commitment Period (as hereinafter defined), and subject to the terms and conditions contained therein, make available to Newco a revolving credit facility of up to $40 million (the "Gargiulo Loan"). Gargiulo L.P. expects to borrow up to $40 million from Monsanto pursuant to an amendment to an existing credit facility to acquire Collier Farms, to support the branded tomato strategy and to allow Gargiulo L.P. to make an approximately $2 million payment to Monsanto pursuant to the Development Agreement, which amounts will be converted into a loan under the Gargiulo Credit Facility Agreement at the Effective Time.

  The balance of the Gargiulo Loan shall be used solely to support the branded tomato strategy of TIA as determined by the TIA Board of Directors (other than amounts used to finance the acquisition of Collier Farms). Prior to the occurrence of an Event of Default (as defined in the Gargiulo Credit Facility Agreement), Gargiulo may borrow, repay and reborrow, each such borrowing or reborrowing being an "Advance." In order to obtain an Advance from Monsanto under the Gargiulo Credit Facility Agreement, Newco must provide documentation reasonably acceptable to Monsanto verifying that TIA has reached certain milestones and achieved certain goals as set forth therein. The maximum amount of each Advance is subject to certain limitations based upon such milestones and goals. The "Commitment Period" begins the date of the Effective Time and ends on the earlier of the fourth anniversary of the Effective Time or such earlier time that Monsanto terminates its obligations to make further Advances. The Gargiulo Loan is to be secured by the joint and several guaranty of the subsidiaries of Newco.

  Prior to the occurrence of an Event of Default, the Gargiulo Loan shall bear interest at the per annum rate equal to 2.00% above Citibank's published prime rate (the "Gargiulo Base Rate"), and following an Event of Default at the per annum rate equal to 3.00% above the Gargiulo Base Rate. During the continuance of an Event of Default, Newco shall have no right to obtain any new Advances. The Gargiulo Loan may be prepaid in whole or in part at any time after giving at least three days' prior written notice to Monsanto.

  The Gargiulo Loan is payable, unless extended as described below, in one payment on the fourth anniversary of the Effective Time (the "Maturity Date") in an amount equal to the lesser of (i) the Repayment Portion of the Cumulative Free Cash Flow (as defined in the Gargiulo Credit Facility Agreement) of TIA from the Effective Time to the Maturity Date and (ii) the amount of the outstanding principal and accrued interest on the Gargiulo Loan. "Repayment Portion" means the sum of 20% of the first $10 million of Cumulative Free Cash Flow, 50% of the next $10 million and 80% of the remaining balance. In the event that the Repayment Portion is not sufficient to pay all of the then outstanding principal and accrued interest at the Maturity Date, the maturity date with respect to the unpaid amount of outstanding principal and interest shall be extended to the sixth anniversary of the Effective Time (the "Extended Maturity Date"). In the event the Repayment Portion of the Cumulative Free Cash Flow (less amounts previously paid) is not sufficient to pay the then outstanding principal and accrued interest at the Extended Maturity Date, Newco shall pay Monsanto such lesser amount and the maturity date with respect to the unpaid amount of outstanding principal and interest shall again be extended to the eighth anniversary of the Effective Time (the "Final Maturity Date"). If the Repayment Portion of the Cumulative Cash Flow (less amounts previously paid) is not sufficient to pay the then outstanding principal and accrued interest at the Final Maturity Date, then Newco shall pay to Monsanto such lesser amount and Monsanto, at its sole option, may do any one or combination of the following (i) convert all or any portion of the then outstanding principal and accrued interest into shares of Newco Common Stock at the average of the closing market price for such shares during the thirty trading days immediately preceding the date of such conversion, (ii) further extend the Final Maturity Date upon the same terms as are contained in the Gargiulo Credit Facility Agreement, or (iii) as to any unpaid amount which is not converted under clause (i) or for which payment is not extended pursuant to clause (ii), cause Newco to sell publicly that number of shares of Newco Common Stock as Monsanto would have received if such amount has been converted under clause (i) above with the net proceeds of such sale being delivered to Monsanto in full payment and satisfaction of such amount.

  Upon the occurrence and during the continuation of an Event of Default, Monsanto may, in addition to its other remedies, similarly elect to convert all or any portion of the principal and accrued interest under the Gargiulo Loan (the "Gargiulo Conversion Amount") into shares of Newco Common Stock at the average of the closing market prices for such shares during the thirty days preceding such Event of Default. In no event, however, shall Monsanto elect to convert principal and accrued interest into more than 8,000,000 shares of Newco Common Stock (as such number is adjusted for stock dividends, stock splits and similar event affecting holders of Newco's common stock). Upon any such conversion, the Gargiulo Conversion Amount shall first be applied to reduce the accrued interest due on the Gargiulo Loan, and any remaining portion of the Gargiulo Conversion Amount shall be applied to reduce the principal due on such Gargiulo Loan.

  The obligation of Monsanto to provide Advances is subject to the fulfillment of certain conditions, including, among others: (i) the continued accuracy of all representations and warranties made by Newco and its subsidiaries; (ii) the compliance with all covenants contained in the Gargiulo Credit Facility Agreement; (iii) no event shall have occurred which would constitute an Event of Default or Potential Event of Default (as defined in the Gargiulo Credit Facility Agreement); or (iv) there shall not have occurred any circumstance which could reasonably be expected to have a material adverse effect on (A) the business, assets, operations or financial condition of Newco and its subsidiaries, taken as a whole or (B) the ability of the Company and its subsidiaries to perform their obligations under the Gargiulo Credit Facility Agreement.

  The covenants contained in the Gargiulo Credit Facility Agreement require Newco to maintain a minimum consolidated net worth of not less than $10 million and a minimum consolidated working capital of not less than $5 million. The Gargiulo Credit Facility Agreement also requires that Newco and its subsidiaries meet certain specified financial ratios, including a ratio of total long-term liabilities to net worth and a current ratio. In addition, the Gargiulo Credit Facility Agreement imposes a number of limitations on Newco and each of its subsidiaries with respect to future acquisitions, liens, mergers and the sale of assets, loans and investments, guaranties, capital expenditures, the payment of dividends and the incurrence of indebtedness. The existence of these covenants could limit Newco's ability to finance the growth of its existing operations if cash flows were to decrease substantially or if expenses were to increase substantially. These covenants would also limit Newco's ability to engage in additional acquisitions that would significantly increase the ratio of long-term indebtedness to net worth following such acquisitions. The failure of Newco to satisfy these covenants would cause an Event of Default which could have a material adverse effect on its business and results of operations.

  The Gargiulo Loan is to be subordinated and subject in right of payment to the prior payment in full of certain senior indebtedness of Newco as more fully described in the Gargiulo Credit Facility Agreement. No payment on account of principal or interest on the Gargiulo Loan shall be made if at the time of such payment or immediately after giving the effect thereto, (i) there shall exist a default in any payment with respect to any such senior indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of amounts due thereon) with respect to any such senior indebtedness.

LICENSE AGREEMENTS

  As part of the Reorganization, Monsanto will contribute certain technology licenses to Newco pursuant to various license agreements and letter agreements. The technologies underlying the License Agreements are summarized below.

  ACC Synthase and ACC Deaminase. ACC is a precursor of ethylene, a plant growth regulator that induces ripening in certain fruits. By reducing the amount of ACC available for conversion into ethylene, the ripening process can be delayed. Control of the ripening process may enable Newco to improve the efficiency of its tomato production operations. Newco will be granted non-exclusive, perpetual, royalty-free rights to the ACC synthase and ACC deaminase genes for use in certain produce crops and shall be able to practice under Monsanto's ACC Synthase license from the USDA.

  Fruit-specific Promoters. Promoters control the expression of genes in each plant cell. In order for certain genes to function in a beneficial manner, expression of these genes must be restricted to certain parts of the plant. Fruit-specific promoters provide a means of limiting gene expression to the fruit. For example, these promoters may be useful in regulating carbohydrate metabolism (e.g., sugar content) in ripening fruits such as tomatoes and strawberries. Newco will be granted non-exclusive, perpetual, royalty-free rights to certain fruit-specific promoters for use in certain produce crops.

  Virus Resistance Genes. Virus infection is known to significantly reduce the yields of certain crops, including tomatoes. Monsanto has developed methods of interfering with viral replication in engineered plants, which slows the rate and degree of infection, and reduces the yield loss resulting from the infection. Newco will be granted non-exclusive, perpetual, royalty-free or royalty-bearing rights to certain aspects of Monsanto's patent estate related to the engineering of virus resistance into certain produce crops.

  FAD 3 Gene. The FAD 3 gene controls the relative amount of polyunsaturated fatty acids found in plant oils, including canola oil. Newco believes that reducing the expression of the FAD 3 gene in engineered canola plants may result in an oil with reduced linoleic and linolenic acid content and increased oleic acid content. Such an oil would be a superior cooking oil, as well as a superior raw material for the production of margarine and shortening. Newco will be granted exclusive, perpetual, royalty-bearing rights to the FAD 3 gene for use in certain oilseed crops.

  Insect Resistance Gene. Monsanto has modified genes from a soil microorganism called Bacillus thurengiensis ("B.t.") that encode proteins that are toxic to certain insects. Use of insecticides to control insects is a major cost in the production of tomatoes. Newco will be granted non-exclusive, perpetual, royalty-free rights to Monsanto's B.t. patent estate for use in certain produce crops.

  ADP Glucose Pyrophosphorylase ("ADPGPP") Gene. The ADPGPP gene is a bacterial gene involved in starch biosynthesis. By expression of this gene in plants, the starch and/or sugar content of plants can be increased. This many improve the flavor or sweetness of produce crops such as tomatoes or strawberries. Newco will be granted non-exclusive, perpetual, royalty-free rights to Monsanto's patent estate related to ADPGPP for use in certain produce crops. Monsanto and Calgene are parties to an interference at the United States Patent and Trademark Office relating to the ADPGPP gene.

  Oil Modification Technology. Monsanto has certain patent rights and know-how related to the production of plants with altered oil compositions. By modifying oil composition it may be possible to provide temperate sources of certain tropical oils and the production of novel oil compositions. The Monsanto oil modification genes include sucrose phosphorylase, cytochrome b5 and PEP carboxylase. Newco will be granted non-exclusive, perpetual, royalty-free rights under Monsanto's patents and know-how for use in certain oilseed crops.

 Insect Protected Cotton Direct Grower Licensing Agreement

  Calgene has entered into an agreement with Monsanto under which Newco will participate in the direct licensing of Monsanto's B.t. technology to cotton growers. Under the terms of this agreement, Monsanto has granted to Calgene a non-exclusive, royalty-free U.S. license to use Monsanto's B.t. technology in Calgene's cottonseed products. Subject to the issuance of a Monsanto patent that covers the B.t. gene that is currently being utilized in Newco's cottonseed product development program, Newco would be obligated under applicable patent law to end use of its current B.t. gene and is permitted under such agreement to incorporate Monsanto's B.t. gene into its product development program over a four-year period.

  Monsanto intends to enter into license agreements directly with cotton growers. Under the terms of these agreements, cotton growers would obtain a one-time right to purchase a specified number of units of cottonseed containing Monsanto's B.t. gene in return for the payment of a license fee. Monsanto has agreed to pay to Newco 29% of the net license fees received from licensed growers who subsequently purchase Newco's cottonseed products containing Monsanto's B.t. gene.

  Newco's obligation to participate in the direct licensing program would survive the termination of the Reorganization Agreement. Furthermore, the material terms of Newco's agreement shall be modified to reflect any more favorable terms that may be granted to any other cottonseed company that may participate in the direct licensing program.

GARGIULO REORGANIZATION AGREEMENT

  Monsanto, TIA, NTGargiulo, Inc. ("NTGCo"), Gargiulo L.P., the General Partner and certain stockholders of NTGCo entered into an Option and Retained Interests Agreement, dated as of July 29, 1994 (the "Option and Retained Interests Agreement"), pursuant to which TIA acquired an option (the "Option") to acquire from NTGCo all of the outstanding shares of capital stock of the General Partner that TIA did not then own and such partnership interests in Gargiulo L.P. as would result, after the exercise of such option, in TIA and the General Partner owning an aggregate of 82% of the partnership interests in Gargiulo L.P. Under the Option and Retained Interests Agreement, the exercise price for such option was $32.1 million. Pursuant to the Gargiulo Reorganization Agreement, TIA agreed to exercise the Option on the earlier of January 31, 1996 or immediately prior to the Effective Time (the "Closing Date"). Upon the exercise of such Option, (i) TIA would own all of the issued and outstanding shares of capital stock of the General Partner, (ii) TIA would own interests in Gargiulo L.P., directly or indirectly through the General Partner, equal to 82% of such partnership interests and NTGCo would own partnership interests in Gargiulo L.P. equal to 18% of such partnership interests.

  On January 31, 1996, TIA exercised the Option for $32.1 million and acquired the remaining 18% partnership interest in Gargiulo L.P. for an additional $18 million, less the total amount of certain loans by Gargiulo L.P. to its limited partners. As of February 1, 1996, TIA owned, directly or indirectly through the General Partner, all of the equity interests in Gargiulo L.P.

  Immediately after the Effective Time, the General Partner will be dissolved and liquidated, and its assets transferred to and liabilities assumed by TIA. TIA will succeed to all the assets and liabilities of the General Partner, including its partnership interests in Gargiulo L.P. Gargiulo L.P. will then be dissolved by operation of law and TIA will succeed to all of its assets and liabilities.

  The Gargiulo Reorganization Agreement provides that, immediately after the acquisition by TIA from NTGCo of all of the partnership interests in Gargiulo L.P. then held by NTGCo: (i) the Option and Retained Interests Agreement shall be terminated; (ii) the Development Agreement between Gargiulo L.P. and Monsanto shall be amended to, among other things, convert the licenses granted pursuant to the Development Agreement to fully paid-up licenses; and (iii) the Amended and Restated Credit Agreement dated as of July 29, 1994 between MAP Investment Company, an operating unit of Monsanto, and Gargiulo L.P. shall either (x) if the Effective Time shall have occurred, be terminated and any loans outstanding thereunder shall be repaid by Gargiulo L.P. in full; provided, that if borrowings are outstanding thereunder to finance the proposed acquisition of Collier Farms, such borrowings shall be refinanced pursuant to the Gargiulo Credit Facility Agreement; or (y) if the Effective Time shall not have occurred, be extended to the earlier of the eighth anniversary of the Closing Date and the date the Effective Time shall occur and be amended to provide that the amount that may be borrowed by Gargiulo L.P. thereunder shall be increased to $40 million; provided, however, that $30 million of the proceeds may be used only to support and implement the branded tomato strategy and the remaining $10 million may be used in connection with Gargiulo L.P.'s proposed acquisition of Collier Farms or, if such acquisition does not occur, then such $10 million shall be used to support and implement the branded tomato strategy.

 Representations and Warranties of NTGCo

  The Gargiulo Reorganization Agreement contains certain representations and warranties of NTGCo relating to, among other things, (a) the due organization, valid existence and good standing of NTGCo, the General Partner and Gargiulo L.P. and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Gargiulo Reorganization Agreement, and related matters; (c) conflicts under (i) material contracts or similar agreements to which the General Partner or Gargiulo is a party, (ii) the charters or by-laws of NTGCo or the General Partner, (iii) the limited partnership agreement, as amended, of Gargiulo L.P., (iv) any order, decree, statute, law, ordinance, rule or regulation applicable to NTGCo, the General Partner or Gargiulo L.P.; (d) certain Gargiulo L.P. financial statements; (e) litigation; (f) environmental notices; (g) real properties held by the General Partner and Gargiulo L.P.; (h) certain agreements, contracts and commitments of the General Partner and Gargiulo L.P.; (i) the conduct of business by the General Partner and Gargiulo L.P.; (j) the corporate and partnership structure of the General Partner and Gargiulo L.P;
(k) the capitalization of NTGCo and the General Partner; (l) NTGCo's ownership of partnership interests in Gargiulo L.P.; and (m) certain environmental matters.

 Representations and Warranties of Stockholders

  The Gargiulo Reorganization Agreement contains certain representations and warranties of each of the stockholders of NTGCo relating to, among other things, (a) the due execution, delivery and enforceability of the Gargiulo Reorganization Agreement and related matters; (b) conflicts with agreements to which such stockholder is a party or under any order, decree, statute, law, ordinance, rule or regulation applicable to such stockholder; and (c) ownership of such stockholder's share of NTGCo stock.

 Representations and Warranties of Monsanto and TIA

  The Gargiulo Reorganization Agreement contains certain representations and warranties of each of Monsanto and TIA relating to, among other things, (a) the due organization, valid existence and good standing of Monsanto and TIA and certain similar corporate matters; (b) the authorization, execution, delivery and enforceability of the Gargiulo Reorganization Agreement, and related matters; (c) conflicts under (i) the charters or by-laws of Monsanto and TIA, and (ii) any order, decree, statute, law, ordinance, rule or regulation applicable to Monsanto or TIA; and (d) TIA's ownership of partnership interests in Gargiulo L.P.

 Representations and Warranties of Calgene

  The Gargiulo Reorganization Agreement contains certain representations and warranties of Calgene relating to, among other things, (a) the due organization, valid existence and good standing of Calgene; (b) the authorization, execution, delivery and enforceability of the Gargiulo Reorganization Agreement, and related matters; (c) conflicts under (i) the charter or by-laws of Calgene, and (ii) any order, decree, statute, law, ordinance, rule or regulation applicable to Calgene.

 Conduct of Business Prior to Dissolution

  Prior to the dissolution of Gargiulo L.P., Gargiulo L.P. has agreed to operate its business in the ordinary course. Without the prior written consent of Monsanto and Calgene, which consent shall not be unreasonably or untimely withheld, neither the General Partner nor Gargiulo L.P. shall: (a) engage in any commercial practice that is not in the ordinary course of business; (b) sell, lease, license or otherwise dispose of any assets of the General Partner or Gargiulo L.P., except for sales of produce inventory in the ordinary course and consistent with past practice, replacement or retirement of machinery and equipment in the ordinary course or additions of machinery and equipment in an aggregate amount not to exceed $1 million; (c) subject to certain exceptions, create or suffer to be created any mortgage, lien, pledge or encumbrance of any kind or other exceptions to title upon the assets of Gargiulo L.P.'s business; (d) subject to certain exceptions and except for agreements relating to Gargiulo L.P.'s branded tomato strategy which do not exceed $1 million in the aggregate, enter into any agreement or commitment having a term in excess of one year; (e) enter into any agreement or commitment that materially restricts Gargiulo L.P. from carrying on its business as it is presently being carried on; (f) merge or consolidate with, or acquire for cash a substantial part of the assets or capital stock of, any other company or entity; (g) incur any additional indebtedness for money borrowed, except for amounts secured by inventory or receivables for working capital, indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, and an increase in Gargiulo L.P.'s working capital loan from $17.5 million to $20.0 million;

(h) with certain exceptions, make loans or otherwise extend credit, including by way of guaranty, to any other person; (i) declare or pay any dividend or make any other distribution to its shareholders or partners, except for distributions in respect of taxes required by the Gargiulo L.P. limited partnership agreement, as amended, or redeem any partnership interests from its partners or any stock from its shareholders, as the case may be;
(j) except for certain permitted employment agreements, engage in any transaction between Gargiulo L.P. or the General Partner, on the one hand, and the officers or employees of Gargiulo L.P. or the General Partner, on the other hand, which is not in the ordinary course of business; (k) amend the limited partnership agreement of Gargiulo L.P., as amended to date or amend the certificate of incorporation or by-laws of the General Partner; (l) make any new fixed capital investments, capital leases or noncancellable operating leases having annual payments in the aggregate exceeding the amount projected to be spent therefor under Gargiulo L.P.'s annual plan for the fiscal year ended June 30, 1996; and (m) except for certain employment agreements, enter into any contract, agreement, plan or arrangement covering a director, officer or employee of Gargiulo L.P. or the General Partner that provides for the making of a payment, the acceleration or vesting of any benefits or right or any other entitlement contingent upon (i) the transactions contemplated by the Gargiulo Reorganization Agreement or (ii) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not have been provided but for such contingency, or amend an existing contract, agreement, plan or arrangement to so provide.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

  The following unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1995 and the unaudited Pro Forma Combined Condensed Statements of Operations for the three months ended September 30, 1995 and the year ended June 30, 1995, give effect to the business combinations involving Calgene II, Inc. ("Newco"), Tomato Investment Associates, Inc. and Produce Related Technology of Monsanto Company; Gargiulo L.P. and subsidiaries; Collier Farms; and Calgene, Inc. accounted for using the purchase method of accounting. The Pro Forma Combined Condensed Balance Sheet is presented as if the business combinations had occurred on September 30, 1995, and the Pro Forma Combined Condensed Statements of Operations are presented as if the business combination had occurred as of July 1, 1994. The pro forma information is presented for illustrative purposes only and may not be indicative of the results that would have been obtained had the transactions actually occurred on the dates assumed nor is it necessarily indicative of the future combined results of operations. Calgene has retained independent valuation professionals to assist in the final determination of the value to be assigned to the individual assets acquired including the intangibles and in-process research and technology. The valuation and the determination of the final purchase price will depend on the number of shares to be issued as well as the market price of Newco Common Stock. However, the results of the preliminary valuation have been included in the pro forma adjustments to the condensed balance sheet.

  The pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and the related notes thereto of Calgene II, Inc., Tomato Investment Associates, Inc. and Produce Related Technology of Monsanto Company; Gargiulo L.P. and subsidiaries; Collier Farms; and Calgene, Inc.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                               SEPTEMBER 30, 1995

                                 (IN THOUSANDS)

                                                              PRO FORMA                       PRO FORMA
                                                         -----------------------         -----------------------
                          NEWCO   TIA   GARGIULO COLLIER ADJUSTMENTS    COMBINED CALGENE ADJUSTMENTS    COMBINED
                          ----- ------- -------- ------- -----------    -------- ------- -----------    --------
ASSETS
Current assets:
 Cash and equivalents...   $ 1  $   --  $   528  $   110  $    --       $    639 $ 2,313  $ 17,000 (c)  $ 19,952
 Short-term invest-
  ments.................   --       --      --       --        --            --    7,922       --          7,922
 Accounts receivable,
  net of allowances.....   --       --   16,109      482       --         16,591   5,047       --         21,638
 Related party receiv-
  ables.................   --       --      --     4,304    (4,304)(e)       --      --        --            --
 Inventories............   --       --   10,989    5,622       --         16,611   8,580       --         25,191
 Other current assets...   --       --    2,145      --     (1,252)(b)       893   1,886       --          2,779
                           ---  ------- -------  -------  --------      -------- -------  --------      --------
 Total current assets...     1      --   29,771   10,518    (5,556)       34,734  25,748    17,000        77,482
Property, plant and
 equipment, net.........   --       --   46,019   13,938       --         59,957  22,625       --         82,582
Investment in affili-
 ate....................   --    53,073   1,118      --    (53,073)(a)     1,118     --        --          1,118
Product rights, patents
 and other intangible
 assets, net............            --      --       --        --            --   16,250    21,680 (c)    32,930
                                                                                            (5,000)(c)
Costs in excess of fair
 values assigned to net
 assets acquired, less
 accumulated
 amortization...........   --       --      --       --     68,073 (a)    74,966   9,850    57,571 (c)    74,314
                                                             6,893 (f)                     (68,073)(c)
Other non-current as-
 sets...................            369   2,381       64       --          2,814   1,858      (369)(c)     4,303
                           ---  ------- -------  -------  --------      -------- -------  --------      --------
                           $ 1  $53,442 $79,289  $24,520  $ 16,337      $173,589 $76,331  $ 22,809      $272,729
                           ===  ======= =======  =======  ========      ======== =======  ========      ========


                            See accompanying notes.

                               SEPTEMBER 30, 1995

                                 (IN THOUSANDS)

                                                                PRO FORMA                            PRO FORMA
                                                           -----------------------             ------------------------
                          NEWCO   TIA     GARGIULO COLLIER ADJUSTMENTS    COMBINED   CALGENE   ADJUSTMENTS    COMBINED
                          ----- --------  -------- ------- -----------    --------  ---------  -----------    ---------
LIABILITIES AND
 SHAREHOLDERS'/OWNERS'
 EQUITY AND PARTNERS'
 CAPITAL
Current liabilities:
 Notes payable and
  current portion of
  long-term debt........  $--   $    --   $ 3,704  $ 5,594  $  2,000 (d)  $ 10,382  $   8,161   $     --      $  18,543
                                                                (916)(e)
 Accounts payable.......   --        --     7,641      944       150 (f)     8,735      3,556       2,300 (c)    14,591
 Amounts due
  customers/growers.....   --        --     2,108      --        --          2,108      3,803         --          5,911
 Accrued expenses and
  other current
  liabilities...........   --      2,185    3,696    1,435    (1,252)(b)     5,886      7,573       2,567 (c)    16,026
                                                                (178)(e)
                          ----  --------  -------  -------  --------      --------  ---------   ---------     ---------
 Total current
  liabilities...........   --      2,185   17,149    7,973      (196)       27,111     23,093       4,867        55,071
 Long-term debt.........   --        --    26,609       80    18,000 (d)    44,689     17,454     (13,000)(c)    49,143
 Long-term debt, related
  party.................   --        --       --     6,220    (6,220)(e)       --         --          --            --
 Other long term
  liabilities...........   --      1,304      --       --        --          1,304        --       (1,304)(c)       --
 Minority interest......   --        --       431      --        --            431        --          --            431
SHAREHOLDERS'/OWNERS'
 EQUITY AND PARTNERS'
 CAPITAL
 Partners' capital......   --        --    35,100      --    (35,100)(a)       --         --          --            --
 Owners' equity.........   --        --       --    10,247   (20,000)(d)       --         --          --            --
                                                               3,010 (e)
                                                               6,743 (f)
 Common stock...........   --        --       --       --        --                        30          30 (c)        60
 Additional paid-in-
  capital...............     1    65,378      --       --     50,100 (a)   115,479    223,268     199,970 (c)   423,238
                                                                                                 (115,479)(c)
 Accumulated deficit....   --    (15,425)     --       --        --        (15,425)  (187,514)    (67,700)(c)  (255,214)
                                                                                                   15,425 (c)
                          ----  --------  -------  -------  --------      --------  ---------   ---------     ---------
 Total
  shareholders'/owners'
  equity................     1    49,953   35,100   10,247     4,753       100,054     35,784      32,246       168,084
                          ----  --------  -------  -------  --------      --------  ---------   ---------     ---------
                          $  1  $ 53,442  $79,289  $24,520  $ 16,337      $173,589  $  76,331   $  22,809     $ 272,729
                          ====  ========  =======  =======  ========      ========  =========   =========     =========


                            See accompanying notes.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                     THREE MONTHS ENDED SEPTEMBER 30, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           PRO FORMA                         PRO FORMA
                                                      ----------------------            ----------------------
                            TIA    GARGIULO  COLLIER  ADJUSTMENTS   COMBINED  CALGENE   ADJUSTMENTS   COMBINED
                          -------  --------  -------  -----------   --------  --------  -----------   --------
REVENUES:
 Product sales..........  $   --   $ 28,609  $   350    $  --       $ 28,959  $  8,812    $   --      $ 37,771
 Product development....      --        --       --        --            --        300        --           300
                          -------  --------  -------    ------      --------  --------    -------     --------
 Total revenues.........      --     28,609      350       --         28,959     9,112        --        38,071
COSTS AND EXPENSES:
 Costs of sales.........      --     29,667      802       --         30,469    12,141        --        42,610
 Research and
  development...........    1,383       --       --        --          1,383     3,223        --         4,606
 Selling, general and
  administrative........      444     5,082    1,083       373 (g)     6,982     3,892      1,625 (j)   11,682
                                                                                             (817)(i)
                          -------  --------  -------    ------      --------  --------    -------     --------
 Total costs and
  expenses..............    1,827    34,749    1,885       373        38,834    19,256        808       58,898
                          -------  --------  -------    ------      --------  --------    -------     --------
OTHER INCOME (EXPENSE)
 Interest, net..........      --       (516)    (246)     (515)(k)    (1,114)     (262)       --        (1,376)
                                                           163 (l)
 Minority interest......      --      1,295      --        --          1,295        22        --         1,317
 Equity share in net
  income (loss) of
  affiliate.............   (2,696)     (125)     --      2,696 (h)      (125)       (4)       --          (129)
 Other..................      --         83      130       --            213        29        --           242
                          -------  --------  -------    ------      --------  --------    -------     --------
 Total other income
  (expense).............   (2,696)      737     (116)    2,344           269      (215)       --            54
                          -------  --------  -------    ------      --------  --------    -------     --------
 Loss before income
  taxes.................   (4,523)   (5,403)  (1,651)    1,971        (9,606)  (10,359)      (808)     (20,773)
 Provision (benefit) for
  income taxes..........   (1,719)      --       --        --         (1,719)       15      1,719 (m)       15
                          -------  --------  -------    ------      --------  --------    -------     --------
 Net loss...............  $(2,804) $ (5,403) $(1,651)   $1,971      $ (7,887) $(10,374)   $(2,527)    $(20,788)
                          =======  ========  =======    ======      ========  ========    =======     ========
 Net loss per share.....  $(2,804)                                  $ (7,887) $  (0.34)               $  (0.37)
                          =======                                   ========  ========                ========
 Shares used in the
  calculation of net
  loss per share........        1                                          1    30,250     26,400 (n)   56,650


                            See accompanying notes.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 1995

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           PRO FORMA                          PRO FORMA
                                                      ----------------------            -----------------------
                            TIA    GARGIULO  COLLIER  ADJUSTMENTS   COMBINED  CALGENE   ADJUSTMENTS   COMBINED
                          -------  --------  -------  -----------   --------  --------  -----------   ---------
REVENUES:
 Product sales..........  $   --   $114,052  $25,440    $   --      $139,492  $ 48,972    $   --       $188,464
 Product development....      --        --       --         --           --      6,459        --          6,459
                          -------  --------  -------    -------     --------  --------    -------     ---------
 Total revenues.........      --    114,052   25,440        --       139,492    55,431        --        194,923
Costs and expenses:
 Cost of sales..........      --     97,744   20,276        --       118,020    53,678        --        171,698
 Research and develop-
  ment..................    4,729       --       --         --         4,729    15,373        --         20,102
 Selling, general and
  administrative........    1,915    18,096    5,140      1,490 (g)   26,641    16,081      6,500 (j)    45,817
                                                                                           (3,405)(i)
                          -------  --------  -------    -------     --------  --------    -------     ---------
 Total costs and
  expenses..............    6,644   115,840   25,416      1,490      149,390    85,132      3,095       237,617
Other income (expense)
 Interest, net..........      --     (1,720)  (1,456)    (2,061)(k)   (4,555)      155        --         (4,400)
                                                            682 (l)
 Minority interest......      --        471      --         --           471       116        --            587
 Equity share in net
  income (loss) of
  affiliate.............     (941)      416      --      941 (h)         416      (213)       --            203
 Other..................      --        918    1,091        --         2,009      (944)       --          1,065
                          -------  --------  -------    -------     --------  --------    -------     ---------
 Total other income
  (expense).............     (941)       85     (365)      (438)      (1,659)     (886)       --         (2,545)
                          -------  --------  -------    -------     --------  --------    -------     ---------
Loss before income tax-
 es.....................   (7,585)   (1,703)    (341)    (1,928)     (11,557)  (30,587)    (3,095)      (45,239)
Provision (benefit) for
 income taxes...........   (2,300)      --       --         --        (2,300)       15      2,300 (m)        15
                          -------  --------  -------    -------     --------  --------    -------     ---------
 Net loss...............  $(5,285) $ (1,703) $  (341)   $(1,928)    $ (9,257) $(30,602)   $(5,395)    $ (45,254)
                          =======  ========  =======    =======     ========  ========    =======     =========
Net loss per share......  $(5,285)                                   $(9,257) $  (1.04)               $   (0.81)
                          =======                                   ========  ========                =========
Shares used in the
 calculation of net loss
 per share..............        1                                          1    29,439     26,400 (n)    55,839


                            See accompanying notes.

      NOTES TO UNAUDITED PRO FORMA COMBINEDCONDENSED FINANCIAL STATEMENTS

  1. REORGANIZATION AND MERGER. As of September 30, 1995, Tomato Investment Associates, Inc., a wholly-owned subsidiary of Monsanto Company, owns certain produce related technology and a 49.9% interest in Gargiulo L.P. and Subsidiaries. In connection with the Reorganization described in the following paragraph, TIA will acquire the remaining equity interest in Gargiulo L.P. (collectively "TIA/Gargiulo").

  In the Reorganization and related Merger, Calgene and TIA will become wholly-owned subsidiaries of Calgene II, Inc. ("Newco") Simultaneously, Newco will be renamed Calgene, Inc., at which time Monsanto will own common stock representing a 49.9% equity interest in Newco (assumed for purposes hereof to have an approximate fair market value of $200 million). Prior to the completion of the Reorganization, Gargiulo L.P. intends to acquire Collier Farms. The acquisitions of TIA, Gargiulo L.P. and Collier Farms will be accounted for using the purchase method of accounting.

  2. TIA ACQUISITION OF GARGIULO L.P. As of September 30, 1995, TIA owns a 49.9% equity interest in Gargiulo L.P. and will acquire the remaining equity interest of Gargiulo L.P. for approximately $50.1 million. The purchase price of $50.1 million is based on an option acquired in 1992 from Garguilo L.P. by TIA at which time TIA purchased an initial 23% equity interest. The difference in Newco's cost to acquire Garguilo L.P. and the price paid by TIA approximates $34 million. A separate purchase price allocation has not been performed for the TIA/Gargiulo L.P. pro forma adjustments because a complete purchase price allocation, including TIA's acquisition of the remaining outside equity interest of Gargiulo, will be presented based on the Calgene acquisition of TIA/Gargiulo L.P. For purposes of the TIA/Gargiulo L.P. pro forma financial information, the excess purchase price has temporarily been shown entirely as costs in excess of fair values assigned to net assets acquired. Costs in excess of fair values assigned to net assets acquired of $68.073 million is determined as follows:

                                                                  (IN THOUSANDS)
   TIA's current investment in Garguilo L.P. ....................    $ 53,073
   Purchase of remaining 50.1% equity interest...................      50,100
   Less Garguilo L.P. net equity.................................     (35,100)
                                                                     --------
                                                                     $ 68,073
                                                                     ========

  3. PROPOSED PURCHASE OF COLLIER FARMS. Prior to the completion of the Reorganization, Gargiulo L.P. intends to acquire substantially all the assets excluding related party receivables, subject to certain liabilities of Collier Farms for $10 million in cash and a $10 million promissory note, plus an earn-out payment based upon certain earnings of the combined operations of the Partnership in southwest Florida and those being purchased from the Seller. The Partnership will also acquire the seller's investment in the 1995-1996 crop to be calculated at closing and assume liabilities related thereto. The acquisition of Collier Farms will be accounted for as a purchase.

  The estimated purchase price consists of the following:

                                                                (IN THOUSANDS)
   Cash (from proceeds under an existing Monsanto credit
    facility)..................................................    $10,000
   Promissory note.............................................     10,000
   Investment in 1995-1996 crop................................      5,622
   Estimated acquisition costs, consisting primarily of
    financial advisory, legal and accounting fees..............        150
                                                                   -------
                                                                   $25,772
                                                                   =======

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(CONTINUED)
  Certain items affecting the purchase price and the allocation thereof remain unresolved at this time. A summary of the preliminary purchase price allocation is as follows:

                                                                  (IN THOUSANDS)
   Net assets acquired...........................................    $ 20,003
   Excess purchase price over net assets acquired................       5,769
                                                                     --------
                                                                      $25,772
                                                                     ========

  4. ACQUISITION OF TIA/GARGIULO L.P. As described in Note 1, Monsanto will acquire a 49.9% equity interest in Newco with an assumed approximate fair value of $200 million in exchange for $30 million in cash (of which $13 million has been previously advanced at September 30, 1995 pursuant to a subordinated promissory note), and 100% ownership in TIA/Gargiulo L.P. and certain technology licenses. The acquisition of TIA/Gargiulo L.P. by Newco will be accounted for as a purchase.
  The estimated purchase price consists of the following:

                                                                (IN THOUSANDS)
   30,143,000 shares of Newco common stock.....................    $200,000
   Estimated acquisition costs, consisting primarily of
    financial advisory, legal and accounting fees..............       2,300
   Less cash received..........................................     (30,000)
                                                                   --------
                                                                   $172,300
                                                                   ========

  Certain items affecting the purchase price and the allocation thereof, including the outcome of certain litigation, the number of Newco shares to be issued and the market value of such shares, remain unresolved at this time. A summary of the preliminary purchase price allocation is as follows:

                                                                  (IN THOUSANDS)
   Net assets acquired...........................................    $ 33,849
   Identified intangible assets..................................      21,680
   Excess purchase price over net assets acquired................      57,571
   In-process research and technology............................      59,200
                                                                     --------
                                                                     $172,300
                                                                     ========

  As of September 30, 1995, Calgene has received $13 million in advances toward the $30 million proceeds for Newco Common Stock in the form of a subordinated promissory note.

  5. INTANGIBLE ASSETS. Intangible assets include completed technology, assembled workforce and costs in excess of fair values assigned to net assets acquired. The estimated useful lives are expected to range from 3 to 15 years. For presentation purposes, purchased intangibles have been amortized using an average 12-year period. Calgene management does not believe that technological feasibility of the acquired in-process technology has been established. Further, Calgene management believes the acquired technology has no alternative future uses. Therefore, the $59.2 million allocated to in-process research and technology is required to be immediately expensed under generally accepted accounting principles. Such amount is a non-recurring charge related to the Reorganization and as such is not reflected in the Pro Forma Statement of Operations pursuant to Regulation S-X.

  6. PRO FORMA ADJUSTMENTS. Adjustments to the Pro Forma Condensed Combined Balance Sheet were made:

    (a) To record TIA's acquisition of the remaining 50.1% equity interest in Gargiulo L.P. and eliminate the investment in affiliate and Gargiulo L.P. equity accounts.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(CONCLUDED)
    (b) To eliminate certain intercompany assets and liabilities that will not be acquired/assumed.

    (c) To eliminate the costs in excess of fair values assigned to net assets recorded by TIA (see (a) above) and record the acquisition and allocate the purchase price (based on preliminary appraised values) of TIA/Gargiulo L.P. and the receipt of $30 million in cash (less the $13 million advance) in exchange for Newco Common Stock assumed to have an approximate fair market value of $200 million. The accumulated deficit has been adjusted for the effect of expensing the in-process research and technology. Also, to write-off or reserve for $8.5 million of intangibles, leases and related assets that became redundant upon the acquisition of TIA/Gargiulo. Such amount is a non-recurring charge related to the Reorganization and as such is not reflected in the Pro Forma Statement of Operations pursuant to Regulation S-X.

    (d) To record the $10 million, five year promissory note issued and a $10 million advance under an existing credit facility with an affiliate of which will be converted into a loan under the Gargiulo Credit Facility Agreement upon the Effective Time from Monsanto for the acquisition of Collier Farms. The promissory note is payable in 20 equal quarterly installments following the closing of the Reorganization. The advance is payable in one payment at the end of four years but may be extended to eight years based on defined events.

    (e) To eliminate assets and liabilities of Collier Farms that will not be acquired/assumed as part of the acquisition.

    (f) To allocate the purchase price of the acquisition of Collier Farms.

    ADJUSTMENTS TO THE PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS WERE MADE TO:

    (g) To record the amortization of the additional costs in excess of fair values assigned to net assets acquired in TIA's acquisition of Gargiulo L.P.

    (h) To eliminate TIA's share of net loss in affiliate.

    (i) To eliminate the amortization related to (g) above and the amortization of the costs in excess of fair values assigned to net assets recorded by TIA during the fiscal year ended June 30, 1995.

    (j) To record the amortization of the purchased intangibles.


    (k) To record interest expense on the $10 million promissory note issued to Collier Enterprises which bears interest at the prime rate (8.75% at September 30, 1995), and the $10 million advance from Monsanto which bears interest at the prime rate plus 2% (10.75% at September 30, 1995) at the Effective Time.

    (l) To eliminate interest expense related to debt of Collier Farms that will not be assumed as part of the acquisition.

    (m) To eliminate the tax benefit recorded by TIA since the pro forma combined net deferred tax asset will be fully offset by a valuation allowance.

    (n) To adjust the shares used in the loss per share calculation for the effects of the common stock issued to Monsanto by Newco.

                               CALGENE II, INC.

DIRECTORS AND EXECUTIVE OFFICERS

 Directors

  A total of nine directors will be elected to the Newco Board at the Effective Time. The one year term of each director is subject in all cases to the election and qualification of his successor and to his earlier death, resignation or removal. Director compensation has not been determined at this time. See "The Reorganization Agreement and Related Agreements--The Stockholders Agreement" for a description of the rights of Monsanto to designate directors of Newco under certain circumstances.

  The following table sets forth for each director of Newco that has been designated, his name, age, the positions and offices held by him, principal occupation, business experience and other directorships. Mr. Stinnett was recently involved in a serious automobile accident. If Mr. Stinnett or any other director is unable to serve as a director of Newco at the Effective Time, a substitute will be designated and elected in accordance with the provisions of the Stockholders Agreement. Upon or immediately following the Effective Time, pursuant to the Stockholders Agreement, there shall be added to the Newco Board a ninth director, who shall be an executive officer of Newco.

NAME OF DIRECTOR         AGE PRINCIPAL OCCUPATION
----------------         --- --------------------
Robert T. Fraley........  42 President of Ceregen
Jeffrey D. Gargiulo.....  43 Chairman and Chief Executive Officer of Gargiulo L.P.
Howard D. Palefsky......  48 President and Chief Executive Officer, Collagen Corporation
Roger H. Salquist.......  54 Chairman and Chief Executive Officer of Calgene
Carl V. Stinnett........  61 Principal, The Northern Group
Allen J. Vangelos.......  63 President and Chief Executive Officer of Calavo Growers of California
Hendrik A. Verfaillie...  50 Executive Vice President of Monsanto
John E. Robson..........  65 Senior Advisor, Robertson, Stephens & Company

  Mr. Fraley was named President of Ceregen, a strategic business unit of Monsanto, in 1995. From 1993 to 1995, Mr. Fraley was Vice President, New Products Division, of the Monsanto Agricultural Products Group. From 1990 to 1993, Mr. Fraley was Vice President, Research and Development, New Products Division, of the Monsanto Agricultural Products Group.

  Mr. Gargiulo has been Chairman and Chief Executive Officer of Gargiulo L.P. since 1981 and will be Chairman and Chief Executive Officer of TIA upon the Effective Time. Mr. Gargiulo is Chairman of the Produce Marketing Association and a Director of NationsBank of Florida, N.A.

  Mr. Palefsky has been the President and Chief Executive Officer of Collagen Corporation, a medical products company, since 1978. He is also a director of Collagen Corporation and Target Therapeutics, Inc., both medical product companies.

  Mr. Salquist has been an executive officer of Calgene since September 1983 and its Chief Executive Officer since November 1985. Mr. Salquist is a director of Collagen Corporation and Chairman of the Board of Directors of Celtrix Pharmaceuticals, Inc., both medical products companies.

  Mr. Stinnett has been a Principal of the Northern Group, a financial partnership which acquires and operates food companies, since July 1990. Mr. Stinnett was President of the Campbell Enterprises Division of Campbell Soup Company from November 1985 to July 1990.

  Mr. Vangelos has been the President and Chief Executive Officer of Calavo Growers of California since September 1986, prior to which he held management positions at Castle & Cooke, including Vice President and General Manager of Processed Products and President of International Diversified Business and Fresh Marketing. From 1980 to 1984, he was the Chief Executive Officer of Impact Corporate Group, a food brokerage company. Mr. Vangelos was the 1993 Chairman of the Board of Directors of the Agricultural Council of California and a past Chairman of the United Fresh Fruit and Vegetable Association.

  Mr. Verfaillie was appointed an Executive Vice President of Monsanto in July 1995. Prior to this he served as President of The Agricultural Group, Vice President and Advisory Director-Monsanto Company, Vice President and General Manager, Roundup Division-The Agricultural Group, and Vice President-Commercial Development-Monsanto Agricultural Company.

  Mr. Robson has been a Senior Advisor of Robertson, Stephens & Company since 1993. From 1989 to 1992 Mr. Robson was Deputy Secretary of the United States Treasury. Mr. Robson is also a director of Northrop Grumman Corporation and Security Capital Industrial Trust, a real estate investment trust.

  The Mingly Corporation Limited ("Mingly"), a stockholder of Calgene, has the contractual right to designate a director of Calgene, which designee shall be reasonably satisfactory to the Calgene Board in terms of qualifications and the absence of any conflict of interest with Calgene. Such right has not been exercised to date. If Mingly determines to designate a director, such director would serve as a Company Director. See "The Reorganization Agreement and Related Agreements--Stockholders Agreement--Composition of Newco Board."

 Executive Officers

  Executive officers are to be elected by the Newco Board annually at its meeting of stockholders and hold office until the next annual meeting unless they sooner resign or are removed from office.

  The following table lists the name, age and position of the executive officers of Newco immediately following the Effective Time.

NAME OF EXECUTIVE OFFICER       AGE POSITION
-------------------------       --- --------
Roger H. Salquist..............  53 Chairman and Chief Executive Officer
Jeffrey D. Gargiulo............  43 Chairman and Chief Executive Officer of TIA
Michael J. Motroni.............  40 Vice President of Finance & Secretary

  For biographies of Messrs. Salquist and Gargiulo, see "Calgene II, Inc.-- Directors and Executive Officers--Directors."

  Mr. Motroni joined Calgene in August 1983 and became Controller in July 1986. He was elected Vice President of Finance and Secretary in May 1992.

  See "The Stockholders Agreement--Composition of the Newco Board and Calgene Board" for a description relating to arrangements regarding Newco, Monsanto and Calgene and the election of certain directors to the Newco Board and the appointment of certain executive officers.

PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the pro forma beneficial ownership of Common Stock of Newco as of the Effective Time, by (i) each person known by Newco to be a beneficial owner of more than 5% of the outstanding shares of Calgene Common Stock on September 30, 1995; (ii) each director and each executive officer of Newco; and (iii) all directors and executive officers of Newco as a group:

                                                      SHARES
NAME AND ADDRESS                                   BENEFICIALLY   APPROXIMATE
OF 5% BENEFICIAL OWNER                               OWNED(1)   PERCENT OWNED(2)
----------------------                             ------------ ----------------
Monsanto Company
 800 North Lindbergh Blvd.
 St. Louis, MO 63167..............................  31,133,966        49.9
Travelers Group Inc.
 and Affiliates 388 Greenwich Street
 New York, NY 10013(3)............................   3,179,179         5.1
DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
Roger H. Salquist.................................     219,190           *
Hendrik A. Verfaillie.............................         --
Robert T. Fraley..................................         --
Jeffrey D. Gargiulo...............................         --
John E. Robson....................................         --
Howard D. Palefsky................................      12,000           *
Carl V. Stinnett..................................      25,000           *
Allen J. Vangelos.................................      13,000           *
Michael J. Motroni................................      38,728           *
All Directors and Executive Officers
 as a group (9 persons)...........................     307,918           *

--------
*  Less than 1%
(1) Calgene believes that all beneficial owners named in the table have sole voting and investment power with respect to the shares they beneficially own. The shares shown in the table to be beneficially owned include any shares that the person has the right to acquire within 60 days of September 30, 1995, by exercise of any stock option for which Calgene has knowledge. The shares subject to such options are as follows:
    Mr. Salquist: 184,762; Mr. Palefsky: 12,000; Mr. Stinnett: 24,000; Mr.
    Vangelos: 13,000; Mr. Motroni: 30,317; all executive officers and directors as a group: 338,813.
(2) Assuming that there are outstanding 62,267,933 shares of Newco Common Stock immediately after the Effective Time.
(3) Based on a Form 13G filed on October 10, 1995 with respect to holdings on September 30, 1995. Includes 1,650,509 shares owned by Smith Barney, Inc. and 1,528,670 shares owned by Smith Barney Holdings, Inc. Based on a Form 13G received by Calgene on January 23, 1996, Calgene believes that Travelers Group Inc. and Affiliates held an aggregate of 3,386,072 shares as of December 31, 1995.

                      TOMATO INVESTMENT ASSOCIATES, INC.

INTRODUCTION

  In December 1992, Monsanto, through its wholly-owned subsidiary, TIA, contributed cash totalling approximately $24.6 million and certain technology and know-how related to tomatoes to Gargiulo L.P. in exchange for an approximately 22% partnership interest in Gargiulo L.P.

  In July 1994, TIA increased its percentage ownership of Gargiulo L.P. to 49.9% by paying approximately $27.9 million to the other partners of Gargiulo L.P. At the same time, TIA and the other partners of Gargiulo L.P. entered into an Option and Retained Interests Agreement pursuant to which (i) TIA obtained, for a payment of $5.2 million, the Option to increase its ownership interest in Gargiulo L.P. to 82% at a specified price at any time prior to January 31, 1996 and (ii) if such Option were exercised, TIA obtained certain call rights, and granted certain put rights, exercisable after December 31, 1999, for TIA to acquire the remaining partnership interests of Gargiulo L.P. at a formula price.

  In connection with the Reorganization, Monsanto, TIA and the partners of Gargiulo L.P. entered into the Gargiulo Reorganization Agreement pursuant to which (i) TIA agreed to exercise its Option to increase its ownership interest in Gargiulo L.P. to 82% by paying the option price of $32.1 million to NTGCo, which is the other limited partner of Gargiulo L.P., and (ii) TIA agreed to purchase the remaining 18% partnership interest in Gargiulo L.P. for a purchase price of $18 million. See "The Reorganization Agreement and Related Agreements--Gargiulo Reorganization Agreement." On January 31, 1996, TIA exercised the Option and acquired the remaining 18% partnership interest in Gargiulo L.P. NTGCo is owned 50% by Joseph Procacci and 16.66% each by Dewey Gargiulo and his sons, Jeffrey D. Gargiulo and John R. Gargiulo.

GARGIULO L.P.

 Overview

  Gargiulo L.P. engages in the growing, packaging, marketing and distribution of tomatoes and strawberries and, to a lesser extent, other fresh fruits and vegetables. Gargiulo L.P. also engages in breeding research with respect to tomatoes and, to a lesser extent, strawberries. Gargiulo L.P.'s tomato producing operations are conducted principally in southwest and northern Florida, north central California, Virginia, Puerto Rico and Mexico. Gargiulo L.P.'s berry production operations are conducted principally in northern California. Tree fruits are grown in Chile, and potatoes, which Gargiulo L.P. began producing, packing and distributing for the first time in January 1995, are grown in southwest Florida. Gargiulo L.P.'s corporate headquarters are located in Naples, Florida.

  Gargiulo L.P.'s predecessor companies (the "Predecessors") began brokering tomatoes in southwest Florida in the early 1950's. Operations were subsequently expanded to include the production of tomatoes in southwest Florida and over the years the Predecessors and later Gargiulo L.P. commenced tomato growing operations in northern Florida, northern California, and, in order to be able to supply tomatoes in the winter in the event of a freeze in Florida, in Puerto Rico. More recently, Gargiulo L.P. entered into a joint venture with a company located in Mexico for the production and distribution of tomatoes and peppers. In order to be able to supply tomatoes throughout the United States and Canada on a year round basis, which will be integral to Newco's branded tomato strategy, in 1994, Gargiulo L.P. began the production of tomatoes in Virginia.

  In order to diversify the product line, in the early 1980's the Predecessors commenced an operation to grow, cool, market and distribute strawberries in northern California. Gargiulo L.P. acquired interests in companies in Chile in 1987 for the production, sale and importation into the United States of various winter fruits, including nectarines and grapes. Through a relationship with a Chilean grower, during the winter months in the United States, Gargiulo L.P. also imports and markets raspberries and asparagus.

  Gargiulo L.P. believes it has managed to achieve recognition among the wholesalers, retailers, brokers and food service entities which it serves, as a reputable and reliable supplier of tomatoes and berries. Gargiulo L.P.

intends to continue to concentrate its efforts in this business and to capitalize, whenever possible, on the opportunities to profit in the commodity fruit and vegetable business. With its vertically integrated structure, management, marketing and research capabilities and its established distribution channels, Gargiulo L.P. believes it is well positioned to take advantage of opportunities in the commodity fruit and vegetable markets.

 Acquisition of Collier Farms

  Pursuant to the Collier Purchase Agreement, Gargiulo L.P. has agreed to acquire substantially all of the assets, subject to the assumption of certain specified liabilities, of the produce business conducted by certain affiliates of Collier Enterprises (the "Seller") under the trade name of "Collier Farms." Collier Farms is an agricultural producer of tomatoes and other vegetables in southwest Florida, and engages in the packaging, marketing and distribution of those products into the commodity markets. See "--Collier Farms." If the Collier Transaction is consummated, the purchase price to be paid by Gargiulo L.P. for Collier Farms would be approximately $20 million, payable $10 million in cash and $10 million in the form of a purchase money note payable to the Seller, maturing on June 30, 2000, subject to reduction in the event Gargiulo L.P. assumes certain obligations of the Seller to Prudential Life Insurance Company in the approximate amount of $5 million (as adjusted, the "Seller Note"), plus the assumption of all expenses incurred by Collier Farms since July 1, 1995, which expenses relate to the production of Collier Farms' 1995-1996 crop. In addition, Gargiulo L.P. would make an earn-out payment to the Seller after the fiscal year ended June 30, 2000, based upon the future earnings of the combined southwest Florida operations of Collier Farms and Gargiulo L.P. (calculated as if Gargiulo L.P. had not implemented the branded tomato strategy). The Seller Note and earn-out payment would be secured by the Collier Farms assets being purchased and the Seller Note would be additionally secured by certain farmland owned by Gargiulo L.P., all of which is located in Collier County, Florida.

  The Collier Purchase Agreement also provides that Gargiulo L.P. will enter into a long-term lease with affiliates of the Seller (the "Collier Lease") for a minimum of 6,000 acres of farmland in southwest Florida, with the right to lease up to an additional 5,000 acres of farmland. The initial term of the Collier Lease would be five years and Gargiulo L.P. would be granted three options of five years each to extend such lease. The rent to be paid by Gargiulo L.P. under the Collier Lease will be a market rate less a small discount, which discount increases as more land is leased. The Collier Purchase Agreement provides for a closing of the Collier Transaction subject to the terms and conditions contained therein by January 31, 1996, which may be extended until February 28, 1996. See "--Collier Farms."

 Products

  Tomatoes. Gargiulo L.P.'s principal product is fresh tomatoes. For Fiscal 1995, Gargiulo L.P. packed and shipped approximately 270 million pounds of fresh tomatoes, which it produced through its own farming operations, through joint ventures or partnerships with other growers or pursuant to contractual arrangements with other growers. For Gargiulo L.P.'s and its Predecessors' fiscal years ended June 30, 1993, 1994 and 1995, product revenues from Gargiulo L.P.'s tomato operations were approximately $44.1 million, $50.3 million and $60.1 million, representing 54.3%, 50.6% and 52.7%, respectively, of Gargiulo L.P.'s total revenues for those fiscal years.

  Gargiulo L.P.'s tomato operations are vertically integrated with seed research, production, packing, repacking, distribution, marketing, and sales capabilities. With production available year round from its various locations, Gargiulo L.P. believes it is well positioned for consistent year round supply of tomatoes to customers throughout the United States and Canada.

  Gas Green Tomatoes. Approximately 90% of the tomatoes produced by Gargiulo L.P. during Fiscal 1995 were harvested and processed as green tomatoes. Green tomatoes are sorted by grade and size according to specifications promulgated by the USDA and are typically packed into 25 pound boxes. The tomatoes are then stored at 65(degrees)F in the presence of ethylene gas for one to four days. This process allows the tomato to achieve a deep red color acceptable to the retail consumer and results in a sufficient shelf-life so that the tomato reaches the retail consumer in an acceptable condition. The vast majority of tomatoes produced in the United States are harvested green and processed in this manner.

  Vine Ripened Tomatoes. Gargiulo L.P., through its participation in a joint venture with a Mexican partner, has the capability to produce tomatoes which are ripened on the vine, packed and then shipped. The relatively arid climate in which the Mexican tomatoes are produced, contrasted with the wetter climate in which tomatoes are grown in the United States, allows for vine ripening which many retail consumers believe results in a better tasting tomato than tomatoes which are picked green and ripened off the vine.

  Branded Tomatoes. In 1993, Gargiulo L.P. commenced market research to determine the interests of consumers in a "branded tomato." To be sold as branded, a tomato must consistently and uniformly combine all of the characteristics and attributes retail consumers generally look for in tomatoes, such as pleasing flavor, tempting color, and good size, shape and firmness. Gargiulo L.P. is embarking upon a branded tomato program to produce and market a premium tomato under the Gargiulo name.

  The success of the branded tomato strategy will depend in large measure on Gargiulo L.P.'s ability (i) to induce customers to identify Gargiulo L.P.'s premium tomato with the Gargiulo name, (ii) to induce consumers to pay a premium price for that superior tomato, and (iii) to be able to produce and deliver that tomato to customers on a consistent, year round basis. Based on market research performed by Gargiulo L.P. to date, Gargiulo L.P. believes that there is a sufficient customer base willing to pay a premium price for a superior tomato to justify the significant amount of money that will be required for marketing and advertising necessary to promote the branded tomato. Gargiulo L.P. intends to begin the marketing and advertising of its branded tomato in the northeast and midwest regions of the United States in February 1996. A successful branded tomato program would allow Gargiulo L.P. to move a portion of its sales activities from the commodity fruit and vegetable business directly to the retail markets. Ultimately, Gargiulo L.P.'s strategy is to provide advertising, marketing and promotional services directly to the major retail grocery chains, including setting up displays in the stores, assisting store management in attractively positioning the tomatoes in the produce area, and engaging in related activities pertaining to the marketing of fresh tomatoes in the retail sector. Gargiulo L.P. believes that retailers would embrace this service because it would contribute to their profit. It would benefit Gargiulo L.P. by providing a consistent source of sales for Gargiulo L.P.'s tomatoes and by reducing Gargiulo L.P.'s reliance on the commodity markets. As one of the few vertically integrated commercial fruit and vegetable growers in the industry, Gargiulo L.P. intends to use its plant research capabilities, year round supply capabilities, geographic and product line diversification, operational skill and professional management to enable it to produce tomatoes suitable for sale directly to the retail market. There can be no assurance that Gargiulo L.P.'s efforts with the branded tomato will be successful. See "Risk Factors--Risks Associated with the Branded Tomato Strategy."

  Tomato Production and Packing Locations. Gargiulo L.P. maintains growing operations in and around Naples, Florida, Quincy, Florida, Mappsville, Virginia, Santa Isabel, Puerto Rico, Firebaugh, California, and Sinaloa State, Mexico. Each of these locations has the capability to pack the tomatoes for shipment to repackers who put the tomatoes in the various types of packaging demanded by the wholesalers, retailers, brokers and food service customers. Gargiulo L.P. operates a repacking facility in Palmetto, Florida, in which it repacks its own tomatoes, as well as tomatoes grown by other growers. If the Collier Transaction is consummated, Gargiulo L.P. will acquire a repack operation in Immokalee, Florida. In such event, Gargiulo L.P. intends to discontinue its repack operations in Palmetto, Florida. Gargiulo L.P., together with its Mexican joint venture partner, maintains a distribution center in Nogales, Arizona for the distribution of tomatoes grown in Mexico by the joint venture.

  Set forth below is a table which illustrates Gargiulo L.P.'s ability, by location, to produce tomatoes on a year round basis. The table also indicates, for the last growing season at each location, the approximate net acres farmed by Gargiulo L.P. by location, the approximate number of pounds of tomatoes produced by Gargiulo L.P. and those produced by contract growers. The figures set forth below may not be indicative of future results.

                                                  COMPANY    CONTRACT
                                LAST    COMPANY    FARMED     FARMED
                    MONTHS IN  GROWING  FARMED   PRODUCTION PRODUCTION
LOCATION            PRODUCTION SEASON  NET ACRES  (POUNDS)   (POUNDS)
--------            ---------- ------- --------- ---------- ----------
Quincy, Florida....  July-Nov     1995     282   11,887,150 10,491,075
Naples, Florida....   Aug-May  1994/95   1,557   65,808,821 39,777,325

                                                       COMPANY    CONTRACT
                                     LAST    COMPANY    FARMED     FARMED
                         MONTHS IN  GROWING  FARMED   PRODUCTION PRODUCTION
LOCATION                 PRODUCTION SEASON  NET ACRES  (POUNDS)   (POUNDS)
--------                 ---------- ------- --------- ---------- ----------
Sinaloa State, Mexico...  Sept-Apr  1994/95     338   15,415,156        --
Puerto Rico.............   Oct-Mar  1994/95     420   17,212,650        --
Quincy, Florida.........  Mar-June     1995     255   11,175,025 10,554,425
Firebaugh, California...   Apr-Oct     1995   2,959   57,594,160  3,145,015
Mappsville, Virginia....   Apr-Oct     1995     393   19,848,300        --

  Berries. During Fiscal 1995, Gargiulo L.P. grew approximately 3.8 million flats of fresh strawberries and cooled approximately 7.7 million flats of fresh strawberries through its own farming operations and pursuant to relationships with contract growers. On a smaller scale, Gargiulo L.P. also cools and markets raspberries, grown by itself and others, and blackberries and blueberries grown by others.

  For the fiscal years ended June 30, 1993, 1994 and 1995, product revenues from Gargiulo L.P.'s berry operations were approximately $9.5 million, $20.8 million, and $23.4 million, respectively, representing approximately 11.7%, 20.9% and 20.5%, respectively, of Gargiulo L.P.'s total revenues for those fiscal years.

  Berry Production, Cooling and Warehousing Locations. Set forth below is a table which illustrates Gargiulo L.P.'s ability, by location, to produce berries. The table also indicates, for the last growing season at each location, the approximate net acres farmed by Gargiulo L.P. by location, the approximate number of flats of berries produced by Gargiulo L.P. and those produced by contract growers. The figures set forth below may not be indicative of future results.

                                         LAST    COMPANY   COMPANY    CONTRACT
                             MONTHS IN  GROWING  FARMED     FARMED     FARMED
LOCATION                     PRODUCTION SEASON  NET ACRES PRODUCTION PRODUCTION
--------                     ---------- ------- --------- ---------- ----------
Naples, Florida.............  Aug-May   1994/95     64       63,750        --
Oxnard, California..........  Feb-Apr      1995    103      369,937    313,161
Santa Maria, California.....  Feb-Apr      1995     90      325,465        --
Watsonville, California.....  May-Nov      1995    661    3,087,101  2,081,576

 Other Products

  Potatoes. In Fiscal 1995, Gargiulo L.P. grew and cultivated its first crop of red potatoes in southwest Florida. The potatoes were subsequently harvested during the winter months of Fiscal 1995. Gargiulo L.P.'s strategy is to position itself to produce and market high quality fresh red potatoes during the winter to take advantage of market timing and potentially stronger prices in competition with potatoes obtained from storage by other producers.

  Peppers. During Fiscal 1995, Gargiulo L.P., as part of its joint venture with a Mexican grower, produced and distributed red, yellow and green peppers from Mexico from January through May. This represented Gargiulo L.P.'s initial attempt to produce and distribute peppers.

  Chilean Winter Fruits. Since the mid 1980's, Gargiulo L.P. and the Predecessors have imported and sold during the winter in the United States, apricots, asparagus, grapes, nectarines, pears, plums and raspberries from Chile and other South and Central American countries. Gargiulo L.P., through its Chilean subsidiary, has interests, together with its Chilean partners, in grape vineyards and nectarine orchards located in Chile. Gargiulo L.P.'s focus is on importing and distributing high quality fruit during the winter months in the United States and Canada.

 Marketing, Sales and Distribution

  Organization. Gargiulo L.P.'s marketing and sales efforts are principally focused on the sale of tomatoes in the commodity markets. Marketing and sales efforts are principally conducted by a telemarketing group.

Pricing is typically based on factors such as USDA grade designation and fruit size. The appearance of blemishes and other visual defects on the fruit influences the USDA grade designation. In general, a greater number of defects results in a lower grade and a lower price. Also, larger fruit commands a higher price. Gargiulo L.P. generally makes weekly commitments for price, though it sometimes enters into longer term fixed price contracts with respect to berries.

  The sales group is currently focused on two principal products: (i) tomatoes and vegetables; and (ii) berries and Chilean winter fruit. The principal tomato customers for Gargiulo L.P.'s products are wholesalers, repackers and brokers. A relatively small portion of tomatoes are sold directly to retailers and food service accounts. The berry and fruit sales are somewhat more skewed towards retail supermarkets and larger food service distributors and to a lesser extent to wholesalers.

  Gargiulo L.P. has created a new marketing and sales group for the consumer branded tomato program. The focus of this group is initially to conduct market research to determine the viability and the direction of the branded program. Upon implementation of the branded tomato strategy, this group will be involved with the advertising program for the branded tomatoes, as well as with the direct marketing of branded tomatoes to retailers and food service accounts.

  Customers. During Fiscal 1995, no customer comprised more than 3% of Gargiulo L.P.'s sales in any product area except for potatoes, which is described in more detail below.

  The geographical distribution of Gargiulo L.P.'s sales is weighted to the southeast and northeast portions of the United States. In Fiscal 1995, Gargiulo L.P.'s top twenty customers accounted for approximately 20% of its total sales revenue. Thirteen of such customers were wholesalers/repackers, five were retail supermarkets and two were food service accounts.

  Gargiulo L.P. believes that during Fiscal 1995 approximately 30% of its sales of berries were made to retail chain supermarkets, approximately 20% were made to wholesale grocers, 10% were made to food service distributors, approximately 30% are made to receivers and jobbers and 10% were sold to others.

  In Fiscal 1995, Gargiulo L.P. entered into an arrangement to supply red potatoes to Green Giant, a unit of Pillsbury, Inc. In the fiscal year ending June 30, 1996, Gargiulo L.P. intends to market red potatoes through its own marketing group.

  Virtually all of the produce sold or otherwise distributed by Gargiulo L.P. is shipped by truck. The tomatoes produced in Puerto Rico and sold in the continental United States and/or Canada are shipped by boat to the United States, and then distributed by truck. Berries and asparagus produced in South and Central America are air freighted to the United States. Other products from Chile are shipped by boat to the United States. Tomatoes and berries are generally sold in the open market free-on-board (F.O.B.) packing house.

 Competition

  Tomatoes. The tomato industry is characterized by numerous competitors. Gargiulo L.P. believes that a small group of participants produces over one-third of the tomatoes sold in the United States. Of these major producers, only Gargiulo L.P. has a presence in each of Florida, Virginia, Puerto Rico, California and Mexico. Gargiulo L.P. believes that because of the ease of entry into and exit from the fresh tomato market, there are a large number of competitors, and their identity may change from one growing season to the next. In addition, Gargiulo L.P. believes it will face increasing competition from Mexico due to the favorable climate and low labor costs. See "Risk Factors--Competition."

  Berries. The berry industry is also characterized by a small number of significant producers, including Gargiulo L.P., and numerous smaller competitors. The principal product in the berry industry is strawberries, followed by raspberries and blackberries.

 Trademarks and Licenses

  Gargiulo L.P. has federally registered the trademark NTGargiulo and is in the process of registering the trademark "Gargiulo" and "Gargiulo Farms." Applications for these trademarks are also pending in Canada, Mexico and Puerto Rico. Gargiulo L.P. may also seek registration of other trademarks in connection with its branded tomatoes. Gargiulo L.P. also maintains state trademark registrations in Florida for the names "Beefstake" and "Neapolitan Brand." Gargiulo L.P. maintains a state trademark registration for "Sunpic" in Virginia.

 Research and Development

  Gargiulo L.P. began investing in research and development in the early 1980's through its affiliate, BHN Joint Venture ("BHN"). At its inception, the primary focus of the research and development effort was the seed development program, designed to increase tomato yield and increase fruit size. The seed development program was the precursor to Gargiulo L.P.'s current research with respect to developing a tomato with the sufficient attributes to qualify for the branded tomato program. Research efforts remain concentrated on obtaining better yield per acre, and producing a tomato with attributes such as better taste, texture and color. Other tomato research goals include the development of tomatoes which are resistant to insects, fungal and bacterial disease, which have high temperature fruit set and which have improved flavor, firmness and color, and the development of seeds designed to grow best in the diverse climatic areas in which Gargiulo L.P. operates. The research program has produced varieties that are grown by Gargiulo L.P. and which Gargiulo L.P. believes have resulted in higher yields per acre than varieties available from competing seed companies. This is accomplished through cross breeding and selection of various trait combinations to produce parent seeds which can be used to produce hybrid plants which have the desired characteristics. Gargiulo L.P. entered into a Development/License Agreement with Monsanto dated as of December 23, 1992, for the purpose of developing transgenic tomatoes for commercial application. To date research relating to the transgenic tomato has not yielded a tomato with a longer shelf life which can be produced on a commercially feasible basis.

  Gargiulo L.P. believes that one of the competitive strengths of its tomato research effort lies in the ownership of its own seed production facility in Chile and its tight linkage to its commercial operations. This affords Gargiulo L.P. the opportunity to screen large numbers of potential commercial varieties in commercial field trials with direct feedback from the market.

  Gargiulo L.P. also conducts research on strawberries, although to a significantly lesser extent than its research on tomatoes. Current strawberry research efforts are concentrated in attempting to develop a proprietary variety with improved taste and yield. Gargiulo L.P. currently estimates that it is at least two years from developing a commercially marketable variety and there can be no assurance that such a variety can actually be developed.

  For the fiscal years ended June 30, 1993, 1994 and 1995, Gargiulo L.P. incurred research and development expenses of approximately $2.2 million, $3.5 million, and $3.9 million, respectively, which included approximately $1.6 million in each such year, except $800,000 in 1993, related to the Development Agreement with Monsanto. While Gargiulo L.P. believes its research program has yielded important benefits, the future success of the research is unknown and is subject to substantial risk. See "Risk Factors--Risks Relating to Newco."

 Patents and Trade Secrets

  Gargiulo L.P. considers its tomato germplasm technology, which is needed in the production of its proprietary hybrid tomato seed, to be trade secrets. Gargiulo L.P. attempts to protect such trade secrets by use of security measures with its key research employees. There is no assurance that Gargiulo L.P. will be successful in protecting these valuable trade secrets or that others will not develop tomato seeds having equal or superior characteristics.

 Government Regulations

  The federal regulatory agencies most involved in the predominant business of Gargiulo L.P.--the production and marketing of fresh fruit and vegetables--are the USDA and the FDA. The USDA sets standards for raw produce and governs its inspection and certification. Under the Perishable Agricultural and Commodities Act ("PACA"), the USDA exercises broad control over the marketing of produce in domestic and foreign commerce, sets standards of fair conduct as to representations, sales, delivery, shipment and payment for goods and regulates the licensing of produce merchants and brokers. Gargiulo L.P.'s growing operations are also subject to substantial oversight by the Environmental Protection Agency (the "EPA") in matters ranging from the use of fertilizers and pesticides to the condition of farmland and wetlands protection. Of particular concern in this regard is the current investigation by the EPA and other environmental regulators into the possible harmful effects on the ozone layer of methyl bromide, a chemical widely used by Gargiulo L.P. and other agricultural producers.

  In its more specialized research operations (primarily through BHN), Gargiulo L.P. is subject to the coordinated oversight of the USDA, the FDA and the EPA. These agencies have joint authority over all phases of the development of certain genetically engineered plants, from research and commercial applications through growing and transportation. The USDA also has specific authority, under the Federal Seed Act, to oversee the quality and labelling of commercial seed products, such as those developed by BHN.

  Through its extensive use of farm labor in its growing operations, Gargiulo L.P. is subject to supervision by the United States Department of Labor, under both the Fair Labor Standards Act and the Occupational Safety and Health Act; and the prevalence of foreign workers in this sector of Gargiulo L.P.'s work force necessarily involves oversight by the Immigration and Naturalization Service.

  Almost every aspect of federal regulation is accompanied by regulation on the state level, in each jurisdiction where Gargiulo L.P. has growing and/or research operations. In particular in Florida, the South Florida Water Management District regulates surface water management and irrigation water withdrawals. Gargiulo L.P. must also, in its Mexican operation, comply with the requirements of Mexican law, most importantly Mexico's environmental protection law.

 Employees

  As of June 30, 1995, Gargiulo L.P. employed approximately 2,200 people, of whom 200 were salaried full-time employees, 217 were full-time hourly farm and packing house personnel, 8 were part-time employees, and approximately 1,775 were seasonal workers. Gargiulo L.P. believes relations with its employees are good. None of Gargiulo L.P.'s work force is presently unionized, although there is no assurance that unions, especially for farm workers, may not attempt to unionize Gargiulo L.P.'s workers in the future.

 Properties

  Gargiulo L.P.'s principal properties presently consist of its executive offices and sales offices and related packing facility located in Naples, Florida; the BHN research facility in Bonita Springs, Florida; tomato packing facilities in Palmetto, Florida; Quincy, Florida; Mappsville, Virginia; Santa Isabela, Puerto Rico; and Firebaugh, California; administrative offices in Watsonville, California; a sales office in Nogales, Arizona; and various owned and leased farmland. Gargiulo L.P. owns or leases farmland in and around Naples and Quincy, Florida; Watsonville, Oxnard, Santa Maria and Firebaugh, California; Mappsville, Virginia; Santa Isabela, Puerto Rico; and Sinaloa State, Mexico. See the tables included in "--Products" above for additional information concerning the properties of Gargiulo L.P.

  Gargiulo L.P. primarily grows tomatoes and potatoes in and around the Naples, Florida area and primarily grows tomatoes on its properties in and around Mappsville, Virginia; Santa Isabela, Puerto Rico; Firebaugh, California; and Sinaloa State, Mexico, although peppers and other vegetables are also grown in Sinaloa State,

Mexico. Gargiulo L.P. primarily grows strawberries and raspberries on its properties in Watsonville, Santa Maria and Oxnard, California.

  The majority of Gargiulo L.P.'s farmland is leased pursuant to relatively short-term leases. Thus, the amount of farmland leased in any of the geographic areas in which Gargiulo L.P. operates can vary from growing season to growing season.

  In the event the Collier Transaction is successfully completed, Gargiulo L.P. believes it will be in a position to sell certain property owned by Gargiulo L.P. located in Collier County, Florida.

 Internal Control Systems

  Gargiulo L.P. and its predecessors were for many years private companies controlled by the Gargiulo family and related parties. Internal control systems of Gargiulo L.P. are considered adequate to identify material misstatements in reporting financial statements. However, such systems could be strengthened in several areas, including the segregation of duties in key processes, such as procurement, payroll and cash, control over farm spending as well as inadequate separation of Gargiulo L.P. business activities from other Gargiulo family interests. While management of Gargiulo L.P. exercises a high level of control, management is taking steps to improve such controls.

 Legal Proceedings

  Gargiulo L.P. is a defendant in two pending cases which involve personal injury claims relating to a vehicle accident in which numerous migrant labor workers being transported to the farm of Gargiulo & Dresick Associates (which was being farmed under contract by Dresick Farms, Inc.) were killed or injured. The two cases, Alvertano Alberto Jiminez; et. al. v. Gargiulo & Associates; Pat Kreger, Inc., Manuel Vega; Robles Rios; Jesus Loza and Samuel Santiago Vazquez, and Jose Vasquez; et. al. v. Gargiulo & Associates; Pat Kreger, Inc., Manuel Vega; Robles Rios; Jesus Loza and Samuel Santiago Vazquez, were both filed on October 18, 1995, in the United States District Court for the Eastern District of California. The company hiring and transporting such farm workers was Pat Kreger, Inc., an independent contractor engaged by Dresick Farms, Inc. to arrange for migrant farm labor for the farm. The plaintiffs allege that the vehicle in question was in violation of one or more federal and state safety regulations governing farm labor vehicles. The plaintiffs are seeking general damages, including compensation for pain and suffering; special damages, including past, present and future medical expenses; compensation for the loss of past and future income; and punitive damages in an unspecified amount. Gargiulo L.P.'s insurance carriers have been contacted regarding these lawsuits. It has not yet been determined whether Gargiulo L.P.'s insurance will be sufficient to cover these claims, if any. Gargiulo L.P. intends to vigorously defend itself against these claims. Otherwise, Gargiulo L.P. currently is not a party to any pending legal proceedings, other than ordinary routine litigation incidental to its business.

 Certain Relationships and Related Transactions

  Gargiulo L.P. has numerous business relationships with affiliates. See "Related Party Transactions."

 Management's Discussion and Analysis of Financial Condition and Results of Operations

  Overview

  Gargiulo L.P. evolved from the consolidation, on December 23, 1992, of several ventures held by four individuals and Tomato Investment Associates, Inc., a wholly-owned subsidiary of Monsanto. Prior to the formation of Gargiulo L.P., the financial statements of the entities owned by the four principals (collectively, the "Predecessor Company") were combined because they were under common control and management.

  Gargiulo L.P. is an agricultural producer, primarily of tomatoes and strawberries, and is also engaged in various business activities related to the packing, marketing, brokering, warehousing, distribution and breeding research of fresh market vegetables and fruit.

  Results of Operations

  The following table sets forth, for the periods indicated, certain items in Gargiulo L.P.'s consolidated/combined statements of operations expressed as a percentage of sales:

                                                                  THREE
                                                                 MONTHS
                                                                  ENDED
                                                YEAR ENDED      SEPTEMBER
                                                 JUNE 30,          30,
                                12 MONTHS ENDED ------------   -------------
                                 JUNE 30, 1993  1994   1995    1995    1994
                                --------------- -----  -----   -----   -----
Revenues:
 Product Revenues:
  Tomatoes.....................       54.3%      50.6%  52.7%   37.1%   45.3%
  Strawberries.................       11.7       20.9   20.5    35.3    28.4
  Other........................        7.5        7.3    7.7     7.1     6.5
 Service Revenues:                    26.5       21.2   19.1    20.5    19.8
                                     -----      -----  -----   -----   -----
    Total Revenues.............      100.0      100.0  100.0   100.0   100.0
                                     =====      =====  =====   =====   =====
Cost of Revenues:
 Product Costs:
  Tomatoes.....................       41.3       45.1   48.3    52.0    40.9
  Strawberries.................       10.3       19.4   21.9    36.7    29.2
  Other........................        7.7        6.6    6.6     6.9     5.4
 Service Costs.................       12.4       11.3    8.9     8.1    10.1
                                     -----      -----  -----   -----   -----
    Total Cost of Revenues.....       71.7       82.4   85.7   103.7    85.6
                                     -----      -----  -----   -----   -----
Gross profit (loss)............       28.3       17.6   14.3    (3.7)   14.4
Selling, general and
 administrative expenses.......       20.2       15.5   15.9    17.7    13.4
                                     -----      -----  -----   -----   -----
Operating Income (loss)........        8.1        2.1   (1.6)  (21.4)    1.0
Other income (expense), net....       (1.7)      (1.8)  (0.3)    3.0    (1.5)
Equity share of net income
 (loss) of unconsolidated
 affiliates....................        0.0        0.0    0.4    (0.5)    0.0
Benefit from income taxes......        0.2        0.1    0.0
                                     -----      -----  -----   -----   -----
    Net income (loss)..........        6.6%       0.4%  (1.5%) (18.9%)  (0.5%)
                                     =====      =====  =====   =====   =====

 Fiscal Quarter Ended September 30, 1995 Compared to the Fiscal Quarter Ended September 30, 1994

  Revenues

  Revenues for the first quarter of the 1996 fiscal year (the three month period ending September 30, 1995) were $28.6 million, a 4.0% increase from the corresponding quarter in the previous fiscal year. Tomato sales decreased 15% to $10.6 million from $12.5 million, as lower prices were only partially offset by increased volumes in both Virginia and California. The higher volumes resulted primarily from an increase in acres harvested for the three months ended September 30, 1995 compared with those for the comparable period in 1994.

  Berry revenues increased 29.5% to $10.1 million from $7.8 million due to an increase in flats harvested of approximately 300,000, or 21%, as a result of increased acreage in the quarter ended September 30, 1995.

  Service revenues increased 7.5% to approximately $5.9 million due to the increased tomato volumes in California and Virginia, partially offset by lower berry volumes from outside growers.

  Cost of Revenues

  Cost of revenues in the quarter ending September 30, 1995 increased by 26.1% to $29.7 million from $23.5 million. The increase in cost of revenues resulted from increased volume and acreage of tomatoes in Virginia and California, and increased berry farming acreage in California. Yields in California for both tomatoes and berries were lower than in the prior year's quarter, increasing costs per unit. Gross profit decreased by $5.0 million, falling to a negative (3.7%) from 14.4% in the corresponding quarter of fiscal year 1995. $4.6 million of this decrease occurred in Gargiulo L.P.'s California tomato operations, with the remainder occurring in Virginia.

  Selling, General & Administrative Expenses

  Selling, General & Administrative expenses for the quarter ending September 30, 1995 were $5.1 million, or 17.7% of revenues, up from $3.7 million, or 13.4% of revenues in the comparable prior period. This increase resulted from expenditures related to the initial stages of the Gargiulo L.P.'s branded tomato strategy.

  Interest Expense

  Interest expense increased to $605,000 from $383,000 in the prior year quarter. This increase was due both to increased borrowings and higher interest rates.

  Minority Interest Income (Expense)

  Income from minority interests was $1.3 million during the quarter ended September 30, 1995, versus expense of $0.3 million in the prior year period. The income from minority interests in the current period resulted primarily from a $3.6 million loss incurred by Gargiulo L.P.'s tomato operation in California. Expense from minority interests in the quarter ending September 30, 1994 primarily resulted from income earned during the period from the same California tomato operation.

  Liquidity & Capital Resources

  Net cash provided from operations in the three month period ending September 30, 1995 was $2.3 million. Contributing to this amount were reductions in receivables of $8.0 million and inventories of $1.5 million, as well as depreciation and amortization expense of $1.2 million. These were partially offset by the net loss for the period of $5.4 million and a reduction in accounts payable, accrued expenses and amounts due to growers of $2.3 million.

  Capital expenditures in the period totalled $4.3 million.

  $0.5 million of cash was generated from financing activities. $3.6 million of cash was raised through a financing, in the form of a lease obligation, related to an aircraft acquisition. This was offset by repayments of term-notes and capital lease obligations, and a reduction in the outstanding line of credit balance, which collectively totalled $3.1 million.

 Fiscal 1995 Compared to Fiscal 1994

  Revenues

  Revenues in Fiscal 1995 increased 14.6% to $114.1 million from $99.5 million in the year ended June 30, 1994 ("Fiscal 1994"). Tomato sales increased 19.5% to $60.1 million from $50.3 million, primarily due to production gains in Quincy, Florida and Puerto Rico, coupled with improved fresh tomato prices in Quincy and Puerto Rico, and first time production in Virginia and Mexico. The increase in production in Quincy and Puerto Rico was in response to a loss of third party tomato volume and the need to maintain packing house efficiency. New production in Virginia reflected Gargiulo L.P.'s desire to supply existing East Coast customers with product during the summer months. The addition of a Mexican operation afforded Gargiulo L.P. an opportunity to supply West Coast markets and to insure supply when Florida production is down. A decrease in Naples fresh tomato production was offset by a slight improvement in price when comparing Fiscal 1995 to Fiscal 1994. The increase in tomato production in Fiscal 1995 was slightly offset by a 17.7% decrease to $12.6 million from $15.4 million in repack operations.

  Sales of fresh strawberries increased 12.1% to $23.4 million from $20.8 million due to an increase in strawberry production of approximately 400,000 flats. The increase in flat production was due primarily to an increase in acreage farmed in California.

  Other product revenues increased 20.3% to $8.8 million from $7.3 million due to the addition of potato and pepper product lines in Fiscal 1995.

  Service revenues remained relatively flat, increasing only $700,000 to $21.7 million in Fiscal 1995 from $21.0 million in Fiscal 1994. This modest increase reflects the net result of an increase in strawberry cooling charges per flat, off-set by a reduction in tomato packing charges resulting from fewer boxes packed for third party growers.

  Cost of Revenues

  Cost of revenues in Fiscal 1995 increased 19.2% to $97.7 million from $82.0 million in Fiscal 1994. Gargiulo L.P.'s gross profit in Fiscal 1995 was 14.3%, compared to 17.6% in Fiscal 1994. This increase in cost was primarily due to costs associated with the increase in Gargiulo L.P.'s production of fresh tomatoes and strawberries. While production levels did increase from Fiscal 1994 to Fiscal 1995, the decline in Gargiulo L.P.'s gross profit percentage was attributable to start-up operations in Virginia during 1995, with lower than normal margins, operating problems in the repack operations during 1995 and tomato production shortfalls in California because of weather, virus and operating problems.

  Selling, General and Administrative Expense

  Selling, general and administrative expenses were $18.1 million in Fiscal 1995, a 17.7% increase from $15.4 million in Fiscal 1994. This increase was principally due to Gargiulo L.P.'s increased level of operations. As a percentage of total revenue, selling, general and administrative expenses were 15.9% and 15.5% in Fiscal 1995 and 1994, respectively. Selling, general and administrative expenses as a percentage of sales increased slightly due to an increase in general and administrative expenses necessary to support Gargiulo L.P.'s expansion. Gargiulo L.P. is planning to enter into a branded tomato market in Fiscal 1996 which is likely to result in significant initial marketing, promotion, distribution and selling expenses.

  Interest (Expense) Income, Net

  Fiscal 1995 interest expense, net of interest income, was $1.7 million, a 97.9% increase over Fiscal 1994 interest expense, net of interest income, of $0.9 million. The increase was due to an increase of $8.5 million in the average borrowings outstanding during Fiscal 1995 as compared to Fiscal 1994 and an increase in the weighted average interest rate charged on such borrowings from 6.1% to 7.8%.

 Fiscal 1994 Compared to Fiscal 1993

  Revenues

  Revenues in Fiscal 1994 increased 22.5% to $99.5 million from $81.2 million for the 12 months ended June 30, 1993 ("Fiscal 1993"). Tomato sales increased 14.1% to $50.3 million from $44.1 million, primarily due to new operations in California and an aggregate increase of 9.5 million pounds from the Naples and Puerto Rico operations. Offsetting the increase in tomato production were significant decreases in the market price of tomato crops from Naples and Quincy. In addition, repack operations in Fiscal 1994 increased 22.7% to $15.4 million from $12.5 million for Fiscal 1993. This increase was primarily due to a 5.9 million pound increase in repack operations in Fiscal 1994 versus Fiscal 1993.

  Fresh strawberry sales increased 118.9% to $20.8 million in Fiscal 1994 from $9.5 million in Fiscal 1993 due to an increase in fresh strawberry production of 1.6 million flats and an increase in market prices.

  Other product revenues increased 20.7% from $6.0 million in Fiscal 1993 to $7.3 million in Fiscal 1994. This increase was principally due to additional seed sales by BHN to a new customer in California.

  Service revenues remained relatively constant, decreasing $500,000 to $21.0 million in Fiscal 1994 from $21.5 million in Fiscal 1993. The reduction in service revenues was the net result of a 1.2 million decrease in boxes packed for third party tomato growers, which was partially off-set by a 4.5 million increase in flats processed for third party strawberry growers.

  Cost of Revenues

  Cost of revenues in Fiscal 1994 increased 40.7% to $82.0 million from $58.3 million in Fiscal 1993. Gargiulo L.P.'s gross profit in Fiscal 1994 was 17.6%, compared to 28.3% in Fiscal 1993. This increase in cost was primarily due to costs associated with the increase in Gargiulo L.P.'s production of fresh tomatoes and strawberries. Additionally, the decline in gross profit in Fiscal 1994 to 17.6% from 28.3% in Fiscal 1993 is attributable to a decline in the market price for fresh tomatoes.

  Selling, General and Administrative Expenses

  Selling, general and administrative expenses were $15.4 million in Fiscal 1994, a 6.1% decrease from $16.4 million in Fiscal 1993. A significant portion of the decrease resulted from various non-capitalizable expenses incurred in Fiscal 1993 in connection with the formation of Gargiulo L.P. As a percentage of total revenue, selling, general and administrative expenses were 15.5% and 20.2% in Fiscal 1994 and Fiscal 1993, respectively. As a percentage of revenues, selling, general and administrative expenses decreased principally due to the allocation of fixed overhead costs over a larger revenues base.

  Interest (Expense) Income, Net

  Fiscal 1994 interest expense, net of interest income, was $0.9 million, a 12.5% increase over interest expense, net of interest income, for Fiscal 1993 of $0.8 million. Interest expense for Fiscal 1994 and for Fiscal 1993 was $1.2 million in each period. Although no period to period fluctuation in expense occurred, there was an increase of $2.4 million in the weighted average borrowings outstanding during Fiscal 1994 as compared to Fiscal 1993, which was offset by a decrease in the weighted average interest rate charged from 7.1% to 6.1%.

  Liquidity and Capital Resources

  During Fiscal 1995, Gargiulo L.P. financed its growth in sales and related capital expenditures and other working capital requirements principally from operating cash flow and from net proceeds from long term notes payable.

  Gargiulo L.P. has a $17.5 million line of credit facility with a financial institution and, subject to certain limitations, a $10 million credit agreement with Monsanto. As of June 30, 1995, Gargiulo L.P.'s borrowings under the line of credit facility with the financial institution were $12.9 million. No amounts were outstanding under the credit agreement with Monsanto. As of June 30, 1995, Gargiulo L.P. had $4.6 million available for working capital purposes under the line of credit facility with the financial institution and the credit agreement with Monsanto.

  The line of credit facility with the financial institution bears interest at the financial institution's LIBOR, as defined, plus 1.35% and expires on November 15, 1996. The facility contains various restrictive covenants which include minimum working capital requirements, a specified current maturity coverage ratio and the maintenance of a specified ratio of total liabilities to tangible net worth. The specified ratios of current maturity coverage and of total liabilities to tangible net worth covenants had not been met as June 30, 1995; however, the lender has waived the requirements to maintain such ratios through June 30, 1996. Gargiulo L.P. anticipates entering into a new or modified credit facility arrangement before June 30, 1996.

  The credit facility with Monsanto will terminate upon the Effective Time and all outstanding amounts due thereunder, including any amounts borrowed in connection with the Collier Transaction, will be converted into loans under the Gargiulo Credit Facility Agreement.

  Gargiulo L.P. has various long-term notes payable and certain capitalized lease obligations with certain financial institutions and other third parties. Many of these obligations contain various restrictive covenants. As of June 30, 1995 Gargiulo L.P. had not maintained certain ratios specified by a $2.3 million mortgage loan; however, the lender has waived the requirements to maintain such ratios through June 30, 1996.

  Net cash provided by operating activities was $3.5 million in Fiscal 1995. Contributing to cash provided by operating activities are $3.8 million of depreciation and amortization, a decrease of $2.0 million in accounts receivable and an increase of $4.5 million in accounts payable, accrued expenses and amounts due to growers. Partially offsetting these amounts was the net loss for Fiscal 1995 of $1.7 million, an increase in inventories of $2.4 million and an increase in other operating assets of $1.8 million.

  Capital expenditures were approximately $6.5 million in Fiscal 1995. Major items included in such total related to an expansion of the BHN research program, an investment in the repack business, investment in a raspberry program in California and expenditures in Virginia. The remainder was related to investments and improvements.

  Gargiulo L.P.'s working capital increased from $14.8 million as of June 30, 1994 to $20.6 million as of June 30, 1995. Gargiulo L.P.'s line of credit facility with a financial institution was renewed in December 1994. The increase in working capital resulted from the extension of the due date of the line of credit facility to November 15, 1996 and the related classification of this facility as a long-term liability. The increase in working capital resulting from the classification of the line of credit was partially offset by reductions in working capital resulting primarily from capital expenditures and long-term debt payments. Outstanding indebtedness of $26.7 million is classified as long-term debt and therefore is not included for purposes of calculating working capital.

COLLIER FARMS

 Business, Products and Distribution

  Collier Farms is a vertically integrated grower/shipper of fresh market tomatoes and other vegetables based in southwest Florida. Business activities include farming, packing and marketing fresh tomatoes and other vegetables, as well as growing vegetable transplants. Collier Farms produces tomatoes during the fall, winter and spring months and sells its product to repackers, brokers and other intermediaries. Collier Farms' tomatoes are packed under the "Collier Classic" label.

  Commodity produce sales are the primary source of revenues, comprising approximately 85% of Collier Farms revenues over the past 5 fiscal years. The majority of sales are to repackers and wholesale brokers who service retail and food service customers in the U.S. and Canada.

  Collier Farms has a broad customer base with no single customer representing more than 5% of sales. Approximately 30% of production occurs during the months of October through December, 20% occurs during January and February, and 50% during March through May. Vegetable transplant customers are primarily located in central and south Florida, with only a small percentage of its production shipped out of state.

  Virtually all of Collier Farms' fresh produce is shipped by truck. Typically, it is the customer's responsibility to arrange for delivery, although in a few cases Collier Farms will arrange for transportation for an additional fee.

 Research and Development

  Research and development investments have been limited to less than $250,000 per year over the past five fiscal years. The three primary areas of focus have been (i) variety evaluation, (ii) refinement of production practices, and
(iii) improved control of insects/pests, plant diseases and weeds. In addition, considerable emphasis has been devoted to premium product development during the past three years. Most research projects have been entirely in-house and on-farm. However, cooperative research efforts with the USDA, university scientists and private sector companies have been increasing. Some of these latter projects are contractual in nature and involve longer term impacts on farm activities.

 Government Regulations

  Collier Farms' operations include activities regulated under federal, state, and local authorities in the same manner as Gargiulo L.P. See "Tomato Investment Associates, Inc.--Garguilo L.P.--Government Regulations."

 Employees

  Collier Farms employs 200 full-time managers, supervisors, professional, clerical and hourly production employees. There are currently no employees working on a part-time basis.

  Seasonal harvesting labor averages 450 employees. These employees are recruited by Collier Farms employed crew leaders. The I-9 processing is contracted through Immokalee Ag Workers, Inc., a local company owned and operated by area agribusiness companies, including Collier Farms. Immokalee Ag Workers, Inc. has been in operation since 1987. Seasonal harvest employees are paid by Collier Farms and are covered under Collier Farms' workers' compensation policy.

  Seasonal employees for packing house operations average 230 workers. These employees are recruited through Collier Farms' employment office. The I-9 processing is done through the State Job Service. Seasonal packing house employees are paid by Collier Farms and are covered under Collier Farms' workers' compensation policy.

 Properties

  The Collier Farms assets include four properties located in southwest Florida. These properties are the sites of the two packing houses, proposed seasonal labor housing and transplant nursery.

  Leased properties include areas which are used in the growing operations. Leased properties are primarily comprised of lands owned by Collier Enterprises and its affiliates. These areas have historically been used for vegetable production and total approximately 11,000 acres. These properties will be subject to a master lease agreement which will give Gargiulo L.P. certain rights to utilize these properties. See "Tomato Investment Associates, Inc.--Gargiulo L.P.--Acquisition of Collier Farms."

  Collier Farms leases two additional properties in central Florida. These farms are used for early fall and late spring production of tomatoes and other vegetables. Each location is approximately 200 net acres and is equipped with low volume irrigation systems.

  The tomato and vegetable packing houses are located in Immokalee, Florida. Product is transported from the field to the packing houses for packing and cooling prior to shipment.

 Legal Proceedings

  Collier Farms is not a party to any pending legal proceedings, other than ordinary routine litigation incidental to its business.

 Management's Discussion and Analysis of Financial Condition and Results of Operations

  Overview

  Collier Farms is a vertically integrated grower/shipper of fresh market tomatoes and other vegetables based in southwest Florida. Business activities include farming, packing and marketing fresh tomatoes and other vegetables, as well as growing and marketing vegetable transplants. Collier Farms produces tomatoes during the fall, winter and spring months and sells its fresh produce to repackers, brokers and other intermediaries. Collier Farms' tomatoes are packed under the "Collier Classic" label.

  Product Revenues

  The principal product of Collier Farms is fresh tomatoes. Collier Farms produced, packed and shipped approximately 60.2, 48.0 and 53.9 million pounds of fresh tomatoes during the Fiscal years 1993, 1994 and 1995, respectively.

  The second largest product of Collier Farms is fresh peppers, including bell, cubanelle and other specialty varieties. During the Fiscal years 1993, 1994 and 1995, Collier Farms produced, packed and shipped approximately 0.5,
0.6 and 0.4 million boxes of peppers, respectively.

  Other Revenues

  In connection with the production of fresh tomatoes, vegetables and vegetable transplants, Collier Farms also provides packing, palletizing, cooling, degreening, handling and sales services to third parties. Vegetable transplants' sales and fees for packing, handling and sales services are charged to outside growers. Palletizing, packing and degreening fees are collected from produce customers, primarily repackers, brokers and other intermediaries.

  Results of Operations

  The following table sets forth certain items in Collier Farms' combined statements of operations expressed as a percentage of total revenues for the Fiscal 1993, 1994 and 1995.

                                                          THREE MONTHS ENDED
                          FISCAL YEAR ENDED JUNE 30,         SEPTEMBER 30,
                          -----------------------------   ---------------------
                            1993      1994       1995       1994        1995
                          --------  --------   --------   ---------   ---------
Revenues:
  Tomatoes..............      64.1%     64.8%      68.0%        --          --
  Peppers...............      17.0      23.1       18.3         --          --
  Other.................      18.9      12.1       13.7       100.0%      100.0%
                          --------  --------   --------   ---------   ---------
Total Revenues..........     100.0     100.0      100.0       100.0       100.0
                          --------  --------   --------   ---------   ---------
Cost of Revenues
  Tomatoes..............      46.1      57.5       51.4         --          --
  Peppers...............      14.3      24.6       14.0         --          --
  Other.................      14.1      13.7       14.3       162.6       229.1
                          --------  --------   --------   ---------   ---------
Total Cost of Revenues..      74.5      95.8       79.7       162.6       229.1
                          --------  --------   --------   ---------   ---------
Gross profit............      25.5       4.2       20.3       (62.6)     (129.1)
Selling, general and ad-
 ministrative expenses..      20.5      27.3       25.9      (247.3)     (379.8)
                          --------  --------   --------   ---------   ---------
Operating income
 (loss).................       5.0     (23.1)      (5.6)     (309.9)     (508.9)
Other income, net.......       5.8      11.0        4.3        28.1        37.2
                          --------  --------   --------   ---------   ---------
Net income (loss).......      10.8%    (12.1)%     (1.3)%    (281.8)%    (471.7)%
                          ========  ========   ========   =========   =========

 Fiscal Quarter Ended September 30, 1995 Compared to Fiscal Quarter Ended September 30, 1994

  Revenues

  Revenues in the quarter ended September 30, 1995 decreased 29.3% from $495,000 in 1994 to $350,000. This variance is due to decreased volume of transplant sales which has been caused by disease pressures during the current fiscal year.

  Costs of Revenues

  Costs of revenues decreased to $802,000 from $805,000 from the three months ended September 30, 1994 to the three months ended September 30, 1995. The increase of costs of revenues as a percentage of revenues is a result in the decrease in revenues discussed above.

  Selling, General and Administrative Expenses (including Interest Expense)

  Selling, general, and administrative expenses for fiscal 1995 increased by 8.6% ($105,000) from the three months ended September 30, 1994 to September 30, 1995 due to increases in staffing at the transplant nursery.

  Other Income

  Other income decreased $9,000 (6.5%) from the three months ended September 30, 1994 to September 30, 1995. The increase of other income as a percentage of revenues is a result in the decrease in revenues discussed above.

  Net Income (Loss)

  As a result of the foregoing, net loss for the three months ended September 30, 1995 was $1.7 million, a $256,000 unfavorable variance over the three months ended September 30, 1994.

 Liquidity and Capital Resources

  Collier Farms is part of a group of affiliated companies operating in various industries. As part of the overall cash management system, excess cash is distributed and cash deficiencies are funded on a daily basis and are recorded as capital distributions and contributions, respectively. Accordingly, capital distributions and contributions have been netted in the accompanying combined statements of owners' equity.

  Collier Farms has two long-term notes payable. Both contain various restrictive covenants. A mortgage note with a financial institution secured by land and equipment (the "Land and Equipment Note") had a balance of $5.3 million at September 30, 1995. This note is currently the subject of a forebearance agreement.

  During fiscal 1990, Collier Farms purchased a building and certain land improvements using amounts borrowed from an affiliate (the "Affiliate"). In connection with this purchase, the Affiliate executed a mortgage note payable with a financial institution under which the building and land improvements are pledged as collateral. Collier Farms' portion of the balance of the note at September 30, 1995 was $6.5 million.

  Net cash used in operating activities was $4.7 million during the three months ended September 30, 1995. Net cash used in investing activities totaled $259,000 during the same period, and included $260,000 of capital expenditures (discussed below). Net capital contributions of $4.4 million, advances from related parties of $541,000, and proceeds from long-term debt of $116,000, offset by $65,000 of payments on the related party notes payable resulted in $5.0 million of net cash provided by financing activities.

  Capital expenditures in fiscal 1995 totaled $260,000 and were primarily made for normal replacement of equipment such as tractors and plant trays, as well as for the reconfigurations of the vegetable packing line and nursery improvements. Collier's only significant commitments to incur capital expenditures is a commitment to related parties to purchase certain assets under specified conditions for approximately $425,000.

  Collier Farms' working capital increased $485,000 (23.5%) from September 30, 1994 to September 30, 1995, primarily because of $1.2 million increase in inventories (due to increased acreage) offset by a $372,000 decrease in trade receivables and a $397,000 decrease in related party receivables.

 Fiscal 1995 Compared to Fiscal 1994

  Revenues

  Revenues increased 15.5% from $22.0 million in Fiscal 1994 to $25.4 million in Fiscal 1995. Tomato sales increased 21.0% from $14.3 million in Fiscal 1994 to $17.3 million in Fiscal 1995, primarily due to favorable market prices. Approximately $1.0 million of the $3.0 million increase was due to price increases. The remaining variance was due to an increase in production of 5.9 million pounds of tomatoes, the harvesting of which was made economically viable due to the higher market prices.

  Total revenues for peppers decreased 7.8% from $5.1 million in Fiscal 1994 to $4.7 million in Fiscal 1995. Acreage in Fiscal 1995 was reduced by 50.5% from Fiscal 1994; however, volume decreased by only 32.1% during the same period as a result of improved yields from disease resistant varieties and improved operating procedures. Market prices in Fiscal 1995 generally exceeded Fiscal 1994 prices.

  Other revenues increased 29.6% from $2.7 million in Fiscal 1994 to $3.5 million, primarily as a result of increased packing and related services provided to third party producers of tomatoes, squash and eggplant.

  Cost of Revenues

  Cost of revenues decreased in Fiscal 1995 from $21.1 million to $20.3 million, or a 3.8% decline. Collier Farm's gross profit was 20.3% in Fiscal 1995, compared to 4.2% in Fiscal 1994. The decrease in cost was primarily due to a reduction in farmed acreage. The cost reduction was partially offset by costs associated with heavy rains and higher repairs and maintenance expense at the transplant nursery due to windstorm damage.

  Selling, General and Administrative Expenses (including Interest Expense and Management Fees)

  Selling, general and administrative expenses for Fiscal 1995 decreased as a percentage of sales due to stronger tomato markets. Actual expenses increased $0.6 million, or 9.9% over Fiscal 1994's expenses. The increase was the result of additional staffing and a 2.1% increase in average short term interest rates on Collier Farms' variable rate debt.

  Other Income

  Other income decreased $1.3 million, or 55.1% from Fiscal 1994 to Fiscal 1995. Substantially all other income is generated through the sale of crops produced under an annual agreement with an unrelated party.

  Liquidity and Capital Resources

  Collier Farms is part of a group of affiliated companies operating in various industries. As part of the overall cash management system, excess cash is distributed and cash deficiencies are funded on a daily basis and are recorded as capital distributions and contributions, respectively. Accordingly, capital distributions and contributions have been netted in the accompanying combined statements of owners' equity.

  Collier Farms has two long-term mortgage notes payable which contains various restrictive covenants. This mortgage note is with a financial institution, secured by land and equipment (the "Land and Equipment Note") and had an outstanding balance of $5.3 million at June 30, 1995. This note is currently the subject of a forbearance agreement.

  During the fiscal year ended June 30, 1990, Collier Farms purchased a building and certain land improvements using amounts borrowed from an affiliate (the "Affiliate"). In connection with this purchase, the Affiliate executed a mortgage note payable with a financial institution under which the building and land improvements are pledged as collateral. Collier Farms' portion of the balance of the note at June 30, 1995 was $6.5 million.

  Net cash provided by operating activities was $568,000 in Fiscal 1995. Net cash used in investing activities totaled $1.2 million in Fiscal 1995, and included $710,000 of capital expenditures (discussed below) and $609,000 of advances to related parties. Net capital contributions of $1.0 million, offset by $269,000 of payments on the related party notes payable resulted in $741,000 of net cash provided by financing activities.

  Capital expenditures in Fiscal 1995 totaled $710,000 and were primarily made for improvements to the vegetable transplant nursery, including relocation of six greenhouses and construction of a new office facility. Collier Farms' only significant commitment to incur capital expenditures is a commitment to related parties to purchase certain assets under specified conditions for approximately $425,000.

  Collier Farms' working capital decreased $3.9 million from June 30, 1994 to June 30, 1995, primarily because the $5.3 million Land and Equipment Note was classified as current at June 30, 1995.

 Fiscal 1994 Compared to Fiscal 1993

  Revenues

  Total revenues for Fiscal 1994 were $22.0 million, $9.3 million, or 29.6%, less than total revenues for Fiscal 1993. Tomato revenues decreased 28.8% from $20.1 million in Fiscal 1993 to $14.3 million in Fiscal 1994. Collier Farms elected not to harvest some tomatoes when market prices fell below the cost of harvesting, hauling and packing.

  Revenues from the sale of peppers for Fiscal 1994 were $5.1 million, $0.2 million, or 3.8%, below such revenues for Fiscal 1993. Although acreage increased 49.2% from 630 to 940 net acres, volume increased by only 20.0% from
0.5 million to 0.6 million boxes.

  Other revenue for Fiscal 1994 was $2.7 million, $3.2 million, or 54.2%, below other revenues for Fiscal 1993. Approximately 56% of the variance was due to a decline in service revenues from outside growers and fresh produce buyers. Declines in revenues from miscellaneous crops (e.g. watermelon and squash, which were discontinued after Fiscal 1993) and vegetable transplants also contributed to the variance.

  Cost of Revenues

  Cost of revenues for Fiscal 1994 decreased 9.5% to $21.1 million from $23.3 million in Fiscal 1993. Gross profit in Fiscal 1994 was 4.2% of total revenues, compared to 25.5% in Fiscal 1993.

  Costs for tomato production decreased 12.3% during fiscal 1994, accounting for 79.8% of the total decrease in cost of revenues. Although planted acreage increased, resulting in increased variable farming costs, the reduction in pounds of tomatoes harvested resulted in a significant reduction in harvest, hauling and packing costs.

  Other costs of revenues decreased to $3.0 million from $4.4 million in fiscal 1993. This was due primarily to discontinued miscellaneous crops (i.e., watermelon and squash) and the elimination of related incremental costs. The remainder of the decline was due to reduced expenses at the vegetable transplant nursery.

  Selling, General, and Administrative Expenses (including Interest Expense)

  Selling, general and administrative expenses were $6.0 million in Fiscal 1994, a 6.3% decrease from $6.4 million in Fiscal 1993. As a percentage of total revenue, these expenses were 27.3% and 20.5% in Fiscal 1994 and Fiscal 1993, respectively. As a percentage of total revenue, selling, general and administrative expense increased due to decreased revenues.

  Other Income

  Other income increased $0.6 million from $1.8 million in Fiscal 1993 to $2.4 million in Fiscal 1994. The increase was due primarily to an increase in market prices for crops produced and sold under an annual agreement with an unrelated party.

  Liquidity and Capital Resources

  Collier Farms is part of a group of affiliated companies operating in various industries. As part of the overall cash management system, excess cash is distributed and cash deficiencies are funded on a daily basis and are recorded as capital distributions and contributions, respectively. Accordingly, capital distributions and contributions have been netted in the accompanying combined statements of owners' equity.

  Collier Farms has one long-term mortgage notes payable which contains various restrictive covenants. This mortgage note is with a financial institution, secured by land and equipment (the "Land and Equipment Note") and had an outstanding balance of $5.3 million at June 30, 1994.

  During the fiscal year ended June 30, 1990, Collier Farms purchased a building and certain land improvements using amounts borrowed from an affiliate (the "Affiliate"). In connection with this purchase, the Affiliate executed a mortgage note payable with a financial institution under which the building and land improvements are pledged as collateral. Collier Farms' portion of the balance of the note at June 30, 1994 was $6.8 million.

  Net cash used in operating activities was $858,000 in Fiscal 1994. Net cash used in investing activities totaled $1.6 million in Fiscal 1994, and included $1,100,000 of capital expenditures (discussed below) and $542,000 of advances to related parties. Net capital contributions of $2.8 million, offset by $279,000 of payments on the related party notes payable resulted in $2,433,000 of net cash provided by financing activities.

  Capital expenditures in Fiscal 1994 totaled $1,100,000 and were primarily made for improvements to the vegetable transplant nursery, including relocation of six greenhouses and construction of a new office facility.

                                 CALGENE, INC.

BUSINESS OF CALGENE

  Calgene is a biotechnology company that is developing a portfolio of genetically engineered plants and plant products for the food, seed and oleochemical industries. Calgene's research and business efforts are focused in three core crop areas--fresh market tomato, edible and industrial plant oils (canola) and cotton--where Calgene believes biotechnology can provide substantial added commercial value in consumer, industrial and seed markets.

  Fresh Market Tomatoes. Calgene scientists have genetically engineered tomato varieties with the FLAVR SAVR gene which delays softening and reduces spoilage in order to enable Calgene to provide vine-ripened tomatoes with improved taste to the $4 billion U.S. fresh tomato market throughout the year. Most fresh market tomatoes are bred for durability and harvested before they have begun to ripen, which reduces spoilage and handling damage, but at the expense of taste and texture. In contrast, tomato varieties bred for premium flavor and texture have been genetically engineered by Calgene scientists with the FLAVR SAVR gene which delays softening and thereby reduces spoilage, even when harvested vine-ripened. In May 1994, in response to Calgene's request, the FDA announced its determination that the FLAVR SAVR tomato has not been significantly altered with respect to safety or nutritive value when compared to conventional tomatoes. This action by the FDA allowed Calgene to begin commercialization of the FLAVR SAVR tomato, the world's first genetically engineered whole food product. Calgene has also recently received regulatory clearance to commercialize the FLAVR SAVR tomato in Canada and Mexico. Calgene currently has 500 acres under contract located near its California packing and distribution facility and 250 acres under contract in Mexico. Calgene is currently selling premium quality, vine-ripened tomatoes with the FLAVR SAVR gene under its MacGregor's brand.

  In view of the production scale-up difficulties that it has encountered, Calgene plans to temporarily curtail its tomato growing operations in the Spring of 1996 until it is able to complete the development of varieties of FLAVR SAVR tomatoes that have enhanced commercial agronomic qualities. Calgene intends to focus its tomato operations on the plant breeding activities necessary to develop such enhanced varieties of its genetically-engineered tomatoes, but there can be no assurance that such efforts will be successful or will not be discontinued by Newco.

  After the Effective Time, Newco plans to consolidate CalFresh with the Gargiulo tomato business under the management of TIA. Newco plans to market a full line of tomatoes nationwide, including the premium MacGregor branded tomato line of Calgene (if and when enhanced varieties are developed) and the Gargiulo L.P. branded tomato line proposed to be marketed by Gargiulo L.P. There can be no assurance that Newco will sell genetically engineered tomatoes or will not encounter difficulties in integrating the businesses of CalFresh and Gargiulo L.P. or that it will be successful in marketing either branded tomato line. See "Risk Factors--Risks Applicable to the Branded Tomato Strategy" and "Risk Factors--Risks Associated with Production of Genetically Engineered Tomatoes."

  Plant Oils. Calgene is developing genetically engineered rapeseed oils with a broad range of food and industrial applications. Rapeseed is an efficient oil producing plant, has certain biological characteristics that make it a good candidate for genetic engineering, and is adaptable to a broad range of growing regions. Calgene scientists have genetically engineered canola varieties that produce substantial quantities of laurate, an important ingredient in detergents that is not naturally present in canola or other non-tropical oil plants. In July 1995 Calgene sold one million pounds of Laurical canola oil and is currently contracting for 10,000 to 15,000 acres of commercial production for October 1995. Calgene is also currently conducting its eighth season of field trials with canola plants that have been genetically engineered to produce oil with increased stearate levels, creating a potential substitute for hydrogenated oils in margarine, shortening and confectionery products. Calgene's subsidiary, Calgene Chemical, manufactures and distributes plant oil-based chemicals, and supplies Mobil Oil with plant oil-based biodegradable fluids. Calgene has also established strategic relationships with Procter & Gamble, Unilever and Pfizer to address potential commercial opportunities for plant oil products.

  Cotton. Calgene's cotton genetic engineering program focuses on reducing farmers' growing costs through the development of cotton varieties that require less pesticides, and cotton varieties that produce natural colors. U.S. cotton farmers spend annually over $200 million on herbicides and $225 to $400 million on insecticides. Herbicide resistant and insect resistant cotton varieties have the potential to enable cotton farmers to significantly reduce the total volume of herbicides and insecticides applied, resulting in substantial savings in production costs, improved yields and benefits to the environment. Calgene believes that the cost savings to farmers will enable Calgene to price genetically engineered seed varieties at a premium to current cotton seed prices. In 1995 Calgene introduced two genetically engineered cotton varieties ("BXN(TM) cotton"), which are resistant to the herbicide bromoxynil. Bromoxynil is produced and sold by Calgene's strategic cotton partner, Rhone-Poulenc Agrochimie ("Rhone-Poulenc"), a leading agrichemical company. The BXN(TM) cotton seed was sold at a 45% price premium over Calgene's non-genetically engineered cotton seed. Calgene has also conducted field trials since 1991 with BXN(TM) cotton varieties that are genetically engineered for resistance to Heliothis, the principal cotton insect pest. Calgene scientists are in the early stages of developing cotton varieties having natural colors which will reduce or eliminate the need for dyeing and provide unique color-fastness. Calgene intends to produce identity-preserved genetically engineered cotton and sell premium-priced colored cotton fiber to fabric, apparel and houseware manufacturers. Calgene is currently selling genetically engineered BXN (TM) cotton seed through its subsidiary Stoneville Pedigreed Seed Company.

  Calgene's business strategy is to build operating businesses in its core crop areas to facilitate the market introduction of genetically engineered proprietary products and to maximize the long-term financial return from such products. Implementation of this strategy will provide Calgene with direct access to markets where it intends to sell seed that has been engineered with value-added agronomic traits, and to markets where it intends to sell fresh and processed plant products having improved quality traits or cost of production advantages, or both.

EXECUTIVE COMPENSATION

  Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended June 30, 1995, the members of the Human Resources Committee (the "Committee") were Messrs. Baker, Baeder, Helinski and Stinnett, John Vohs was a director and member of the Committee until his resignation on November 17, 1994. None of the members has ever been an officer or employee of Calgene or any of its subsidiaries. During Fiscal 1995, there were no Committee "interlocks" within the meaning of the SEC rules, and there continue to be no such "interlocks."

  Mr. Salquist, Chairman of the Board and Chief Executive Officer, participated in portions of meetings of the Committee at the invitation of the Committee and made various proposals to the Committee at its request. In addition, at the Committee's direction, Mr. Salquist has set the cash compensation of certain other executives.

  Summary of Cash and Other Compensation

  The following table provides certain summary information concerning compensation earned during the last three fiscal years by Calgene's Chief Executive Officer and each of the four other most highly compensated executive officers of Calgene who were serving at the end of Fiscal 1995 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL            LONG TERM
                               COMPENSATION(1)   COMPENSATION AWARDS
                              ------------------ -------------------
                                                     SECURITIES
        NAME AND                                     UNDERLYING          ALL OTHER
   PRINCIPAL POSITION    YEAR SALARY($) BONUS($)     OPTIONS(#)      COMPENSATION($)(2)
   ------------------    ---- --------- -------- ------------------- ------------------
Roger H. Salquist(3).... 1995  242,404      --         100,000             1,212
 Chairman of the Board   1994  225,865      --         104,762               --
 and Chief Executive Of-
  ficer                  1993  220,673   60,000         40,000               --
Roderick N. Stacey(4)... 1995  233,558      --             --              1,077
 President and Chief     1994  200,673      --         100,000               --
 Operating Officer       1993  125,250   40,000        153,000               --
Danilo S. Lopez......... 1995  171,635      --         100,000               815
 President, Calgene
  Fresh
Andrew M. Baum.......... 1995  162,600   10,000         25,000               840
 Vice President;         1994  154,592      --             --                --
 President, Oils
  Division               1993  149,538   20,000            --                --
Vic C. Knauf............ 1995  138,210    5,000            --                642
 Vice President          1994  131,403      --             --              1,177
 of Research             1993  127,125    4,904            --              2,247

--------
(1) Includes amounts earned in the fiscal year even if paid in the subsequent fiscal year or deferred pursuant to Calgene's 401(k) savings plan. Excludes amounts paid during the fiscal year that were earned in a prior year.
(2) Amounts reported as "All Other Compensation" represent Calgene's matching contributions under its 401(k) savings plan.
(3) The options shown in the table as granted to Mr. Salquist in Fiscal 1994 were originally granted in 1987 for a six-year term and extended for four additional years in Fiscal 1994.
(4) Mr. Stacey became an executive officer in December 1992. Salary for Fiscal 1993 includes director fees received prior to December 1992.

  Change of Control Employment Agreements

  Messrs. Salquist, Stacey and Motroni have entered into Change of Control Employment Agreements, dated as of July 19, 1995, with Calgene. Each Agreement becomes effective only upon a Change of Control (as defined) of Calgene and provides that, if the employment of the officer is terminated by Calgene without Cause (as defined) or by the officer for Good Reason (as defined) within the three-year term of the Agreement or if (in the case of Mr. Salquist) he resigns upon the six-month or three-year anniversaries of the effective date of the Agreement, the officer shall receive severance benefits that include a payment equal to 2.99 times his base salary and average bonus for the prior three fiscal years. Such severance benefits are subject to reduction to the extent necessary to prevent the recipient from incurring liability for excise taxes and Calgene from incurring nondeductible compensation expense. For purposes of such agreements, a Change of Control would include the closing of the proposed transaction pursuant to which Monsanto would acquire a 49.9% equity interest in the combined business of Calgene and Gargiulo L.P.

  Option Grants in Last Fiscal Year

  The following tables provides information regarding stock options granted in Fiscal 1995 to the named executive officers in the Summary Compensation Table. In accordance with rules of the Commission, the table shows the hypothetical gains that would be produced by the respective options based on assumed 5% and 10% rates of annual compound stock price appreciation from the date the options were granted until the end of the ten-year option terms. The actual value an executive may realize will depend on the spread between the market price and the exercise price on the date the option is exercised.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED ANNUAL
                                                                                RATES OF STOCK PRICE
                                                                                  APPRECIATION FOR
                                           INDIVIDUAL GRANTS                       OPTION TERM(3)
                         ----------------------------------------------------- -----------------------
                                            PERCENT
                           NUMBER OF       OF TOTAL
                           SECURITIES       OPTIONS
                           UNDERLYING     GRANTED TO    EXERCISE OR
                            OPTIONS      EMPLOYEES IN   BASE PRICE  EXPIRATION
  NAME                   GRANTED (#)(1) FISCAL YEAR (%)   ($)(2)       DATE      5%($)       10%($)
  ----                   -------------- --------------- ----------- ---------- -----------------------
Roger H. Salquist.......    100,000          13.0          7.50       8/18/04     471,670    1,195,310
Roderick N. Stacey......        --            --            --            --          --           --
Danilo S. Lopez.........    100,000          13.0          7.50      10/11/04     471,670    1,195,310
Andrew M. Baum..........     10,000           1.3          7.50      11/16/04      47,167      119,531
                             15,000           2.0          7.50       6/26/05      70,751      179,297
Vic C. Knauf............        --            --            --            --          --           --

--------
(1) Newly granted options have terms of ten years and become exercisable incrementally in equal monthly amounts over a period of five years from the date of grant. The committee that administers the stock option plan may, with the consent of the option holder, modify the terms (including price) of outstanding options.
(2) The exercise price may be paid in cash or by delivery of already-owned shares, subject to certain conditions.
(3) At assumed rates of appreciate of 5% and 10%, compounded annually, the Calgene Common Stock would appreciate in value 63% and 159%, respectively, over a ten-year period. These mandated computations do not represent Calgene's estimate or projection of future Calgene Common Stock prices.

 Option Exercises and Fiscal Year-End Values

  The following table shows stock options exercised by the named executive officers in the Summary Compensation Table during Fiscal 1995, the aggregate value of gains on the dates of exercise, the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the year-end values for such options.

   AGGREGATED OPTION EXERCISES IN LASTFISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL YEAR-    IN-THE-MONEY OPTIONS
                                                                  END (#)          AT FISCAL YEAR-END ($)(1)
                                                         ------------------------- -------------------------
                         SHARES ACQUIRED      VALUE
  NAME                   ON EXERCISE (#) REALIZED ($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                   --------------- --------------- ----------- ------------- ----------- -------------
Roger H. Salquist.......     10,000          28,750        172,262      122,500      176,786        --
Roderick N. Stacey......        --              --          48,595      219,405       14,250        --
Danilo S. Lopez.........        --              --          11,667       88,333          --         --
Andrew M. Baum..........     10,000          26,250         27,874       32,126        1,563        --
Vic C. Knauf............        --              --          37,448       38,831          938        --

--------
(1) Value is based on market value of Calgene Common Stock at exercise date (for value realized), or at year-end (for value of unexercised options), minus the option exercise price.

 Repricing of Options

  The following table provides information regarding stock options held by the named executive officers which were repriced during Fiscal 1995.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                  NUMBER OF      MARKET      EXERCISE
                                  SECURITIES    PRICE OF     PRICE OF              LENGTH OF
                                  UNDERLYING    STOCK AT     STOCK AT            ORIGINAL TERM
                                 OPTIONS/SARS   TIME OF      TIME OF             REMAINING AT
                                 REPRICED OR  REPRICING OR REPRICING OR EXERCISE  NEW DATE OF
         NAME             DATE    AMENDED(#)  AMENDMENT($) AMENDMENT($) PRICE($) AMENDMENT(1)
         ----           -------- ------------ ------------ ------------ -------- -------------
Roger H. Salquist...... 11/16/94   100,000        7.50        10.63       7.50         58
 Chairman of the Board  11/16/94    40,000        7.50        14.13       7.50         36
 and Chief Executive
  Officer
Roderick N. Stacey..... 11/16/94     3,000        7.50        10.00       7.50          0(2)
 President and Chief    11/16/94     3,000        7.50        14.13       7.50          0(2)
 Operating Officer      11/16/94   150,000        7.50        15.75       7.50         37
                        11/16/94   100,000        7.50        12.25       7.50         53
Danilo Lopez...........
 President, Calgene
  Fresh                 11/16/94   100,000        7.50         9.00       7.50         57
Andrew M. Baum......... 11/16/94    10,000        7.50        11.13       7.50         29
 Vice President;
 President, Oils
  Division
Vic C. Knauf........... 11/16/94    16,279        7.50         8.38       7.50          7
 Vice President of
 Research               11/16/94    20,000        7.50         9.75       7.50         24
                        11/16/94    15,000        7.50        11.13       7.50         29

--------
(1) Data is presented in terms of months.
(2) Term is extended by the length of the new 12-month vesting schedule.

  Report on Repricing of Options

  On November 16, 1994, the Committee approved a stock option exchange program (the "Exchange Program"), pursuant to which officers, employees and certain other holders holding incentive stock options and non-statutory options under Calgene's 1981 Stock Option Plan and 1991 Stock Option Plan, (collectively, the "Stock Plans") were given the opportunity, on November 16, 1994, to exchange such options for new options.

  Because of significant declines in the market value of Calgene's Common Stock, most outstanding options in November 1994 were exercisable at prices which substantially exceeded the market value of the Common Stock. In view of such declines in market value and in keeping with Calgene's philosophy of utilizing equity incentives to motivate and retain qualified employees, the Committee felt it was important to regain the incentive intended to be provided by options to purchase shares of Calgene's Common Stock. The need for such incentives was particularly acute in light of Calgene's difficult financial position at the time and the significant workforce reductions that had been implemented.

  Under the Exchange Program, holders of stock options on November 16, 1994 (excluding options granted on October 31, 1994), which were granted under the Stock Plans and which have an exercise price greater than $7.50 per share (the "Existing Options") were offered the opportunity to request that Calgene issue new options ("New Options") having an exercise price equal to $7.50 (the "Base Exercise Price"). New Options granted with respect to Existing Options which were vested as of November 16, 1994 were subject to an additional vesting period of between 2 and 30 months.

  A total of 150 option holders (constituting 93% of eligible option holders), holding options to purchase an aggregate of 1,268,081 shares of Common Stock under Existing Options (which would be options to purchase the same aggregate number of shares of Common Stock under the New Options), elected to participate in the Exchange Program.

  The New Options modify the exercise price and, for some optionees, the term (since the new vesting schedule was extended beyond the original expiration date) of the Existing Options to which each relates and will be issued under and governed by the respective Stock Plan under which such options are originally granted. Therefore, other than the different exercise price and the extended term, the option agreements relating to the New Options will be substantially the same as the option agreements for the Existing Options that they replace.

                                          The Committee

                                          Robert Baker
                                          Donald Baeder
                                          Donald Helinski
                                          Carl Stinnett

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

 Composition and Functions of the Committee

  The Human Resources Committee (referred to in this report as the "Committee") consists of four non-employee directors: Robert Baker, Donald Baeder, Donald Helinski and Carl Stinnett.

  The Committee performs the functions of a compensation committee. The Committee considers and makes recommendations to the Calgene Board concerning general compensation policies and employee benefit plans and specifically recommends salary levels and bonus awards for certain senior executive officers, including the Chief Executive Officer. The Committee also administers Calgene's stock option plan and has sole authority to grant options to officers. The Committee's executive salary and bonus recommendations for Fiscal 1995 were approved by the Calgene Board without modifications.

 Objectives of Executive Compensation Policy

  The objectives of Calgene's executive compensation policy are to:

  . set executive compensation at levels sufficient to attract, retain and motivate highly qualified executive personnel;

  . align the interests of management and the stockholders by making a substantial portion of executive compensation dependent on the success of Calgene, as measured by long-term appreciation in the market price of Calgene's Common Stock; and

  . balance considerations of individual achievements each year with Calgene's financial and non-financial performance.

  In furtherance of these objectives, Calgene's executive compensation policy provides for a combination of base salary, cash incentive bonus awards and long-term stock options. Calgene also makes matching contributions under its 401(k) savings plan for all employees that participate, including its executive officers. Calgene does not provide its executives with significant perquisites.

 Salary

  In determining its recommendation to the Calgene Board concerning the salary of senior executive officers, the Committee considers published data from annual surveys of executive compensation at other biotechnology companies. With the survey data as a reference point, the Committee makes adjustments based on its evaluation of Calgene executives' individual levels of experience, responsibility and past performance. The Committee also takes into consideration each executive's comparability with other Calgene executives. The Committee typically gives considerable weight to the views of the Chief Executive Officer and the Chief Operating Officer with respect to executive salaries other than their own. Annual salary adjustments normally become effective in the month of July.

  For Fiscal 1996, the Committee recommended and the Board of Directors approved an increase in Mr. Salquist's salary to $275,000 effective July 1, 1995.

 Incentive Bonuses

  The Committee each year sets target maximum cash bonus levels for certain senior executives and delegates to the Chief Executive Officer the responsibility to do so for more junior executives. Fiscal 1995 bonus award target amounts for senior executives ranged from 33% to 16% of their salaries. The Committee has formulated five performance categories: (1) individual contribution toward achieving annual corporate objectives, and the degree to which Calgene achieves the objectives; (2) achievement of divisional nonfinancial objectives; (3) achievement of financial objectives; (4) contribution to building the organization of Calgene's tomato, oils and cotton business units; and (5) corporate leadership. These categories include performance criteria that can be measured against objective standards, and also criteria that involve subjective determinations. Each of these categories is assigned a weight for a particular executive based upon that executive's role and responsibilities in Calgene. Each senior executive's performance under those categories provides a guideline for the Committee's fiscal year-end recommendation to the Calgene Board as to what portion, if any, of the target maximum bonus will be awarded to a particular executive. The Committee takes into account the overall corporate financial results and cash position of Calgene in determining the total bonuses to be awarded.

  For Fiscal 1995, bonuses were granted to Messrs. Baum and Knauf.

  Stock Options

  The granting of stock options is the principal method available to the Committee to align the interests of the executive officers with those of the stockholders. The option will reward the executive only if the market price of the Common Stock appreciates over the option term and the executive remains employed by Calgene over the vesting period. Options granted to executive officers generally have a ten-year term, vest over a period of five years and may be exercised at a price per share equal to the market price on the date of grant. Stock options are granted to at least some executive officers each year, as well as to numerous other employees. The number of shares in an option grant reflects the executive's position at Calgene, stock options granted to the executive in the past and the executive's potential contribution to the success of Calgene. In granting stock options to senior executive officers, the Committee has not followed any set of fixed guidelines.

  For Fiscal 1995, the Committee recommended and the Board of Directors approved the grant of an option to Mr. Salquist to purchase 100,000 shares.

  Other Matters

  The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction to any publicly-held corporation for compensation (including non-cash compensation) exceeding $1 million in any year paid to any of the five most highly compensated executive officers, unless such compensation meets certain requirements. The cash compensation of each of Calgene's executive officers is well below $1 million. The principal non-cash compensation of Calgene executives is from stock options. Calgene is generally entitled to a tax deduction if an executive exercises a nonqualified stock option or disposes of shares acquired from the exercise of an incentive stock option before the required holding period has ended. The Committee believes that Calgene stock options either will meet the requirements of Section 162(m) or will not result in the loss of significant tax deductions. Taking this into account, as well as Calgene's large tax loss carryover and the reduced flexibility from a change to the stock option plan to conform to the requirements of Section 162(m), the Committee has not recommended any change to the stock option plan. However, the Committee may consider imposing annual exercise limitations in some future option grants to executives if Calgene would otherwise be deprived of significant tax benefits.

  The Calgene Board approved Change of Control Agreements for Roger H. Salquist, Roderick N. Stacey and Michael J. Motroni. These agreements provide for the payment of severance compensation in the event of termination of their employment in connection with any future Change of Control of Calgene.

  This report is submitted by the following directors, who constituted all the members of the Committee during Fiscal 1995, with the exception of John Vohs, who resigned as a Calgene Board and Committee member during Fiscal 1995.

                                          Robert E. Baker
                                          Donald L. Baeder
                                          Donald Helinski
                                          Carl V. Stinnett

  Stock Performance Graph

  The graph below compares the five-year cumulative total returns for Calgene Common Stock, the Nasdaq Composite Index and a select Peer Group Index of Companies identified by Calgene. The graph assumes a $100 investment on June 30, 1990, in Calgene Common Stock and in each of the two indices, and assumes the reinvestment of all dividends paid by companies represented in the two indices. The representation of the component companies in the indices is weighted according to their respective market capitalizations at the end of each period for which cumulative returns are shown in the graph. The selected peer group index consists of the following agricultural biotechnology companies known by the Company to have their shares traded on the Nasdaq National Market: Mycogen Corporation, Ecogen Inc., DNA Plant Technology Corporation and Biosys Inc. Calgene has selected a different index from the Piper-Jaffray Agri-Biotechnology Index (the "Piper-Jaffray Index"), which the Company used for the immediately preceding fiscal year, because the Piper-Jaffray Index has been discontinued. As a result, Calgene is unable to compare its total return with that of the Piper-Jaffray Index. The graph is in this Proxy/Prospectus in accordance with the rules of the SEC and is not necessarily indicative of future performance.



                             [GRAPH APPEARS HERE]



                                 6/30/90 6/30/91 6/30/92 6/30/93 6/30/94 6/30/95
                                 ------- ------- ------- ------- ------- -------
Calgene, Inc....................   100   101.72  158.62  194.83  160.34    95.7
Nasdaq Composite................   100   102.95  121.91  152.27  160.82  201.92
Peer Group Index................   100   155.02  186.25  197.17  185.07  100.24

PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information with respect to the beneficial ownership of Common Stock of Calgene as of August 31, 1995, by (i) each person known by Calgene to be a beneficial owner of more than 5% of the outstanding shares of Calgene Common Stock; (ii) each director and each executive officer of Calgene; and (iii) all directors and executive officers of Calgene as a group:

                                                      SHARES
NAME AND ADDRESS                                   BENEFICIALLY   APPROXIMATE
OF 5% BENEFICIAL OWNER                               OWNED(1)   PERCENT OWNED(2)
----------------------                             ------------ ----------------
Travelers Group Inc.
 and Affiliates 388 Greenwich Street
 New York, NY 10013(3)............................  3,179,179         10.5
DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
Roger H. Salquist.................................    216,691            *
Roderick N. Stacey................................     69,507            *
Donald L. Baeder..................................     15,750            *
Robert E. Baker...................................     13,250            *
Warren R. Haug....................................        --           --
Donald Helinski...................................     41,750            *
Howard D. Palefsky................................     11,750            *
Carl V. Stinnett..................................     24,750            *
Allen J. Vangelos.................................     12,750            *
Andrew M. Baum....................................     61,017            *
Danilo S. Lopez...................................     18,334            *
Vic C. Knauf......................................     47,067            *
All Directors and Executive Officers
 as a group (13 persons)..........................    570,067          1.9

--------
*  Less than 1%
(1) Calgene believes that all beneficial owners named in the table have sole voting and investment power with respect to the shares they beneficially own. The shares shown in the table to be beneficially owned include any shares that the person has the right to acquire within 60 days of August 31, 1995, by exercise of any stock option for which Calgene has knowledge. The shares subject to such options are as follows: Mr. Salquist: 182,263; Mr. Stacey: 69,507; Mr. Baker: 12,750; Mr. Baeder: 15,750; Dr. Helinski:
    13,750; Mr. Lopez: 18,334; Mr. Palefsky: 11,750; Mr. Stinnett: 23,750; Mr.
    Vangelos: 12,750; Mr. Baum: 30,516; Dr. Knauf: 35,810; all executive officers and directors as a group: 455,970.
(2) Percent of the 31,133,967 outstanding shares of Common Stock, counting as outstanding for each named person all shares issuable to such person on exercise of options that are included in the first column.
(3) Based on a Form 13G filed on October 10, 1995 with respect to holdings on September 30, 1995. Includes 1,650,509 shares owned by Smith Barney, Inc. and 1,528,670 shares owned by Smith Barney Holdings, Inc. Based on a Form 13G received by Calgene on January 23, 1996, Calgene believes that Travelers Group Inc. and Affiliates held an aggregate of 3,386,072 shares as of December 31, 1995.

PREFERRED STOCK

  The Board of Directors of Calgene has, pursuant to the terms of the Reorganization Agreement, authorized a series of Preferred Stock designated as the Series A Redeemable, Non-Voting Preferred Stock (the "Calgene Series A Preferred Stock"), which shall consist of 1,000 shares. The Calgene Series A Preferred Stock was established solely in connection with the intended tax treatment of the Reorganization for federal income tax purposes. The 1,000 authorized shares of Calgene Series A Preferred Stock will be issued by Calgene prior to the Effective Time to Monsanto and Warren R. Haug, and will be exchanged at the Effective Time, pursuant to the Merger, for 1,000 equivalent shares of Series A Preferred Stock of Newco. See "Description of Newco Capital Stock--Preferred Stock."

                          RELATED PARTY TRANSACTIONS

CALGENE

  During the fiscal year ended June 30, 1995, Calgene recognized revenues of approximately $600,000 from product development projects under contracts with The Procter & Gamble Company. Warren R. Haug, a director of Calgene, is a Vice President of Procter & Gamble.

  Under the terms of indemnification agreements with each of Calgene's directors and executive officers, Calgene is obligated to indemnify them against certain claims and expenses for which they might be held liable in connection with past or future service to Calgene. In addition, Calgene's Certificate of Incorporation provides that, to the extent permitted by the Delaware General Corporation Law, its directors shall not be liable for monetary damages for breach of fiduciary duty as a director.

CALGENE AND MONSANTO

  Monsanto and Calgene entered into an Interference Settlement and License Agreement dated as of April 22, 1993 involving an invention relating to the use of promoters from cauliflower mosaic virus in transgenic plants. Under the terms of such agreement, Calgene assigned certain patent rights to Monsanto and Monsanto granted Calgene a limited, royalty-free, non-exclusive license under its U.S. patent rights and a royalty-bearing, non-exclusive license under its foreign patent rights. Royalties paid by Calgene to Monsanto totalled $48,701 in fiscal 1995. No royalties were paid in fiscal 1993 or 1994.

  Monsanto and Calgene entered into an agreement dated as of April 22, 1993, pursuant to which Monsanto granted Calgene a worldwide, non-exclusive, royalty-bearing license under its patent rights relating to Agrobacterium-mediated plant transformation. No royalties were paid by Calgene to Monsanto in fiscal 1993, 1994 or 1995.

  Monsanto and Calgene entered into a license agreement dated as of April 22, 1993 pursuant to which Monsanto granted Calgene a worldwide, non-exclusive, royalty-bearing license under its patent rights relating to antibiotic marker genes. Calgene paid Monsanto $12,175 in fiscal 1995 with respect to such license. No amounts were paid in fiscal 1993 or 1994.

  Monsanto and Calgene entered into a license agreement dated as of April 22, 1993, under which Monsanto granted Calgene a worldwide, non-exclusive, royalty-bearing license under its U.S. patent rights relating to an Agrobacterium-based method for soybean transformation. Calgene did not pay any amounts in fiscal 1993, 1994 or 1995, with respect to such license.

  Monsanto and Calgene entered into a license agreement dated as of April 22, 1993, under which Calgene granted Monsanto a world-wide, non-exclusive, royalty-bearing license under its patent rights relating to certain methods for transformation of Brassica and tomatoes. Monsanto did not pay any royalties in fiscal 1993, 1994 or 1995.

  Monsanto and Calgene entered into a license agreement dated as of April 23, 1993, under which Calgene granted Monsanto a non-exclusive, royalty-bearing license under its U.S. Agrobacterium-related patent rights. Monsanto did not pay any royalties to Calgene in fiscal 1993, 1994 or 1995.

  Monsanto and Calgene entered into a license agreement dated as of April 22, 1993, under which Calgene granted Monsanto a world-wide, non-exclusive, royalty bearing license under its patent rights relating to the use of negative-strand RNA to control indigenous gene expression in plants. Monsanto did not pay any royalties in fiscal 1993, 1994 or 1995.

  Monsanto and Calgene entered into an agreement dated as of April 22, 1993 pursuant to which each party granted the other a world-wide, non-exclusive, royalty-bearing license under its respective patent rights relating to the use of ACC-deaminase in plants to control ethylene production in certain fruits. Neither Monsanto nor Calgene paid any royalties pursuant to such agreement in fiscal 1993, 1994 or 1995.

  Monsanto and Calgene entered into an Insect-Protected Cotton License and Seed Services Agreement dated as of September 26, 1995, pursuant to which Monsanto has granted to Calgene a non-exclusive, royalty-free U.S. license to use Monsanto's B.t. technology in Calgene's cottonseed products. Subject to the issuance of a Monsanto patent that covers the B.t. gene that is currently being utilized in Newco's cottonseed product development program, Newco would be obligated under applicable patent law to end use of its current B.t. gene and is permitted under such agreement to incorporate Monsanto's B.t. gene into its product development program over a four-year period.

  Monsanto and Calgene, together with certain unrelated third parties, entered into a settlement agreement regarding Calgene's patent rights relating to glyphosate resistant gene technology. Pursuant to the terms of such settlement agreement, Calgene granted Monsanto an exclusive world-wide, paid-up license under its patent rights with respect to such technology.

  Monsanto and Calgene executed an agreement effective as of September 26, 1995 pursuant to which Monsanto is to provide certain B.t. genes to Calgene for evaluation purposes only. Monsanto and Calgene are under no obligation to enter into a license agreement for commercial terms.

GARGIULO L.P.

  Gargiulo L.P. is a partner in the BHN Joint Venture, a joint venture organized to operate a research facility for purposes of discovering and developing new plant varieties having commercial applications. The other venturer in the BHN Joint Venture is Harllee-Gargiulo, Inc. ("Harllee-Gargiulo"), a corporation which is partially owned by Dewey Gargiulo (10%) and Joseph Procacci (10%). Gargiulo L.P. has made an offer to purchase Harllee-Gargiulo's interest in the BHN Joint Venture for approximately $900,000 which offer has not been accepted.

  Gargiulo L.P. is party to a Marketing Agreement with Harllee-Gargiulo dated as of September 1, 1988. The term of such Marketing Agreement is one year, renewing automatically for successive one year periods unless terminated by either of the parties thereto. Pursuant to such Marketing Agreement, Harllee-Gargiulo appointed NTGCo as its exclusive sales agent for tomatoes grown by Harllee-Gargiulo. Gargiulo L.P. receives commissions based on the number of boxes of tomatoes sold by Gargiulo Inc. on behalf of Harllee-Gargiulo. Commissions received by Gargiulo L.P. totalled $317,051, $281,557 and $354,033 in fiscal 1993, 1994 and 1995, respectively. Pursuant to the terms of the Marketing Agreement, upon termination of such Agreement, Gargiulo L.P. is entitled to purchase the interest of Harllee-Gargiulo in the BHN Joint Venture for an amount equal to the cumulative investment of Harllee-Gargiulo in the BHN Joint Venture.

  The following table sets forth certain information regarding farmland leased by Gargiulo L.P. from related parties:

                                                                   APPROXIMATE
       INDIVIDUAL OR ENTITY      FISCAL       APPROXIMATE        AGGREGATE RENTAL
       LEASING FARMLAND           YEAR        NO. OF ACRES           PAYMENTS
       --------------------      ------       ------------       ----------------
       Coastal Tomato             1995             75(2)              15,250
        Growers(1)                1994                                23,183
                                  1993                                18,000
       Michael Procacci(3)        1995            320                 96,000
                                  1994                                80,000
                                  1993                                   -0-
       Procacci, Procacci,        1995             96                 73,995
        Gargiulo I(4)             1994                                   -0-
                                  1993                                44,580
       Procacci, Procacci,        1995            247                 74,000
        Gargiulo II(5)            1994                                71,630
                                  1993                                56,560
       Procacci, Procacci,        1995            213                 53,900
        Gargiulo III(6)           1994                                61,770
                                  1993                                55,120
       Gargiulo Pension           1995            233                 69,840
        Trust(7)                  1994                                67,512
                                  1993                                   -0-
       Jeffrey D. Gargiulo        1995            400                120,000
        Trust(8)                  1994                               116,000
                                  1993                                65,496
       Desoto Realty              1995            515                154,500
        Associates, Inc.(9)       1994                               120,850
                                  1993                               114,600

--------
(1) A general partnership in which Jeffrey Gargiulo has a 25% equity interest and the remainder is held by third parties.
(2) Includes a house.
(3) Michael Procacci is the brother of Joseph Procacci, a shareholder of NTGCo, one of the limited partners of Gargiulo L.P.
(4) A general partnership in which Dewey Gargiulo has a 24.672% equity interest; John R. Gargiulo has a 2.25% equity interest; Joseph Procacci has a 30.175% equity interest; Jeffrey D. Gargiulo has a 2.26% equity interest; Michael Procacci has a 28.186 equity interest; Procacci Brothers Sales Corp. has an 8.218% equity interest; and the balance is held by various Procacci family members.
(5) A general partnership in which the equity interests are held as described in Note 4 above.
(6) A general partnership in which Dewey Gargiulo has approximately a 26.2% equity interest; each of Joseph Procacci and Michael Procacci have a 33.33% equity interest; and each of Jeffrey D. Gargiulo and John R. Gargiulo have a 2.39% equity interest.
(7) A pension trust for a frozen pension plan for certain employees of Gargiulo L.P. The beneficiaries are 12 individuals who were employees of the Gargiulo L.P.'s predecessor in 1989 and include Dewey Gargiulo, John
    R. Gargiulo and Jeffrey D. Gargiulo.
(8) A trust in which Jeffrey D. Gargiulo is the sole trustee and Dewey Gargiulo has a 16.66% interest; John R. Gargiulo has a 16.66% interest; Jeffrey D. Gargiulo has a 16.66% interest; and the remaining beneficial interest is held by a third party.
(9) A Florida corporation in which Jeffrey Gargiulo has 16.66% equity ownership; John R. Gargiulo has 16.67% equity ownership; John Gargiulo has 16.66% equity ownership; Joseph Procacci has 25% equity interest; and Michael Procacci has 25% equity ownership.

  Gargiulo L.P. made tax shortfall loans totalling $98,507, $98,507, $98,509 and $295,525 to John R. Gargiulo, Jeffrey D. Gargiulo, Dewey Gargiulo and Joseph Procacci during fiscal 1995.

  From time to time Gargiulo L.P. engages in purchases and sales of produce and storage of Chilean fruit with Procacci Bros. Sales Corp. and other affiliated companies owned by Joseph Procacci or his affiliates, on the one hand, and Gargiulo L.P. or its affiliates on the other. All of these transactions are conducted on terms and at prices which would have been achieved through arms length negotiations between unrelated parties.

  Gargiulo L.P. has provided certain office space and administrative services to Gargiulo Landco, Inc. Gargiulo Landco, Inc. is owned by members of the Gargiulo family. Gargiulo L.P. has charged Gargiulo Landco, Inc. $24,628, $29,462 and $16,331 for such space and services in Fiscal 1993, 1994 and 1995, respectively.

  As of June 30, 1995, NTGCo was indebted to Gargiulo L.P. in the amount of $312,526. The amount is payable on demand and will be paid on or prior to the Effective Time.

  Gargiulo L.P. expects to borrow up to $40 million pursuant to an amendment to a line of credit with MAP Investment Company, a subsidiary of Monsanto. As of January 31, 1996, $10 million was outstanding under this line of credit. Such amount will be converted to a loan under the Gargiulo Credit Facility as of the Effective Time.

  On October 16, 1995, Gargiulo L.P. entered into an Amended Employment Contract ("Employment Agreement") with Mr. Jeffrey D. Gargiulo, under which Mr. Gargiulo will serve as the Chief Executive Officer of Gargiulo L.P. and any successor entity. The Employment Agreement extends through December 31, 2001 and will automatically renew for successive one-year terms thereafter, unless it is not renewed. It may also be terminated by Gargiulo L.P. if certain earnings and capital employed targets are not met by December 31, 1998, and a revised agreement cannot be negotiated. Under the Employment Agreement, commencing January 1, 1996, Mr. Gargiulo's base pay will be $350,000 per year and will be subject to 4% annual increases. The Employment Agreement provides for Annual and Long-Term Incentive Awards if certain earnings and capital employed targets are achieved. The maximum annual bonus payable in any fiscal year is two times the Executive's annual base pay. Amounts otherwise payable under the bonus formula in excess of this limit can be carried back and carried forward one year if the maximum annual bonus for those years has not already been paid. The Long-Term Incentive Award is payable only if specified earnings and capital employed targets are met throughout the term of the Employment Agreement through December 31, 2001. The Long-Term Incentive Award payable at 100% of target is $5.8 million. If Newco realizes a specified return on its investment in Gargiulo L.P. or successor entity through the sale of an equity interest in Gargiulo L.P., a sale of its assets or through a public offering, Mr. Gargiulo is entitled to receive a percentage of the amount realized, with this amount credited against the amount of any long-term bonus that is paid under the Employment Agreement. The Employment Agreement provides for severance benefits in accordance with a formula set forth in the Employment Agreement, in the event that Mr. Gargiulo's employment is terminated by Gargiulo L.P. or any successor entity without cause, if Mr. Gargiulo terminates his employment for good reason (as defined in the Employment Agreement), or if the Employment Agreement is not renewed. Benefits are also provided in the event of his death or disability. The Employment Agreement contains a covenant not to compete and a provision to protect against improper disclosure of confidential information.

GARGIULO L.P. AND MONSANTO

  Gargiulo L.P. and Monsanto entered into the Development Agreement for the purpose of developing transgenic tomatoes for commercial application in the production and sale of fresh market and processing tomatoes. Pursuant to the terms of the Development Agreement, Gargiulo L.P. accrued payments totalling approximately $1.6 million to Monsanto in each of Fiscal 1994 and 1995 and $800,000 in Fiscal 1993. Gargiulo L.P. expects to borrow approximately $2 million from Monsanto under an existing line of credit in order to make a payment to Monsanto which was due December 31, 1995, pursuant to the Development Agreement. Such amount will be converted to a loan under the Gargiulo Credit Facility as of the Effective Time.

  The Reorganization Agreement provides that, effective January 1, 1996, the Development Agreement will be amended to: (i) terminate Monsanto's obligations to carry out the Development Plan (as defined therein) and indemnify Gargiulo L.P. against infringement claims will be terminated; and (ii) terminate Gargiulo L.P.'s obligations to make royalty payments and certain of the licenses granted under the Development/License Agreement will be considered to be fully paid up.

    DESCRIPTION OF NEWCO STOCK OPTION PLANSAND EMPLOYEE STOCK PURCHASE PLAN

  In December 1995, the Board of Directors of Newco adopted, and the stockholders subsequently approved, the Newco 1996 Stock Option Plan covering 5,000,000 shares of Newco Common Stock. Newco will assume, upon the Effective Time, Calgene's 1991 Stock Option Plan (the "1991 Option Plan") and 1990 Employee Stock Purchase Plan (the "Calgene Stock Purchase Plan"). As of December 31, 1995, only 365,943 shares were available under the 1991 Option Plan.

 Summary of the 1996 Stock Option Plan

  The principal features of Newco's 1996 Stock Option Plan (the "Option Plan") are summarized below.

  Purpose

  The purpose of the Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, officers and directors of Newco and to promote the success of Newco's business.

  Administration

  The Option Plan is administered by a committee of Newco's Board of Directors consisting solely of non-employee directors (references hereinafter to the Board of Directors shall include such committee). The interpretation and construction of any provision of the Option Plan is within the sole discretion of the Board, whose determination is final and conclusive. Members of the Board receive no additional compensation for their services in connection with the administration of the Option Plan.

  Eligibility

  The Option Plan provides that options may be granted to employees, officers, directors and consultants of Newco and its subsidiaries, provided that incentive stock options may be granted only to employees (including officers and directors who are also employees). The Board of Directors or the Chief Executive Officer, as authorized by the Board and within specified limits, selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee, the value of the employee's services, the employee's present and potential contribution to the success of Newco, the anticipated number of years of future service of the employee and other relevant factors.

  Option grants under the Option Plan to directors who are not employees of Newco are automatic and non-discretionary in accordance with the provisions of the Option Plan. Each non-employee director is automatically granted an option to purchase 10,000 shares at the time of his or her first election to the Board of Directors. On the date of the Annual Meeting in each calendar year, each non-employee director who is elected at such meeting is automatically granted an option to purchase 3,000 shares (except for an eligible director who is first elected to the Board of Directors at or within three months prior to that meeting).

  The Option Plan does not provide for a maximum or minimum number of shares of Common Stock which may be granted under options to any employee.

  Terms of Options

  Each option granted under the Option Plan is evidenced by a written stock option agreement between Newco and the optionee. The Board of Directors determines when options may be exercisable. In general, an option becomes exercisable in increments during its term. Options may have a maximum term of ten years from the date of grant. The current form of option agreement provides for a ten-year term. No option may be exercised after the expiration of its term.

  The exercise price of options granted under the Option Plan is determined by the Board of Directors and, in the case of incentive stock options or options granted to directors who are not employees, may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Depending on the terms of the particular option, payment for shares issued upon exercise may consist of cash, check, personal promissory note, surrender of shares owned by the optionee or such other consideration as determined by the Board of Directors and permissible under Delaware law.

  If an optionee's employment with Newco is terminated for any reason, the option shall be exercisable within such period of time as is determined by the Board of Directors (generally, thirty days, under the proposed form of option agreement) to the extent that such option rights were exercisable on the date of termination, and thereafter the option shall terminate. Longer periods are permitted in the event of termination of employment due to death or disability. An option is not transferable by the optionee, other than by will or the laws of descent and distribution.

  The option agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors. The Board of Directors may, with the consent of any optionee, cancel or amend the terms (including price) of any outstanding option.

  Changes in Capitalization

  In the event of changes in the Common Stock by reason of a stock dividend, split-up or combination of shares, reclassification, recapitalization, merger, consolidation, reorganization or liquidation, the Newco Board shall make such adjustments in the option price and the number and class of shares subject to the option under the Option as it shall deem appropriate. In the event of any merger of Newco or any acquisition of all or substantially all of its assets or stock, or any liquidation of Newco, the Newco Board shall have the power to make arrangements for the substitution of new options for any options then outstanding under the Option Plan or for the assumption by Newco's successor of any such options or for the acceleration of the expiration date of options.

  Amendment and Termination

  The Board of Directors may at any time amend or terminate the Option Plan. To the extent necessary to comply with rules promulgated under Section 16 of the Exchange Act or to comply with Sections 421 and 422 of the Internal Revenue Code and any regulations thereunder, any amendment made to the Option Plan will require approval of the stockholders of Newco. The Option Plan will terminate in any event in 2005. Termination will not impair any option previously granted without the optionee's consent.

  Federal Income Tax Consequences

  Incentive Stock Options. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option (provided that the difference between the option exercise price and the fair market value of the stock on the date of exercise must be included in the optionee's "alternative minimum taxable income"), and no corresponding expense deduction will be available to Newco. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period), any gain to the optionee upon a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to cause all such increase to be treated as capital gain.

  If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the sale less the option price, and Newco will receive a corresponding business expense deduction. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

  Nonstatutory Stock Options. No taxable income is recognized by the optionee upon the grant of a nonstatutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price (and Newco may be required to withhold an appropriate amount for tax purposes). If the optionee is a person who is required to file reports pursuant to Section 16(a) of the Exchange Act, then upon the exercise of an option within six months from the date of grant no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant (unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value on the date of exercise recognized as ordinary income as of the time of exercise). Newco will be entitled to a business expense deduction equal to the amount or ordinary income recognized by the optionee, subject to the limitations of Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

 Summary of 1991 Stock Option Plan

  The 1991 Option Plan was adopted by the Calgene Board in 1991 and approved by the stockholders of Calgene 1991. The 1991 Option Plan was amended by the Calgene Board and the stockholders of Calgene in 1994 to increase the number of shares authorized for issuance thereunder by 1,250,000 shares to an aggregate of 2,500,000 shares.

  As of December 31, 1995, options to purchase 1,996,697 shares of Calgene Common Stock were outstanding under the 1991 Option Plan, 137,360 shares had been issued upon exercise of options granted under the 1991 Option Plan and 365,943 shares were available for future grants under the 1991 Option Plan.

  The 1991 Option Plan is substantially similar in all respects to the 1996 Option Plan described above.

 Summary of 1990 Employee Stock Purchase Plan

  The 1990 Employee Stock Purchase Plan (the "Purchase Plan") authorizes the issuance of up to an aggregate of 500,000 shares of Common Stock to participating employees. As of December 31, 1995, 383,912 shares were available under the Purchase Plan.

  The Purchase Plan will be administered by the Newco Board, which will be authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the Purchase Plan. With certain exceptions, all employees, including officers, employed by Newco or its subsidiaries are eligible to participate in the Purchase Plan. Non-employee directors are not eligible to purchase shares under the Purchase Plan.

  The Purchase Plan provides for consecutive offerings to employees to purchase Common Stock under the Purchase Plan as determined by the Board of Directors from time to time ("Offerings"). An employee may elect to have a minimum of 2% and a maximum of 10% deducted from his or her regular salary for this purpose but in no event may an employee purchase more than 5,000 shares or invest more than $25,000 in any one Offering. The price at which an employee's option is exercised is the lower of (i) 85% of the last reported price of the

Common Stock on the Nasdaq National Market on the day that the Offering commences or (ii) 85% of the last reported price on the day that the Offering terminates.

  The Newco Board may at any time terminate or amend the Purchase Plan. However, if approval of an amendment is required by Section 423 of the Code or Rule 16b-3 of the Exchange Act, such amendment may not be effected without such approval. The Purchase Plan requires that all amounts in the accounts of participating employees be promptly refunded upon termination of the Purchase Plan.

  Because participation in the Purchase Plan is voluntary, it is not possible to determine the number of shares of Newco Common Stock to be purchased by any particular current executive officer, by all current executive officers as a group or by non-executive employees as a group. Based solely upon the last reported sales price of Calgene Common Stock on the Nasdaq National Market on December 15, 1995 ($4.875 per share), the fair market value of the Common Stock available under the Purchase Plan as of December 31, 1995 was $1.87 million.

  Federal Income Tax Consequences

  The Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that an employee will not realize any federal tax consequences when such employee joins the Purchase Plan, or when an Offering ends and such employee receives shares of Newco Common Stock. An employee must, however, recognize income or loss on the difference, if any, between the price at which he or she sells the shares and the price he or she paid for them. If an employee has owned shares purchased under the plan for more than one year, disposes of them at least two years after the date an Offering commenced, and the market price of the shares on the date of sale is equal to or less than the purchase price under the Purchase Plan, he or she will recognize a long-term capital loss in the amount equal to the price paid over the sale price. If an employee has owned shares for more than one year, more than two years has lapsed from the date the Offering commenced, and the market price of the shares on the date of sale is higher than the purchase price under the Purchase Plan, the employee must recognize ordinary income in an amount equal to the lesser of (a) the fair market value of the shares on the day the Offering commenced over the price paid, or (b) the excess of the amount actually received for the shares over the purchase price. Any further gain would be treated as long-term capital gain.

  If an employee sells shares purchased under the plan prior to holding them for more than one year or prior to two years from the date the Offering commenced, he or she must recognize ordinary income in the amount of the difference between the price he or she paid and the market price of the shares on the date of purchase and Newco will receive an expense deduction for the same amount, subject to the limitation of Section 162(m) of the Code. The employee will recognize a capital gain or loss on the difference between the sale price and the market price on the date of purchase. Newco will not be entitled to a tax deduction upon either the purchase or sale of shares under the Purchase Plan if the holding period requirements set forth above are met. The Purchase Plan is not qualified under Section 401(a) of the Code.

                      DESCRIPTION OF NEWCO CAPITAL STOCK

GENERAL

  The authorized capital stock of Newco presently consists of 80 million shares of Newco Common Stock and 10 million shares of Preferred Stock.

  The following are summaries of the terms of the Newco Common Stock and Newco Preferred Stock. Such summaries do not purport to be complete.

COMMON STOCK

  Newco is authorized to issue up to 80 million shares of Common Stock, $0.001 par value per share. Holders of Newco Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except that under certain circumstances stockholders may cumulate their votes in the election of directors. Holders of Newco Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Newco Board out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of Newco, the holders of Newco Common Stock are entitled to receive ratably the net assets of Newco available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Newco Common Stock have no preemptive or conversion rights. The outstanding shares of Newco Common Stock are, and the shares to be issued in connection with the Merger will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Newco Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which Newco may designate and issue in the future.

PREFERRED STOCK

  The Newco Board is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 10 million shares of Preferred Stock, $.001 par value per share, in one or more series, each of such series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Newco Board. The rights of the holders of Newco Common Stock will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. Issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting stock of Newco. Except as described below, Newco has no present plans to issue any shares of Preferred Stock.

  The Newco Board has authorized a series of Preferred Stock designated as the Series A Redeemable, Non-Voting Preferred Stock (the "Newco Series A Preferred Stock"). The Newco Series A Preferred Stock will have no voting rights, except as otherwise required by law; will not be convertible into common stock; will have a liquidation preference of $1.00 per share; and will be redeemable by Newco at any time up to December 31, 1999 for $1.00 per share. At Closing, Monsanto and Warren R. Haug will exchange 499 shares and 501 shares, respectively, of Calgene Series A Preferred Stock for the same number of shares of Newco Series A Preferred Stock.

DELAWARE ANTI-TAKEOVER LAW

  Newco is subject to the provisions of Section 203 of the Delaware Law.
Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation's voting stock.

CERTAIN CHARTER AND BY-LAW PROVISIONS

  Newco has included in its Certificate of Incorporation provisions to indemnify its directors and officers to the fullest extent permitted by
Section 145 of the Delaware Law. Newco's Certificate of Incorporation also includes provisions to eliminate the personal monetary liability of its directors to Newco or its stockholders for breaches of fiduciary duty, except as specifically provided under Delaware Law. Newco believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for Newco's Common Stock is The First National Bank of Boston, Post Office Box 644, Boston, Massachusetts 02102. Telephone number: (617) 575-2537.

                       COMPARISON OF STOCKHOLDER RIGHTS

  The rights of holders of Calgene Common Stock are substantially identical to the rights of holders of Newco Common Stock, subject to the right of Monsanto to designate certain Directors of Newco and approve certain actions. Certain provisions of the Stockholders Agreement have been incorporated into Newco's Certificate of Incorporation. See "The Reorganization Agreement and Related Agreements--The Stockholders Agreement."

                              NO APPRAISAL RIGHTS

  Holders of Calgene Common Stock do not have rights of appraisal under the Delaware Law in connection with the Reorganization.

                                 LEGAL MATTERS

  The validity of the shares of Newco Common Stock to be issued in connection with the Merger will be passed upon for Newco by Hale and Dorr.

                                    EXPERTS

  The consolidated financial statements of Calgene at June 30, 1994 and 1995 and for each of the three years in the period ended June 30, 1995, incorporated by reference in this Proxy Statement/Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference in this Proxy Statement/Prospectus and Registration Statement. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated balance sheet of Calgene II, Inc. ("Newco") at December 15, 1995 appearing in this Proxy Statement/Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Gargiulo L.P. and Subsidiaries at June 30, 1995 and 1994 and for the years then ended and for the period from December 23, 1992 to June 30, 1993 and the combined financial statements of NTGargiulo, Inc. and Affiliates for the period from July 1, 1992 to December 22, 1992, except

Gargiulo P.R., Inc. (formerly known as NTGargiulo P.R., Inc. and as South Coast Fruit and Vegetable Company, Inc.) and subsidiary, included in this proxy statement have been audited by Deloitte & Touche LLP as stated in their reports appearing herein. The financial statements of Gargiulo P.R., Inc. and subsidiary (consolidated with those of Gargiulo L.P. and combined with those of NTGargiulo, Inc.) have been audited by Landa, Umpierre and Company as stated in their reports included herein. Such consolidated financial statements of Gargiulo L.P. and Subsidiaries and combined financial statements of NTGargiulo, Inc. and Affiliates are included herein in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing. Both the foregoing firms are independent auditors.

  The combined financial statements of Tomato Investment Associates, Inc. and Produce Related Technology of Monsanto Company at June 30, 1995 and 1994 and for the years then ended included in this proxy statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports express an unqualified opinion and include an explanatory paragraph referring to pending litigation against Gargiulo L.P.), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The audited financial statements of Collier Farms included in this proxy have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, in the event the Reorganization is not consummated, stockholders of Calgene may present proposals for inclusion in Calgene's proxy statement for consideration at the next annual meeting of Calgene's stockholders by submitting their proposals to Calgene in a timely manner. In order to be considered for inclusion in the proxy statement for Calgene's annual meeting of stockholders to be held after the fiscal year ending June 30, 1996, stockholder proposals must be received by Calgene no later than June 12, 1996.

                         ACCOMPANYING CALGENE REPORTS

  Copies of Calgene's Annual Report to Stockholders for the fiscal year ended June 30, 1995 are being delivered to Calgene's stockholders with this Proxy Statement/Prospectus.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
CALGENE II, INC.:
 Report of Independent Auditors...........................................  F-2
 Consolidated Balance Sheet at December 15, 1995..........................  F-3
 Note to Consolidated Balance Sheet.......................................  F-4
TOMATO INVESTMENT ASSOCIATES, INC. AND PRODUCE RELATED TECHNOLOGY OF
 MONSANTO COMPANY:
 Independent Auditors' Report.............................................  F-5
 Balance Sheets at June 30, 1995 and 1994.................................  F-6
 Statements of Operations for the Years Ended June 30, 1995, 1994 and
  1993....................................................................  F-7
 Statements of Shareholder's Equity for the Years Ended June 30, 1995,
  1994 and 1993...........................................................  F-8
 Statements of Cash Flows for the Years Ended June 30, 1995, 1994 and
  1993....................................................................  F-9
 Notes to Financial Statements............................................ F-10
 Combined Balance Sheet--Unaudited at September 30, 1995.................. F-15
 Combined Statement of Operations--Unaudited for the Three Months Ended
  September 30, 1995 and 1994............................................. F-16
 Notes to Combined Financial Statements--Unaudited........................ F-17
GARGIULO, L.P. AND SUBSIDIARIES:
 Independent Auditors' Report............................................. F-18
 Independent Auditors' Report............................................. F-19
 Consolidated Balance Sheets at June 30, 1995 and 1994.................... F-20
 Consolidated Statements of Operations for the Years Ended June 30, 1995
  and 1994 and for the Period From December 23, 1992 (Date of Commence-
  ment) to June 30, 1993, and NTGargiulo, Inc. and Affiliates (The "Prede-
  cessor Company") Combined Statement of Operations for the Period From
  July 1, 1992 to December 22, 1992....................................... F-21
 NTGargiulo, Inc. and Affiliates (The "Predecessor Company") Combined
  Statement of Stockholders' Equity for the Period from July 1, 1992 to
  December 22, 1992, and Gargiulo, L.P. and Subsidiaries (The "Partner-
  ship") Consolidated Statements of Partners' Capital for the Years Ended
  June 30, 1995 and 1994 and for the Period From December 23, 1992 (Date
  of Commencement) to June 30, 1993....................................... F-22
 Consolidated Statements of Cash Flows for the Years Ended June 30, 1995
  and 1994 and for the Period From December 23, 1992 (Date of Commence-
  ment) to June 30, 1993, and NTGargiulo, Inc. and Affiliates (The "Prede-
  cessor Company") Combined Statement of Cash Flows for the Period From
  July 1, 1992 to December 22, 1992....................................... F-23
 Notes to Consolidated/Combined Financial Statements...................... F-24
 Independent Auditors' Report............................................. F-36
 Independent Auditors' Report............................................. F-37
 Consolidated Condensed Balance Sheet--Unaudited at September 30, 1995.... F-38
 Consolidated Condensed Statements of Operations--Unaudited for the Three
  Months Ended September 30, 1995 and 1994................................ F-39
 Consolidated Condensed Statements of Cash Flows--Unaudited for the Three
  Months Ended September 30, 1995 and 1994................................ F-40
 Notes to Consolidated Condensed Financial Statements--Unaudited.......... F-41
COLLIER FARMS:
 Report of Independent Certified Public Accountants....................... F-42
 Combined Balance Sheets at June 30, 1995, 1994 and 1993.................. F-43
 Combined Statements of Operations and Owners' Equity for the Years Ended
  June 30, 1995, 1994 and 1993............................................ F-44
 Combined Statements of Cash Flows for the Years Ended June 30, 1995, 1994
  and 1993................................................................ F-45
 Notes to Combined Financial Statements................................... F-46
 Combined Balance Sheets--Unaudited at September 30, 1995 and 1994........ F-50
 Combined Statements of Operations and Owners' Equity--Unaudited for the
  Three Months Ended September 30, 1995 and 1994.......................... F-51
 Combined Statements of Cash Flows--Unaudited for the Three Months Ended
  September 30, 1995 and 1994............................................. F-52
 Notes to Combined Financial Statements--Unaudited........................ F-53

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Calgene II, Inc.

  We have audited the accompanying consolidated balance sheet of Calgene II, Inc. as of December 15, 1995. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Calgene II, Inc. at December 15, 1995, in conformity with generally accepted accounting principles.

                                                              ERNST & YOUNG LLP

Sacramento, California
December 18, 1995

                                CALGENE II, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 15, 1995

ASSETS
  Current assets--cash.................................................. $1,010
                                                                         ======
SHAREHOLDERS' EQUITY:
  Common Stock, $0.001 par value; 1,000 shares authorized, issued and
   outstanding.......................................................... $    1
  Additional paid-in capital............................................  1,009
                                                                         ------
                                                                         $1,010
                                                                         ======

                               CALGENE II, INC.

                      NOTE TO CONSOLIDATED BALANCE SHEET

                               DECEMBER 15, 1995

1. DESCRIPTION OF CALGENE II, INC.

  Calgene II, Inc. ("Newco"), a Delaware corporation, was incorporated on November 21, 1995. Newco is a holding company that was established by Monsanto Company ("Monsanto") and Calgene, Inc. ("Calgene") to effect the transactions contemplated by the Reorganization Agreement dated October 13, 1995 between Monsanto and Calgene (collectively, the "Reorganization"). Upon consummation of the Reorganization, Newco will own (i) all of the outstanding shares of capital stock of Calgene, which shall be renamed "Calgene Technology Corporation," and (ii) all of the outstanding shares of capital stock of Tomato Investment Associates, Inc. and Produce Related Technology of Monsanto Company ("TIA"), a wholly-owned subsidiary of Monsanto, which upon consummation of the Reorganization will own the entire equity interest in Gargiulo L.P. Consummation of the Reorganization is subject to the approval of Calgene shareholders, the pre-transaction filing and waiting period requirements applicable to the Reorganization under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the effectiveness of the Newco Registration Statement described below, compliance with applicable state securities laws, and other customary closing conditions. Newco has not engaged in any operating activities since its inception.

  Upon consummation of the Reorganization, Newco will be renamed "Calgene, Inc." and Monsanto will own 49.9% of the then outstanding shares of Newco Common Stock and the holders of Calgene Common Stock outstanding immediately prior to the Reorganization will own 50.1% of the then outstanding shares of Newco Common Stock.

  Newco will file with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the shares of Newco's Common Stock to be issued to the shareholders of Calgene pursuant to the Reorganization Agreement.

  The consolidated balance sheet includes the accounts of Calgene II, Inc. and its wholly-owned subsidiary, Calgene Acquisition Corp. All intercompany accounts and transactions have been eliminated in consolidation.

                         INDEPENDENT AUDITORS' REPORT

To Tomato Investment Associates, Inc.
 and Produce Related Technology of
 Monsanto Company:

  We have audited the accompanying combined balance sheets of Tomato Investment Associates, Inc. ("TIA") (a wholly-owned subsidiary of Monsanto Company) and Produce Related Technology of Monsanto Company (See Note 1) as of June 30, 1995 and 1994, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

October 2, 1995

 TOMATO INVESTMENT ASSOCIATES, INC. AND PRODUCE RELATED TECHNOLOGY OF MONSANTO
                                    COMPANY

                                 BALANCE SHEETS

                             JUNE 30, 1995 AND 1994

                                                               1995     1994
                                                             --------  -------
                                                              (IN THOUSANDS)
                           ASSETS
                           ------
INVESTMENT IN EQUITY AFFILIATE.............................. $ 56,213  $25,161
DEFERRED TAX ASSET..........................................      369      250
                                                             --------  -------
TOTAL....................................................... $ 56,582  $25,411
                                                             ========  =======
            LIABILITIES AND SHAREHOLDER'S EQUITY
            ------------------------------------
CURRENT LIABILITIES--Due to Monsanto Company................ $  2,652  $   986
ADVANCE PAYMENT ON DEVELOPMENT AGREEMENT....................    1,723    1,410
DEFERRED TAX LIABILITY......................................    1,304    1,255
SHAREHOLDER'S EQUITY:
  Capital stock ($.01 par value, 1,000 shares authorized and issued)
  Additional paid-in capital................................   63,524   29,096
  Accumulated deficit.......................................  (12,621)  (7,336)
                                                             --------  -------
    Total shareholder's equity..............................   50,903   21,760
                                                             --------  -------
TOTAL....................................................... $ 56,582  $25,411
                                                             ========  =======


                       See notes to financial statements.

 TOMATO INVESTMENT ASSOCIATES, INC. AND PRODUCE RELATED TECHNOLOGY OF MONSANTO
                                    COMPANY

                            STATEMENTS OF OPERATIONS

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                              1995     1994     1993
                             -------  -------  -------
                                 (IN THOUSANDS)
OPERATING EXPENSES:
  Technological............. $ 4,729  $ 4,559  $ 6,317
  Amortization..............   1,915      988      499
                             -------  -------  -------
    Total Operating
     Expenses...............   6,644    5,547    6,816
EQUITY SHARE OF NET INCOME
 (LOSS) OF AFFILIATE........    (941)      90      592
                             -------  -------  -------
NET LOSS BEFORE INCOME
 TAXES......................   7,585    5,457    6,224
INCOME TAX (BENEFIT)........  (2,300)  (2,045)  (2,300)
                             -------  -------  -------
NET LOSS.................... $(5,285) $(3,412) $(3,924)
                             =======  =======  =======



                       See notes to financial statements.

 TOMATO INVESTMENT ASSOCIATES, INC. AND PRODUCE RELATED TECHNOLOGY OF MONSANTO
                                    COMPANY

                       STATEMENTS OF SHAREHOLDER'S EQUITY

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                                  (IN THOUSANDS)
INITIAL CAPITAL CONTRIBUTION ON DECEMBER 23, 1992................    $24,980
  Additional capital contribution, June 30, 1993.................      5,220
  Tax benefit of loss on consolidated tax return.................     (2,160)
  Net loss for the year ended June 30, 1993......................     (3,924)
                                                                     -------
BALANCE, JUNE 30, 1993...........................................     24,116
  Additional capital contribution, June 30, 1994.................      4,246
  Tax benefit of loss on consolidated tax return.................     (3,190)
  Net loss for the year ended June 30, 1994......................     (3,412)
                                                                     -------
BALANCE, JUNE 30, 1994...........................................     21,760
  Additional capital contribution, July 29, 1994.................      4,416
  Tax benefit of loss on consolidated tax return.................     (2,230)
  Additional capital contribution, June 30, 1995.................     32,242
  Net loss for the year ended June 30, 1995......................     (5,285)
                                                                     -------
BALANCE, JUNE 30, 1995...........................................    $50,903
                                                                     =======


                       See notes to financial statements.

 TOMATO INVESTMENT ASSOCIATES, INC. AND PRODUCE RELATED TECHNOLOGY OF MONSANTO
                                    COMPANY

                            STATEMENTS OF CASH FLOWS

                    YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                    1995      1994      1993
                                                  --------  --------  --------
                                                        (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss........................................ $ (5,285) $ (3,412) $ (3,924)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Amortization...................................    1,915       988       499
  Equity share of net (income) loss of
   affiliate.....................................      941       (90)     (592)
  Increase (decrease) in due to Monsanto.........    1,666      (669)    1,655
  Increase in advance payment on development
   agreement.....................................      313       313     1,097
  (Increase) decrease in deferred taxes..........      (70)    1,145      (140)
                                                  --------  --------  --------
    Net cash (used in) operating activities......     (520)   (1,725)   (1,405)
                                                  --------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES--
  Net investment in equity affiliates............  (33,908)      669   (26,635)
                                                  --------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions..........................   36,658     4,246    30,200
  Distribution related to tax benefit of loss on
   consolidated tax return.......................   (2,230)   (3,190)   (2,160)
                                                  --------  --------  --------
    Net cash provided by financial activities....   34,428     1,056    28,040
                                                  --------  --------  --------
INCREASE (DECREASE) IN CASH......................      --        --        --
CASH, BEGINNING OF YEAR..........................      --        --        --
                                                  --------  --------  --------
CASH, END OF PERIOD.............................. $    --   $    --   $    --
                                                  ========  ========  ========


                       See notes to financial statements.

 TOMATO INVESTMENT ASSOCIATES, INC. AND PRODUCE RELATED TECHNOLOGY OF MONSANTO
                                    COMPANY

                         NOTES TO FINANCIAL STATEMENTS

                   YEARS ENDED JUNE 30, 1995, 1994 AND 1993
                                (IN THOUSANDS)

1. BASIS OF PRESENTATION

  The accompanying combined financial statements represent the financial statements of Tomato Investment Associates, Inc. ("TIA") and Produce Related Technology of Monsanto Company ("Technology"). These business entities will be collectively known as the "Company".

 Tomato Investment Associates, Inc.

  TIA, a Delaware corporation and wholly-owned subsidiary of Monsanto Company ("Monsanto"), was incorporated on November 17, 1992.

  TIA was formed to enter into a partnership agreement on December 23, 1992 with Gargiulo, L.P. (formerly known as NTGargiulo, L.P.), a Delaware limited partnership and subsidiaries (the "Partnership"). The Partnership is an agriculture producer, primarily of tomatoes and berries, and is engaged in various related business activities.

  TIA contributed cash to the Partnership and cumulatively owns 49.9% of the Partnership.

  TIA has the right (the "Existing Option") currently to acquire the balance of the capital stock of Gargiulo, L.P., that it does not own, as well as further Partnership interests for $32.1 million, so that, after exercise of the Existing Option, TIA will own 100% of the general partner and interest in the Partnership equal to 82%.

  In addition, under the Gargiulo, L.P. Agreement of Reorganization, upon exercising the Existing Option, TIA has the further option to acquire the additional Partnership interest equal to the remaining 18% ownership interest for $18 million.

 Produce Related Technology of Monsanto Company

  This technology represents intellectual property relating to certain produce and oils research and development. Such technology is applied to produce plants defined as fresh and processed tomatoes, berries, mangoes, cucurbits, peppers and sweetcorn and related intellectual property. Such applications are listed as follows:

  . Ripening control using ACC-deaminase license in tomato
  . Ripening control using antisense-ACC synthase
  . Starch modification using ADPGPP
  . Cucumber Mosaic Virus resistance using CMV protein gene and generic coat protein patent rights
  . Geminivirus resistance using variant AL1 gene from target virus
  . Insect resistance using genes encoding insect control proteins from
    Bacillus thuringiensis
  . Tomato Fruit-Specific Promoters

  Oil defined as Canola, oil seed rape and sunflower and related intellectual property are listed as follows:

  . Canola, oil seed rape and sunflower transformation methods
  . Altered linolenic acid content using the FAD3 gene
  . Expression of sucrose phosphorylase expression in plants
  . Calgene, Inc. oilseed crop plants with altered oil compositions achieved through insertion of Antisense cytochrome b5 and PEP carboxylase genes

                      TOMATO INVESTMENT ASSOCIATES, INC.
              AND PRODUCE RELATED TECHNOLOGY OF MONSANTO COMPANY

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Technology is a carve-out of Monsanto technology costs and include all direct and indirect costs associated with developing the technology listed above.

  The combined financial statements of the Company have been presented to be considered as a part of a proposed transaction between Monsanto and Calgene, Inc., a Delaware corporation ("Calgene"). Calgene is a biotechnology company that is developing genetically engineered plants and plant products for the seed, food, and oleochemical industries. The proposed acquisition agreement involves Monsanto contributing cash, its equity interest in the Partnership, and Technology in exchange for a 49.9% interest in a new company ("Newco"). Newco will be comprised of the Monsanto assets defined above (after its exercise of its options to acquire 100% Gargiulo, L.P.) and 100% of Calgene.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investment in Equity Affiliate--The Company's investment in the Partnership is accounted for under the equity method of accounting for investments.

  Goodwill--Goodwill which is included in the Investment in Equity Affiliate line of the balance sheet totaled $25.6 million and $12.8 million net accumulated amortization of $2.4 million and $1.1 million at June 30, 1995 and 1994, respectively and is amortized on a straight-line basis over its estimated useful life, 20 years. TIA evaluates the periods of amortization continually and has determined there are no later events or circumstances which would warrant revision to its original estimate of useful life.

  Research and Development--Research and development costs are expensed as incurred.

  Income Taxes--The Company is a "C" Corporation. Income taxes have been provided for in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

  Related Party--All employee costs of Technology have been funded by Monsanto. TIA has no employees and, therefore, no direct or indirect employee salary or benefit costs have been incurred.

3. INVESTMENT IN EQUITY AFFILIATE

  TIA's equity investment in the Partnership represents substantially all of TIA's existing assets.

                      TOMATO INVESTMENT ASSOCIATES, INC.
              AND PRODUCE RELATED TECHNOLOGY OF MONSANTO COMPANY

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
  Summary Historical Financial Data--The following summary historical financial data of the Partnership for June 30, 1995 and 1994 and for the years ended 1995 and 1994 and the period from December 23, 1992 to June 30, 1993, have been derived from their respective historical audited financial statements. The financial data should be read in conjunction with the separate audited financial statements and the notes thereto.

                                      YEAR ENDED JUNE 30,    DECEMBER 23, 1992
                                      ---------------------         TO
                                         1995       1994       JUNE 30, 1993
                                      ----------  ---------  -----------------
CONDENSED STATEMENT OF OPERATIONS
 INFORMATION
Revenues............................. $  114,052  $  99,513       $52,335
Costs and expenses:
  Cost of revenues...................     97,744     81,995        40,032
  General and administrative.........     18,096     15,381         8,956
                                      ----------  ---------       -------
    Total expenses...................    115,840     97,376        48,988
                                      ----------  ---------       -------
Income from operations...............     (1,788)     2,137         3,347
Other income (expense)...............         85     (1,726)         (656)
                                      ----------  ---------       -------
Net (loss) income.................... $   (1,703) $     411       $ 2,691
                                      ==========  =========       =======
CONDENSED BALANCE SHEET INFORMATION
Current assets....................... $   40,552  $  38,617
Other assets.........................     47,267     42,647
                                      ----------  ---------
    Total assets..................... $   87,819  $  81,264
                                      ==========  =========
Current liabilities.................. $   20,001  $  23,834
Other liabilities....................     27,315     15,326
                                      ----------  ---------
    Total liabilities................     47,316     39,160
Partners' capital....................     40,503     42,104
                                      ----------  ---------
    Total liabilities and partners'
     capital......................... $   87,819  $  81,264
                                      ==========  =========

4. INCOME TAXES

  The Company's operations are included in the consolidated U.S. Federal and certain combined and separate state income tax returns of Monsanto. The balance of refundable income taxes and deferred income taxes are due from/to Monsanto, since Monsanto pays all taxes on the Company's behalf. Deferred income taxes have been determined for temporary differences between the financial reporting basis and tax basis of the assets and liabilities. Temporary differences primarily result from depreciation, equity income from an unconsolidated affiliate, and differences in recognition of assets written-off.

  The components of income tax benefit (expense) charged are:

                                                           1995   1994     1993
                                                          ------ -------  ------
   Current............................................... $2,230 $ 3,190  $2,160
   Deferred..............................................     70  (1,145)    140
                                                          ------ -------  ------
                                                          $2,300 $ 2,045  $2,300
                                                          ====== =======  ======

                      TOMATO INVESTMENT ASSOCIATES, INC.
              AND PRODUCE RELATED TECHNOLOGY OF MONSANTO COMPANY

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
  Factors causing the Company's effective tax rate of the income tax benefit to differ from the U.S. federal statutory rate are:

                                                                  1995  1994  1993
                                                                  ----  ----  ----
   U.S. federal statutory rate...................................  34%   34%   34%
   State income taxes............................................   5     5     5
   Nondeductible goodwill........................................  (9)   (1)   (2)
                                                                  ---   ---   ---
   Effective income tax rate of income tax benefit...............  30%   38%   37%
                                                                  ===   ===   ===

  Deferred income tax balances are related to:

                                                      1995            1994
                                                 --------------- ---------------
                                                 ASSET LIABILITY ASSET LIABILITY
   Property..................................... $ --   $   90   $--    $  139
   Investment in equity affiliate...............   220   1,165    322    1,165
   Other........................................    30             47
                                                 -----  ------   ----   ------
                                                 $ 250  $1,255   $369   $1,304
                                                 =====  ======   ====   ======

5. DEVELOPMENT AGREEMENT

  As part of the partnership agreement dated December 23, 1992 between TIA and the Partnership, TIA entered into a development agreement for the primary purpose of developing transgenic tomatoes for commercial application in the production and sale of fresh market and processing tomatoes. The development agreement requires TIA to carry out, at its expense, its portion of the development plan through December 31, 1998. The development agreement further requires that the Partnership pay TIA in five annual payments of $1,880 beginning on December 31, 1992 and ending on December 31, 1996. An additional payment of $1,410 shall be received upon the latter of the development of a tomato germplasm which exhibits certain attributes (defined in the development agreement as "Commercial Level Performance") or December 31, 1995. Upon the marketing and sale of the development tomato, the TIA will receive an additional payment to be determined based on the date that both Commercial Level Performance is achieved and the necessary regulatory approvals are obtained:

  . If on or before December 31, 1996, TIA will receive an additional payment of $4,230.

  . If after December 31, 1996, but on or before December 31, 1997, Monsanto will receive an additional payment of $2,115.

  . If after December 31, 1997, but on or before December 31, 1998, Monsanto will receive an additional payment of $1,410.

  Advance payment on development agreement was $1,723 and $1,410 at June 30, 1995 and 1994, respectively. Additionally, recognition of the advance payments against technology expense was $1,567, $1,567, and $783 for the years ended 1995, 1994, and 1993, respectively.

6. SUBSEQUENT EVENTS

  Monsanto and Calgene, Inc. entered into an Agreement and Plan of Reorganization on October 13, 1995. The Agreement is subject to approval by the Calgene, Inc. shareholders. Among other commitments, if approved by the Calgene shareholders, TIA is required to exercise its options to acquire the remaining interest in the Partnership and to contribute its interest in the Partnership to Calgene (Note 1).

                      TOMATO INVESTMENT ASSOCIATES, INC.
              AND PRODUCE RELATED TECHNOLOGY OF MONSANTO COMPANY

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  The Agreement and Plan of Reorganization further requires that prior to the formation of Calgene, the Development Agreement (Note 5) will be amended to eliminate the TIA obligation to carry out its commitments defined in the development plan and the Partnership is relieved of its obligation to make payments to TIA. Calgene will receive a fully paid-up license to the technology under the Development Agreement. The accompanying financial statements have not been adjusted for any changes in amounts or classification of assets or liabilities which may be required once the transaction is consummated.

  On October 18, 1995, the Partnership became a defendant in two pending lawsuits which involve personal injury claims by the families of three migrant labor workers who were killed and by seven migrant labor workers who were injured in a vehicle accident. The company hiring and transporting such farm workers was an independent contractor engaged to arrange for migrant farm labor for a Partnership farm. The plaintiffs allege that the vehicle in question was in violation of one or more federal and state safety regulations governing farm labor vehicles. The Partnership's insurance carriers have been contacted regarding these lawsuits, but it has not yet been determined whether the Partnership's insurance will be sufficient to cover these claims, if any. Accordingly, the outcome of this litigation and the amount of damages, if any, that may ultimately be incurred cannot be determined and no provisions for any liability has been made in the accompanying combined financial statements.

                      TOMATO INVESTMENT ASSOCIATES, INC
              AND PRODUCE RELATED TECHNOLOGY OF MONSANTO COMPANY

                       COMBINED BALANCE SHEET--UNAUDITED

                                                                  SEPTEMBER 30,
                                                                      1995
                                                                  -------------
                             ASSETS
                             ------
INVESTMENTS IN EQUITY AFFILIATES.................................   $ 53,073
DEFERRED TAX ASSETS..............................................        369
                                                                    --------
TOTAL............................................................   $ 53,442
                                                                    ========
              LIABILITIES AND SHAREHOLDER'S EQUITY
              ------------------------------------
CURRENT LIABILITIES--Due to Monsanto Company.....................   $    933
ADVANCE PAYMENT ON DEVELOPMENT AGREEMENT.........................      1,252
DEFERRED TAX LIABILITY...........................................      1,304
SHAREHOLDER'S EQUITY:
  Capital stock ($.01 par value, 1,000 shares authorized and is-
   sued)
  Additional paid-in capital.....................................     65,378
  Accumulated deficit............................................    (15,425)
                                                                    --------
    Total shareholder's equity...................................     49,953
                                                                    --------
TOTAL............................................................   $ 53,442
                                                                    ========


                  See notes to combined financial statements.

  TOMATO INVESTMENT ASSOCIATES, INC AND PRODUCE RELATED TECHNOLOGY OF MONSANTO
                                    COMPANY

                  COMBINED STATEMENT OF OPERATIONS--UNAUDITED

                        THREE MONTHS ENDED SEPTEMBER 30,

                                                               1995     1994
                                                              -------  -------
OPERATING EXPENSES:
  Technology................................................. $ 1,383  $ 1,182
  Amortization...............................................     444      427
                                                              -------  -------
    Total Operating Expenses.................................   1,827    1,609
EQUITY SHARE OF NET LOSS OF AFFILIATE........................   2,696      153
                                                              -------  -------
NET LOSS BEFORE INCOME TAXES.................................  (4,523)  (1,762)
INCOME TAX BENEFIT...........................................   1,719      669
                                                              -------  -------
NET LOSS..................................................... $(2,804) $(1,093)
                                                              =======  =======



                  See notes to combined financial statements.

                      TOMATO INVESTMENT ASSOCIATES, INC.
              AND PRODUCE RELATED TECHNOLOGY OF MONSANTO COMPANY

               NOTES TO COMBINED FINANCIAL STATEMENTS--UNAUDITED

            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

1. BASIS OF PRESENTATION OF INTERIM FINANCIAL INFORMATION (UNAUDITED)

  The accompanying unaudited combined financial statements as of September 30, 1995 and for the three month periods ended September 30, 1995 and 1994, included in this Registration Statement, have been prepared by management of Tomato Investment Associates, Inc. (the "Company") which is responsible for their integrity and objectivity.

  The accounting policies followed for interim financial reporting are set in the Notes to the Company's audited combined financial statements, which are included in this Registration Statement as filed with the Securities and Exchange Commission.

  To the best of management's knowledge and belief, the statements and related information were prepared in conformity with generally accepted accounting principles and are based on recorded transactions and management's best estimates and judgments. The interim results of operations are not necessarily indicative of the results which may be expected for the full year.

  The financial statements for the three months periods ended September 30, 1995 and 1994 herein include, in the opinion of management, all adjustments (which are normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of the Company for the period indicated.

2. INVESTMENT IN EQUITY AFFILIATE

  The Company's equity investment in Gargiulo, L.P. and Subsidiaries (the "Partnership") represents substantially all of the Company's existing assets.

  Summary Financial Data--The following summary financial data of the Partnership as of September 30, 1995 and for the three month periods ended September 30, 1995 and 1994 should be read in conjunction with the separate interim financial information and notes of the Partnership thereto.

  CONDENSED STATEMENT OF OPERATING INFORMATION

                                                               THREE MONTHS
                                                              ENDED SEPTEMBER
                                                                    30,
                                                              ----------------
                                                               1995     1994
                                                              -------  -------
                                                              (IN THOUSANDS)
   Revenues.................................................. $28,609  $27,504
   Costs and expenses:
    Cost of Revenues.........................................  29,667   23,528
    General and administrative...............................   5,082    3,682
                                                              -------  -------
       Total expenses........................................  34,749   27,210
   Income (Loss) from operations.............................  (6,140)     294
   Other income (expense)....................................     737      418
                                                              -------  -------
   Net loss.................................................. $(5,403) $  (124)
                                                              -------  -------

  CONDENSED BALANCE SHEET INFORMATION AS OF SEPTEMBER 30, 1995

   Current assets............................................ $30,773
   Other assets..............................................  49,518
                                                              -------
       Total assets..........................................  80,291
                                                              -------
   Current liabilities.......................................  17,917
   Other liabilities.........................................  27,040
                                                              -------
       Total liabilities.....................................  44,957
   Partners' capital.........................................  35,334
                                                              -------
       Total liabilities and partners' capital............... $80,291
                                                              -------

                         INDEPENDENT AUDITORS' REPORT

Gargiulo, L.P. and Subsidiaries:

  We have audited the accompanying consolidated balance sheets of Gargiulo, L.P. (formerly known as NTGargiulo, L.P.) and Subsidiaries (collectively referred to as the "Partnership") as of June 30, 1995 and 1994 and the related consolidated statements of operations, partners' capital, and cash flows for the years then ended and for the period from December 23, 1992 (Date of Commencement) to June 30, 1993. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of Gargiulo P.R., Inc. (formerly known as NTGargiulo P.R., Inc. and as South Coast Fruit and Vegetable Company, Inc.), a subsidiary consolidated herein, which statements reflect total assets constituting approximately 15% and 17% of total consolidated assets as of June 30, 1995 and 1994, respectively, and total revenues constituting approximately 5%, 6% and 8% of total consolidated revenues for the years ended June 30, 1995 and 1994 and for the period from December 23, 1992 (Date of Commencement) to June 30, 1993, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Gargiulo P.R., Inc., is based solely on the report of such other auditors.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

  In our opinion, based upon our audits and the reports of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of the Partnership as of June 30, 1995 and 1994 and the results of its operations and its cash flows for the years then ended and for the period from December 23, 1992 (Date of Commencement) to June 30, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida

September 22, 1995, except for Note 9,
as to which the date is
December 29, 1995

                         INDEPENDENT AUDITORS' REPORT

NTGargiulo, Inc. and Affiliates:

  We have audited the accompanying combined statements of operations, stockholders' equity and cash flows of NTGargiulo, Inc. and Affiliates (collectively referred to as the "Predecessor Company"), all of which are under common ownership and management, for the period from July 1, 1992 to December 22, 1992. These combined financial statements are the responsibility of the Predecessor Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit. We did not audit the consolidated financial statements of Gargiulo P.R., Inc. (formerly known as NTGargiulo P.R., Inc. and as South Coast Fruit and Vegetable Company, Inc.), an affiliate combined herein, which statements reflect total revenues constituting 3% of total combined revenues for the period from July 1, 1992 to December 22, 1992. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Gargiulo P.R., Inc., is based solely on the report of such other auditors.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

  In our opinion, based upon our audit and the report of the other auditors, such combined financial statements present fairly, in all material respects, the results of operations and cash flows of the Predecessor Company for the period from July 1, 1992 to December 22, 1992, in conformity with generally accepted accounting principles.

  As discussed in the notes to the consolidated/combined financial statements, on December 23, 1992 the Predecessor Company contributed substantially all of its net assets and operations to Gargiulo, L.P. (formerly known as NTGargiulo, L.P.), a Delaware limited partnership.

DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida

October 29, 1993

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

                          CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1995 AND 1994

                                                           1995        1994
                        ASSETS                          ----------- -----------
CURRENT ASSETS:
  Cash and cash equivalents............................ $ 1,555,523 $   614,619
  Receivables, net (includes $1,703,659 and $2,296,222,
   respectively, due from related parties).............  24,103,895  26,109,089
  Inventories..........................................  12,492,609  10,058,327
  Other, principally prepaid expenses..................   2,400,149   1,834,967
                                                        ----------- -----------
    Total current assets...............................  40,552,176  38,617,002
PROPERTY AND EQUIPMENT, net............................  42,909,947  40,207,056
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED
 AFFILIATES............................................   1,669,365     507,526
OTHER ASSETS...........................................   2,687,269   1,932,084
                                                        ----------- -----------
TOTAL.................................................. $87,818,757 $81,263,668
                                                        =========== ===========
           LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable (includes $3,319,957 and $1,372,994,
   respectively, due to related parties)............... $10,892,212 $ 6,904,640
  Accrued expenses (includes $872,115 and $1,166,375,
   respectively, due to related parties)...............   3,866,006   3,492,061
  Due to growers.......................................   2,139,836   2,022,347
  Borrowings under line of credit......................               8,853,136
  Current portion of credit agreement..................                 720,000
  Current portion of long-term notes payable...........   2,767,516   1,591,806
  Current portion of capitalized lease obligations.....     335,271     249,547
                                                        ----------- -----------
    Total current liabilities..........................  20,000,841  23,833,537
                                                        ----------- -----------
LONG-TERM DEBT:
  Borrowings under line of credit......................  12,878,942
  Credit agreement.....................................               2,580,000
  Long-term notes payable..............................  12,266,661  10,168,270
  Capitalized lease obligations........................   1,560,500   1,498,086
                                                        ----------- -----------
    Total long-term debt...............................  26,706,103  14,246,356
                                                        ----------- -----------
MINORITY INTEREST......................................     608,710   1,080,020
                                                        ----------- -----------
COMMITMENTS AND CONTINGENCIES (Note 7)
PARTNERS' CAPITAL:
  General Partners' capital............................   1,741,518   1,693,524
  Limited Partners' capital............................  38,761,585  40,410,231
                                                        ----------- -----------
    Total partners' capital............................  40,503,103  42,103,755
                                                        ----------- -----------
TOTAL.................................................. $87,818,757 $81,263,668
                                                        =========== ===========

            See notes to consolidated/combined financial statements.

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

                    CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEARS ENDED JUNE 30, 1995 AND 1994 AND FOR THE PERIOD FROM DECEMBER 23, 1992 (DATE OF COMMENCEMENT) TO JUNE 30, 1993

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

                       COMBINED STATEMENT OF OPERATIONS
             FOR THE PERIOD FROM JULY 1, 1992 TO DECEMBER 22, 1992

                                                                            PREDECESSOR
                                           PARTNERSHIP                        COMPANY
                          ---------------------------------------------- -----------------
                                                       DECEMBER 23, 1992   JULY 1, 1992
                           YEAR ENDED     YEAR ENDED          TO                TO
                          JUNE 30, 1995  JUNE 30, 1994   JUNE 30, 1993   DECEMBER 22, 1992
                          -------------  ------------- ----------------- -----------------
REVENUES (includes
 $3,714,958, $2,726,535,
 $1,845,662 and
 $971,337, respectively,
 derived from related
 parties):
 Product revenues:
 Tomatoes...............  $ 60,141,706    $50,325,427     $26,473,853       $17,639,910
 Strawberries...........    23,358,592     20,836,344       8,131,012         1,402,980
 Other..................     8,784,443      7,301,204       4,053,077         1,995,925
 Service revenues.......    21,766,812     21,049,710      13,677,585         7,850,706
                          ------------    -----------     -----------       -----------
   Total revenues.......   114,051,553     99,512,685      52,335,527        28,889,521
                          ------------    -----------     -----------       -----------
COST OF REVENUES:
 Product costs:
 Tomatoes...............    55,137,325     44,920,325      21,796,055        11,748,258
 Strawberries...........    24,926,459     19,323,619       6,657,077         1,704,156
 Other..................     7,495,547      6,545,005       4,729,840         1,539,330
 Service costs..........    10,184,568     11,205,658       6,848,803         3,253,298
                          ------------    -----------     -----------       -----------
   Total cost of
    revenues............    97,743,899     81,994,607      40,031,775        18,245,042
                          ------------    -----------     -----------       -----------
GROSS PROFIT............    16,307,654     17,518,078      12,303,752        10,644,479
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............    18,096,042     15,381,026       8,956,235         7,427,671
                          ------------    -----------     -----------       -----------
OPERATING (LOSS)
 INCOME.................    (1,788,388)     2,137,052       3,347,517         3,216,808
                          ------------    -----------     -----------       -----------
OTHER INCOME (EXPENSE):
 Interest income........       448,239        317,257         257,234           172,287
 Interest expense.......    (2,168,720)    (1,186,165)       (666,266)         (547,210)
 Minority interest,
  net...................       471,310       (314,099)        224,404          (144,323)
 Other, net.............       918,323       (676,962)       (655,897)          (12,781)
                          ------------    -----------     -----------       -----------
   Total other income
    (expense), net......      (330,848)    (1,859,969)       (840,525)         (532,027)
                          ------------    -----------     -----------       -----------
(LOSS) INCOME BEFORE
 EQUITY SHARE OF NET
 INCOME (LOSS) OF
 UNCONSOLIDATED
 AFFILIATES AND BENEFIT
 FROM INCOME TAXES......    (2,119,236)       277,083       2,506,992         2,684,781
EQUITY SHARE OF NET
 INCOME (LOSS) OF
 UNCONSOLIDATED
 AFFILIATES.............       416,222         19,912           3,501           (18,383)
                          ------------    -----------     -----------       -----------
(LOSS) INCOME BEFORE
 BENEFIT FROM INCOME
 TAXES..................    (1,703,014)       296,995       2,510,493         2,666,398
BENEFIT FROM INCOME
 TAXES..................                      114,000         181,000
                          ------------    -----------     -----------       -----------
NET (LOSS) INCOME.......  $ (1,703,014)   $   410,995     $ 2,691,493       $ 2,666,398
                          ============    ===========     ===========       ===========

            See notes to consolidated/combined financial statements.

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

 COMBINED STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD FROM JULY 1, 1992 TO
                               DECEMBER 22, 1992

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

 CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL FOR THE YEARS ENDED JUNE 30, 1995
  AND 1994 AND FOR THE PERIOD FROM DECEMBER 23, 1992 (DATE OF COMMENCEMENT) TO
                                 JUNE 30, 1993

                                         ADDITIONAL
                               CAPITAL    PAID-IN     RETAINED
                                STOCK     CAPITAL     EARNINGS       TOTAL
                              ---------- ---------- ------------  ------------
PREDECESSOR COMPANY:
BALANCE, JUNE 30, 1992....... $  379,266 $2,240,124 $ 27,954,112  $ 30,573,502
 Distributions...............                        (13,986,842)  (13,986,842)
 Adjustment resulting from
  the merger of NFV (a
  taxable corporation) into
  NTGI (a non-taxable
  corporation) recorded as a
  capital contribution.......  1,026,838                             1,026,838
 Net income for the period
  from July 1, 1992 to
  December 22, 1992..........                          2,666,398     2,666,398
                              ---------- ---------- ------------  ------------
BALANCE, DECEMBER 22, 1992... $1,406,104 $2,240,124 $ 16,633,668  $ 20,279,896
                              ========== ========== ============  ============

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                     LIMITED PARTNERS
                           GENERAL    --------------------------------------------------
                           PARTNER       NTGI          CBC          TIA         TOTAL
                          ----------  -----------  -----------  -----------  -----------
PARTNERSHIP:
Initial contributions on
 December 23, 1992:
 Predecessor Company,
  excluding net assets
  aggregating $417,584
  related to MIRACLE,
  OLD and DUROY
  (at carryover basis)..  $1,295,922  $16,667,907  $ 1,898,483               $18,566,390
 TIA cash contribution..                                        $24,614,483   24,614,483
 Other (at carryover
  basis)................     365,517       47,401                                 47,401
Distributions,
 principally for pre-
 formation
 expenditures...........               (2,480,000)    (114,000)    (125,000)  (2,719,000)
Net income for the
 period from December
 23, 1992 to June 30,
 1993...................      53,830    1,672,224      385,153      580,286    2,637,663
                          ----------  -----------  -----------  -----------  -----------
BALANCE, JUNE 30, 1993..   1,715,269   15,907,532    2,169,636   25,069,769   43,146,937
Distributions...........     (29,965)  (1,994,753)    (507,860)    (636,868)  (3,139,481)
Net income for the year
 ended June 30, 1994....       8,220      255,351       58,813       88,611      402,775
                          ----------  -----------  -----------  -----------  -----------
BALANCE, JUNE 30, 1994..   1,693,524   14,168,130    1,720,589   24,521,512   40,410,231
Net income for the
 period from July 1,
 1994 to July 28, 1994..       6,556      203,653       46,906       70,671      321,230
GP additional
 contribution on July
 29, 1994...............     102,362
Net loss for the period
 from July 29, 1994 to
 June 30, 1995..........     (60,924)    (802,166)    (184,803)    (982,907)  (1,969,876)
Merger of CBC into NTGI
 effective June 30,
 1995...................                1,582,692   (1,582,692)
                          ----------  -----------  -----------  -----------  -----------
BALANCE, JUNE 30, 1995..  $1,741,518  $15,152,309  $       -0-  $23,609,276  $38,761,585
                          ==========  ===========  ===========  ===========  ===========

            See notes to consolidated/combined financial statements.

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE YEARS ENDED JUNE 30, 1995 AND 1994 AND FOR THE PERIOD FROM DECEMBER 23, 1992 (DATE OF COMMENCEMENT) TO JUNE 30, 1993

          NTGARGIULO, INC. AND AFFILIATES ("THE PREDECESSOR COMPANY")

                        COMBINED STATEMENT OF CASH FLOWS
             FOR THE PERIOD FROM JULY 1, 1992 TO DECEMBER 22, 1992

                                                                         PREDECESSOR
                                        PARTNERSHIP                        COMPANY
                         -------------------------------------------- -----------------
                         YEAR ENDED    YEAR ENDED
                          JUNE 30,      JUNE 30,    DECEMBER 23, 1992  JULY 1, 1992 TO
                            1995          1994      TO JUNE 30, 1993  DECEMBER 22, 1992
                         -----------  ------------  ----------------- -----------------
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net (loss) income.....  $(1,703,014) $    410,995     $ 2,691,493      $  2,666,398
 Adjustments to
  reconcile net (loss)
  income to net cash
  provided (used) by
  operating activities:
 Depreciation and
  amortization.........    3,841,970     3,343,011       1,453,206         1,300,606
 Equity share of net
  (income) loss of
  unconsolidated
  affiliates...........     (416,222)      (19,912)         (3,501)           18,383
 Minority interest,
  net..................     (471,310)      314,099        (224,404)          144,323
 Decrease (increase)
  in operating
  receivables, net.....    2,005,194    (5,769,387)     (4,568,549)        2,202,163
 (Increase) decrease
  in inventories.......   (2,434,282)   (5,390,966)      2,876,600        (5,390,284)
 (Increase) decrease
  in other operating
  assets...............   (1,761,727)     (451,739)       (104,696)         (328,120)
 Increase (decrease)
  in accounts payable,
  accrued expenses,
  and due to growers...    4,479,006      (757,218)     (3,687,667)        2,739,204
 Increase (decrease)
  in deferred income
  taxes................                                        331          (120,293)
                         -----------  ------------     -----------      ------------
   Net cash provided
    (used) by operating
    activities.........    3,539,615    (8,321,117)     (1,567,187)        3,232,380
                         -----------  ------------     -----------      ------------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchase of property
  and equipment........   (5,200,677)   (8,260,667)     (2,939,362)       (6,374,907)
 Net investments in and
  advances to
  unconsolidated
  affiliates...........     (745,617)      (57,718)       (342,458)
 Proceeds from the sale
  of land and
  building.............      546,105
                         -----------  ------------     -----------      ------------
   Net cash used by
    investing
    activities.........   (5,400,189)   (8,318,385)     (3,281,820)       (6,374,907)
                         -----------  ------------     -----------      ------------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Cash transferred from
  Predecessor Company..                                  4,080,107
 Net borrowings
  (repayments) under
  lines of credit......    4,025,806     2,703,765      (2,482,714)        6,379,262
 Decrease in
  stockholders' loans
  payable, net.........                                    (34,408)         (215,592)
 Advances under credit
  agreement............                  3,300,000
 Repayments under
  credit agreement.....   (3,300,000)
 Proceeds from long-
  term notes payable...    5,800,000       500,000
 Repayment of long-term
  notes payable........   (3,275,899)   (1,415,943)     (3,822,211)         (211,776)
 Repayment of
  capitalized lease
  obligations..........     (448,429)     (233,589)
 Capital
  contributions........                                 24,984,080
 Minority interest
  shareholder
  contributions........                                    412,487
 Distributions.........                 (3,169,446)     (2,719,000)      (13,986,842)
                         -----------  ------------     -----------      ------------
   Net cash provided
    (used) by financing
    activities.........    2,801,478     1,684,787      20,418,341        (8,034,948)
                         -----------  ------------     -----------      ------------
INCREASE (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS...........      940,904   (14,954,715)     15,569,334       (11,177,475)
CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD.............      614,619    15,569,334                        15,257,582
                         -----------  ------------     -----------      ------------
CASH AND CASH
 EQUIVALENTS, END OF
 PERIOD................  $ 1,555,523  $    614,619     $15,569,334      $  4,080,107
                         ===========  ============     ===========      ============

            See notes to consolidated/combined financial statements.

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE YEARS ENDED JUNE 30, 1995 AND 1994 AND FOR THE PERIOD
        FROM DECEMBER 23, 1992 (DATE OF COMMENCEMENT) TO JUNE 30, 1993

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

                    NOTES TO COMBINED FINANCIAL STATEMENTS
             FOR THE PERIOD FROM JULY 1, 1992 TO DECEMBER 22, 1992

1. GENERAL, ORGANIZATION, BASIC OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  General--Gargiulo, L.P. (formerly known as NTGargiulo, L.P.), a Delaware limited partnership, and Subsidiaries (collectively referred to as the "Partnership") is an agricultural producer, primarily of tomatoes and berries, and is engaged in various business activities related to the packaging, marketing, brokering, warehousing, distribution and breeding research of fresh market fruit and vegetables. Operations are principally in Florida, California, Puerto Rico, and Mexico and the corporate headquarters are in Naples, Florida. Although not significant, the Partnership also has operations in Chile, Arizona and Virginia. Successful operations are highly dependent upon climatic conditions, not only in the Partnership's farming areas, but in other international agribusiness locations. Additionally, because the Partnership has foreign operations, it is susceptible to economic and political events which may occur in those foreign countries.

  The following information is provided to understand the evolution of the organization and the basis of presentation of the consolidated/combined financial statements:

  Predecessor Company Organization--As of June 30, 1992, the Predecessor Company consists of the following affiliates, all of which have common ownership and management:

  .NTGargiulo, Inc. ("NTGI")
  .Coastal Berry Corporation ("CBC")
  .Gulf Coast Packaging Corporation ("GULF")
  .Home Grown Farms, Inc. ("HGF")
  .Naples Fruit and Vegetable Company ("NFV")
  .Miracle Farms, Inc. ("MIRACLE")
  .Old Fort Tomato Growers, Inc. ("OLD")
  .Gargiulo P.R., Inc. ("GPR") (formerly known as NTGargiulo P.R., Inc. and as South Coast Fruit and Vegetable Company, Inc.)
  .Duroy, Inc. ("DUROY")

  Additionally, as of June 30, 1992, the following affiliates have been consolidated herein with one or more of the above entities, and applicable minority interest liability recorded, because they are majority-owned by the Predecessor Company:

  .BHN Joint Venture ("BHN") is a partnership in which NTGI acquired an additional 20% interest during 1992. The transaction, which brings NTGI's interest in BHN to 80% as of June 30, 1992, was accounted for as a purchase and the excess cost over fair market value of the net assets acquired of $624,475 is being amortized over 5 years.
  .Gulf Coast Farms Joint Venture ("GCFJV") is a partnership wholly owned by HGF and NFV.

  .Superior Plant Company ("SUPERIOR") is a partnership in which NTGI owns a 75% interest.

  Also, as of June 30, 1992, the following unconsolidated affiliates are not majority-owned by the Predecessor Company and therefore are accounted for under the equity method:

  .NTHG Joint Venture--50% owned by NTGI (during the year ended June 30,
     1994, the Partnership acquired the remaining 50% interest in NTHG Joint Venture)

  .Hortifruit, Inc.--50% owned by NTGI

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  Transitional Period--Subsequent to June 30, 1992, but prior to December 23, 1992, the transactions and events described below occurred. Each of the mergers were among entities under common control and management, and therefore, were accounted for similar to a pooling of interests, whereby the accounts were recorded at historical carrying values by the surviving entities and adjustments to the equity accounts were recorded retroactively:

  .GULF, HGF, NFV and GCFJV merged with and into NTGI.

  . DUROY merged with and into a newly-formed entity, Gargiulo, G.P., Inc.
    (formerly known as NTGargiulo, G.P., Inc.) ("GP"). The GP was capitalized substantially by assets contributed to the GP by the Predecessor Company. Such contributed assets were recorded by the GP at carryover basis, and a significant portion was later contributed to the Partnership as described below.

  . MIRACLE and OLD's net assets were not contributed to the Partnership.

  . GPR formed a wholly-owned subsidiary, South Coast Vegetable Realty
    Company, Inc. ("SCVRC"), and acquired a 33.33% interest in TGL
    Enterprises.

  Partnership Organization--The Partnership was formed on December 23, 1992 by NTGI, CBC, GP and an unrelated third party, Tomato Investment Associates, Inc. ("TIA"). GP is the general partner and the other entities are limited partners. In forming the Partnership, NTGI, CBC and GP contributed substantially all of their net assets, including NTGI's ownership interest in its subsidiaries, to the Partnership. In addition, certain stockholders of NTGI and CBC contributed, on behalf of NTGI and CBC, their ownership interests in GPR and their interests in certain entities discussed below. NTGI, CBC, and GP are under common control and management and collectively control the operations of the Partnership. As a result of this common control and management, the Partnership recorded the net assets and ownership interests contributed by, or on behalf of, NTGI, CBC, and GP at their historical carrying values. TIA contributed cash. The Partnership's operations are allocated to each partner based on their respective ownership interests. On July 29, 1994, GP's ownership percentage increased from 2% to 3% and the other entities became 97% limited partners. Effective June 30, 1995, CBC merged into NTGI.

  On December 23, 1992, ownership in the following entities were contributed to the Partnership by the stockholders of NTGI on behalf of NTGI. The Partnership controls these entities:

  . Agricola Purutun, Limitada ("PURUTUN"), a 99.9% owned Chilean limited liability entity. By agreement, the Partnership shares in 90% of the profits and losses of PURUTUN.

  . GPM, S.A., a Chilean corporation. During the year ended June 30, 1995,
    GPM, S.A. changed its name to NTGargiulo S.A. ("NTGSA") and in a related transaction, the Partnership's ownership interest in NTGSA increased from 75% to 99.99% and NTGSA's ownership interest in the following entities decreased from 50% to 37.5%.

  . Montemayor S.A. ("MONTEMAYOR")

  . Exportadora Agricola Topfrut, S.A. ("TOPFRUT") and its (a) 99.9% owned subsidiary (Industria Hortofruticola Friofruta S.A.) and (b) 50% owned subsidiary (Agricola La Roca, S.A.)

  The above-described transaction, which did not change the Partnership's underlying interest in the net assets of NTGSA, also included the Partnership's acquisition of a .01% ownership interest in both Collague S.A. and Inversiones Manley S.A. Additionally, MONTEMAYOR and TOPFRUT are unconsolidated affiliates, because they are not majority-owned by the Partnership, and are therefore accounted for under the equity method. As a result of the existence of certain contingencies, as of June 30, 1994, the Partnership's investment in NTGSA was carried at a nominal amount. As of June 30, 1995, such contingencies have been resolved and NTGSA is a consolidated subsidiary of the Partnership.

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
  Subsequent to December 23, 1992, but prior to June 30, 1993, the Partnership formed NTGargiulo and Dresick Associates ("DRESICK"), a 66.7% owned partnership.

  On January 23, 1995, the Partnership acquired for $7,000, a 99.9% interest in Sociedad Comercial El Melon, Limitada ("SOCOMEL"), a Chilean entity, in a transaction accounted for as a purchase. On the date acquired, SOCOMEL had no significant assets or liabilities.

  During the year ended June 30, 1995, the Partnership formed Gargiulo Mexico, L.L.C. ("MEX"), a 99% owned limited liability company, with the remaining 1% owned by the GP. The following entities (which are 50% owned by MEX) are unconsolidated affiliates, because they are not majority-owned by the Partnership, and are therefore accounted for under the equity method:

  .Del Campo NTGargiulo, L.L.C. ("DCLLC")

  .Del Campo NTGargiulo Mexico, S. de R.L. ("DCSRL")

  Basis of Presentation--The combined financial statements of the Predecessor Company include the accounts of NTGI and its affiliates, all of which have common ownership and management. Subsidiaries which are majority-owned by NTGI and its affiliates have been consolidated with NTGI and its affiliates. Subsidiaries that are not majority-owned by NTGI and its affiliates are accounted for under the equity method.

  The consolidated financial statements of the Partnership include the accounts of the Partnership and subsidiaries majority-owned by the Partnership. Subsidiaries that are not majority-owned by the Partnership are accounted for under the equity method.

  All significant intercompany balances and transactions have been eliminated in the preparation of the consolidated/combined financial statements.

  Unconsolidated Affiliates--The following summary of condensed balance sheets and statements of operations information are presented for the unconsolidated affiliates:

                                                                           PREDECESSOR
                                           PARTNERSHIP                       COMPANY
                          --------------------------------------------- -----------------
                                                       FOR THE PERIOD    FOR THE PERIOD
                                                            FROM              FROM
                                                      DECEMBER 23, 1992   JULY 1, 1992
                           YEAR ENDED    YEAR ENDED          TO                TO
                          JUNE 30, 1995 JUNE 30, 1994   JUNE 30, 1993   DECEMBER 22, 1992
                          ------------- ------------- ----------------- -----------------
CONDENSED BALANCE SHEETS
 INFORMATION
Current assets..........   $13,962,631   $  555,011
Other assets............     1,386,324      823,336
                           -----------   ----------
   Total assets.........    15,348,955    1,378,347
Total liabilities (all
 current)...............    11,998,770      389,757
                           -----------   ----------
Net stockholders equity
 and partner's capital..   $ 3,350,185   $  988,590
                           ===========   ==========
CONDENSED STATEMENTS OF
 OPERATIONS INFORMATION
Revenues................   $ 7,315,731   $  351,412       $248,000          $ 31,826
Expenses................     6,230,350      311,588        240,998            68,592
                           -----------   ----------       --------          --------
Net income..............   $ 1,085,381   $   39,824       $  7,002          $(36,766)
                           ===========   ==========       ========          ========

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
  The following is a summary of significant accounting policies:

  Cash and Cash Equivalents--All highly liquid instruments with an initial maturity of three months or less when acquired are considered cash and cash equivalents for the purposes of preparing the statements of cash flows.

  Inventories--Supplies and seeds inventories are stated at the lower of cost (first-in, first-out method) or market. Growing crops are stated at the lower of cost or market.

  Property and Equipment--Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the assets on the straight-line and accelerated methods. Leasehold improvements are amortized over the term of the related lease or the estimated useful life of the improvement, whichever is shorter.

  Leases that transfer substantially all the benefits and risks of ownership are accounted for as an acquisition of assets and incurrence of obligations. Accordingly, capitalized leased assets are recorded as property and equipment and the present value of the future minimum lease payments are recorded as a liability. Amortization of such assets is computed using the straight-line method over the estimated useful lives of the related assets.

  The estimated useful lives of the assets are as follows:

    Buildings and leasehold improvements.............................   30 years
    Machinery and equipment.......................................... 4-20 years
    Capitalized lease equipment......................................  2-5 years

  Organizational Costs--Organizational costs, included in other assets, represent professional fees incurred in forming the Partnership. Organizational costs are being amortized on the straight-line method over five years.

  Customer List--Customer list, included in other assets, represent certain rights acquired by the Partnership in connection with the purchase of certain assets from an unrelated third party. Customer list is being amortized on the straight-line method over five years.

  Revenue Recognition--Product revenues are recognized at the time title transfers to the buyer and the product is delivered. Service revenues are recognized at the time the service is performed.

  Research and Development--Research and development costs are expensed as incurred ($3,905,594, $3,456,254, $1,579,182 and $661,132 for the years ended June 30, 1995 and 1994 and the periods from December 23, 1992 to June 30, 1993 and July 1, 1992 to December 22, 1992, respectively).

  Included in the preceding amounts is development/license agreement expense (see Note 7) which, during the years ended June 30, 1995 and 1994 and the period from December 23, 1992 to June 30, 1993 amounted to $1,566,667, $1,566,667 and $783,383, respectively.

  Income Taxes--The Partnership's federal taxable income and expenses, with the exception of GPR and its wholly-owned subsidiary, SCVRC, flow directly to the partners and are not taxed at the Partnership level. Therefore, as of June 30, 1995, the Partnership's net assets exceed the partners' equity in the Partnership by approximately $4,500,000.

  GPR is a U.S. corporation authorized to do business in Puerto Rico and, accordingly, is subject to U.S. and Puerto Rico income taxes. For U.S. income tax purposes, GPR has elected to be taxed under Section 936 of the Internal Revenue Code, which allows an income tax credit equal to the portion of U.S. income taxes attributable to the earnings derived from sources within Puerto Rico and from qualified investment income. Under Puerto Rico's income tax law, distributions from GPR's retained earnings are taxable at a rate that

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  varies depending upon the business activity that generated the earnings, generally 10%. For Puerto Rico income tax purposes, GPR's net income derived from agricultural operation is 90% exempt from income taxes for a period expiring on December 31, 1997. In addition, GPR has been granted, with certain conditions, an industrial tax exemption covering 90% of the net income derived from the undesignated service activities covered in the grant for a period expiring on December 31, 2007. Equipment used by GPR in the packing operation is also 90% exempt from property taxes for a period expiring on December 31, 2007.

  SCVRC is a "C" Corporation, but since formation has only incurred operating losses.

  Income taxes have been provided for in accordance with the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which was adopted effective December 23, 1992. The cumulative effect of this change in accounting for income taxes had no material impact on the Partnership's consolidated financial statements.

  Included in the combined financial statements of the Predecessor Company are several "S" Corporations. As an "S" Corporation, all federal taxable income and expenses, with certain exceptions, flow directly to the stockholders and are not taxed at the corporate level. Also included is GPR which is taxed as described above.

  The income tax provision of the Predecessor Company has been provided in accordance with Accounting Principles Board Opinion No. 11, Accounting for Income Taxes.

  Reclassifications--Certain amounts in prior years' financial statements have been reclassified to conform with the 1995 financial statements.

2. RECEIVABLES

  Receivables consist of the following as of June 30:

                                1995                       1994
                                TOTAL     RELATED PARTY    TOTAL     RELATED PARTY
                             -----------  ------------- -----------  -------------
    Customer................ $18,035,281   $  331,626   $23,276,478   $1,135,565
    Grower advances.........   4,450,748                  2,318,104
    Participation
     agreement..............   1,896,365
    Other...................   1,414,956    1,372,033     1,478,895    1,160,657
                             -----------   ----------   -----------   ----------
        Total...............  25,797,350    1,703,659    27,073,477    2,296,222
    Less allowance for
     doubtful amounts.......  (1,693,455)                  (964,388)
                             -----------   ----------   -----------   ----------
        Total............... $24,103,895   $1,703,659   $26,109,089   $2,296,222
                             ===========   ==========   ===========   ==========

  The activity for the allowance account is as follows:

                                                                                                               PREDECESSOR
                                                                               PARTNERSHIP                       COMPANY
                                                                ------------------------------------------- -----------------
                                                                YEAR ENDED   YEAR ENDED   DECEMBER 23, 1992   JULY 1, 1992
                                                                 JUNE 30,     JUNE 30,           TO                TO
                                                                   1995         1994        JUNE 30, 1993   DECEMBER 22, 1992
                                                                -----------  -----------  ----------------- -----------------
    Beginning balance.......................................... $  (964,388) $(1,159,189)    $(1,134,189)      $  (899,023)
    Provision..................................................  (1,004,863)    (524,593)        (46,877)         (235,166)
    Write-offs, net of recoveries..............................     275,796      719,394          21,877
                                                                -----------  -----------     -----------       -----------
    Ending balance............................................. $(1,693,455) $  (964,388)    $(1,159,189)      $(1,134,189)
                                                                ===========  ===========     ===========       ===========

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3. INVENTORIES

  Inventories consist of the following as of June 30:

                                                           1995        1994
                                                        ----------- -----------
    Supplies and seeds inventories..................... $ 3,262,853 $ 2,616,801
    Growing crops......................................   9,229,756   7,441,526
                                                        ----------- -----------
      Total............................................ $12,492,609 $10,058,327
                                                        =========== ===========

4. PROPERTY AND EQUIPMENT

  Property and equipment consist of the following as of June 30:

                                                          1995         1994
                                                       -----------  -----------
    Land.............................................. $15,139,688  $15,121,905
    Buildings and leasehold improvements..............  16,369,739   13,541,128
    Machinery and equipment...........................  32,314,223   30,065,827
    Capitalized lease equipment.......................   2,577,789    1,981,222
    Construction in progress..........................   1,356,837      944,693
                                                       -----------  -----------
      Total...........................................  67,758,276   61,654,775
    Accumulated depreciation and amortization......... (24,848,329) (21,447,719)
                                                       -----------  -----------
      Total........................................... $42,909,947  $40,207,056
                                                       ===========  ===========

5. DEBT

  A significant portion of the Partnership's assets have been pledged as collateral for the following debt and lease obligations and certain debt is personally guaranteed by certain principals of the Partnership. In addition, certain of the following debt agreements limit the amount of distributions that may be made and contain various restrictive covenants which include minimum working capital requirements, a specified current maturity coverage ratio and the maintenance of a specified ratio of total liabilities to tangible net worth. The specified ratios of current maturity coverage and of total liabilities to tangible net worth covenants contained in the $17.5 million line of credit facility and in the $2.3 million mortgage loan have not been met as of June 30, 1995; however, the lender has waived the requirements to maintain such ratios through June 30, 1996.

  Borrowings Under Lines of Credit--Borrowings under lines of credit consist of the following as of June 30:

                                                             1995        1994
                                                          ----------- ----------
    Line of credit totaling $15,000,000 with a financial
     institution, borrowings and interest are tied to
     prime less 1%; the line of credit expired on Novem-
     ber 15, 1994 and was replaced with a new line of
     credit described below.............................              $8,853,136
                                                                      ==========
    Line of credit totaling $17,500,000 with a financial
     institution, borrowings are tied to LIBOR (6.03%
     for this and all other borrowings tied to LIBOR as
     of June 30, 1995) plus 1.35% expiring on November
     15, 1996...........................................  $12,878,942
                                                          ===========

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
  Advances Under Credit Agreement--Advances under a $10,000,000 credit agreement with a related party consist of the following as of June 30:

                                                             1995       1994
                                                          ---------- ----------
    Term advances originally payable in quarterly
     principal installments of $180,000 with a balloon
     principal payment due on December 31, 1996;
     interest at prime less 1%; subsequent to June 30,
     1994, the outstanding balance due under this
     agreement was paid in full.........................             $3,300,000
    Less current portion of credit agreement............               (720,000)
                                                                     ----------
        Total...........................................  $      -0- $2,580,000
                                                          ========== ==========

  Long-Term Notes Payable--Long-term notes payable consist of the following as of June 30:

                                                             1995       1994
                                                          ---------- ----------
    Mortgage note, payable in annual principal
     installments of $1,000,000 through August 1999,
     with interest at prime (8.75% for this and all
     other borrowings tied to prime as of June 30,
     1995)..............................................  $5,000,000 $6,000,000
    Mortgage loan, payable in annual principal
     installments of $175,000 through December 2014 with
     interest at LIBOR plus 1.35%.......................   3,500,000
    Mortgage loan, payable in annual principal
     installments of $153,333 with a balloon payment of
     $920,003 due September 14, 2004 with interest at
     prime less .5%.....................................   2,300,000
    Term loan, payable in September 1999, with interest
     at prime...........................................     724,963
    Mortgage loan, originally payable in annual
     principal installments of $90,000 with a balloon
     payment due on January 1, 2003 and interest at 8%;
     subsequent to June 30, 1994 the outstanding balance
     due under this note was paid in full...............              1,670,000
    Mortgage loan, payable in annual principal
     installments of $200,000 with a balloon payment of
     $1,200,000 due on June 1, 1996, with interest at
     prime..............................................   1,200,000  1,400,000
    Mortgage loan, originally payable in annual
     principal and interest installments of $110,735,
     with an adjustable interest rate (7.75% as of June
     30, 1995)..........................................   1,141,211  1,162,593
    Mortgage loan, originally payable in annual
     principal installments of $67,000 with a balloon
     payment of $732,000 due on July 1, 1995; on July
     25, 1995 the Partnership renegotiated the terms of
     the loan as follows: annual principal payments of
     $73,200 through July 1, 2005; interest on the loan
     is payable quarterly based on LIBOR plus 1.35%.....     732,000    799,000
    Mortgage loan, payable in monthly principal
     installments of $10,417, with interest at prime....     270,826    395,830

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                                                         1995        1994
                                                      ----------- -----------
    Term loan payable in annual principal
     installments of $74,963, with interest adjusted
     monthly (interest as of June 30, 1995 was set
     at 9.73%)......................................  $   143,928 $   218,891
    Various term loans payable with interest at
     rates that range from 6% to 9.75%..............       21,249     113,762
                                                      ----------- -----------
        Total.......................................   15,034,177  11,760,076
    Less/current portion of long-term notes
     payable........................................    2,767,516   1,591,806
                                                      ----------- -----------
    Long-term portion...............................  $12,266,661 $10,168,270
                                                      =========== ===========

  Aggregate maturities of long-term notes payable are as follows:

    FOR THE YEAR ENDING JUNE 30,                                        AMOUNT
    ----------------------------                                      -----------
    1996............................................................. $ 2,767,516
    1997.............................................................   1,645,608
    1998.............................................................   1,428,493
    1999.............................................................   1,430,658
    2000.............................................................   2,132,922
    Thereafter.......................................................   5,628,980
                                                                      -----------
        Total........................................................ $15,034,177
                                                                      ===========

  Capitalized Lease Obligations--The Partnership has entered into various lease agreements which expire in the year 2000 for certain packing house equipment. Such arrangement transfers to the Partnership substantially all of the risks and benefits of ownership of the related assets. The assets have been capitalized as property and equipment (see Note 4). As of June 30, 1995, approximate future minimum lease payments under capitalized lease obligations were as follows:

    FOR THE YEAR ENDING JUNE 30,                                       AMOUNT
    ----------------------------                                     ----------
    1996............................................................ $  422,067
    1997............................................................    550,009
    1998............................................................    520,899
    1999............................................................    367,662
    2000............................................................    330,448
                                                                     ----------
    Total minimum lease payments....................................  2,191,085
    Less amounts representing interest..............................   (295,314)
                                                                     ----------
    Present value of net minimum lease payments.....................  1,895,771
    Less current portion of capitalized lease obligations...........   (335,271)
                                                                     ----------
    Long-term portion of capitalized lease obligations.............. $1,560,500
                                                                     ==========

6. INCOME TAXES

  The deferred income tax benefit of $114,000 and $181,000 for the year ended June 30, 1994 and the period from December 23, 1992 to June 30, 1993, respectively, related to net operating loss carryforwards for Puerto

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
Rico tax purposes which expire at various dates through 2002. A valuation allowance was not considered necessary for this deferred tax asset.

  The benefit for income taxes differs from the amount determined by applying the statutory federal income tax rate to income before provision for income taxes for the following reasons:

                                          YEAR ENDED        DECEMBER 23, 1992
                                         JUNE 30, 1994      TO JUNE 30, 1993
                                       ------------------   ------------------
                                        AMOUNT    PERCENT    AMOUNT    PRECENT
                                       ---------  -------   ---------  -------
    Income tax at statutory rate...... $(100,978)  (34.0)%  $(853,568)  (34.0)%
    Effect of flow-through entities...   740,686   249.4    1,541,905    61.4
    Effect of Puerto Rico exemption...  (525,708) (177.0)    (507,337)  (20.2)
                                       ---------  ------    ---------   -----
        Total......................... $ 114,000    38.4 %  $ 181,000     7.2 %
                                       =========  ======    =========   =====

7. COMMITMENTS AND CONTINGENCIES

  Development/License Agreement--The Partnership entered into a development/license agreement with a related party for the primary purpose of developing transgenic tomatoes for commercial application in the production and sale of fresh market and processing tomatoes. The development/license agreement requires the Partnership to make five annual payments of $1,880,000 beginning on December 31, 1992 and ending on December 31, 1996. An additional payment of $1,410,000 shall be made upon the latter of the development of a tomato germplasm which exhibits certain attributes (defined in the development/license agreement as "Commercial Level Performance") or December 31, 1995. Upon the achievement of Commercial Level Performance and the receipt of the necessary regulatory approval for the marketing and sale of the developed tomato, the Partnership shall be required to make an additional payment to be determined based on the date that both Commercial Level Performance is achieved and the necessary regulatory approvals are obtained:

  If on or before December 31, 1996, an additional payment of $4,230,000.

  If after December 31, 1996, but on or before December 31, 1997, an additional payment of $2,115,000.

  If after December 31, 1997, but on or before December 31, 1998, an additional payment of $1,410,000.

  Included in other current assets as of June 30, 1995 and 1994 are prepaid development/license fees amounting to $1,566,667 and $1,410,000, respectively. Included in other assets (noncurrent) as of June 30, 1995 is $156,666 of prepaid development/license fees.

  Employment Agreements--The Partnership has entered into various employment and consulting agreements with certain key individuals. The aggregate fixed commitment under these agreements are as follows:

    FOR THE YEAR ENDING JUNE 30,                                          AMOUNT
    ----------------------------                                        ----------
    1996............................................................... $1,167,708
    1997...............................................................  1,120,666
    1998...............................................................  1,108,126
    1999...............................................................  1,088,251
    2000...............................................................    479,291
                                                                        ----------
        Total.......................................................... $4,964,042
                                                                        ==========

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

  In addition, two employment agreements provide for additional compensation based on a percentage of the net profits of the Partnership and a third agreement is based on the amount of seed sold to certain entities.

  Lease Commitments--Future minimum lease payments under noncancelable operating leases are approximately as follows:

    FOR THE YEAR ENDING JUNE 30,                                         AMOUNT
    ----------------------------                                       ----------
    1996.............................................................. $3,380,324
    1997..............................................................  2,063,774
    1998..............................................................  1,483,208
    1999..............................................................  1,177,114
    2000..............................................................    890,406
    Thereafter........................................................    927,649
                                                                       ----------
        Total......................................................... $9,922,475
                                                                       ==========

  Total rent expense was as follows for the:

                                          RENT EXPENSE
                                           RELATED TO
                              TOTAL RENT   LEASES WITH
                               EXPENSE   RELATED PARTIES
                              ---------- ---------------
    Year ended June 30,
     1995...................  $3,583,629    $828,110
                              ==========    ========
    Year ended June 30,
     1994...................  $3,424,393    $361,360
                              ==========    ========
    Period from December 23,
     1992 to June 30, 1993..  $1,324,125    $180,935
                              ==========    ========
    Period from July 1, 1992
     to December 22, 1992...  $1,390,985    $180,935
                              ==========    ========

  Chilean Option Agreement--The shareholders of NTGI own 37.5% of Chile Financial, a Chilean corporation, which entity owns 99.745% of Fruticola Topfruit, Ltda., a Chilean limited liability company. The shareholders of NTGI have granted an option to the Partnership to acquire their ownership interest in Chile Financial for $1,000. Such option expires on December 23, 2007.

  Consulting Agreements--The Partnership had entered into two consulting agreements with two independent third parties to pay 10% and 5%, respectively, of GPR's net income as defined to each individual. In addition, the individual entitled to the 10% share of net income as defined was entitled to a participation in certain of the Partnership's profits relating to its Watsonville, California operations. During the year ended June 30, 1994 and the period from December 23, 1992 to June 30, 1993, the Partnership purchased these individuals' rights under these agreements for $750,000 and $550,000, respectively. These amounts are included in other income (expense) under the caption "other" in the accompanying statements of operations.

  Guarantee--The Partnership is a guarantor under a $3 million line of credit facility of an unconsolidated subsidiary, DCLLC. As of June 30, 1995, no amounts were outstanding under such line of credit facility.

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8. SUPPLEMENTAL INFORMATION--STATEMENTS OF CASH FLOWS

                                                                                                                PREDECESSOR
                                                                                PARTNERSHIP                       COMPANY
                                                               --------------------------------------------- -----------------
                                                                YEAR ENDED    YEAR ENDED   DECEMBER 23, 1992  JULY 1, 1992 TO
                                                               JUNE 30, 1995 JUNE 30, 1994 TO JUNE 30, 1993  DECEMBER 22, 1992
                                                               ------------- ------------- ----------------- -----------------
    SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Cash paid during the period for interest................   $2,126,460    $1,280,438      $   466,706       $  338,539
                                                                ==========    ==========      ===========       ==========
     Cash paid during the period for income taxes............                                                   $  120,293
                                                                                                                ==========
    SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
     INFORMATION
     Long-term debt incurred in connection with the
      acquisition of property and equipment..................   $1,346,567    $1,162,593      $ 3,760,000       $7,000,000
                                                                ==========    ==========      ===========       ==========
     Contribution by GP of certain property..................   $  102,362
                                                                ==========
    NON-CASH NET ASSETS CONTRIBUTED BY THE PREDECESSOR
     COMPANY TO THE PARTNERSHIP:
     Assets:
     Current assets..........................................                                 $24,785,262
     Property and equipment, net.............................                                  28,293,310
     Other...................................................                                   2,156,744
                                                                                              -----------
       Total.................................................                                  55,235,316
                                                                                              -----------
     Liabilities:
     Current liabilities.....................................                                  25,160,958
     Long-term debt..........................................                                  13,714,315
     Minority interest.......................................                                     577,838
                                                                                              -----------
       Total.................................................                                  39,453,111
                                                                                              -----------
       Net assets............................................                                 $15,782,205
                                                                                              ===========
     Net liabilities contributed to the Partnership related
      to PURUTUN and GPM.....................................                                 $   211,695
                                                                                              ===========
     Land contributed to the partnership.....................                                 $   225,695
                                                                                              ===========
     Elimination of income taxes payable, recorded as a
      capital contribution....................................                                                  $1,026,838
                                                                                                                ==========

              GARGIULO, L.P. AND SUBSIDIARIES (THE "PARTNERSHIP")

          NTGARGIULO, INC. AND AFFILIATES (THE "PREDECESSOR COMPANY")

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

9. SUBSEQUENT EVENTS

  On October 13, 1995, the Partnership, the Partnership's general and limited partners, and other related and unrelated parties entered into the Gargiulo, L.P. Plan and Agreement of Reorganization (the "Plan of Reorganization"). The Plan of Reorganization provides that the development/license agreement (see
Note 7) with a related party, who is also a signatory to the Plan of Reorganization, will be amended conditioned upon TIA's parent company consummating a transaction whereby TIA will exchange its ownership interest in the Partnership, currently 49.9% and to be 100%, for an ownership interest in a third party. The amendment to the development/license agreement would eliminate the related party's obligation to carry out further development activities and would eliminate the Partnership's obligation to make further payments to the related party, thereby causing the licenses referred to therein to be deemed to be fully paid up. Therefore, the prepaid development/license fee included in the accompanying consolidated financial statements may have become impaired.

  On October 18, 1995, the Partnership became a defendant in two pending lawsuits which involve personal injury claims by the families of three migrant labor workers who were killed and by seven migrant labor workers who were injured in a vehicle accident. The company hiring and transporting such farm workers was an independent contractor engaged to arrange for migrant farm labor for a Partnership farm. The plaintiffs allege that the vehicle in question was in violation of one or more federal and state safety regulations governing farm labor vehicles. The Partnership's insurance carriers have been contacted regarding these lawsuits, but it has not yet been determined whether the Partnership's insurance will be sufficient to cover these claims, if any. Accordingly, the outcome of this litigation and the amount of damages, if any, that may ultimately be incurred cannot be determined and no provisions for any liability has been made in the accompanying consolidated financial statements.

  On December 29, 1995, the Partnership entered into an asset purchase agreement for the acquisition by the Partnership of substantially all of the assets, subject to certain liabilities, of an unrelated producer, packer and broker of tomatoes and, to a lesser extent, other vegetables for $10 million in cash and a $10 million promissory note, plus an earn-out payment based upon certain earnings of the combined operations of the Partnership in Southwest Florida and those being purchased from the seller. The Partnership will also acquire the seller's 1995-1996 crop and assume liabilities related thereto. At the closing, the Partnership would also commit to lease certain farm land from affiliates of the seller. The consummation of the acquisition is subject to satisfactory completion of closing documents, obtaining required consents and verification of representations and warranties.

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Gargiulo P.R., Inc.

  We have audited the consolidated balance sheets of Gargiulo P.R., Inc. (formerly known as NTGargiulo P.R., Inc and South Coast Fruit and Vegetable, Inc.) (a wholly-owned subsidiary of Gargiulo L.P.) and its subsidiary (collectively referred to as the "Company") as of June 30, 1995 and 1994, and the related statements of operations and retained earnings, and cash flows for the years then ended, (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gargiulo P.R., Inc. and subsidiary as of June 30, 1995 and 1994, and the consolidated results of their operations, and their cash flows for the years then ended in conformity with generally accepted accounting principles.

LANDA, UMPIERRE AND COMPANY

San Juan, Puerto Rico
August 18, 1995

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
NTGargiulo P.R., Inc.

  We have audited the consolidated balance sheets of NTGargiulo P.R., Inc. (formerly known as South Coast Fruit and Vegetable, Inc.) (a wholly-owned subsidiary of NTGargiulo L.P.) and its subsidiary (collectively referred to as the "Company") as of June 30, 1994 and 1993, and the related statements of operations and retained earnings, and cash flows for the years then ended, (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NTGargiulo P.R., Inc. and subsidiary as of June 30, 1994 and 1993, and the consolidated results of their operations, and their cash flows for the years then ended in conformity with generally accepted accounting principles.

LANDA, UMPIERRE AND COMPANY

San Juan, Puerto Rico
August 10, 1994

              GARGIULO, L.P. AND SUBSIDIARIES ("THE PARTNERSHIP")

                CONSOLIDATED CONDENSED BALANCE SHEET--UNAUDITED

                                                                  SEPTEMBER 30,
                                                                      1995
                                                                  -------------
                             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................  $   527,528
  Receivables, net (includes $1,321,525 due from related par-
   ties).........................................................   16,109,412
  Inventories....................................................   10,989,316
  Other, principally prepaid expenses............................    2,144,591
                                                                   -----------
    Total current assets.........................................   29,770,847
PROPERTY AND EQUIPMENT, net......................................   46,019,558
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES.........    1,118,388
OTHER ASSETS.....................................................    2,380,685
                                                                   -----------
TOTAL............................................................  $79,289,478
                                                                   ===========
                LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable (includes $2,075,333 due to related parties)..  $ 7,640,445
  Accrued expenses (includes $1,059,552 due to related parties)..    3,696,042
  Due to growers.................................................    2,108,188
  Current portion of long-term notes payable.....................    2,663,423
  Current portion of capitalized lease obligations...............    1,040,717
                                                                   -----------
    Total current liabilities....................................   17,148,815
                                                                   -----------
LONG-TERM DEBT:
  Borrowings under line of credit................................   11,105,696
  Long-term notes payable........................................   11,158,438
  Capitalized lease obligations..................................    4,344,555
                                                                   -----------
    Total long-term debt.........................................   26,608,689
                                                                   -----------
MINORITY INTEREST................................................      431,695
                                                                   -----------
PARTNERS' CAPITAL:
  General Partners' capital......................................    1,579,433
  Limited Partners' capital......................................   33,520,846
                                                                   -----------
    Total partners' capital......................................   35,100,279
                                                                   -----------
TOTAL............................................................  $79,289,478
                                                                   ===========

           See notes to consolidated condensed financial statements.

              GARGIULO, L.P. AND SUBSIDIARIES ("THE PARTNERSHIP")

           CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS--UNAUDITED

                                            THREE MONTHS ENDED SEPTEMBER 30,
                                            ----------------------------------
                                                  1995              1994
                                            ----------------  ----------------
REVENUES (includes $115,559 and $194,531
 respectively, derived from related
 parties)
 Product Revenues:
  Tomatoes................................  $     10,602,255  $     12,472,689
  Berries.................................        10,100,596         7,800,804
  Other...................................         2,044,766         1,778,877
 Service Revenues.........................         5,861,795         5,451,287
                                            ----------------  ----------------
    Total revenues........................        28,609,412        27,503,637
                                            ----------------  ----------------
COST OF REVENUES:
 Product costs:
  Tomatoes................................        14,882,704        11,231,985
  Berries.................................        10,488,161         8,038,972
  Other...................................         1,984,948         1,487,260
 Service costs............................         2,311,109         2,769,793
                                            ----------------  ----------------
    Total cost of revenues................        29,666,922        23,528,010
                                            ----------------  ----------------
GROSS (LOSS) PROFIT.......................        (1,057,510)        3,975,627
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES.................................         5,082,367         3,681,920
                                            ----------------  ----------------
OPERATING (LOSS) INCOME...................        (6,139,877)          293,707
                                            ----------------  ----------------
OTHER INCOME (EXPENSE):
 Interest income..........................            88,976            72,718
 Interest expense.........................          (604,934)         (382,723)
 Minority interest, net...................         1,294,854          (329,306)
 Other, net...............................            83,189           221,751
                                            ----------------  ----------------
    Total other income (expense), net.....           862,085          (417,560)
                                            ----------------  ----------------
LOSS BEFORE EQUITY SHARE OF NET LOSS OF
 UNCONSOLIDATED AFFILIATES................        (5,277,792)         (123,853)
EQUITY SHARE OF NET LOSS OF UNCONSOLIDATED
 AFFILIATES...............................          (125,033)
                                            ----------------  ----------------
NET (LOSS) INCOME.........................  $     (5,402,825) $       (123,853)
                                            ================  ================

           See notes to consolidated condensed financial statements.

              GARGIULO, L.P. AND SUBSIDIARIES ("THE PARTNERSHIP")

           CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS--UNAUDITED

                                                        THREE MONTHS ENDED
                                                           SEPTEMBER 30,
                                                      ------------------------
                                                         1995         1994
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................................ $(5,402,825) $  (123,853)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization......................   1,204,032      843,888
  Equity share of net loss of unconsolidated
   affiliates........................................     125,033
 Minority interest, net..............................  (1,294,854)     329,306
 Decrease (increase) in operating receivables, net...   7,994,483   11,458,337
 Decrease (increase) in inventories..................   1,503,293   (2,767,569)
 Decrease (increase) in other operating assets.......     518,825     (281,621)
 Decrease in accounts payable, accrued expenses and
  due to growers.....................................  (2,334,645)  (3,146,348)
                                                      -----------  -----------
    Net cash provided by operating activities........   2,313,342    6,312,140
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment.................  (4,285,283)  (2,064,091)
 Net distribution from (investments in and advances
  to) unconsolidated affiliates......................     440,006      (26,911)
                                                      -----------  -----------
    Net cash used by investing activities............  (3,845,277)  (2,091,002)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net repayments under lines of credit................  (1,773,247)  (2,361,948)
 Proceeds from capitalized lease obligations.........   3,600,000
 Proceeds from long-term notes payable...............                2,300,000
 Repayments of long-term notes payable...............  (1,212,314)  (2,921,464)
 Repayments of capitalized lease obligations.........    (110,499)     (81,355)
                                                      -----------  -----------
    Net cash provided (used) by financing
     activities......................................     503,940   (3,064,767)
                                                      -----------  -----------
Net increase (decrease) in cash & cash equivalents...  (1,027,995)   1,156,371
Cash at beginning of period..........................   1,555,523      614,619
                                                      -----------  -----------
Cash at end of period................................ $   527,528  $ 1,770,990
                                                      ===========  ===========


           See notes to consolidated condensed financial statements.

              GARGIULO, L.P. AND SUBSIDIARIES ("THE PARTNERSHIP")

        NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS--UNAUDITED

            FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

1. BASIS OF PRESENTATION OF INTERIM FINANCIAL INFORMATION (UNAUDITED)

  The accompanying unaudited consolidated condensed financial statements as of September 30, 1995 and for each of the three month periods ended September 30, 1995 and 1994, included in this Registration Statement, have been prepared by the Partnership which is responsible for their integrity and objectivity.

  The accounting policies followed for interim financial reporting are set forth in the Notes to the Partnership's audited consolidated financial statements, which are included in this Registration Statement as filed with the Securities and Exchange Commission.
  To the best of management's knowledge and belief, the statements and related information were prepared in conformity with generally accepted accounting principles and are based on recorded transactions and management's best estimates and judgments. The interim results of operations are not necessarily indicative of the results which may be expected for the full year.

  The financial statements for the three month periods ended September 30, 1995 and 1994 herein include, in the opinion of management, all adjustments (which are normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of the Partnership for the periods indicated.

2. INVENTORIES

  Inventories consisted of the following as of September 30, 1995:

    Supplies and seeds inventories...................................  3,098,273
    Growing crops....................................................  7,891,043
                                                                      ----------
        Total........................................................ 10,989,316
                                                                      ==========

3. COMMITMENTS

  On September 20, 1995 the Partnership entered into a capital lease related to aircraft financing for a total of $3.6 million. The terms of the lease call for 60 monthly payments of $59,386, with a balloon payment of $1,080,000 due on September 30, 2000.

4. SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

  Cash paid for interest during the three month periods ended September 30, 1995 and 1994 was $834,471 and $671,123, respectively.

  Non-cash investing and financing activities related to purchases of property and equipment financed by long-term debt amounted to $750,000 during the three months ended September 30, 1994.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Owners of Collier Farms:

  We have audited the accompanying combined balance sheets of Collier Farms (see Note 1) as of June 30, 1995, 1994 and 1993, and the related combined statements of operations and owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Collier Farms as of June 30, 1995, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Tampa, Florida,
  September 28, 1995, except for the
  matter discussed in Note 9, as to which
  the date is October 27, 1995

                                 COLLIER FARMS

                            COMBINED BALANCE SHEETS

                          JUNE 30, 1995, 1994 AND 1993

                                                         1995    1994    1993
                                                        ------- ------- -------
                                                        (AMOUNTS IN THOUSANDS)
                        ASSETS
CURRENT ASSETS:
  Cash (Note 2)........................................ $   122 $    62 $    77
  Trade receivables, less allowance of $47, $42 and
   $90, respectively, for doubtful accounts............     338     460   1,250
  Related party receivables............................   4,845   4,236   3,694
  Inventories (Note 3).................................   1,446   1,032   1,180
                                                        ------- ------- -------
    Total current assets...............................   6,751   5,790   6,201
                                                        ------- ------- -------
PROPERTY, PLANT AND EQUIPMENT, net (Note 4)............  14,140  15,101  16,191
DEFERRED CHARGES AND OTHER ASSETS......................      86     146     128
                                                        ------- ------- -------
                                                        $20,977 $21,037 $22,520
                                                        ======= ======= =======
            LIABILITIES AND OWNERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................  $   653 $   385 $   540
  Employee related liabilities (Note 8)...............      491     885   1,700
  Accrued litigation expenses.........................      --      627     310
  Accrued interest....................................      182      56      17
  Other current liabilities...........................      268     101     119
  Current portion of related party note payable (Note
   7).................................................      258     269     279
  Current portion of long-term debt (Note 5)..........    5,300     --       38
                                                        ------- ------- -------
    Total current liabilities.........................    7,152   2,323   3,003
                                                        ------- ------- -------
RELATED PARTY NOTE PAYABLE, less current portion (Note
 7)...................................................    6,285   6,543   6,812
LONG-TERM DEBT, less current portion (Note 5).........      --    5,300   5,300
OTHER LIABILITIES.....................................      --      --      638
COMMITMENTS AND CONTINGENCIES (Note 8)................      --      --      --
                                                        ------- ------- -------
    Total liabilities.................................   13,437  14,166  15,753
                                                        ------- ------- -------
OWNERS' EQUITY........................................    7,540   6,871   6,767
                                                        ------- ------- -------
                                                        $20,977 $21,037 $22,520
                                                        ======= ======= =======


 The accompanying notes are an integral part of these combined balance sheets.

                                 COLLIER FARMS

              COMBINED STATEMENTS OF OPERATIONS AND OWNERS' EQUITY

                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                       1995     1994     1993
                                                      -------  -------  -------
                                                      (AMOUNTS IN THOUSANDS)
REVENUES (Note 2)...................................  $25,440  $22,009  $31,262
COSTS OF REVENUES:
  Growing expenses, including $1,147, $1,581 and
   $1,379, respectively, paid to related parties....   11,953   13,619   13,587
  Harvest and haul..................................    2,430    2,509    3,622
  Packing...........................................    5,893    4,954    6,088
                                                      -------  -------  -------
    Gross margin....................................    5,164      927    7,965
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES,
 excluding related party management fees............   (3,619)  (3,200)  (3,967)
OTHER INCOME (Note 2)...............................    1,091    2,428    1,795
                                                      -------  -------  -------
INCOME BEFORE RELATED PARTY MANAGEMENT FEES AND
 INTEREST EXPENSE...................................    2,636      155    5,793
RELATED PARTY MANAGEMENT FEES (Note 7)..............    1,521    1,529    1,127
INTEREST EXPENSE, including related party interest
 of $1,088, $1,059 and $983, respectively (Note 7)..    1,456    1,272    1,305
                                                      -------  -------  -------
NET (LOSS) INCOME...................................     (341)  (2,646)   3,361
CONTRIBUTIONS AND DISTRIBUTIONS, net (Note 2).......    1,010    2,750   (2,095)
OWNERS' EQUITY, beginning of year...................    6,871    6,767    5,501
                                                      -------  -------  -------
OWNERS' EQUITY, end of year.........................  $ 7,540  $ 6,871  $ 6,767
                                                      =======  =======  =======


   The accompanying notes are an integral part of these combined statements.

                                 COLLIER FARMS

                       COMBINED STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                      1995     1994     1993
                                                     -------  -------  -------
                                                     (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
 Net income (loss).................................. $  (341) $(2,646) $ 3,361
 Adjustments to reconcile net loss to net cash used
  in operating activities--
  Depreciation and amortization.....................   1,558    1,746    1,732
  Loss on sales of property, plant and equipment....      43      392      370
 Changes in working capital--
  Trade receivables.................................     122      790     (606)
  Inventories.......................................    (414)     148      218
  Other assets......................................      60      (18)      47
  Accounts payable and accrued expenses.............     176      (16)    (191)
  Other liabilities.................................    (636)  (1,254)      45
                                                     -------  -------  -------
    Total adjustments...............................     909    1,788    1,615
                                                     -------  -------  -------
    Net cash provided by (used in) operating activi-
     ties...........................................     568     (858)   4,976
                                                     -------  -------  -------
INVESTING ACTIVITIES:
  Proceeds from sales of property, plant and equip-
   ment.............................................      70       59      --
  Capital expenditures..............................    (710)  (1,107)  (1,923)
  Advances to related parties.......................    (609)    (542)    (584)
                                                     -------  -------  -------
    Net cash used in investing activities...........  (1,249)  (1,590)  (2,507)
                                                     -------  -------  -------
FINANCING ACTIVITIES:
  Payments on long-term debt........................     --       (38)     (61)
  Payments on related party note payable............    (269)    (279)    (291)
  Capital contributions (distributions), net........   1,010    2,750   (2,095)
                                                     -------  -------  -------
    Net cash provided by (used in) financing activi-
     ties...........................................     741    2,433   (2,447)
                                                     -------  -------  -------
INCREASE (DECREASE) IN CASH.........................      60      (15)      22
BALANCE, beginning of year..........................      62       77       55
                                                     -------  -------  -------
BALANCE, end of year................................ $   122  $    62  $    77
                                                     =======  =======  =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid during the year for interest............. $ 1,245  $ 1,340  $ 1,435

   The accompanying notes are an integral part of these combined statements.

                                 COLLIER FARMS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                         JUNE 30, 1995, 1994 AND 1993

1. BASIS OF PRESENTATION AND SUMMARY OF OPERATIONS:

  The accompanying combined financial statements represent the financial statements of the following affiliated business enterprises collectively known as Collier Farms (the Company):

  Collier Farm Equipment Company (CFEC), a Florida corporation
  Collier Farms, Inc. (CFI), a Florida corporation
  Colliergro, a division of Colliergro, Ltd., a Florida limited partnership CollierPac-Tomato, a division of Collier Groves & Packing, Ltd., a Florida limited partnership
  CollierPac-Vegetable, a division of Collier Groves & Packing, Ltd., a Florida limited partnership
  LDEC, a division of Collier Tec, Inc., a Florida corporation

  The above entities are under common control and have been combined to provide a more meaningful presentation of the financial position and results of operations of these entities which operate as a single business unit. All significant intercompany balances have been eliminated in combination.

  The Company is primarily in the business of growing, packing, marketing and shipping fresh produce.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash Management

  The Company is part of a group of affiliated companies operating in various industries. As part of the overall cash management system, excess cash is distributed and cash deficiencies are funded on a daily basis and are recorded as capital distributions and contributions, respectively. Accordingly, capital distributions and contributions have been netted in the accompanying combined statements of owners' equity.

 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost. Depreciation expense is provided using the straight line method over the estimated lives of the assets which range from 5 to 25 years.

 Income Taxes

  The corporations included in the Company have elected to file under Subchapter S of the U.S. Internal Revenue Code. Accordingly, the revenues and expenses of all entities flow through to the owners for tax purposes. The tax returns and the amount of distributable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to distributable income or loss, the tax liability of the owners would be changed accordingly.

 Other Income

  The Company periodically enters into agreements to produce, market and sell crops with another unrelated party for a growing season. The Company's proportionate share of income from these agreements is included in other income in the accompanying combined statements of operations.

  Also included in other income is income from equipment rentals and other services provided to both related and unrelated parties, insurance proceeds from storm damage and refunds received on damaged inventories.

 Revenue Recognition

  Revenues are recognized when the related products are shipped.

                                 COLLIER FARMS

3. INVENTORIES:

  Inventories are stated at the lower of cost, determined using the first-in first-out method, or market. Inventories consisted of the following as of June 30, 1995, 1994 and 1993 (amounts in thousands):

                                                             1995   1994   1993
                                                            ------ ------ ------
    Seeds.................................................. $  497 $  258 $  537
    Chemicals..............................................    433    162    157
    Supplies...............................................    516    612    486
                                                            ------ ------ ------
                                                            $1,446 $1,032 $1,180
                                                            ====== ====== ======

4. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consisted of the following as of June 30, 1995, 1994 and 1993 (amounts in thousands):

                                                        1995     1994    1993
                                                       -------  ------- -------
    Land.............................................. $   312  $   312 $   371
    Land improvements.................................   1,414    1,339   1,285
    Buildings and improvements........................   9,809   10,048  10,225
    Machinery and equipment...........................  10,681   10,953  11,041
    Furniture, fixtures and equipment.................   1,755    2,044   1,467
    Construction in progress..........................     444      331     499
                                                       -------  ------- -------
                                                        24,415   25,027  24,888
    Less-Accumulated depreciation..................... (10,275) (9,926)  (8,697)
                                                       -------  ------- -------
                                                       $14,140  $15,101 $16,191
                                                       =======  ======= =======

5. DEBT:

  Long-term debt consisted of the following as of June 30, 1995, 1994 and 1993 (amounts in thousands):

                                                            1995   1994   1993
                                                           ------ ------ ------
    Mortgage note secured by land and equipment, variable
     interest, 6.45% at June 30, 1995, principal and
     interest due October 31, 1995........................ $5,300 $5,300 $5,300
    Mortgage note on equipment repaid in full on
     September 28, 1993...................................    --     --      38

6. EMPLOYEE BENEFIT PLANS:

  The Company is a member of an affiliated group which sponsors three defined contribution benefit plans. One of the plans provides only for employee contributions up to a certain percent of gross salary, with certain limitations. The other two plans are noncontributory and provide for employer contributions equal to a certain percent of all active participants' compensation, with certain limitations. The Company's contributions to these plans during the years ended June 30, 1995, 1994 and 1993, amounted to approximately $288,000, $184,000 and $124,000, respectively.

                                 COLLIER FARMS

7. RELATED PARTY TRANSACTIONS:

MANAGEMENT SERVICES AND INTEREST CHARGES

  Certain affiliates of the Company provide certain services to the Company for an annual fee. Services provided primarily consist of managerial, administrative, accounting, income tax preparation, legal, and human resources and are classified as related party management fees in the accompanying combined statements of operations.

  The Company also received an allocation of approximately $406,000, $350,000 and $245,000 for the years ended June 30, 1995, 1994 and 1993, respectively, for interest expense on borrowings of its affiliates which is included in interest expense in the accompanying combined statements of operations.

LAND RENT

  The Company leases the majority of its farming land from an affiliate on a yearly basis. During fiscal 1995, 1994 and 1993, the Company paid rent of approximately $1,119,000, $1,536,000, and $1,281,000, respectively, for the use of this land.

OTHER TRANSACTIONS

  From time to time, the Company and its affiliates provide various services and exchange operating supplies within the affiliated group. Such amounts paid by the Company to its affiliates were approximately $28,000, $45,000 and $98,000 during fiscal 1995, 1994 and 1993, respectively. Such amounts received by the Company were approximately $63,000, $41,000 and $187,000 during fiscal 1995, 1994 and 1993, respectively.

PURCHASE COMMITMENTS

  The Company has entered into a commitment to purchase certain assets, under specified conditions, from a related party for approximately $425,000.

RELATED PARTY NOTE PAYABLE

  During fiscal 1990, the Company purchased a building and certain land improvements using amounts borrowed from an affiliate (the Affiliate). In connection with this purchase, the Affiliate executed a mortgage note payable (the Note) with a financing company under which the building and land improvements are pledged as collateral. The Company's management intends to repay the related party note payable in accordance with the terms of the Note. The Note bears interest at a rate of 9.97 percent payable quarterly. Principal payments are due quarterly at a rate of 1 percent of the outstanding principal balance, with the remaining balance payable in full on June 15, 1999. Interest expense charged on this related party note payable was approximately $682,000, $709,000 and $738,000 for the fiscal years ended June 30, 1995, 1994 and 1993, respectively.

  The maturities of the related party note payable are as follows (amounts in thousands):

                                                                          AMOUNT
                                                                          ------
    1996................................................................. $  258
    1997.................................................................    247
    1998.................................................................    238
    1999.................................................................  5,800
                                                                          ------
                                                                          $6,543
                                                                          ======

                                 COLLIER FARMS

8. COMMITMENTS AND CONTINGENCIES:

LEASES

  The Company leases land and office equipment under certain operating leases. The future minimum lease payments relating to noncancellable operating leases with lease terms in excess of one year are as follows (in thousands):

   YEAR ENDING
     JUNE 30,                                                            AMOUNT
   -----------                                                           ------
     1996...............................................................  $80
     1997...............................................................   22
     1998...............................................................   20
     1999...............................................................   20

  Total rent expense, including amounts paid to related parties (see Note 7) for the years ended June 30, 1995, 1994 and 1993, was approximately $1,508,000, $1,642,000 and $1,453,000, respectively.

RISK MANAGEMENT

  The Company and its affiliates are self-insured for a portion of its workers' compensation and group medical liability. The Company's maximum self-insured exposures per occurrence are $250,000, $225,000 and $225,000 for workers' compensation for the fiscal years ended June 30, 1995, 1994 and 1993, respectively. The Company's maximum self-insured exposures per occurrence are $25,000 for group medical for each of the fiscal years ended June 30, 1995, 1994 and 1993. As of June 30, 1995, 1994 and 1993, the Company has accrued for the estimated losses occurring from both asserted and unasserted claims.

9. PROPOSED SALE:

  On October 27, 1995, the Company signed a letter of intent to sell substantially all of its assets for cash, a note receivable and the assumption of certain of its liabilities.

                                 COLLIER FARMS

                       COMBINED BALANCE SHEETS--UNAUDITED

                          SEPTEMBER 30, 1995 AND 1994

                                                                 1995    1994
                                                                ------- -------
                                                                  (AMOUNTS IN
                                                                  THOUSANDS)
                            ASSETS
CURRENT ASSETS:
  Cash (Note 2)................................................ $   110 $    47
  Trade receivables............................................     482     854
  Related party receivables....................................   4,304   4,701
  Inventories (Note 3).........................................   5,622   4,395
                                                                ------- -------
    Total current assets.......................................  10,518   9,997
                                                                ------- -------
PROPERTY, PLANT AND EQUIPMENT, net (Note 4)....................  13,938  14,367
DEFERRED CHARGES AND OTHER ASSETS..............................      64      89
                                                                ------- -------
                                                                $24,520 $24,453
                                                                ======= =======
                LIABILITIES AND OWNERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable............................................. $   944 $   676
  Employee related liabilities (Note 8)........................     491     885
  Accrued litigation expenses..................................     --      615
  Accrued interest.............................................     178      63
  Other current liabilities....................................     766     129
  Current portion of related party note payable (Note 7).......     258     269
  Current portion of long-term debt (Note 5)...................   5,336   5,300
                                                                ------- -------
    Total current liabilities..................................   7,973   7,937
                                                                ------- -------
RELATED PARTY NOTE PAYABLE, less current portion (Note 7)......   6,220   6,475
LONG-TERM DEBT, less current portion (Note 5)..................      80     --
COMMITMENTS AND CONTINGENCIES (Note 8).........................     --      --
                                                                ------- -------
    Total liabilities..........................................  14,273  14,412
                                                                ------- -------
OWNERS' EQUITY.................................................  10,247  10,041
                                                                ------- -------
                                                                $24,520 $24,453
                                                                ======= =======

The accompanying notes are an integral part of these unaudited combined balance sheets.

                                 COLLIER FARMS

        COMBINED STATEMENTS OF OPERATIONS AND OWNERS' EQUITY--UNAUDITED

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                              1995     1994
                                                             -------  -------
                                                               (AMOUNTS IN
                                                               THOUSANDS)
REVENUES (Note 2)........................................... $   350  $   495
COSTS OF REVENUES:
  Growing expenses..........................................     802      805
                                                             -------  -------
    Gross Margin............................................    (452)    (310)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES,
 excluding related party management fees....................    (795)    (714)
OTHER INCOME (Note 2).......................................     130      139
                                                             -------  -------
INCOME BEFORE RELATED PARTY MANAGEMENT FEES AND INTEREST
 EXPENSE....................................................  (1,117)    (885)
RELATED PARTY MANAGEMENT FEES (Note 7)......................     288      242
INTEREST EXPENSE (Note 7)...................................     246      268
                                                             -------  -------
NET LOSS....................................................  (1,651)  (1,395)
CONTRIBUTIONS AND DISTRIBUTIONS, net (Note 2)...............   4,358    4,565
OWNERS' EQUITY, beginning of year...........................   7,540    6,871
                                                             -------  -------
OWNERS' EQUITY, September 30................................ $10,247  $10,041
                                                             =======  =======


    The accompanying notes are an integral part of these unaudited combined statements.

                                 COLLIER FARMS

                  COMBINED STATEMENTS OF CASH FLOWS--UNAUDITED

             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

                                                         1995         1994
                                                      -----------  -----------
                                                      (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net loss........................................... $    (1,651) $    (1,395)
  Adjustments to reconcile net loss to net cash used
   in operating activities--
    Depreciation and amortization....................         439          439
    Loss on sales of property, plant and equipment...          22          635
  Changes in working capital--
   Trade receivables.................................        (144)        (394)
   Inventories.......................................      (4,176)      (3,363)
   Other assets......................................          22           57
   Accounts payable and accrued expenses.............         291          291
   Other liabilities.................................         494           23
                                                      -----------  -----------
    Total adjustments................................      (3,052)      (2,312)
                                                      -----------  -----------
    Net cash used in operating activities............      (4,703)      (3,707)
                                                      -----------  -----------
INVESTING ACTIVITIES:
  Proceeds from sales of property, plant and
   equipment.........................................           1           38
  Advances to related parties........................         --          (465)
  Capital expenditures...............................        (260)        (378)
                                                      -----------  -----------
    Net cash used in investing activities............        (259)        (805)
                                                      -----------  -----------
FINANCING ACTIVITIES:
  Proceeds from long-term debt.......................         116          --
  Advances from related parties......................         541          --
  Payments on related party note payable.............         (65)         (68)
  Capital contributions (distributions), net.........       4,358        4,565
                                                      -----------  -----------
    Net cash provided by financing activities........       4,950        4,497
                                                      -----------  -----------
DECREASE IN CASH.....................................         (12)         (15)
BALANCE, beginning of year...........................         122           62
                                                      -----------  -----------
BALANCE, September 30................................ $       110  $        47
                                                      ===========  ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the three months ended September 30
 for interest........................................ $       231  $       261

    The accompanying notes are an integral part of these unaudited combined statements.

                                 COLLIER FARMS

               NOTES TO COMBINED FINANCIAL STATEMENTS--UNAUDITED

                THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

1. BASIS OF PRESENTATION OF INTERIM FINANCIAL INFORMATION (UNAUDITED) AND SUMMARY OF OPERATIONS:

  The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the interim periods. Those financial statements should be read in conjunction with the Company's audited combined financial statements appearing elsewhere herein for the fiscal years ended June 30, 1995, 1994 and 1993.

  In the opinion of management, the interim financial statements reflect all adjustments necessary, consisting only of normal recurring adjustments, to present fairly the Company's combined financial position at September 30, 1995, and 1994 and the combined results of operations and cash flows for the three months ended September 30, 1995, and 1994. Results for the periods ended September 30, 1995, and 1994 are not necessarily indicative of results to be expected for the entire fiscal year.

  The accompanying combined financial statements represent the financial statements of the following affiliated business enterprises collectively known as Collier Farms (the Company):

  Collier Farm Equipment Company (CFEC), a Florida corporation

  Collier Farms, Inc., (CFI), a Florida corporation

  CollierGro, a division of CollierGro, Ltd., a Florida limited partnership

  CollierPac Tomato, a division of Collier Groves & Packing, Ltd., a Florida limited partnership

  CollierPac Vegetable, a division of Collier Groves & Packing, Ltd., a Florida limited partnership

  LDEC, a division of Collier Tec, Inc., a Florida corporation

  The above entities are under common control and have been combined to provide a more meaningful presentation of the financial position and results of operations of these entities which operate as a single business unit. All significant intercompany balances have been eliminated in combination.

  The Company is primarily in the business of growing, packing, marketing and shipping fresh produce.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash Management

  The Company is part of a group of affiliated companies operating in various industries. As part of the overall cash management system, excess cash is distributed and cash deficiencies are funded on a daily basis and are recorded as capital distributions and contributions, respectively. Accordingly, capital distributions and contributions have been netted in the accompanying combined statements of owners' equity.

 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost. Depreciation expense is provided using the straight line method over the estimated lives of the assets which range from 5 to 25 years.

 Income Taxes

  The corporations included in Collier Farms have elected to file under Subchapter S of the U.S. Internal Revenue Code. Accordingly, the revenues and expenses of all entities flow through to the owners for tax purposes. The tax returns and the amount of distributable income or loss are subject to examination by federal

                                 COLLIER FARMS

        NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)--UNAUDITED and state taxing authorities. If such examinations result in changes to distributable income or loss, the tax liability of the owners would be changed accordingly.

 Other income

  The Company periodically enters into agreements to produce, market and sell crops with another unrelated party for a growing season. The Company's proportionate share of income from these agreements is included in other income in the accompanying combined statements of operations.

  Also included in other income is income from equipment rental and other services provided to both related and unrelated parties.

 Revenue Recognition

  Revenues are recognized when the related products are shipped.

3. INVENTORIES:

  Inventories are stated at the lower of cost, determined using the first-in first-out method, or market. Inventories consisted of the following as of September 30, 1995, and 1994, (amounts in thousands):

                                                                    1995   1994
                                                                   ------ ------
    Seeds......................................................... $  197 $  231
    Chemicals.....................................................    382    292
    Supplies......................................................    781    582
    Crop Cost.....................................................  4,262  3,290
                                                                   ------ ------
                                                                   $5,622 $4,395
                                                                   ====== ======

4. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consisted of the following as of September 30, 1995, and 1994, (amounts in thousands):

                                                                1995     1994
                                                               -------  -------
    Land...................................................... $   312  $   312
    Land improvements.........................................   1,753    1,339
    Buildings and improvements................................   9,350    9,950
    Machinery and equipment...................................  11,187   11,189
    Furniture, fixtures and equipment.........................   1,193    1,223
    Construction in progress..................................     113      221
                                                               -------  -------
    Less: Accumulated depreciation............................  23,908   24,234
                                                                (9,970)  (9,867)
                                                               -------  -------
                                                               $13,938  $14,367
                                                               =======  =======

                                 COLLIER FARMS

        NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)--UNAUDITED

5. DEBT:

  Long-term debt consisted of the following as of September 30, 1995, and 1994, (amounts in thousands):

                                                                 1995   1994
                                                                ------ ------
    Mortgage note secured by land and equipment, variable
     interest, 6.25% at September 30, 1995, principal and
     interest due February 28, 1996. .......................... $5,300 $5,300
    Note payable secured by equipment, interest fixed at 7.5%, payable in 36 monthly installments ranging from $6,150 to
     $3,199.................................................... $  116    --

6. EMPLOYEE BENEFIT PLANS:

  The Company is a member of an affiliated group which sponsors three defined contribution benefit plans. One of the plans provides only for employee contributions up to a certain percent of gross salary, with certain limitations. The other two plans are noncontributory and provide for employer contributions equal to a certain percent of all active participants' compensation, with certain limitations. The Company's contributions to these plans during the three months ended September 30, 1995 and 1994 amounted to approximately $106,000 and $76,000, respectively.

7. RELATED PARTY TRANSACTIONS:

 Management Services and Interest Charges

  Certain affiliates of the Company provide certain services to the Company for an annual fee. Services provided primarily consist of managerial, administrative, accounting, income tax preparation, legal, and human resources and are classified as related party management fees in the accompanying combined statements of operations.

 Land Rent

  The Company leases the majority of its farming land from an affiliate on a yearly basis. During the three months ended September 30, 1995, and 1994, the Company paid rent of approximately $1,048,000 and $718,000, respectively, for the use of this land.

 Other Transactions

  From time to time, the Company and its affiliates provide various services and exchange operating supplies within the affiliated group. Such amounts paid and received by the Company were immaterial for the three months ended September 30, 1995, and 1994.

 Purchase Commitments

  The Company has entered into a commitment to purchase certain assets, under specified conditions, from a related party for approximately $425,000.

 Related Party Note Payable

  During fiscal 1990, the Company purchased a building and certain land improvements using amounts borrowed from an affiliate (the Affiliate). In connection with this purchase, the Affiliate executed a mortgage note payable (the Note) with a financing company under which the building and land improvements are pledged as collateral. The Company's management intends to repay the related party note payable in accordance with the terms of the Note. The Note bears interest at a rate of 9.97 percent payable quarterly. Principal payments are due quarterly at a rate of one percent of the outstanding principal balance with the remaining balance payable in full on June 15, 1999. Interest expense charged on this related party note payable was approximately $163,000 and $181,000 for the three months ended September 30, 1995, and 1994, respectively.

                                 COLLIER FARMS

        NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)--UNAUDITED

  The maturities of the related party note payable are as follows (amounts in thousands):

                                                                         AMOUNT
                                                                         ------
    1996 Remaining nine months.......................................... $  193
    1997 Fiscal year....................................................    247
    1998 Fiscal year....................................................    238
    1999 Fiscal year....................................................  5,800
                                                                         ------
                                                                         $6,478
                                                                         ======

8. COMMITMENTS AND CONTINGENCIES:

 Leases

  The company leases land and office equipment under certain operating leases. The future minimum lease payments relating to noncancellable operating leases with lease terms in excess of one year are as follows (in thousands):

   YEAR ENDING
     JUNE 30,                                                            AMOUNT
   -----------                                                           ------
     1996...............................................................  $80
     1997...............................................................   22
     1998...............................................................   20
     1999...............................................................   20

 Risk Management

  The Company and its affiliates are self-insured for a portion of its workers' compensation and group medical liability. As of September 30, 1995, the Company's maximum self-insured exposure per occurrence is $250,000 and $25,000, respectively for workers' compensation and group medical. As of September 30, 1995, and 1994, the Company has accrued for the estimated losses occurring from both asserted and unasserted claims.

9. PROPOSED SALE:

  On October 27, 1995, the Company signed a letter of intent to sell substantially all of its assets for cash, a note receivable and the assumption of certain of its liabilities.

                                                                         ANNEX A


                      AGREEMENT AND PLAN OF REORGANIZATION

                                    BETWEEN

                                 CALGENE, INC.

                                      AND

                                MONSANTO COMPANY

                               TABLE OF CONTENTS

 ARTICLE--TITLE                                                           PAGE
 --------------                                                           ----
 ARTICLE 1--DEFINITIONS.................................................    1
 ARTICLE 2--THE EXCHANGE; PARTNERSHIP REORGANIZATION TRANSACTIONS.......    6
    2.1  The Exchange...................................................    6
    2.2  Conveyance Limitation..........................................    7
    2.3  Partnership Reorganization Transactions........................    7
    2.4  Dissolution and Liquidation of General Partner.................    7
 ARTICLE 3--THE MERGER..................................................    7
    3.1  The Merger.....................................................    7
 ARTICLE 4--STRUCTURE OF HOLDING COMPANY AND RELATED MATTERS............    8
    4.1  Organization of Holding Company................................    8
    4.2  Board of Directors.............................................    8
    4.3  Management.....................................................    9
    4.4  Headquarters of Holding Company................................    9
    4.5  Indemnification................................................    9
    4.6  Merger Subsidiary Organization.................................    9
 ARTICLE 5--INDEMNIFICATION.............................................    9
    5.1  Release........................................................    9
    5.2  Monsanto's Indemnification Agreement...........................   10
    5.3  Holding Company's and Calgene's Indemnification Agreement......   10
    5.4  Procedure......................................................   10
    5.5  Adjustment of Liability........................................   11
    5.6  Certain Limitations on Monsanto's Indemnification Agreement....   11
         Certain Limitations on Holding Company's and Calgene's
    5.7  Indemnification Agreement......................................   11
    5.8  Limitations on Liability of the Parties........................   12
 ARTICLE 6--REPRESENTATIONS AND WARRANTIES..............................   12
    6.1  Monsanto's Representations and Warranties......................   12
    6.2  Calgene's Representations and Warranties.......................   17
    6.3  Survival of Representations and Warranties.....................   20
 ARTICLE 7--EMPLOYEES...................................................   21
    7.1  Offers of Employment...........................................   21
    7.2  Employee Benefits..............................................   21
    7.3  Confidentiality................................................   21
    7.4  No Third Party Beneficiary Status..............................   22
 ARTICLE 8--CONDITIONS PRECEDENT........................................   22
    8.1  Conditions Precedent to Calgene's Obligations..................   22
    8.2  Conditions Precedent to Monsanto's Obligations.................   23
 ARTICLE 9--COVENANTS...................................................   24
    9.1  Access to Assets and Calgene...................................   24
    9.2  Confidentiality................................................   25
    9.3  Registration Statement.........................................   25
    9.4  Operations of Calgene..........................................   26
    9.5  Operations of Tomato Associates................................   26
    9.6  Public Announcement............................................   27
    9.7  Certain Tax Matters............................................   27
    9.8  Calgene Financial Statements...................................   28
    9.9  No Solicitation of Transactions................................   28

 ARTICLE--TITLE                                                             PAGE
 --------------                                                             ----
     9.10 Notification of Certain Matters.................................   29
     9.11 Severance Agreements............................................   29
     9.12 Registration Statement; Proxy Statement.........................   29
 ARTICLE 10--CLOSING AND EFFECTIVE TIME...................................   30
    10.1  Time and Place of Closing.......................................   30
    10.2  Effective Time..................................................   30
 ARTICLE 11---TERMINATION.................................................   30
    11.1  Termination.....................................................   30
    11.2  Liabilities in Event of Termination.............................   31
    11.3  Calgene Termination Payment.....................................   31
 ARTICLE 12--MISCELLANEOUS................................................   31
    12.1  Notice..........................................................   31
    12.2  Recording Fees..................................................   31
    12.3  Assignability...................................................   32
    12.4  Non-Competition.................................................   32
    12.5  Schedules.......................................................   32
    12.6  Sections and Articles...........................................   32
    12.7  Entire Agreement................................................   32
    12.8  Headings........................................................   32
    12.9  Governing Law...................................................   32
    12.10 Severability....................................................   33
    12.11 Expenses and Fees...............................................   33
    12.12 Finders' Fees...................................................   33
    12.13 Specific Performance............................................   33
    12.14 Counterparts....................................................   33

                                    EXHIBITS

EXHIBIT                                            TITLE
-------                                            -----
Exhibit A......................................... Assets
Exhibit B......................................... Plan of Merger
Exhibit C......................................... Stockholders Agreement
Exhibit D......................................... Temporary Services Outline
Exhibit E......................................... Opinion of Monsanto's Counsel
Exhibit F......................................... Opinion of Calgene's Counsel
Exhibit G......................................... Other Agreements

                     AGREEMENT AND PLAN OF REORGANIZATION

  THIS AGREEMENT, made and entered into as of the 13th day of October, 1995, between Calgene, Inc., a Delaware corporation, having its principal place of business at 1920 Fifth Street, Davis, California 95616 ("Calgene"), and Monsanto Company, a Delaware corporation, having its principal place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 ("Monsanto").

                                   WHEREAS:

  The Boards of Directors of Monsanto and Calgene have each determined to engage in the Transactions. This Agreement provides for the organization of a new holding company ("Holding Company") under the laws of the State of Delaware, which shall become the parent entity of Tomato Associates and Calgene pursuant to (i) an exchange by Monsanto of the outstanding Tomato Associates Common Stock and certain other assets for shares of Holding Company Capital Stock and (ii) the conversion of the outstanding shares of Calgene Capital Stock into shares of Holding Company Capital Stock by means of a merger of a wholly owned subsidiary of Holding Company, organized under the laws of the State of Delaware ("Merger Subsidiary"), into and with Calgene. At the Closing and as of the Effective Time, (i) Merger Subsidiary shall be merged with and into Calgene so that Calgene will be the surviving corporation, (ii) the outstanding shares of Calgene Capital Stock shall be converted into shares of Holding Company Capital Stock and (iii) immediately after the Merger, the exchange of Tomato Associates Common Stock and other assets for Holding Company Capital Stock shall be effected. As a result, stockholders of Calgene and Tomato Associates shall become stockholders of Holding Company, and Calgene and Tomato Associates shall continue to conduct their businesses and operations as wholly owned subsidiaries of Holding Company. Prior to the Effective Time, the outstanding Holding Company Capital Stock shall consist of one thousand (1,000) shares of Holding Company Common Stock, of which 501 shares shall be owned by Calgene and 499 shares shall be owned by Monsanto and shall be surrendered for cancellation at the Effective Time. The transactions described in this Agreement are subject to the approval of the stockholders of Calgene and the sole stockholder of Merger Subsidiary, and the satisfaction of certain other conditions described in this Agreement.

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Calgene and Monsanto agree as follows:

                                   ARTICLE 1

                                  Definitions

  Capitalized terms used herein shall have the following meanings (all terms defined in this Article 1 or in other provisions of this Agreement in the singular shall have the same meaning when used in the plural and vice versa).

  "Additional Interest Acquisition" shall mean the acquisition by Tomato Associates, pursuant to the Partnership Reorganization Agreement, of the additional Partnership Interests that it (directly or indirectly through the General Partner) does not own after the Existing Option Exercise.

  "Affiliate" shall mean with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or under common control with such Person. For purposes of the preceding sentence, "control" shall have the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

  "Agreement" shall mean this Agreement and Plan of Reorganization, as amended or supplemented (such as provided in Section 4.1(c) hereof) from time to time.

  "Amended and Restated Subordinated Promissory Note" shall mean the $18 million subordinated promissory note between Monsanto and Calgene dated June 27, 1995 and amended and restated as of September 27, 1995.

  "Assets" shall mean all of the assets set forth in Exhibit A hereto.

  "Audited Financial Statements" shall have the meaning defined in Section 6.2(i)(v) hereof.

  "Balance Sheet Date" shall mean June 30, 1995.

  "Benefitted Party" shall have the meaning defined in Section 6.3 hereof.

  "Business" shall mean Gargiulo's business as conducted by Gargiulo prior to the Partnership Reorganization Transactions and by Tomato Associates after the Partnership Reorganization Transactions and the dissolution and liquidation of the General Partner as described in Section 2.4 hereof.

  "Calgene" shall have the meaning defined in the first paragraph hereof.

  "Calgene Acquisition Transaction" shall have the meaning defined in Section 9.9(a) hereof.

  "Calgene Capital Stock" shall mean the Calgene Common Stock and the Calgene Preferred Stock.

  "Calgene Common Stock" shall mean the Common Stock, par value $0.001 per share, of Calgene.

  "Calgene Disclosure Memorandum" shall mean the Calgene Disclosure Memorandum addressed to Monsanto and dated of even date herewith.

  "Calgene Plans" shall have the meaning set forth in Section 6.2(o) hereof.

  "Calgene Preferred Stock" shall mean the Preferred Stock, par value $0.001 per share, of Calgene, with such terms, rights, designations and privileges as may be established by the Board of Directors of Calgene.

  "Calgene Subsidiary" shall mean as of a particular date any Affiliate of Calgene which is controlled by Calgene.

  "Certificate of Merger" shall have the meaning ascribed thereto in the Plan of Merger.

  "Closing" shall mean the closing of the Transactions which, unless the parties otherwise agree, shall take place at the Effective Time, as described in Article 10 hereof.

  "Closing Date" shall mean the date on which the Closing is consummated.

  "Code" shall mean the Internal Revenue Code of 1986, as such shall be amended from time to time.

  "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

  "Credit Facility Agreements" shall mean, collectively, the Holding Company Credit Facility Agreement and the Gargiulo Credit Facility Agreement.

  "Delaware GCL" shall mean the General Corporation Law of the State of Delaware.

  "Directly Competitive Activity" shall have the meaning defined in Section
12.4 hereof.

  "Effective Time" shall mean the date and time at which the Exchange and the Merger become effective as set forth in Section 10.2 hereof.

  "EHBPs" shall have the meaning defined in Section 7.1 hereof.

  "Employees" shall have the meaning defined in Section 7.1 hereof.

  "Employer" shall have the meaning defined in Section 7.1 hereof.

  "Employer's Benefit Plans" shall have the meaning set forth in Section 7.2 hereof.

  "ERISA" shall have the meaning defined in Section 6.2(o) hereof.

  "Exchange" shall mean the exchange of the Assets for Holding Company Capital Stock as provided in Section 2.1 hereof.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

  "Existing Option" shall mean the right of Tomato Associates to acquire the balance of the capital stock of the General Partner that it does not own, as well as further Partnership Interests, so that, after exercise of such Existing Option, Tomato Associates will own 100% of the General Partner and, together with the General Partner, will own Partnership Interests equal to 82% of the Partnership Interests outstanding.

  "Existing Option Exercise" shall mean the exercise of the Existing Option and acquisition of Partnership Interests thereby.

  "Financial Statements" shall have the meaning set forth in Section 6.2(i)(v) hereof.

  "Gargiulo" shall mean, collectively, the Partnership and the General Partner, having their principal place of business at 1500 Old 41 North, Naples, Florida 33963.

  "Gargiulo Chilean Affiliates" shall have the meaning defined in Section 6.1(k)(xi)(A) hereof.

  "Gargiulo Credit Facility Agreement" shall mean the subordinated convertible credit facility, in the form thereof previously agreed to by the parties, between Holding Company and Monsanto.

  "Gargiulo Subsidiary" shall mean as of a particular date any Affiliate of the General Partner or the Partnership which is controlled by the General Partner or the Partnership.

  "General Partner" shall mean Gargiulo, G.P., Inc., a Delaware corporation and the sole general partner of the Partnership.

  "hereto", "hereunder", "herein", "hereof" and the like mean and refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause in which the respective word appears.

  "Holding Company" shall have the meaning defined in the recitals hereto.

  "Holding Company Capital Stock" shall mean the Holding Company Common Stock and the Holding Company Preferred Stock.

  "Holding Company Common Stock" shall mean the common stock, par value $ .001 per share, of Holding Company.

  "Holding Company Credit Facility Agreement" shall mean the subordinated convertible credit facility, in the form thereof previously agreed to by the parties, between Holding Company and Monsanto.

  "Holding Company Indemnified Parties" shall have the meaning set forth in
Section 5.2 hereof.

  "Holding Company Preferred Stock" shall mean the Series A Preferred Stock, par value $ .001 per share, of Holding Company.

  "Holding Company Subsidiary" shall mean any Affiliate of Holding Company that is controlled by Holding Company, either before or immediately after the Effective Time.

  "Holding Company's Agents" shall have the meaning set forth in Section 5.1(b) hereof.

  "HSR" shall have the meaning defined in Section 8.1(d) hereof.

  "Indemnified Party" shall have the meaning defined in Section 5.4 hereof.

  "Indemnifying Party" shall have the meaning defined in Section 5.4 hereof.

  "Internal Audit Report" shall mean the Monsanto internal audit report dated August 11, 1995 concerning operations, financial and other matters at the Naples, Florida, Watsonville, California, Puerto Rico and BHN facilities of the Partnership, a true and correct copy of which has been given to Calgene by Monsanto.

  "IRCA" shall have the meaning set forth in Section 6.1(k)(v) hereof.

  "IRS" shall have the meaning set forth in Section 6.2(o) hereof.

  "Kirin-Japan" shall have the meaning set forth in Section 8.2(d) hereof.

  "Kirin-USA" shall have the meaning set forth in Section 8.2(d) hereof.

  "Letter of Intent" shall mean the letter of intent, dated June 27, 1995, between Monsanto and Calgene.

  "Liabilities, Actions and Damages" shall have the meaning defined in Section 5.1(a) hereof.

  "License Agreements" shall mean those license agreements listed on Exhibit A, copies of which were previously provided to Calgene.

  "Material Adverse Effect" shall mean condition(s) as to which it may be reasonably assumed that, if such conditions had been known to a reasonable Person prior to signing this Agreement, such reasonable Person would not have entered into the Transactions on the terms of the Transaction Agreements. Notwithstanding the foregoing, any change in customers, pricing or sales volumes of products of a Person shall not be deemed to be a Material Adverse Effect and, in the case of Calgene, the outcome of the litigation between Calgene and Enzo Biochem, Inc. shall not be deemed to be a Material Adverse Effect with respect to Calgene.

  "Merger" shall mean the merger of Merger Subsidiary into and with Calgene as provided in Section 3.1 hereof.

  "Monsanto" shall have the meaning defined in the first paragraph hereof.

  "Merger Subsidiary" shall have the meaning defined in the recitals hereto.

  "Monsanto Acquisition Transaction" shall have the meaning defined in Section 9.9(b) hereof.

  "Monsanto's Agents" shall have the meaning set forth in Section 5.1(a) hereof.

  "Monsanto Disclosure Memorandum" shall mean the Monsanto Disclosure Memorandum addressed to Calgene and dated of even date herewith.

  "Monsanto Indemnified Parties" shall have the meaning set forth in Section
5.3 hereof.

  "Monsanto Proxy Information" shall have the meaning set forth in Section 6.1(j) hereof.

  "NTGCo" shall mean NTGargiulo, Inc., a Florida corporation.

  "Partnership" shall mean Gargiulo, L.P., a Delaware limited partnership formed pursuant to the Partnership Agreement.

  "Partnership Agreement" shall mean the Limited Partnership Agreement, dated as of December 23, 1992 and subsequently amended and restated to the date hereof, among the General Partner and Tomato Associates and NTGCo, as limited partners.

  "Partnership Financial Statements" shall mean the audited consolidated financial statements of the Partnership as of and for the fiscal years ended June 30, 1994 and June 30, 1995, together with the reports of Deloitte & Touche LLP.

  "Partnership Interests" shall mean partnership interests in the Partnership.

  "Partnership Reorganization Agreement" shall mean the Gargiulo, L.P. Plan and Agreement of Reorganization, dated as of the date hereof, among Calgene, Monsanto, Tomato Associates, NTGCo, the Partnership, the General Partner and certain individuals.

  "Partnership Reorganization Transactions" shall mean the Existing Option Exercise and the Additional Interest Acquisition.

  "Person" shall mean a corporation, association, partnership, joint venture, limited liability company, individual, trust, unincorporated organization, a government agency or political subdivision thereof and any other entity.

  "PG-K Partnership" shall have the meaning defined in Section 8.2(d) hereof.

  "Plan of Merger" shall mean the Plan of Merger providing for the merger of Merger Subsidiary into and with Calgene, substantially in the form of Exhibit B hereto.

  "Prior Years' Audited Financial Statements" shall have the meaning defined in Section 6.2(i)(i) hereof.

  "Proxy Statement" shall have the meaning defined in Section 9.3 hereof.

  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the Commission by Holding Company under the Securities Act in connection with the Merger.

  "Restricted Payments" shall mean dividends or other distributions in respect of the stock of Calgene or any Calgene Subsidiary (except dividends payable to Calgene or any wholly owned Calgene Subsidiary) and purchases, redemptions and other acquisitions, direct or indirect, of stock of Calgene or any Calgene Subsidiary.

  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such act, as they each may, from time to time, be in effect.

  "Stockholders Agreement" shall mean the Stockholders Agreement, the form of which is attached hereto as Exhibit C.

  "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax.

  "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

  "Temporary Services Agreement" shall mean an agreement to be drafted and agreed to between the parties before Closing so as to reflect in good faith the terms set forth in Exhibit D attached hereto.

  "Tomato Associates" shall mean Tomato Investment Associates, Inc., a Delaware corporation.

  "Tomato Associates Common Stock" shall mean the common stock, par value $1 per share, of Tomato Associates.

  "Tomato Associates Financial Statements" shall mean the consolidated financial statements of Tomato Associates as of and for the fiscal year ended June 30, 1995.

  "Tomato Associates Subsidiary" shall mean the Partnership and any other corporation, partnership or other entity with respect to which Tomato Associates or any other Tomato Associates Subsidiary has both (i) an equity interest and (ii) either (A) voting control or (B) a 40% or greater interest by value.

  "Transaction Agreements" shall have the meaning defined in Section 8.1(f) hereof.

  "Transactions" shall mean, collectively, the Merger, the Exchange, the Partnership Reorganization Transactions and the other transactions contemplated by this Agreement.

  "Treasury Regulations" shall mean the United States Treasury Regulations promulgated under the Code, as such shall be amended from time to time.

  "Unaudited Financial Statements" shall have the meaning defined in Section 6.2(i)(ii) hereof.

  "Warranting Party" shall have the meaning defined in Section 6.3 hereof.

                                   ARTICLE 2

             The Exchange; Partnership Reorganization Transactions

  2.1 The Exchange. Subject to the terms and conditions set forth in this Agreement, immediately after the consummation of the Merger, Monsanto shall contribute, assign, transfer and deliver the Assets to Holding Company, which shall assume and perform all of Monsanto's obligations under and with respect to such Assets accruing from and after such contribution, assignment, transfer and delivery, in exchange for (i) such number of duly authorized, validly issued and non-assessable shares of Holding Company Common Stock, as will equal 49.9% of the Holding Company Common Stock issued and outstanding immediately after the Effective Time and after giving effect to shares of Holding Company Common Stock issued in the Merger and (ii) such number of duly authorized, validly issued and non-assessable shares of Holding Company Preferred Stock as will equal 49.9% of the Holding Company Preferred Stock issued and outstanding immediately after the Effective Time and after giving effect to shares of Holding Company Preferred Stock issued in the Merger. The transfer of the Assets and the issuance of shares of Holding Company Common Stock and Holding Company Preferred Stock in exchange therefor as contemplated herein, shall become effective, and shall for all purposes be deemed to have occurred, at and as of the Effective Time. As a result of the Assets transfer and the share exchange contemplated hereby, Tomato Associates shall become a wholly owned subsidiary of Holding Company. The certificates representing the Holding Company Common Stock and the Holding Company Preferred Stock issued to Monsanto in the Exchange shall bear a legend as required by the Stockholders Agreement.

  2.2 Conveyance Limitation. Neither this Agreement nor any of the Transactions shall convey or transfer legal or equitable title to any trademarks, copyrights, trade names or trade designations owned, used or controlled by Monsanto. Specifically, no rights are in any way conveyed to the MONSANTO BLOCK M trademark or the trade name and trademark MONSANTO. No right, title, or interest, express or implied, is granted to Holding Company or the Holding Company Subsidiaries to use any trademark, copyright, trade name or trade designation of Monsanto. Holding Company shall, and shall cause the Holding Company Subsidiaries to, within one hundred eighty (180) days after the Closing, obliterate or remove all such trademarks, trade names or trade designations belonging or licensed to Monsanto which, after the Closing, remain on any assets transferred pursuant to this Agreement. In the event said trademarks, trade names or trade designations are not obliterated or removed by Holding Company or the Holding Company Subsidiaries within the applicable period specified in this Section 2.2, Monsanto is hereby granted the right, at Holding Company's expense, to obliterate or remove said trademarks, trade names and trade designations and the right to enter upon any premises of Holding Company or the Holding Company Subsidiaries in order to do so.

  2.3 Partnership Reorganization Transactions. Prior to the Effective Time, the Partnership Reorganization Transactions shall have been effected pursuant to the Partnership Reorganization Agreement and Tomato Associates shall have become the owner of 100% of the capital stock of the General Partner, which shall own 3% of the Partnership Interests, and 97% of the Partnership Interests, as contemplated by the Partnership Reorganization Agreement.

  2.4 Dissolution and Liquidation of General Partner. Immediately after the Effective Time and the effectuation of the Exchange, Holding Company and Tomato Associates shall cause the General Partner to be dissolved and liquidated and all of its properties and assets distributed and transferred to, and all of its obligations and liabilities assumed by, Tomato Associates as the General Partner's sole stockholder, whereupon Tomato Associates shall be vested with all right, title and interest in, to and under all of the General Partner's properties and assets, including, without limitation, its Partnership Interests, and shall succeed to, and shall be liable for, all of the General Partner's obligations and liabilities. Such transfer and assumption shall be evidenced by an assignment and assumption agreement between Tomato Associates and the General Partner. Promptly upon such dissolution, Tomato Associates, as sole stockholder of the General Partner, shall file a certificate of dissolution of the General Partner with the Secretary of State of the State of Delaware in accordance with the Delaware GCL. As a result of the transfers and assumptions referred to above in this
Section 2.4, Tomato Associates shall own the entire Partnership Interests and, as a result, the Partnership shall dissolve, by operation of law, and Tomato Associates shall acquire all of the properties and assets of the Partnership, and shall assume all of the obligations and liabilities of the Partnership, by operation of law, and the Partnership and Tomato Associates shall enter into an assignment and assumption agreement under which the Partnership shall confirm that all of its properties and assets, subject to all existing liens and encumbrances, have been transferred to Tomato Associates by operation of law, and Tomato Associates shall confirm that it has assumed, by operation of law, all of the obligations and liabilities of the Partnership. Promptly upon such dissolution, (i) Tomato Associates, as the sole last partner of the Partnership, shall file a certificate of cancellation of the Partnership with the Secretary of State of the State of Delaware in accordance with the Delaware Revised Uniform Limited Partnership Act, and (ii) Tomato Associates shall take such actions as shall be necessary to change its name to "Gargiulo, Inc." or another name that includes the name "Gargiulo" as part thereof.

                                   ARTICLE 3

                                  The Merger

  3.1 The Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Merger Subsidiary shall be merged into and with Calgene in accordance with the provisions of

Section 251 of, and with the effect provided in Section 259 of, the Delaware GCL. Calgene shall be the surviving corporation resulting from the Merger and as a result of the Merger shall become a wholly owned subsidiary of Holding Company and shall continue to be governed by the laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved by the Board of Directors of Calgene, and the Plan of Merger, which has been approved by the Board of Directors of Calgene, and which shall be approved and adopted by the Board of Directors of Merger Subsidiary upon the organization of Merger Subsidiary. The Plan of Merger provides for the terms and conditions of the Merger, which terms are incorporated herein and made a part of this Agreement by this reference. The Plan of Merger may be amended, before or after approval by the stockholders of Calgene, in accordance with the Delaware GCL.

                                   ARTICLE 4

               Structure of Holding Company and Related Matters

  4.1 Organization of Holding Company.

  (a) Holding Company shall be organized as a corporation under the laws of the State of Delaware. Upon the Effective Time, Holding Company shall change its name to "Calgene, Inc." The certificate of incorporation and bylaws of Holding Company in effect immediately prior to the Effective Time shall be in the form as shall be agreed upon by the parties consistent with the terms of this Agreement and the Stockholders Agreement. Calgene and Monsanto shall effect all steps to organize Holding Company as soon as practicable after the date of this Agreement. Prior to the Effective Time, the Board of Directors of Holding Company shall adopt resolutions designating the Holding Company Preferred Stock (with the terms, designations, preferences, limitations, privileges, and relative rights as contemplated by the Plan of Merger) and appropriate certificates of designation shall be filed with the Secretary of State of the State of Delaware.

  (b) Prior to the Effective Time, the outstanding Holding Company Capital Stock shall consist of one thousand (1,000) shares of Holding Company Common Stock, of which 501 shares shall be owned by Calgene and 499 shares shall be owned by Monsanto. At the Effective Time, each share of Holding Company Common Stock held by either Calgene or Monsanto shall be cancelled and the consideration paid therefor shall be returned. Prior to the Effective Time, Holding Company shall not (i) conduct any business operations whatsoever or
(ii) enter into any contract or agreement of any kind, acquire any assets, or incur any liability, except in connection with the organization of Merger Subsidiary, as may be specifically contemplated by this Agreement, or as the parties may otherwise agree. In the event this Agreement is terminated prior to the Effective Time, Holding Company shall be dissolved.

  (c) Prior to the Effective Time, the Board of Directors of Holding Company shall approve the obligations of Holding Company under this Agreement and the Plan of Merger, and Holding Company and Calgene shall execute a supplement to this Agreement evidencing (i) such approval, (ii) Holding Company's contractual obligation to abide by the terms of this Agreement and the Plan of Merger, with joint and several representations (reasonably satisfactory to Monsanto) with respect to Holding Company and Merger Subsidiary and such other provisions as may be reasonably requested by Monsanto and (iii) Holding Company's unconditional, unlimited and continuing guaranty of the performance of all of Calgene's obligations under this Agreement, in a form reasonably satisfactory to Monsanto.

  4.2 Board of Directors.

  (a) The Board of Directors of Holding Company shall consist of 9 persons composed as provided in the Stockholders Agreement as of the Effective Time.

  (b) The members of the standing committees of the Board of Directors of Holding Company shall be determined by such Board of Directors, consistent with the terms of the Stockholders Agreement.

  (c) The persons named as members or persons about to become members of the Board of Directors of Holding Company shall be named in the Proxy Statement and the Registration Statement, subject to receipt of the consent of such individuals to be so named.

  4.3 Management. The principal officers of Holding Company upon the Effective Time shall be the same as the principal officers of Calgene prior to the Effective Time. The principal officers of Calgene (as the surviving entity of the Merger) upon the Effective Time shall be the same as the principal officers of Calgene prior to the Effective Time.

  4.4 Headquarters of Holding Company. The headquarters of Holding Company shall be located in Davis, California. Following the Effective Time, the principal corporate offices of Calgene shall be located in Davis, California, and the principal corporate offices of Tomato Associates shall be located in Naples, Florida.

  4.5 Indemnification. Except as may be limited by applicable law, Holding Company shall cause Calgene and Tomato Associates to maintain all rights of indemnification existing in favor of the employees, agents, directors, and officers of Calgene and Tomato Associates on terms no less favorable than those provided in the certificates of incorporation or bylaws of such parties or otherwise in effect on the date of this Agreement for a period of not less than six (6) years from the Effective Time with respect to matters occurring prior to the Effective Time.

  4.6 Merger Subsidiary Organization. Holding Company shall organize Merger Subsidiary under the laws of the State of Delaware. Prior to the Effective Time, the outstanding capital stock of Merger Subsidiary shall consist of 1,000 shares of common stock, all of which shall be owned by Holding Company. Prior to the Effective Time, Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind, acquire any assets or incur any liability, except as may be specifically contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, Merger Subsidiary shall be dissolved. Holding Company, as the sole stockholder of Merger Subsidiary, shall, prior to the Effective Time, vote its shares of Merger Subsidiary in favor of the Plan of Merger.

                                   ARTICLE 5

                                Indemnification

  5.1 Release. (a) Subject to Sections 5.2, 5.6, and 5.8 hereof and except for obligations under the agreements set forth on Exhibit G hereto and except as otherwise specifically provided in this Agreement or in the other Transaction Agreements, neither Monsanto nor its directors, officers, employees or agents (collectively "Monsanto's Agents") shall be liable to Holding Company, Calgene, the Calgene Subsidiaries or the Holding Company Subsidiaries for, and Holding Company and Calgene (on behalf of themselves and such Subsidiaries) release and discharge Monsanto and Monsanto's Agents from, any and all claims, liabilities, fines, penalties, demands, causes of action, suits, judgments, losses, injuries, damages (including, without limitation, incidental, consequential and punitive damages), costs and expenses (including costs of defense, settlement and reasonable attorneys' fees) (all of the foregoing hereinafter collectively called "Liabilities, Actions and Damages") in any way occurring with respect to, incident to, arising out of or connected to the condition of the Assets (including the assets of Tomato Associates and the Tomato Associates Subsidiaries), before and after Closing, except for matters constituting fraud.

  (b) Subject to Sections 5.3, 5.7 and 5.8 hereof and except for obligations under the agreements set forth on Exhibit G hereto and except as otherwise specifically provided in this Agreement or in the other Transaction Agreements, neither Holding Company, Calgene nor their respective directors, officers, employees or agents (collectively "Holding Company's Agents") shall be liable to Monsanto for, and Monsanto releases and discharges Holding Company, Calgene and Holding Company's Agents from, any and all Liabilities, Actions and Damages in any way occurring with respect to, incident to, arising out of or connected to the condition of the assets of Calgene and the Calgene Subsidiaries, before and after Closing, except for matters constituting fraud.

  5.2 Monsanto's Indemnification Agreement. Subject to Sections 5.4, 5.5, 5.6 and 5.8 hereof and except as otherwise specifically provided in this Agreement or in the other Transaction Agreements, Monsanto shall indemnify and hold Holding Company and its directors, officers, employees and agents (collectively, the "Holding Company Indemnified Parties") harmless from and against any and all Liabilities, Actions and Damages suffered or incurred by said indemnified parties with respect to (i) any inaccuracy of representations and warranties made herein or pursuant to Article 6 hereof by Monsanto, (ii) breaches on or prior to the Closing Date of covenants made in any of the Transaction Agreements by Monsanto, which breaches, if curable, are not cured within sixty (60) days after written notice thereof from Calgene, (iii) the failure of Monsanto to comply with any applicable Bulk Sale Law or (iv) any Taxes actually payable by Holding Company, Tomato Associates or General Partner attributable to the recapture or acceleration of an adjustment claimed under Code Section 481 which arose upon the Partnership formation, net of any reductions to Taxes actually payable by Tomato Associates, Holding Company or General Partner as a result of corollary adjustments attributable to such Code
Section 481 adjustments.

  5.3 Holding Company's and Calgene's Indemnification Agreement. Subject to Sections 5.4, 5.5, 5.7 and 5.8 hereof and except as otherwise specifically provided in this Agreement or in the other Transaction Agreements, Holding Company and Calgene, jointly and severally, shall indemnify and hold Monsanto and Monsanto's Agents (collectively, the "Monsanto Indemnified Parties") harmless from and against any and all Liabilities, Actions and Damages suffered or incurred by said indemnified parties with respect to (i) any inaccuracy of representations and warranties made herein or pursuant to
Article 6 hereof by Calgene, or (ii) breaches on or prior to the Closing Date of covenants made in any of the Transaction Agreements by Calgene or Holding Company, which breaches, if curable, are not cured within sixty (60) days after written notice thereof from Monsanto.

  5.4 Procedure. In the event that, from and after the Closing Date, a third Person asserts any claim against any Holding Company Indemnified Party or any Monsanto Indemnified Party with respect to any matter to which the foregoing indemnities apply, the party against whom the claim is asserted (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party"), and the Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim at its own expense by giving prompt written notice to the Indemnified Party; provided, however, that, if the Indemnifying Party does not give such notice and does not proceed diligently to defend the claim within thirty (30) days after receipt of such notice of the claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such claim and shall reimburse the Indemnified Party for any and all losses and expenses resulting therefrom. The Indemnified Party and the Indemnifying Party shall cooperate in defending any such third Person's claim, and the Indemnifying Party, to the extent the Indemnifying Party elects to defend such claim, shall have reasonable access to records, information and personnel in the possession or control of any other party hereto which are applicable to the subject matter of any claim or which are otherwise pertinent to the defense of such claim and the Indemnified Party shall otherwise cooperate with the Indemnifying Party in all respects in connection therewith. The Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's reasonable out-of-pocket costs incurred in connection with the activities set forth in the immediately preceding sentence and in enforcing this indemnification. Each party hereto shall have an obligation to retain all records until the period ending on December 31 of the tenth (10th) full calendar year following the Closing Date unless such records relate to actions, claims or proceedings known to such party to be pending at the time such records are scheduled not to be retained or unless such records are required to be maintained for longer periods of time under applicable laws, rules or regulations or unless such records relate to Taxes, in which case each party hereto shall have an obligation to retain such records for the term of the applicable statute of limitations, as the same may be extended or tolled. Notwithstanding the foregoing, the Indemnifying Party shall not settle or compromise any such claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, unless, after consultation between such parties, the terms of such settlement or compromise release such Indemnified Party from any and all liability with respect to such claim and do not in any manner adversely affect the future operations or activities of such Indemnified Party.

  5.5 Adjustment of Liability. In calculating any amount of damages to be paid by Monsanto, Holding Company or Calgene as set forth in this Article 5, the amount of such damages shall be reduced by all insurance reimbursements credited to or received by the other party, relating to such damages. In connection therewith, promptly after the Closing Date, each party hereto shall obtain a waiver of subrogation with respect to such reimbursements from its insurer(s).

  5.6 Certain Limitations on Monsanto's Indemnification Agreement. The indemnification obligations contained in Section 5.2 hereof (other than clause
(iv) thereof) shall not apply to Liabilities, Actions or Damages to the extent such Liabilities, Actions or Damages relate to or arise from matters disclosed to Calgene by Monsanto in the Monsanto Disclosure Memorandum or in other disclosures, certificates or reports (including, without limitation, the Internal Audit Report and the notes to the Partnership Financial Statements) given to Calgene prior to the Closing. No claim for indemnification shall be made under Section 5.2 hereof with respect to Liabilities, Actions or Damages relating to any breach of Section 6.1 hereof, unless the aggregate of all such Liabilities, Actions or Damages exceeds $2,500,000 and then only the amount of such Liabilities, Actions or Damages in excess of the initial $2,500,000 shall be payable to the Holding Company Indemnified Parties thereunder. No Liabilities, Actions or Damages shall be subject to payment by Monsanto under
Section 5.2 hereof to the extent that the aggregate amount of such claimed Liabilities, Actions or Damages exceeds $22,500,000; provided, however, that Liabilities, Actions or Damages caused by fraud on the part of Monsanto shall not be subject to the $22,500,000 limitation. For purposes of determining whether claims for indemnification are within the amounts set forth above, all claims for indemnification by the Holding Company Indemnified Parties shall be net of any unpaid claims (including indemnification claims that are unpaid by reason of the $2,500,000 threshold) for indemnification by the Monsanto Indemnified Parties. Any amounts payable to a Holding Company Indemnified Party under Section 5.2 hereof relating to a breach of Section 6.1 hereof may be made, at Monsanto's election, either in cash (at any time) or by one of the following methods in the order presented (i.e., Monsanto may use a method only after fully exhausting all prior methods): first, by offset to any loans (other than loans under the Gargiulo Credit Facility Agreement) owed by the Holding Company Indemnified Parties to Monsanto, second, by transfer of Holding Company Common Stock, and, third, by offset to any loans owed by the Holding Company Indemnified Parties to Monsanto under the Gargiulo Credit Facility Agreement. For purposes of the foregoing, Holding Company Common Stock transferred in satisfaction of an indemnification obligation shall be valued at the greater of (i) the value of such Holding Company Common Stock at Closing (if trading on a "when issued" basis on such date and otherwise the value on such date of the Calgene Common Stock that will be converted into such Holding Company Common Stock) and (ii) the value of such Holding Company Common Stock at the time of such transfer (in each case such value to be equal to the last reported sale price on the Nasdaq National Market or such other national securities exchange on which such stock may be traded).

  5.7 Certain Limitations on Holding Company's and Calgene's Indemnification Agreement. The indemnification obligations contained in Section 5.3 hereof shall not apply to Liabilities, Actions or Damages to the extent such Liabilities, Actions or Damages relate to or arise from matters disclosed to Monsanto by Calgene in the Calgene Disclosure Memorandum or in other disclosures, certificates or reports (including, without limitation, the notes to the Financial Statements) given to Monsanto prior to the Closing. No claim for indemnification shall be made under Section 5.3 hereof with respect to Liabilities, Actions or Damages relating to any breach of Section 6.2 hereof, unless the aggregate of all such Liabilities, Actions or Damages exceeds $2,500,000 and then only the amount of such Liabilities, Actions or Damages in excess of the initial $2,500,000 shall be payable to the Monsanto Indemnified Parties thereunder. For purposes of determining whether claims for indemnification are in excess of the amount set forth above, all claims for indemnification by the Monsanto Indemnified Parties shall be net of any unpaid claims (including indemnification claims that are unpaid by reason of the $2,500,000 threshold) for indemnification by the Holding Company Indemnified Parties.

  5.8 Limitations on Liability of the Parties. Notwithstanding anything to the contrary contained in this Agreement, neither Monsanto, Calgene nor Holding Company shall have any liability for any breach or falsity of a representation or warranty under this Agreement (under Sections 5.2 or 5.3 hereof or otherwise) to the extent the breach or falsity of the representation or warranty upon which such liability would be based is disclosed:

    (a) in the case of Monsanto, in the Monsanto Disclosure Memorandum (including the schedules thereto) and in the Exhibits hereto, in the Internal Audit Report, in the Partnership Financial Statements (including the notes thereto), or disclosed in a written notice furnished to Calgene prior to the Closing; provided, however, that any such breach or falsity of a representation or warranty so disclosed to Calgene after the execution and delivery of this Agreement and prior to the Closing shall not affect the right of Calgene to elect not to close the Transactions as a result of any failure to satisfy the conditions set forth in Section 8.1 hereof (it being understood and agreed that if, despite such right of Calgene to elect not to close by reason of the breach or falsity so disclosed, Calgene shall nevertheless elect to close, thereby waiving such misrepresentation or breach, then neither Calgene nor Holding Company shall thereafter have any claim against Monsanto by reason of, in connection with or arising from any such disclosed breach or falsity of a representation or warranty); and

    (b) in the case of Calgene and Holding Company, in the Calgene Disclosure Memorandum (including the schedules thereto), in the Exhibits hereto, in the Financial Statements (including the notes thereto) or disclosed in a written notice furnished to Monsanto prior to the Closing; provided, however, that any such breach or falsity of a representation or warranty so disclosed to Monsanto after the execution and delivery of this Agreement and prior to the Closing shall not affect the right of Monsanto to elect not to close the Transactions as a result of any failure to satisfy the conditions set forth in Section 8.2 hereof (it being understood and agreed that if, despite such right of Monsanto to elect not to close by reason of the breach or falsity so disclosed, Monsanto shall nevertheless elect to close, thereby waiving such misrepresentation or breach, then Monsanto shall thereafter have no claim against Calgene or Holding Company by reason of, in connection with or arising from any such disclosed breach or falsity of a representation or warranty).

                                   ARTICLE 6

                        Representations and Warranties

  6.1 Monsanto's Representations and Warranties. Monsanto represents and warrants as follows:

    (a) Monsanto is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Tomato Associates is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary corporate powers and authority to carry on its business as now conducted and to own, lease and operate its properties. Monsanto owns all of the issued and outstanding capital stock of Tomato Associates free and clear of all liens, claims, security interests or encumbrances and there are no outstanding options, warrants or other rights to acquire capital stock of Tomato Associates. As of the date hereof, Tomato Associates is duly licensed or qualified to do business and is in good standing in every jurisdiction in which the nature of its business or ownership of its properties requires such qualification except where the failure to qualify will not have a Material Adverse Effect. As of the date hereof, except for its ownership interest in Gargiulo (and indirect investments or other interests because of such interest in Gargiulo), Tomato Associates has no subsidiaries and has no direct or indirect beneficial investment or other interest in any other Person. Tomato Associates has delivered to Calgene complete and correct copies of its certificate of incorporation and by-laws as amended and in effect on the date hereof.

    (b) Monsanto has full corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to carry out the terms and obligations thereof. Monsanto has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and to consummate the Transactions. This Agreement constitutes, and each of the Transaction Agreements after execution and delivery at the Closing shall on the Closing Date constitute, a valid and binding obligation of Monsanto, enforceable in accordance with their respective terms and conditions.

    (c) The execution, delivery and performance of the Transaction Agreements will not violate or constitute a default, or give rise to a violation or default under (i) any material contract, mortgage, indenture, promissory note or similar agreement to which Monsanto or Tomato Associates is a party, or by which either of them is bound, (ii) their respective charter or by-laws, or (iii) any court injunction or decree, or any valid and enforceable order of a governmental agency having jurisdiction over Monsanto or Tomato Associates.

    (d) Except as provided in Schedule 6.1(d) to the Monsanto Disclosure Memorandum, as of the date hereof, there are no actions, suits, investigations or proceedings pending or, to the best of Monsanto's knowledge and belief, threatened against Tomato Associates or against any asset, interest or right of Tomato Associates that might have a Material Adverse Effect. As of the date hereof, there are no actual or, to the best of Monsanto's knowledge and belief, threatened actions, suits or proceedings which present a claim to restrain or prohibit the Transactions.

    (e) As of the Closing Date, Tomato Associates will have all right, title and interest to the Assets, except any Assets which may be transferred to the Holding Company.

    (f) Shares of the stock of Holding Company to be received by Monsanto pursuant to the Exchange will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof.

    (g) All material Tax Returns relating to, or including items attributable to the operations of, each of Tomato Associates and the Tomato Associates Subsidiaries or relating to any Tax for which Tomato Associates or any Tomato Associates Subsidiary may be liable that were required to be filed have been filed and all such Tax Returns were correct and complete in all material respects. All Taxes that are shown to be due on any such Tax Returns have been paid. All Taxes that Tomato Associates or any Tomato Associates Subsidiary is or was required by law to withhold or collect or any such Taxes for which Tomato Associates or any Tomato Associates Subsidiary may be liable have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity. Tomato Associates has made available to Calgene correct and complete copies of the relevant portions of all federal income Tax Returns (and related workpapers), examination reports and statements of deficiencies assessed against or agreed to since January 1, 1992, relating to any Tax of Tomato Associates or any Tomato Associates Subsidiary. Neither Tomato Associates nor any Tomato Associates Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Tomato Associates nor any Tomato Associates Subsidiary is a party to any Tax allocation or sharing agreement. Neither Tomato Associates nor any Tomato Associates Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of Tomato Associates or the Tomato Associates Subsidiaries are subject to an election under Section 341(f) of the Code. Adequate provision for any Tax due or to become due for each of Tomato Associates and the Tomato Associates Subsidiaries for the period or periods through and including June 30, 1995, has been made and is reflected on the June 30, 1995 financial statements of Tomato Associates and the Partnership Financial Statements. Deferred Taxes of Tomato Associates and the Tomato Associates Subsidiaries have been provided for in accordance with generally accepted accounting principles. Monsanto has no present plan or intention to dispose of any of the Holding Company Capital Stock received in the Exchange.

    (h) The copies of the certificate of incorporation of Tomato Associates, including all amendments thereto, certified by the Secretary of State of the State of Delaware, and the by-laws of Tomato Associates, certified by the Assistant Secretary of Tomato Associates, furnished to Calgene are true, correct and complete copies of such certificate of incorporation and by-laws as in effect on the date hereof. The minute books of Tomato Associates have been made available to Calgene and its representatives, and contain accurate records of all meetings of, and any corporate actions or written consents by, the shareholders and the Board of Directors of Tomato Associates and any committee thereof. The Tomato Associates Financial

  Statements have been delivered to Calgene. The Tomato Associates Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present, in all material respects, the financial condition of Tomato Associates, as of the dates indicated and the results of its operations for the periods then ended in accordance with generally accepted accounting principles.

    (i) Tomato Associates is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree (including, without limitation, any of the foregoing relating to zoning or land use) applicable to Tomato Associates or by which any property or asset of Tomato Associates is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Tomato Associates is a party or by which any property or asset of Tomato Associates is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

    (j) When the Registration Statement shall be filed and when it shall become effective and when the Proxy Statement shall first be mailed to Calgene stockholders, and at all times subsequent to such mailing date up to and including the Closing Date, including, without limitation, the date of the meeting of Calgene's stockholders referred to in Section 9.3 hereof, to which the Proxy Statement relates, the information supplied by Monsanto to Holding Company in writing for inclusion in the Registration Statement or supplied by Monsanto to Calgene in writing for inclusion in the Proxy Statement and all supplements and amendments thereto, including information relating to the Partnership and the General Partner (such information being hereafter referred to as the "Monsanto Proxy Information") shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading. If, at any time prior to the Closing Date, any event relating to Monsanto or any of its Affiliates, officers or directors shall be discovered by Monsanto which causes any Monsanto Proxy Information previously supplied by Monsanto to Holding Company or Calgene to contain any untrue statements of a material fact or to omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, Monsanto shall promptly inform Calgene and Holding Company.

    (k) With respect to the General Partner and the Partnership and except as disclosed in the Monsanto Disclosure Memorandum, in other written certificates, reports or disclosures (including, without limitation, the Internal Audit Report and the notes to the Partnership Financial Statements) given to Calgene prior to the Closing, or herein:

      (i) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate powers and authority to carry on its business as now conducted and to own, lease and operate its properties. Monsanto has delivered to Calgene complete and correct copies of the General Partner's certificate of incorporation and by-laws as amended and in effect on the date hereof. The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership authority to conduct its business as now conducted and to own, lease and operate its properties. Monsanto has delivered to Calgene a complete and correct copy of the Partnership Agreement.

      (ii) Except as set forth on Schedule 6.1(k)(ii) to the Monsanto Disclosure Memorandum, as of the date hereof, there are no actions, suits, investigations or proceedings instituted, pending or, to the best of Monsanto's knowledge and belief, threatened against the General Partner or the Partnership or any asset, interest or right of the General Partner or the Partnership that might have a Material Adverse Effect.

      (iii) The Partnership Financial Statements have been delivered to Calgene. The Partnership Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present, in all material respects, the financial condition of the Partnership, as of the dates indicated and the results of its operations for the periods then ended in accordance with generally accepted accounting principles.

      (iv) Monsanto has given Calgene true and correct copies of the following environmental reports prepared for Monsanto:

        (A) Original copies of the laboratory data and associated chain-of-custody forms dated April 28, 1993 for the NTG Project, together with supporting data and reports;

        (B) Report On Soil Assessment--Old Fort Tomato Growers Packing Facility, Tiffin, Ohio (prepared by Applied Environmental Services) dated October 23, 1992;

        (C) Phase II Site Assessment of Hall Road Ranch, Property No. 30 (prepared by Geraghty & Miller, Inc.) dated September 28, 1993;

        (D) Environmental Due Diligence Phase I Report dated October 1, 1992, with Attachments A-S, on N.T.Gargiulo, Inc., 15000 Old 41 North, Naples, Florida 33963 (prepared by J. D. Chelan);

        (E) Baseline Survey of NT Gargiulo Properties (prepared by Geraghty & Miller, Inc.) dated April 23, 1993; and

        (F) Baseline Survey of NT Gargiulo Properties, Executive Summary (prepared by Geraghty & Miller, Inc.) dated April 23, 1993. Monsanto represents and warrants that all actions listed under the caption "Action Required" in Table 8-1 to the foregoing Executive Summary have been completed, in all material respects.

    Except as set forth on Schedule 6.1(k)(iv) to the Monsanto Disclosure Memorandum, as of the date hereof, neither the Partnership nor the General Partner has received any notice of violation or consent order from any U.S. federal, state or local governmental entity with respect to the Partnership's or the General Partner's actual or alleged failure to comply with any material requirement of any law, regulation or ordinance relating to the protection of the environment and health and safety, which notice of violation or consent order remains uncorrected or unresolved.

      (v) With respect to any Person directly employed by the Partnership on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, (a) to the best of Monsanto's knowledge, the Partnership hired such Person in substantial compliance with the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder ("IRCA") and (b) the Partnership has complied in all material respects with all recordkeeping and other requirements under IRCA.

      (vi) [intentionally omitted]

      (vii) As of the date hereof, each Gargiulo Subsidiary is set forth on
    Schedule 6.1(k)(vii) to the Monsanto Disclosure Memorandum. Except as set forth in Schedule 6.1(k)(vii) to the Monsanto Disclosure Memorandum and except for cash equivalents and marketable securities held for investment purposes, as of the date hereof, neither the General Partner nor the Partnership has any subsidiaries or any direct or indirect beneficial investment or other interest (including partnership interests) in any other Person other than indirect interests held through Persons of which the General Partner or the Partnership owns less than 50% of the outstanding equity. The General Partner's or Partnership's, as applicable, investment or other interest in each Gargiulo Subsidiary is set forth in Schedule 6.1(k)(vii) to the Monsanto Disclosure Memorandum, which investments or other interests are owned free and clear of all liens, claims, security interests or encumbrances and there are no outstanding options, warrants or other rights to acquire such investments or other interests. Each Gargiulo Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all necessary power and authority to carry on its business as now conducted and to own, lease and operate its properties. As of the date hereof, each Gargiulo Subsidiary is duly licensed or qualified to do business and is in good standing in every jurisdiction in which the nature of its business or ownership of its properties requires such qualification except where the failure to qualify will not have a Material Adverse Effect. Complete and correct copies of the organizational documents of the Gargiulo Subsidiaries, as amended and in effect on the date hereof, have been made available to Calgene.

      (viii) Schedule 6.1(k)(viii) to the Monsanto Disclosure Memorandum identifies all real property owned by the General Partner and the Partnership as of the date hereof and all real property leased by the General Partner and the Partnership as of the date hereof (other than farm leases having a term of one year or less). Except as set forth on
    Schedule 6.1(k)(viii) to the Monsanto Disclosure Memorandum, to the best of Monsanto's knowledge, either the General Partner or the Partnership has good and marketable title to each parcel of real property owned by the General Partner or the Partnership, free and clear of all mortgages, security interests, restrictions and other encumbrances except for (a) current taxes or assessments due but not yet payable, (b) easements and restrictions which do not materially interfere with the General Partner's and the Partnership's use of the real property for the purpose for which such real property is currently being used, (c) other encumbrances which are not substantial in character or amount and (d) mechanics' and materialmen's liens in an aggregate amount not exceeding $250,000.

      (ix) Except as set forth on Schedule 6.1(k)(ix) to the Monsanto Disclosure Memorandum, as of the date hereof, neither the General Partner nor the Partnership is a party to:

        (A) Any contract or purchase offer providing for an expenditure by the General Partner or the Partnership in excess of $100,000 per contract or purchase offer for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment or for the purchase of raw materials, supplies, or any other items or services other than purchases of raw materials, supplies and other items or services in the ordinary course of business and consistent with past practices.

        (B) Any contract, bid or offer to sell products or property or to provide services to third parties in an amount in excess of $100,000 per contract, bid or offer other than sales of inventory or the providing of packing, cooling or marketing services in the ordinary course of business and consistent with past practices.

        (C) Any loan agreement, indenture, promissory note or other agreement or instrument involving borrowings by the General Partner or the Partnership in excess of $250,000.

        (D) Any other agreement or group of agreements which involve future payments by the General Partner or the Partnership of $300,000 or more per annum, to a single Person, other than the agreements described in subsections (ix)(A) and (ix)(C) above and leases of real property (certain of which leases are described on Schedule 6.1(k)(viii) to the Monsanto Disclosure Memorandum) and other than obligations to make payments under its partnership or joint venture agreements disclosed in Schedule 6.1(k)(vii) to the Monsanto Disclosure Memorandum.

        (E) Any written contract containing covenants materially limiting the freedom of the General Partner or the Partnership to compete in any line of business or with any Person.

        (F) Any agreement, written or oral, between the Partnership or the General Partner and any partner, stockholder or officer of the Partnership or the General Partner, or any Affiliate thereof.

      (x) Notwithstanding the provisions of this Section 6.1, Monsanto makes no representation or warranty regarding:

        (A) Gargiulo's ownership interest in any Affiliate in Chile or in any other entity in Chile in which Gargiulo has any direct or indirect beneficial investment or other interest (collectively, the "Gargiulo Chilean Affiliates"); or

        (B) the condition (financial or otherwise), business, results of operations, business practices, assets, liabilities or prospects of the Gargiulo Chilean Affiliates.

  6.2 Calgene's Representations and Warranties. Calgene represents and warrants as to itself and sometimes as to the Calgene Subsidiaries as follows:

    (a) Calgene is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own, lease and operate its properties. Each of the Calgene Subsidiaries is a corporation or entity duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to own, lease and operate its properties. Except as set forth in Schedule 6.2(a) to the Calgene Disclosure Memorandum, Calgene owns all of the issued and outstanding capital stock of each Calgene Subsidiary free and clear of all liens, claims, security interests or encumbrances. Calgene and each Calgene Subsidiary are duly licensed or qualified to do business and are in good standing in every jurisdiction in which the nature of their businesses or the ownership of their properties requires such qualification except where the failure to qualify will not have a Material Adverse Effect. As of the date hereof, each Calgene Subsidiary is set forth on Schedule 6.2(a)(i) to the Calgene Disclosure Memorandum. Except as set forth in Schedule 6.2(a)(i) to the Calgene Disclosure Memorandum and except for cash equivalents and marketable securities held for investment purposes, as of the date hereof, Calgene has no subsidiaries and has no direct or indirect beneficial investment or other interest (including partnership interests) in any other Person. Calgene and each Calgene Subsidiary have delivered to Monsanto complete and correct copies of their respective certificates of incorporation and by-laws as amended and in effect on the date hereof.

    (b) It has full corporate power and authority to execute and deliver the Transaction Agreements to which it is a party and to carry out the terms and obligations thereof. Calgene has taken all corporate action necessary to authorize the execution, delivery and, subject only to the approval of the Calgene stockholders, performance of this Agreement and all related documents and instruments and, subject only to the approval of the Calgene stockholders, to consummate the Transactions. This Agreement constitutes, and each of the other Transaction Agreements to be executed by Calgene after execution and delivery at the Closing shall on the Closing Date constitute, its valid and binding obligation, enforceable in accordance with its respective terms and conditions.

    (c) Except as set forth in Schedule 6.2(c) to the Calgene Disclosure Memorandum, the execution, delivery and performance of the Transaction Agreements will not violate or constitute a default or give rise to a violation or default under (i) any material contract, mortgage, indenture, promissory note or similar agreement to which Calgene or any of the Calgene Subsidiaries is a party, or by which any of them is bound, (ii) their respective charter or by-laws, or (iii) any court injunction or decree, or any valid and enforceable order of a governmental agency having jurisdiction over Calgene or any of the Calgene Subsidiaries.

    (d) The authorized capital stock of Calgene consists of (i) 50,000,000 shares of Calgene Common Stock and (ii) 5,000,000 shares of Calgene Preferred Stock. As of September 25, 1995, 30,250,408 shares of Calgene Common Stock were issued and outstanding, no shares were held in treasury and no shares of Calgene Preferred Stock were issued or outstanding. As of September 25, 1995, options to purchase 2,188,860 shares of Calgene Common Stock granted under the Calgene Plans and no warrants to purchase shares of Calgene Common Stock were issued and outstanding, as set forth by holder, amount and date in Schedule 6.2(d) to the Calgene Disclosure Memorandum. All of the shares of Calgene Common Stock outstanding as of the date hereof are, and all such shares issued upon exercise of the options will, upon such issuance, be, duly authorized and validly issued and are, or will be, fully paid and nonassessable. The Calgene Preferred Stock issued and outstanding as of the Closing Date (but before giving effect to the Transactions) shall be duly authorized, validly issued, fully paid and nonassessable shares of Calgene Preferred Stock. Except as set forth in
  Schedule 6.2(d) to the Calgene Disclosure Memorandum, there are no options, warrants, rights, calls, subscriptions, stock appreciation rights, commitments, understandings or agreements of any character obligating Calgene or any of the Calgene Subsidiaries to issue any shares of capital stock or any security representing the right to purchase or otherwise receive any such shares, except for the outstanding options referred to above in this Section 6.2(d), and the rights of Monsanto and Holding

  Company under this Agreement. Except for restrictions on transfer arising under the federal securities laws or as described in Schedule 6.2(d) to the Calgene Disclosure Memorandum, there are no existing restrictions on transfer, voting trusts, stockholder agreements or registration covenants known to Calgene relating to any outstanding shares of capital stock of Calgene or any Calgene Subsidiary. None of the outstanding shares of the Calgene Common Stock was issued in violation of the preemptive rights of any present or former stockholder and Calgene's stockholders are not entitled to preemptive rights. Since the Balance Sheet Date, there have been no Restricted Payments declared or paid in respect of the shares of any capital stock of Calgene or any Calgene Subsidiary.

    (e) When the Registration Statement shall be filed and when it shall become effective and when the Proxy Statement shall first be mailed to Calgene stockholders, and at all times subsequent to such mailing date up to and including the Closing Date, including, without limitation, the date of the meeting of Calgene's stockholders referred to in Section 9.3 hereof, to which the Proxy Statement relates, the Proxy Statement and the Registration Statement and all supplements and amendments thereto (i) shall comply in all material respects with the provisions of the Exchange Act and the Securities Act, and all applicable rules and regulations of the Commission thereunder, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they are made, not misleading (except that no representation is made as to information provided by Monsanto, the General Partner, the Partnership or any Affiliate thereof).

    (f) Except as disclosed in Calgene's Form 10-K for the years ended June 30, 1994 and June 30, 1995 or in Calgene's September 30, 1994, December 31, 1994, or March 31, 1995, Form 10-Q or in the Form 8-K filed by Calgene on June 29, 1995, Calgene and the Calgene Subsidiaries have not suffered any Material Adverse Effect in their businesses, financial condition or results of operations since June 30, 1994.

    (g) Except as set forth in Schedule 6.2(g) to the Calgene Disclosure Memorandum, as of the date hereof, there are no actions, suits or proceedings instituted, pending or, to the best of Calgene's knowledge and belief, threatened against Calgene or the Calgene Subsidiaries or against any asset, interest or right of Calgene or the Calgene Subsidiaries that might have a Material Adverse Effect. As of the date hereof, there are no actual or, to the best of Calgene's knowledge and belief, threatened actions, suits or proceedings which present a claim to restrain or prohibit the Transactions.

    (h) Except as provided for in the Transaction Agreements and the Amended and Restated Subordinated Promissory Note, Calgene is not under any obligation to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

    (i) Calgene has previously delivered to Monsanto true, accurate and complete copies of the following documents, including the exhibits and schedules thereto:

      (i) Annual Report on Form 10-K for each of the years ended June 30, 1992, 1993 and 1994 as filed with the Commission, which contains the audited consolidated balance sheets of Calgene as of each year end, and audited consolidated statements of operations, cash flows and shareholders' equity for each of the years then ended (together the "Prior Years' Audited Financial Statements"), certified by Ernst & Young LLP;

      (ii) Quarterly Reports on Form 10-Q for the three months ended September 30, 1994, December 31, 1994, and March 31, 1995, as filed with the Commission, which contain unaudited condensed consolidated balance sheets of Calgene as of September 30, 1994, December 31, 1994, and March 31, 1995, and unaudited condensed consolidated statements of operations and cash flows for the quarter and fiscal year-to-date periods ended September 30, 1993 and 1994, December 31, 1993 and 1994 and March 31, 1994 and 1995 (the "Unaudited Financial Statements");

      (iii) Current Report on Form 8-K filed with the Commission on June
    29, 1995;

      (iv) Proxy statements in definitive form for its 1992, 1993 and 1994 annual meetings of stockholders as filed with the Commission; and

      (v) Annual Report on Form 10-K for the fiscal year ended June 30, 1995, as filed with the Commission, which contains the audited consolidated balance sheet of Calgene as of such year end, and audited consolidated statements of operations, cash flows and shareholders' equity for the year then ended, certified by Ernst & Young, LLP (the "Audited Financial Statements" and, together with the Prior Years' Audited Financial Statements and the Unaudited Financial Statements, the "Financial Statements").

    Except for a Current Report filed on Form 8-K on June 29, 1995 and Annual Report on Form 10-K for the fiscal year ended June 30, 1995, Calgene has to date filed no other reports or registration statements with the Commission since May 1, 1995. Calgene has timely filed all reports and other documents required to be filed by it under the Exchange Act, the Securities Act, and any applicable state securities or corporation statutes and regulations. The documents provided pursuant to this Section 6.2(i) included (or incorporated by reference) all required exhibits and did not contain at the time of filing thereof any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and fairly present, in all material respects, the financial condition of Calgene, as of the dates indicated and the results of its operations for the periods then ended in accordance with generally accepted accounting principles.

    (j) The copies of the certificates of incorporation of Calgene and the Calgene Subsidiaries, including all amendments thereto, certified by the Secretary of State of the State of Delaware, and the by-laws of Calgene and the Calgene Subsidiaries, certified by the applicable Secretary of Calgene and the Calgene Subsidiaries, furnished to Monsanto are true, correct and complete copies of such certificates of incorporation and by-laws as currently in effect. The minute books of Calgene and the Calgene Subsidiaries have been made available to Monsanto and its representatives, and contain accurate records of all meetings of, and any corporate actions or written consents by, the shareholders and the Boards of Directors of Calgene and the Calgene Subsidiaries and any committee thereof.

    (k) Except as disclosed in the Audited Financial Statements or in Calgene's June 30, 1995, Form 10-K, or as set forth in Schedule 6.2(k) to the Calgene Disclosure Memorandum, there are no material agreements, contracts or commitments, written or oral, to which Calgene or any Calgene Subsidiary is a party or by which it or any of their property is bound as of the date hereof which are required to be disclosed in or attached as an exhibit to a Form 10-K or a Form 10-Q. All contracts between Calgene and its executive officers and between each Calgene Subsidiary and their respective executive officers shall be deemed to be material agreements or contracts.

    (l) With respect to any Person employed by Calgene or any Calgene Subsidiary on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, (a) to the best of Calgene's knowledge, Calgene and/or such Calgene Subsidiary hired such Person in substantial compliance with IRCA and (b) Calgene and each Calgene Subsidiary have complied in all material respects with all recordkeeping and other requirements under IRCA.

    (m) Calgene and the Calgene Subsidiaries have filed or will file all Tax Returns required to be filed by them and have paid (or have accrued or will accrue, prior to the Closing Date) amounts for the payment of all Taxes due in respect of those Tax Returns. As of June 30, 1994, Calgene's and the Calgene Subsidiaries' federal and state income Tax carryforwards (including, without limitation, net operating loss carryforwards, foreign Tax credit carryforwards, minimum Tax credit carryforwards), are set forth on Schedule 6.2(m) to the Calgene Disclosure Memorandum; provided, however, that such Tax carryforwards are subject to limitation under Section 382 of the Code. Adequate provision for any Tax due or to become due for each of Calgene and the Calgene Subsidiaries for the period or periods through and including June 30, 1995 has been made and is reflected on the Financial Statements. Deferred Taxes of Calgene and the Calgene Subsidiaries have been provided for in accordance with generally accepted accounting principles, consistently applied.

    (n) None of Calgene or any Calgene Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree (including, without limitation, any of the foregoing relating to zoning or land use) applicable to Calgene or any Calgene Subsidiary or by which any property or asset of Calgene or any Calgene Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Calgene or any Calgene Subsidiary is a party or by which any property or asset of Calgene or any Calgene Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

    (o) Schedule 6.2(o) to the Calgene Disclosure Memorandum contains a true and correct list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, severance or compensation agreements maintained, or contributed to, by Calgene or any Calgene Subsidiary or with respect to which any such entity is a party or has incurred any current obligation, or could incur any obligation under Section 4069 or Section 4212(c) of ERISA (collectively, the "Calgene Plans"). Except as disclosed on Schedule 6.2(o) to the Calgene Disclosure Memorandum, each Calgene Plan is in writing and Calgene has furnished Monsanto with a complete and accurate copy of each Calgene Plan document and, as applicable, (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500 and (iv) the most recently received IRS determination letter for each such Calgene Plan.

    (p) None of the Calgene Plans is subject to Title IV of ERISA. Neither Calgene nor any Calgene Subsidiary has incurred any material liability nor reasonably expects to incur any material liability under, arising out of or by operation of Title IV of ERISA. Except as set forth in Schedule 6.2(p) to the Calgene Disclosure Memorandum, no Calgene Plan provides for the payment of compensation or benefits which would be contingent upon a "change in control", within the meaning of such term under Section 280G of the Code.

    (q) Each Calgene Plan is being operated in all material respects in accordance with its terms and the requirements of applicable law. No legal action, suit or claim is pending or threatened with respect to any Calgene Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, suit or claim, in each case, where such action, suit or claim could result in any material liability. Each Calgene Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Calgene Plan.

    (r) The list of outstanding stock options granted to any current or former employee or independent contractor that is set forth in Schedule 6.2(r) to the Calgene Disclosure Memorandum is a list of all outstanding options and related exercise prices with respect to shares of Calgene Common Stock granted to such persons on or prior to the date indicated therein.

    (s) Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of Calgene, threatening to assert against Calgene or any Calgene Subsidiary any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. None of Calgene or any Calgene Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income Tax. Neither Calgene nor any Calgene Subsidiary has made an election under Section 341(f) of the Code.

  6.3 Survival of Representations and Warranties. No party (the "Warranting Party") shall have any obligation or liability to another party (the "Benefitted Party") on account of the breach by the Warranting Party of any representation or warranty set forth in this Article 6 unless the Benefitted Party shall have notified the Warranting Party of such breach within two (2) years after the Closing Date. Notwithstanding the foregoing,

(a) the representations and warranties set forth in Sections 6.2(c), 6.2(d) and 6.2(e) hereof, to the extent applicable to the shares of Holding Company Capital stock to be issued in the Merger and the Exchange, shall survive the Closing indefinitely; (b) for purposes of the Credit Facility Agreements, the representations and warranties of Calgene set forth in Section 6.2 hereof shall survive until the later of (i) the termination of both of the commitment periods set forth in the Credit Facility Agreements and (ii) the date that all outstanding principal and accrued interest under such Credit Facility Agreements has been repaid in full or converted into Holding Company Common Stock; and (c) the representations and warranties provided in Sections 6.1(g) and 6.2(m) hereof shall survive the Closing indefinitely.

                                   ARTICLE 7

                                   Employees

  7.1 Offers of Employment. Calgene or Holding Company ("Employer") shall offer employment to all of the Monsanto employees whose names are listed on
Schedule 7.1 to the Monsanto Disclosure Memorandum (hereinafter referred to as "Employees"), in each case with salaries or wages which are not less than their current salaries or wages with Monsanto and with comparable working conditions to those enjoyed by similarly situated Employer employees. Employer and Monsanto shall cooperate to effect orderly presentations and discussions with the Employees of the various aspects of their prospective employment with Employer and their disengagement from employment with Monsanto. Those Employees who accept employment with Employer shall hereinafter be referred to as "Employees Hired by the Purchaser" or "EHBPs."

  7.2 Employee Benefits. Employer shall provide the EHBPs with all of the compensation, incentive compensation, retirement and employee benefit plans, programs and arrangements generally available to the other similarly situated employees of Employer ("Employer's Benefit Plans"), and the EHBPs shall be eligible to participate in Employer's Benefit Plans on the same basis and under the same terms as the other similarly situated employees of Employer.

  From and after the Closing Date, Employer shall grant to all EHBPs credit under the Employer's Benefit Plans for all service with Monsanto, and any Monsanto Affiliate, for all purposes for which said service was recognized by Monsanto, including without limitation, disability, vacation, severance plans or policies, eligibility for participation and vesting in Employer's Section 401(k) plans, and any seniority-based plan, practice or policy. To the extent that any medical plan maintained by Employer contains restrictions or limitations on pre-existing medical conditions, Employer shall waive those restrictions. Employer shall recognize all covered medical expenses incurred by EHBPs and their eligible dependents during calendar year 1995 prior to the Closing Date for purposes of satisfying the existing calendar year deductibles and co-payment limitations, if any, under its medical plans.

  On the Closing Date, Monsanto shall take such action as may be necessary to provide each EHBP with the right to effect (to the extent permitted by law) a tax-free rollover of the EHBP's account balance in the Monsanto defined contribution plan into Employer's Section 401(k) plan (or other individual account plan maintained by Employer) or into an individual retirement account.

  If any EHBP is involuntarily terminated by Employer for reasons not involving cause within 12 months of Closing, Employer shall pay the EHBP in a single sum as soon as practicable after the EHBP's involuntary termination a severance benefit equal in amount to the greater of: 2 weeks' base pay per year of service or 4 months' base pay. The aforementioned severance payment shall be in lieu of and supersede Employer's obligation to pay additional severance under its regular severance plan.

  7.3 Confidentiality. Nothing contained in this Agreement shall constitute a waiver or modification of, or an amendment to, the obligations of the EHBPs respecting confidential information of Monsanto or third parties under employment or confidentiality agreements, or otherwise as provided by law, it being agreed that said obligations and all other terms of such agreements shall continue in accordance with the terms of such agreements or as otherwise provided by law. The EHBPs may disclose confidential Monsanto information to Employer but only to the extent that such information specifically relates to the operations of Employer and the Business required by each such EHBP to perform his or her duties and provided that the EHBP has entered into a confidentiality agreement with Employer. Such information shall remain confidential information of Monsanto and shall be maintained as confidential in accordance with Section
9.2 hereof.

  7.4 No Third Party Beneficiary Status. Nothing contained in this Article 7, either express or implied, is intended or shall be construed to confer upon any Person other than Monsanto, Calgene or Holding Company any rights or remedies hereunder.

                                   ARTICLE 8

                             Conditions Precedent

  8.1 Conditions Precedent to Calgene's Obligations. All obligations of Calgene under this Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions or their waiver by
Calgene:

    (a) All representations and warranties of Monsanto contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties speak as of an earlier date), except (i) for changes contemplated by this Agreement and (ii) where the failure to be true and correct does not have a Material Adverse Effect on Monsanto or a Material Adverse Effect on the Transactions. Monsanto shall have performed and complied with, in all material respects, its obligations under the Transaction Agreements which are to be performed or complied with by it prior to or on the Closing Date. Monsanto shall have delivered a certificate signed by an officer of Monsanto certifying as to the fulfillment of this condition.

    (b) Calgene shall have received from counsel for Monsanto a written opinion dated as of the Closing Date addressed to Calgene substantially in the form attached hereto as Exhibit E. In rendering such opinion, counsel may rely to the extent deemed appropriate on the certificates of officers or employees of Monsanto and of public officials as to matters of fact and authenticity of documents and on opinions of counsel in other states as to questions under the laws of such states.

    (c) The instruments of transfer, assignments and assumptions, and other agreements and documents to be executed and/or delivered by Monsanto to Calgene or Holding Company at the Closing shall be in form and substance reasonably satisfactory to Calgene and shall have been duly executed by Monsanto and be ready for delivery at the Closing (except as otherwise permitted herein).

    (d) The pre-transaction filing and waiting period requirements applicable to the Transactions under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR"), shall have expired or shall have been terminated, and any necessary foreign approvals shall have been obtained, and there shall not be pending or threatened any governmental litigation or proceeding which restrains, prohibits or prevents or in the reasonable opinion of counsel presents a significant risk of restraining, prohibiting or preventing, or changing the terms of, or obtaining material damages in connection with, the Transactions.

    (e) There shall have occurred no Material Adverse Effect upon Tomato Associates, the Business or the Assets and which Monsanto has not remedied prior to Closing.

    (f) The following agreements (together with this Agreement, collectively the "Transaction Agreements") shall be executed and delivered by all of the other parties thereto:

      (i) Stockholders Agreement;

      (ii) Holding Company Credit Facility Agreement;

      (iii) Gargiulo Credit Facility Agreement;

      (iv) License Agreements; and

      (v) Temporary Services Agreement.

    (g) The Merger shall have been approved by the stockholders of Calgene.

    (h) The shares of Holding Company Common Stock to be issued pursuant to this Agreement shall have been authorized for quotation on the National Market System of Nasdaq.

    (i) Calgene shall have received an opinion of Hale and Dorr, reasonably acceptable to Calgene, to the effect that the Transactions, including the Merger and the Exchange, will constitute transfers to a corporation controlled by Monsanto and the stockholders of Calgene within the meaning of Section 351(a) of the Code and that such transfers will not give rise to income, gain or loss to Holding Company or the stockholders of Calgene. In connection with such opinion, Calgene shall have received from Monsanto a certificate, dated as of the Closing Date and signed by one of its vice presidents, to the effect that, to the best knowledge and belief of such officer, the statement of facts and representations made on behalf of Monsanto's management, presented to such counsel delivering such opinion, were at the date of such presentation, true, correct and complete and are on the date of such certificate, to the extent contemplated by the presentation, true, correct and complete, as though such presentation had been made on the date of such certificate. Calgene shall have received a copy of the opinion delivered to Monsanto pursuant to Section 8.2(k) hereof.

    (j) All consents or waivers for Calgene's consummation of the Transactions, as set forth on Schedule 8.1(j) to the Calgene Disclosure Memorandum, shall have been received.

  8.2 Conditions Precedent to Monsanto's Obligations. All obligations of Monsanto under this Agreement to consummate the Transactions are subject to the fulfillment and satisfaction, on or prior to the Closing Date, of each of the following conditions or their waiver by Monsanto:

    (a) All representations and warranties of Calgene and Holding Company contained in this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties had been made or given on such date (except to the extent such representations and warranties speak as of an earlier date), except (i) for changes contemplated by this Agreement and (ii) where the failure to be true and correct does not have a Material Adverse Effect on Calgene and the Calgene Subsidiaries taken as a whole or a Material Adverse Effect on the Transactions. Holding Company shall have adopted this Agreement as provided in Section 4.1(c) hereof and complied with, in all material respects, all other provisions of this Agreement that are applicable to it. Calgene and Holding Company shall have performed and complied with, in all material respects, their obligations under the Transaction Agreements which are to be performed or complied with by either or both of them prior to or on the Closing Date, including, without limitation, the adoption (and filing where appropriate) of amended and restated certificates of incorporation and by-laws for Holding Company, Calgene and Tomato Associates reasonably acceptable to Monsanto to reflect the provisions of this Agreement and the other Transaction Agreements. Calgene and Holding Company shall each deliver certificates signed by one of their officers certifying as to the fulfillment of this condition.

    (b) Monsanto shall have received from counsel for Calgene a written opinion dated as of the Closing Date addressed to Monsanto substantially in the form attached hereto as Exhibit F. In rendering such opinion, counsel may rely to the extent deemed appropriate on the certificates of officers or employees of Calgene and of public officials as to matters of fact and authenticity of documents and on opinions of counsel in other states as to questions under the laws of such states.

    (c) The pre-transaction filing and waiting period requirements applicable to the Transactions under HSR shall have expired or shall have been terminated, and any necessary foreign approvals shall have been obtained, and there shall not be pending or threatened any governmental litigation or proceeding which restrains, prohibits or prevents or in the reasonable opinion of counsel presents a significant risk of restraining, prohibiting or preventing, or changing the terms of, or obtaining material damages in connection with, the Transactions.

    (d) Calgene shall have (i) (A) obtained assurances or waivers from Kirin Brewery Co., Ltd. ("Kirin-Japan"), Kirin Agribio USA, Inc. ("Kirin USA") and the Plant Genetics-Kirin Partnership (the "PG-K Partnership") deemed adequate by Monsanto that Monsanto's potato assets would be unaffected by Calgene's ownership (through Calgene Subsidiaries) of an interest in the PG-K Partnership even if Monsanto subsequently acquired any or all of the outstanding securities of Holding Company, or (B) furnished evidence deemed adequate by Monsanto that either Kirin-Japan or Kirin USA would buy out Calgene's interest (owned by Calgene Subsidiaries) in the PG-K Partnership, on terms reasonably acceptable to Monsanto, such that Monsanto's potato assets would be unaffected by Calgene's past ownership (through Calgene Subsidiaries) of an interest in the PG-K Partnership even if Monsanto subsequently acquired any or all of the outstanding securities of Holding Company, and (ii) provided written assurances satisfactory to Monsanto that neither The Mingly Corporation Limited nor any affiliate thereof has any right (or that such parties have waived any right) to designate one or more directors on Calgene's or Holding Company's Board of Directors.

    (e) The Existing Option Exercise and the Additional Interest Acquisition shall have been effected.

    (f) There shall have occurred no Material Adverse Effect upon Calgene or the Calgene Subsidiaries or the business or assets thereof, and which Calgene has not remedied prior to Closing.

    (g) The Transaction Agreements shall be executed and delivered by all of the other parties thereto.

    (h) The Merger has been previously approved by the stockholders of Calgene.

    (i) [Intentionally omitted]

    (j) The Development/License Agreement, dated as of December 23, 1992, between Monsanto and the Partnership, shall have been amended as set forth in Exhibit B to the Partnership Reorganization Agreement.

    (k) Monsanto shall have received an opinion of Arnold & Porter, special tax counsel to Monsanto, reasonably acceptable to Monsanto, to the effect that the Transactions, including the Merger and the Exchange, will constitute transfers to a corporation controlled by Monsanto and the stockholders of Calgene within the meaning of Section 351(a) of the Code and that such transfers will not give rise to income, gain or loss to Monsanto or Holding Company. In connection with such opinion, Monsanto shall have received from Calgene a certificate, dated as of the Closing Date and signed by its chief executive officer and chief financial officer, to the effect that, to the best knowledge and belief of such officers, the statement of facts and representations made on behalf of Calgene's management, presented to such counsel delivering such opinion, were at the date of such presentation, true, correct and complete and are on the date of such certificate, to the extent contemplated by the presentation, true, correct and complete, as though such presentation had been made on the date of such certificate. Monsanto shall have received a copy of the opinion delivered to Calgene pursuant to Section 8.1(i) hereof.

    (l) The shares of Holding Company Common Stock to be issued pursuant to this Agreement shall have been authorized for quotation on the National Market System of Nasdaq.

    (m) Certificate(s) representing the shares of Holding Company Capital Stock to be issued to Monsanto pursuant to Section 2.1 hereof shall have been delivered to Monsanto.

    (n) The Transactions contemplated by the Partnership Reorganization Agreement shall have been completed and all consents or waivers for Monsanto's consummation of the Transactions, as set forth on Schedule 8.2(n) to the Monsanto Disclosure Memorandum, shall have been received.

                                   ARTICLE 9

                                   Covenants

  9.1 Access to Assets and Calgene. Prior to the Closing, a reasonable number of authorized representatives of Calgene, reasonably approved by Monsanto, shall have full access, during reasonable Monsanto business hours, to the Assets and books and records relating to the Business for the purpose of examining and inspecting the same. Also prior to the Closing, a reasonable number of authorized representatives of Monsanto, reasonably approved by Calgene, shall have full access, during reasonable Calgene business hours, to all the assets, facilities and books and records of Calgene and the Calgene Subsidiaries for the purpose of examining and inspecting the same.

  9.2 Confidentiality. Between the date of this Agreement and the Closing Date and for a period of ten (10) years after the Closing Date (or, if this Agreement is terminated prior to Closing, for a period of ten (10) years after the date hereof), each party hereto shall treat, and shall cause its respective directors, officers, employees, agents, representatives, consultants and financial institutions to treat, as the other party's confidential property and not use or disclose to others or permit its directors, officers, employees, agents, representatives, consultants and financial institutions to use or disclose to others, without the prior written consent of such other party, any non-publicly available information or data of such other party (including, but not limited to, any technical information or data provided by such other party) which may have heretofore or hereafter been provided or disclosed by such other party in connection with this Agreement, any negotiations pertaining thereto or any of the Transactions. This Section
9.2 shall not prevent any party hereto from using or disclosing to others information: which such party can show has become part of the public domain other than by acts or omissions of such party, its directors, officers, employees, agents, representatives, consultants and financial institutions; which has been furnished to such party by third parties as a matter of right, without restriction on disclosure or use known to such party; which was lawfully in such party's possession prior to the time Monsanto and Calgene first entered into discussions related to the subject matter of this Agreement and which was not acquired by such party, its directors, officers, employees, agents, representatives, consultants and financial institutions directly or indirectly from the other party, its directors, officers, employees, agents, consultants and financial institutions; which a party can prove was developed by it independent of any information received from such other party, its directors, officers, employees, agents, representatives, consultants and financial institutions, either directly or indirectly; or which such party is required to disclose by applicable law or regulation, in which case the party so required to disclose shall give the other party prompt notice of such requirement in all cases with sufficient time for such other party to seek a protective order or other limit on disclosure (unless the party subject to the disclosure requirement would suffer penalties or sanctions for failure to immediately disclose such information). It is further understood and agreed that specific information shall not be deemed available to the public or in any party's prior possession merely because it is embraced by more general information available to the public or in such party's prior possession. In the event that this Agreement or the Transactions are not consummated, any and all notes, memoranda, records, drawings, tracings, specifications, sketches, reports or other documents, including, without implied limitation, all copies, excerpts or reproductions thereof, furnished or made available by Monsanto to Calgene, or Calgene to Monsanto as the case may be, their respective directors, officers, employees, agents, representatives, consultants and financial institutions or developed thereby shall be promptly destroyed by such party at such other party's request and such party shall advise such other party in writing that such destruction has been completed. This Section
9.2 shall survive any termination of this Agreement.

  9.3 Registration Statement. Calgene shall cause Holding Company to file the Registration Statement with the Commission, and Calgene shall use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act and to cause Holding Company to take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of Holding Company Common Stock upon consummation of the Merger. Monsanto shall furnish, or cause to be furnished, such information concerning Gargiulo and Tomato Associates and itself as Calgene may reasonably request in connection with such action. As promptly as practicable following the execution and delivery of this Agreement, unless this Agreement shall have been previously terminated in accordance with Article 11 hereof, Calgene shall submit the Merger to its stockholders for approval and adoption at a meeting of its stockholders called by Calgene for such purpose. Unless this Agreement shall have been previously terminated in accordance with Article 11 hereof, Calgene's Board of Directors shall recommend that Calgene's stockholders vote to approve and adopt the Merger and the other matters to be submitted to Calgene's stockholders in connection therewith and shall use its best efforts to solicit and secure from its stockholders their approval and adoption of the Merger (unless, in either case, in the discharge of its fiduciary duties, after receiving advice of counsel, Calgene's Board of Directors shall determine not to make, or to change, such recommendation or not so to solicit and secure such stockholders' approval). In connection with the stockholders meeting, Calgene shall prepare and file with the Commission, as soon as reasonably practicable, a proxy statement of Calgene with respect to this Agreement and the Transactions and use all reasonable efforts to have such proxy statement cleared by the Commission under the Exchange Act. The Calgene proxy statement, in the form first sent to Calgene stockholders, is herein called the "Proxy Statement".

  9.4 Operations of Calgene. Between the date of this Agreement and the Closing, Calgene shall continue to operate its business and shall cause the Calgene Subsidiaries to operate their respective businesses in the ordinary course. Without the prior written consent of Monsanto, which consent shall not be unreasonably or untimely withheld, Calgene and the Calgene Subsidiaries shall not do any of the following with respect to their respective businesses:

    (i) engage in any commercial practice that is not in the ordinary course of business;

    (ii) sell, lease or otherwise dispose of any of their respective assets except for intangible property and sales of inventory in the ordinary course of business and consistent with past practice;

    (iii) sell or license any intangible property for consideration (other than royalties contingent on future sales) exceeding $1,000,000 in the aggregate per transaction or series of transactions;

    (iv) except as set forth on Schedule 9.4(iv) to the Calgene Disclosure Memorandum, create or suffer to be created any mortgage, lien, pledge or encumbrance of any kind or other exceptions to title upon their respective assets;

    (v) except as set forth on Schedule 9.4(v) to the Calgene Disclosure Memorandum and except for grower contracts and agreements or commitments requiring financial obligations of less than $100,000 in the aggregate, enter into any agreement or commitment having a term in excess of one year;

    (vi) enter into any agreement or commitment that restricts Calgene or any of the Calgene Subsidiaries from carrying on their businesses;

    (vii) violate any of the negative covenants set forth in the Amended and Restated Subordinated Promissory Note;

    (viii) change the number of shares of its authorized or issued capital stock (other than the issuance of additional shares of Calgene Common Stock upon the exercise of employee stock options outstanding on the date hereof and the designation and issuance of $1,000 of Calgene Preferred Stock, which shall be non-voting and non-convertible and shall otherwise have such terms as shall have been approved by Monsanto) or grant or issue any option, warrant, call, right, commitment or agreement of any character relating to its authorized or issued capital stock, or issue, grant or sell any preferred stock or any securities or obligations convertible into or exchangeable for shares of its capital stock other than the issuance and sale of shares of Calgene Common Stock with aggregate proceeds to Calgene not in excess of Ten Million Dollars ($10,000,000.00);

    (ix) make any amendment to or changes in its certificate of incorporation or by-laws, except only for the designation of the Calgene Preferred Stock to the extent permitted in clause (viii) of this Section 9.4;

    (x) take or fail to take any action that would require the approval of any Monsanto Director or the consent of a supermajority of Directors (each as defined in the Stockholder Agreement) under Sections 4.4(a)(i), (ii),
  (iv), (vii), (viii), (ix), (x), (xii), (xiii), (xv) or (xvii) of the Stockholders Agreement if the Stockholders Agreement was in effect beginning on the date hereof; or

    (xi) except as expressly permitted by this Agreement, take any action that would or is reasonably likely to result in any of the representations and warranties of Calgene set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Closing specified in
  Article 8 not being satisfied.

  9.5 Operations of Tomato Associates. Between the date of this Agreement and the Closing, Monsanto shall cause Tomato Associates to continue to maintain the Assets in accordance with Tomato Associates' usual and past practices. Without the prior written consent of Calgene, which consent shall not be unreasonably or untimely withheld, Monsanto shall cause Tomato Associates not to do any of the following with respect to such Assets during such period:

    (i) sell, lease or otherwise dispose of any of such Assets;

    (ii) issue any shares of capital stock or any options, warrants or rights for anyone to acquire any such shares;

    (iii) create or suffer to be created any mortgage, lien, pledge or encumbrance of any kind or other exceptions to title upon such Assets or borrow money or incur any indebtedness;

    (iv) engage in any commercial practice that is not in the ordinary course of business;

    (v) enter into any agreement or commitment that restricts Tomato Associates from carrying on its business;

    (vi) make any amendment to its Certificate of Incorporation or By-laws;
  or

    (vii) take or fail to take any action of the type described in Sections 4.4(a)(i), (iv), (vii), (x) or (xv) of the Stockholders Agreement (except that "Company" shall mean "Tomato Associates" for this purpose).

  9.6 Public Announcement. No press release, public announcement, confirmation or other information regarding this Agreement or the other Transaction Agreements or the contents hereof or thereof shall be made by any party without the prior written approval of the other parties, except as may be necessary, after consultation between the parties, if practicable, to meet the requirements or regulations of any applicable law, governmental unit or agency or any stock exchange on which the securities of such party may be listed. All press releases shall be joint to the extent practicable.

  9.7 Certain Tax Matters.

  (a) Notwithstanding anything to the contrary contained herein, each of Monsanto and Calgene shall, for Tax reporting purposes, reflect the Transactions as transfers of Calgene Capital Stock and the Assets to Holding Company in exchange for Holding Company Capital Stock in transactions qualifying as tax-free exchanges under Section 351 of the Code and shall reflect the Merger as a reverse acquisition within the meaning of Treasury Regulation Section 1.1502-75(d)(3).

  (b) Monsanto, on behalf of Tomato Associates, shall file or cause to be filed, on the due date (as it may be extended), all Tax Returns in respect of Tomato Associates, which are due to be filed, on or before the Effective Time.

  (c) Holding Company shall cause the General Partner, the Partnership and any subsidiaries of the Partnership to file all Tax Returns required to be filed by the General Partner, the Partnership and such subsidiaries, for all periods for which a Tax Return is due on or after the Effective Time; provided, however, that, with respect to all such Tax Returns covering periods beginning on or before the Effective Time, a draft of each such Tax Return shall be provided to Monsanto at least 30 days prior to the due date thereof and each such Tax Return shall be subject to Monsanto's review and approval.

  (d) Neither Holding Company, the General Partner, the Partnership nor any subsidiaries of the Partnership shall, without Monsanto's consent, agree to any Tax adjustment or otherwise compromise or settle any matters with respect to Taxes attributable to the General Partner, the Partnership or any subsidiaries of the Partnership, if such adjustment or matter is attributable to a period ending on or before the Effective Time.

  (e) It is recognized that either party may need Tax, financial or other data after the Closing Date with respect to the Business and the Assets covering several fiscal periods prior to the Closing Date in order to facilitate the preparation of Tax Returns or in connection with any audit, investigation, litigation, amended Tax Return, claim for refund or any proceeding in connection therewith or to comply with the rules and regulations of the IRS, the Commission or any other governmental organization or agency. The parties shall render reasonable cooperation and shall afford access during normal business hours to all books, records, data and personnel concerning use and ownership of the Assets and the operation and conduct of the Business with respect to periods prior to and including the Closing Date to each other and their auditors, accountants, counsel or other authorized representatives for such purpose. The parties shall also each execute such documents as the others may reasonably request in order to file any required reports or Tax Returns and provide the others with prompt written notice upon receipt of any written claim, notice of deficiency or proposed or actual assessment pertaining to the Business which could affect the Tax liability of the other. The party requesting assistance from the other parties shall bear all reasonable out-of-pocket costs and expenses incurred by such assisting parties (excluding salaries or wages of its employees).

  (f) Monsanto and Calgene agree to utilize the "Standard Procedure" provided in Section 4 of Revenue Procedure 84-77, 1984-2 Cumulative Bulletin, with respect to filing and furnishing IRS Forms W-2, W-3 and 941.

  9.8 Calgene Financial Statements. As soon as practicable but in any event within 45 days after the end of each calendar month commencing with August, 1995, through the Closing Date or earlier termination of this Agreement in accordance with Article 11 hereof, Calgene shall deliver to Monsanto unaudited consolidated balance sheets of Calgene and its consolidated subsidiaries as at the end of such calendar month and as at the end of the comparative month of the preceding year, together with unaudited summaries of consolidated earnings of Calgene and its consolidated subsidiaries for such calendar month and the comparative calendar month of the preceding year. As soon as practicable but in any event within 45 days after the end of each fiscal quarter of Calgene commencing with September 30, 1995 and within 90 days after the end of the fiscal year ending June 30, 1995, as the case may be, through the Closing Date or earlier termination of this Agreement in accordance with Article 11 hereof, Calgene shall deliver to Monsanto unaudited consolidated balance sheets of Calgene and its consolidated subsidiaries as at the end of such fiscal quarter and as at the end of the comparative fiscal quarter of the preceding year, together with the related unaudited statements of consolidated income and cash flows for the fiscal quarters then ended. All such financial statements (i) shall present fairly, in all material respects, the financial position, results of operations and cash flows of Calgene and its consolidated subsidiaries as at or for the periods indicated and shall be prepared in accordance with generally accepted accounting principles (other than to omit footnotes which might be required thereby, and subject, in the case of interim financial statements, to normal year-end adjustments) consistent with the past practice, except as otherwise indicated in such statements, and (ii) shall be certified, on behalf of Calgene, by the President and the Chief Financial Officer of Calgene.

  9.9 No Solicitation of Transactions.

  (a) Neither Calgene nor any Calgene Subsidiary shall, directly or indirectly, through any officer, director, employee, agent, representative, consultant, financial institution or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to (i) any acquisition or purchase of all or substantially all of the assets or business of Calgene or any Calgene Subsidiary or (ii) any business combination with Calgene or any Calgene Subsidiary (all such transactions described in clause
(i) or (ii) being referred to as "Calgene Acquisition Transactions") or, except to the extent required by fiduciary obligations under applicable law as advised by counsel (in which case, Calgene shall promptly advise Monsanto of its intention to invoke this exception) participate in any negotiations regarding, or furnish to any other Person any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Calgene immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Calgene shall notify Monsanto promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Monsanto, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact. Calgene agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Calgene is a party which relates to the foregoing.

  (b) Monsanto shall not, directly or indirectly, through any officer, director, employee, agent, representative, consultant, financial institution or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to (i) any acquisition or purchase of all or substantially all of the assets or business of Tomato Associates or (ii) any business combination with Tomato Associates (all such transactions described in clause (i) or (ii) being referred to as "Monsanto Acquisition Transactions") or, except to the extent required by fiduciary obligations under applicable law as advised by counsel (in which case, Monsanto shall promptly advise Calgene of its intention to invoke this exception) participate in any negotiations regarding, or furnish to any other Person any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. Monsanto immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Monsanto shall notify Calgene promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Calgene, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact. Monsanto agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Monsanto is a party which relates to the foregoing.

  9.10 Notification of Certain Matters.

  (a) Calgene shall give prompt notice to Monsanto of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of Calgene or Holding Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 9.10(a) shall not limit or otherwise affect the remedies available hereunder to Monsanto.

  (b) Monsanto shall give prompt notice to Calgene of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of Monsanto to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 9.10(b) shall not limit or otherwise affect the remedies available hereunder to Calgene.

  9.11 Severance Agreements. Calgene shall not and shall not permit any of the Calgene Subsidiaries or the Holding Company to, (a) enter into any contract, agreement, plan or arrangement covering any director, officer or employee of Calgene, Holding Company or any Calgene Subsidiary that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (i) the Transactions or the exercise by Monsanto of any of its rights under the Stockholders Agreement to representation on the Board of Directors (and its committees) or any acquisition by Monsanto of securities of Calgene or Holding Company (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Stockholders Agreement or (ii) the termination of employment after the occurrence of any such contingency if such payment, acceleration or entitlement would not have been provided but for such contingency or (b) amend any existing contract, agreement, plan or arrangement to so provide.

  9.12 Registration Statement; Proxy Statement. Monsanto shall cooperate with and promptly provide all information reasonably requested by Calgene in order that the Registration Statement, the Proxy Statement and all supplements and amendments thereto shall comply in all material respects with the provisions of the Securities Act and the Exchange Act, and all applicable rules and regulations of the Commission thereunder. Calgene shall notify Monsanto promptly of the receipt by it or Holding Company of any comments from the Commission or its staff and of any request by the Commission for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and shall supply Monsanto with copies of all correspondence between it (or the Holding Company) and its representatives, on the one hand, or the Commission or the members of its staff or any other governmental official, on the other hand, with respect to the Registration Statement or the Proxy Statement. Each of Calgene and Monsanto agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the Commission or any other governmental official and to cause the Registration Statement to become effective and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Calgene Common Stock entitled to vote at the Calgene Stockholders' Meeting at the earliest practicable time.

                                  ARTICLE 10

                          Closing and Effective Time

  10.1 Time and Place of Closing. The Closing shall take place at 11:00 A.M. (local time) on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 11:00 A.M.), or at such other time as the parties may mutually agree. The place of Closing shall be at such place as may be mutually agreed upon by the parties.

  10.2 Effective Time. The Transactions, including the transfer of Assets and the exchange of shares contemplated by Article 2 hereof and the Merger contemplated by Article 3 hereof, and the Plan of Merger shall become effective on the date the Secretary of State of the State of Delaware accepts for filing a Certificate of Merger reflecting the Merger. Unless otherwise mutually agreed upon in writing by Calgene and Monsanto, the parties shall cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the order of any other federal or state regulatory agency approving the Transactions, if such approval is required, or the expiration of any required waiting period after the filing of any required notice to any federal or state regulatory agency required for consummation of the Transactions, and (ii) the date on which the stockholders of Calgene approve this Agreement and the Plan of Merger to the extent such approval is required by applicable law; or such later date within sixty (60) days of such date as may be agreed upon by the parties. Notwithstanding any other provision of this Agreement, neither the transactions contemplated by Article 2 hereof nor the Merger shall be permitted to become effective unless both the transactions contemplated by Article 2 hereof and the Merger are consummated and made effective on the same date and at approximately the same time.

                                  ARTICLE 11

                                  Termination

  11.1. Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the Transactions (including, without limitation, the Merger) abandoned at any time prior to the Closing Date, whether before or after approval by the stockholders of Calgene:

    (a) by mutual consent of the Monsanto Board of Directors and the Calgene Board of Directors;

    (b) by either the Monsanto Board of Directors or the Calgene Board of Directors, if the Transactions shall not have been consummated on or before March 31, 1996, unless such failure so to consummate shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it on or prior to the Closing Date pursuant to the terms hereof;

    (c) by the Monsanto Board of Directors or the Calgene Board of Directors, if the Calgene Board of Directors shall withdraw or change its respective recommendation to its stockholders to adopt and approve this Agreement and the Merger or authorize the Transactions, as the case may be, or if the Calgene stockholders fail to adopt and approve this Agreement or the Merger;

    (d) by the Monsanto Board of Directors, if Calgene shall breach its obligations set forth in Section 9.9(a) hereof;

    (e) by the Monsanto Board of Directors, if events shall occur that render impossible the satisfaction of one or more of the conditions set forth in
  Section 8.2 hereof and shall not be waived (or deemed waived) by Monsanto;
  and

    (f) by the Calgene Board of Directors, if events shall occur that render impossible the satisfaction of one or more of the conditions set forth in
  Section 8.1 hereof and shall not be waived (or deemed waived) by Calgene.

  11.2. Liabilities in Event of Termination. In the event of the termination and abandonment of this Agreement and the Transactions (including the Merger), this Agreement shall become void and have no effect and Calgene and Monsanto and their respective directors, officers, employees and stockholders shall have no obligation or liability to each other hereunder, except as provided in Sections 9.2, 11.3 and 12.12 hereof and except that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

  11.3 Calgene Termination Payment. If this Agreement is terminated or the Transactions abandoned for any of the following reasons:

    (a) the Calgene Board of Directors shall withdraw, change in a manner adverse to Monsanto or fail to make its recommendations to stockholders to approve the Merger; or

    (b) Calgene shall breach its obligations set forth in Section 9.9(a) hereof,

and a Calgene Acquisition Transaction is consummated within 12 months after the date of termination or abandonment of this Agreement, then Calgene shall promptly (and in any event within 10 days of receipt of a written notice from Monsanto) pay to Monsanto a fee in cash equal to $7,500,000.

                                  ARTICLE 12

                                 Miscellaneous

  12.1 Notice. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be deemed sufficiently given when delivered in person or transmitted by telegram or telecopier (confirmed by mail), addressed as follows:

  If to Monsanto:

      Monsanto Company
      800 North Lindbergh Boulevard
      St. Louis, Missouri 63167

      Attention: Senior Vice President and General Counsel

  Telecopy Number: 314-694-3011

  If to Calgene:

      Calgene, Inc.
      1920 Fifth Street
      Davis, California 95616

      Attention: Chairman and Chief Executive Officer

  Telecopy Number: 916-753-1510

or to such other address as may be specified from time to time in a notice given by such party. Both parties agree to acknowledge in writing the receipt of any such notice delivered in person.

  12.2 Recording Fees. Monsanto shall be responsible for paying the cost of recordation of instruments of transfer or assignments which are necessary or desirable to effect any of the Transactions. All such costs shall be shared equally by Monsanto and Calgene and Calgene shall promptly reimburse Monsanto for its share of such costs after receiving an invoice from Monsanto.

  12.3 Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party shall (by operation of law or otherwise) transfer or assign its rights or delegate its performance hereunder without the prior written consent of the other parties. Any transfer, assignment or delegation made or attempted in violation of this Section 12.3 shall be void and of no effect. Nothing contained in this Agreement, either express or implied, is intended or shall be construed to confer upon any Person other than Monsanto, Calgene and Holding Company (and, under Article 5 hereof, the Monsanto Indemnified Parties and the Holding Company Indemnified Parties) any rights or remedies hereunder.

  12.4 Non-Competition. Provided that Closing occurs hereunder, Monsanto agrees, for as long as Monsanto's ownership in Holding Company exceeds twenty-five percent (25%) and is less than one hundred percent (100%), not to engage in any Directly Competitive Activity (hereinafter defined). As used herein, "Directly Competitive Activity" shall mean and refer only to the commercialization by Monsanto (or one of its Affiliates, other than Holding Company and any of its Affiliates) of any genetically engineered fresh or processed tomatoes, berries, mangoes, cucurbits or peppers or the commercialization of any genetically engineered canola, oil seed rape or sunflower where the canola, oil seed rape or sunflower has been genetically engineered to produce a specialty oil product. "Directly Competitive Activity" shall not include the licensing of patent rights or know how for the commercialization of such genetically engineered crops or the commercialization of canola, oil seed rape or sunflower where the canola, oil seed rape or sunflower has been genetically engineered for a purpose other than to produce a specialty oil product.

  12.5 Schedules. The Schedules referenced herein are Schedules to be provided separately at the time of the execution and delivery of this Agreement, but are nonetheless incorporated herein and made a part hereof.

  12.6 Sections and Articles. All sections and articles referred to herein are sections and articles of this Agreement and all exhibits referred to herein are exhibits attached to this Agreement.

  12.7 Entire Agreement. Except as set forth in Exhibit G hereto, this Agreement, the Amended and Restated Subordinated Promissory Note and all other Transaction Agreements constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement and the other Transaction Agreements, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement or the other Transaction Agreements shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement and the other Transaction Agreements. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing or performance, shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

  12.8 Headings. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or the other Transaction Agreements or as a limitation of the scope of the particular articles or sections to which they refer.

  12.9 Governing Law. The validity, interpretation and performance of this Agreement and the other Transaction Agreements and any dispute connected with this Agreement or the other Transaction Agreements shall be governed by and determined in accordance with the statutory, regulatory and decisional law of the State of Delaware (exclusive of such state's choice of laws rules) and, to the extent applicable, the federal statutory, regulatory and decisional law of the
U. S.

  12.10 Severability. All provisions of this Agreement and the other Transaction Agreements are severable and any provision which may be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the remaining provisions.

  12.11 Expenses and Fees. Except as otherwise specifically provided in this Agreement, each party shall pay and bear its own expenses and fees (including attorneys', accountants' and consultants' fees) in connection with this Agreement or the other Transaction Agreements or any of the Transactions, including without limitation, any governmental investigations, proceedings or litigation relating thereto.

  12.12 Finders' Fees. Each party shall be responsible for compensating any broker, investment banker, finder or other third party engaged, consented to or authorized to act on its behalf, directly or indirectly, as a broker or finder in connection with the Transactions. Each party shall indemnify and hold harmless the other parties from any claim or liability by or on behalf of such broker, investment banker, finder or other third party.

  12.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

  12.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                          Monsanto Company

ATTEST:

        /s/ Karl R. Barnickol                   /s/ Hendrik A. Verfaillie
By: _________________________________     By __________________________________
         Assistant Secretary                      Hendrik A. Verfaillie
      Executive Vice President

                                          Calgene, Inc.
ATTEST:

       /s/ Michael J. Motroni                     /s/ Roger H. Salquist
By: _________________________________     By:__________________________________
         Assistant Secretary                        Roger H. Salquist
                                                      Chairman and
                                                 Chief Executive Officer

                                                                         ANNEX B

                                CALGENE II, INC.

                                      AND

                                MONSANTO COMPANY

                             STOCKHOLDERS AGREEMENT

                               AS OF      , 1996

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 ARTICLE 1 Effect of this Agreement.......................................    1
    1.1  Effect of this Agreement.........................................    1
 ARTICLE 2 Compliance with Securities Act.................................    1
    2.1  Certain Definitions..............................................    1
    2.2  Requested Registration...........................................    5
    2.3  Company Registration.............................................    6
    2.4  Expenses of Registration.........................................    7
    2.5  Registration Procedures..........................................    7
    2.6  Indemnification..................................................    8
    2.7  Information by Holder............................................    9
    2.8  Rule 144 Reporting...............................................   10
    2.9  Transfer of Registration Rights..................................   10
    2.10 Limitations on Subsequent Registration Rights....................   10
    2.11 Termination of Registration Rights...............................   10
    2.12 "Market Stand-off" Agreement.....................................   10
 ARTICLE 3 Anti-Dilution Rights and Limitations on Owner..................   11
    3.1  Anti-Dilution Rights.............................................   11
    3.2  Private Offering.................................................   11
    3.3  Public Offering..................................................   11
    3.4  Limitations......................................................   11
    3.5  Open Market Purchases to Maintain Ownership Percentage...........   12
    3.6  Limitations on Holder's Ownership................................   12
    3.7  Limitations on Holder's Resale of Company Securities.............   13
 ARTICLE 4 Company and Calgene Corporate Governance.......................   13
    4.1  Composition of the Board of Directors and Calgene Board..........   13
    4.2. Solicitation and Voting of Shares................................   15
    4.3. Committees.......................................................   16
    4.4. Approval Required for Certain Actions............................   17
    4.5  Enforcement of this Agreement....................................   18
    4.6. Certificate of Incorporation and By-laws.........................   19
    4.7. Advisors.........................................................   19
    4.8. Injunctive Relief................................................   19
 ARTICLE 5 Governance of Gargiulo.........................................   19
    5.1. Board of Tomato Associates.......................................   19
    5.2. Operating and Strategic Plans....................................   19
    5.3. Compensation; Etc................................................   20
    5.4  Certificate of Incorporation and By-Laws.........................   20
    5.5  Effective Period.................................................   20
    5.6. Injunctive Relief................................................   20
 ARTICLE 6 Miscellaneous..................................................   20
    6.1  Governing Law....................................................   20
    6.2  Successors and Assigns...........................................   20
    6.3  Entire Agreement; Amendment......................................   20
    6.4  Notices..........................................................   20
    6.5  Delays or Omissions..............................................   21
    6.6  Counterparts.....................................................   21
    6.7  Severability.....................................................   21
    6.8  Stock Legends....................................................   21
    6.9  Sale of Assets of Tomato Associates..............................   21
    6.10 Audits, Consultants and Inspections..............................   21
    6.11 No Third Party Beneficiaries.....................................   22
    6.12 Sections and Articles............................................   22
    6.13 Headings.........................................................   22

                            STOCKHOLDERS AGREEMENT

  AGREEMENT made as of the    day of     , 1996, by and between Calgene II,
Inc., a Delaware corporation, having its principal place of business at 1920 Fifth Street, Davis, California 95616 (the "Company"), and Monsanto Company, a Delaware corporation, having its principal place of business at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167 ("Monsanto").

  WHEREAS, Calgene, Inc., a Delaware corporation ("Calgene"), and Monsanto have entered into an Agreement and Plan of Reorganization, dated as of October 13, 1995 (the "Reorganization Agreement"), and certain other Transaction Agreements (as defined in the Reorganization Agreement) whereby Monsanto has acquired shares of the Company's common stock, par value $.001 per share ("Common Stock") and may acquire additional shares of Common Stock;

  WHEREAS, the Company and Monsanto have agreed that the Company shall, at the request of a Holder (as hereafter defined), register under the Securities Act of 1933, as amended ("Securities Act"), and register or qualify under any applicable state securities or blue sky laws the Common Stock of the Company acquired or to be acquired by Holder so as to permit a Holder to sell such Common Stock in the public markets; and

  WHEREAS, the Company and Monsanto have agreed on certain restrictions and obligations with respect to the management and operation of the Company, Calgene and Tomato Investment Associates, Inc., a Delaware corporation ("Tomato Associates").

  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and Monsanto hereby agree as follows:

                                   ARTICLE 1

                           Effect of this Agreement

  1.1 Effect of this Agreement. Effective upon the date hereof, and subject only to the conditions set forth herein, all provisions relating to the granting of registration rights and covenants related thereto made by the Company and Monsanto shall be contained in this Agreement. The registration rights and covenants provided herein set forth the sole and entire agreement between the Company and Monsanto on the subject matter of registration rights.

                                   ARTICLE 2

                        Compliance with Securities Act

  2.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings (all terms defined in this Article 2 or in other provisions of this Agreement in the singular shall have the same meaning when used in the plural and vice versa):

  "Affiliate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

  "Associate" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

  "Board" or "Board of Directors" means the Board of Directors of the Company except where the context otherwise requires.

  "Calgene" has the meaning set forth in the recitals herein.

  "Calgene Board" means the Board of Directors of Calgene.

  "Calgene Director" means a member of the Calgene Board.

  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

  "Common Stock" means the Common Stock, $.001 par value, of the Company.

  "Company" has the meaning set forth in the first paragraph hereof.

  "Company Credit Facility" means the Holding Company Credit Facility Agreement made as of even date herewith between the Company and Monsanto.

  "Company Director" means an Independent Director who is designated for such position by the Company in accordance with Section 4.1 hereof.

  "Company Management Director" means a Director who is either the Chief Executive Officer or Chief Operating Officer of the Company (or, if the Chief Executive Officer is the Chief Operating Officer or if there is no Chief Operating Officer, then the next most highly ranking executive officer of the Company).

  "Company Securities" has the meaning set forth in Section 3.1 hereof.

  "Control Securities" means securities of the Company, other than Restricted Securities, owned by a Holder at the time such Holder would be deemed to be an Affiliate of the Company.

  "Credit Facilities" means the Company Credit Facility and the Gargiulo Credit Facility.

  "Director" means a member of the Board of Directors of the Company.

  "Effective Date" means the Closing Date as defined in the Reorganization Agreement.

  "Employment Agreements" has the meaning set forth in Section 6.9 hereof.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Equity Security" means (i) any Common Stock or other Voting Stock, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other Voting Stock or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other Voting Stock.

  "Financial Purchaser" means a Person (i) purchasing Company Securities from Monsanto for investment purposes or otherwise in the ordinary course of business and not for the purpose nor with the effect of changing or influencing the control of the Company and (ii) which Person is not already primarily in the same lines of business as the Company.

  "Gargiulo" means Gargiulo, G.P. and Gargiulo, L.P. as such entities existed prior to the Effective Date.

  "Gargiulo Business" means the business transacted by Tomato Associates after the Effective Date, which business was transacted by Gargiulo prior to the Effective Date.

  "Gargiulo Credit Facility" means the Gargiulo Credit Facility Agreement made as of even date herewith between the Company and Monsanto.

  "Gargiulo, G.P." means Gargiulo G.P., Inc., a Delaware corporation.

  "Gargiulo, L.P." means Gargiulo, L.P., a Delaware limited partnership.

  "hereto", "hereunder", "herein", "hereof" and the like mean and refer to this Agreement as a whole and not merely to the specific article, section, paragraph or clause in which the respective word appears.

  "Holder" means Monsanto and, subject to Section 2.9 hereof and except for purposes of Article 3 hereof, any subsequent holder of outstanding Registrable Securities.

  "Indemnified Party" has the meaning set forth in Section 2.6(c) hereof.

  "Indemnifying Party" has the meaning set forth in Section 2.6(c) hereof.

  "Independent Director" means a Director or Calgene Director (i) who is not and has never been an officer or employee of Calgene, the Company, any Affiliate or Associate of Calgene or the Company or of a Person that derived five percent (5%) or more of its revenues or earnings in its most recent fiscal year from transactions involving Calgene, the Company or any Affiliate or Associate of Calgene or the Company, (ii) who is not and has never been an officer or employee of Monsanto, any Affiliate or Associate of Monsanto or of a Person that derived more than five percent (5%) of its revenues or earnings in its most recent fiscal year from transactions involving Monsanto or any Affiliate or Associate of Monsanto, (iii) who is not and never has been an officer or employee of Gargiulo, any Affiliate or Associate of Gargiulo or of a Person that derived more than five percent (5%) of its revenues or earnings in its most recent fiscal year from transactions involving Gargiulo or any Affiliate or Associate of Gargiulo, (iv) who has no affiliation, compensation, consulting or contracting arrangement with Calgene, the Company, Monsanto, Gargiulo or their respective Affiliates or Associates or any other Person such that a reasonable person would regard such Director as likely to be unduly influenced by management of Calgene, the Company or Monsanto, respectively (provided, however, that no Person shall be regarded as being unduly influenced by the management of Monsanto merely because such Person serves or previously served as a director of Monsanto or any Affiliate or Associate of Monsanto), and (v) who has an outstanding reputation for personal integrity and distinguished achievement in areas relevant to the Company. Notwithstanding the foregoing, no member of the immediate family of any Person who does not qualify to be an Independent Director by reason of clause (i),
(ii), (iii) or (iv) above shall be considered an Independent Director. For purposes of the preceding sentence, the term "immediate family" shall have the same meaning as set forth in Item 404(a) of Regulation S-K.

  "Monsanto" has the meaning set forth in the first paragraph hereof.

  "Monsanto Management Director" means a Director or Calgene Director who is designated for such position by Monsanto in accordance with Section 4.1 hereof and who is or was an employee of Monsanto.

  "Monsanto Director" means a Director or Calgene Director, including any Monsanto Management Director, who is designated for such position by Monsanto in accordance with Section 4.1 hereof.

  "New Percentage Ownership" has the meaning set forth in Section 3.6(d) hereof.

  "Non-Financial Purchaser" means a Person, other than a Financial Purchaser, purchasing Company Securities from Monsanto.

  "Operating Plan" has the meaning set forth in Section 4.4(a)(ix) hereof.

  "Other Selling Stockholders" has the meaning set forth in Section 2.2(c) hereof.

  "Percentage Interest" means the percentage of outstanding Voting Stock that is controlled directly or directly by Monsanto and its Affiliates.

  "Person" means a corporation, association, partnership, joint venture, limited liability company, individual, trust, unincorporated organization, a government agency or political subdivision thereof and any other entity.

  "Preliminary Prospectus" means a preliminary prospectus as contemplated by Rule 430 or 430A under the Securities Act included at any time in the Registration Statement.

  "Pre-Offering Percentage" has the meaning set forth in Section 3.1 hereof.

  "Prospectus" means (i) the prospectus as first filed with the Commission pursuant to Rule 424(b) under the Securities Act or, (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the effective date thereof or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, under the Securities Act) is filed with the Commission pursuant to Rule 424(b)(7) under the Securities Act, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the Commission prior to the time the Registration Statement became effective, taken together (including, in each case, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act), together with any supplement to any of the foregoing.

  "Registration Statement" means any registration statement of the Company filed under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus relating thereto and all amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated or deemed to be incorporated by reference in such registration statement.

  "Registrable Securities" means shares of Common Stock issued or issuable pursuant to the Transaction Agreements and all such other securities of the Company acquired by a Holder.

  "Register", "Registered" and "Registration", whether or not capitalized, mean and refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such Registration Statement.

  "Registration Expenses" means all expenses incurred by the Company in compliance with this Article 2, including, without limitation, all registration fees, qualification fees, filing fees, advertising and road show expenses (excluding advertising and road show expenses incurred by a Holder), printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

  "Reorganization Agreement" has the meaning set forth in the recitals herein.

  "Requesting Holder" means a Holder requesting any registration pursuant to
Section 2.2 hereof.

  "Restricted Securities" means the securities of the Company acquired by a Holder from the Company or an Affiliate of the Company otherwise than pursuant to a public offering.

  "Section 16 Officers" has the meaning set forth in Section 4.3(b)(iii) hereof.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

  "Strategic Plan" has the meaning set forth in Section 4.4(a)(ix) hereof.

  "Subsidiary" has the same meaning as in Rule 12b-2 promulgated under the Exchange Act.

  "Substantial Part" means more than ten percent (10%) of the total consolidated assets of the Company as shown on the Company's consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is made.

  "Tomato Associates" has the meaning set forth in the recitals herein.

  "Transaction Agreements" has the meaning set forth in the Reorganization Agreement.

  "Trigger Event" means the earlier of any time that (i) Monsanto's Percentage Interest is at least fifty-five percent (55%) or (ii) the Company elects to convert borrowings made from Monsanto into Equity Securities and Monsanto's Percentage Interest is at least fifty percent (50%) after such conversion.

  "Two Senior Gargiulo Officers" has the meaning set forth in Section 5.3 hereof.

  "Unaffiliated Equity Holders" means holders of Equity Securities other than Monsanto or any of its Affiliates.

  "Voting Stock" means securities having the right to vote generally in any election of Directors of the Company (other than solely by reason of the occurrence of an event).

  2.2 Requested Registration.

  (a) Request for Registration. Holders of Registrable Securities shall have the right to request (with such requests in writing and stating the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders) up to two (2) registrations on Form S-3 (and up to two (2) additional registrations on Form S-3 for each conversion of outstanding principal or interest into shares of Common Stock upon the occurrence of an "Event of Default" under the Company Credit Facility or the Gargiulo Credit Facility (as defined in each such Credit Facility, respectively)) at the Company's expense and an unlimited number of additional registrations on Form S-3 at the selling Holder's expense, provided that the requests for additional registrations are made by Holders of at least ten percent (10%) of the Registrable Securities, subject only to the following:

    (i) The Company shall not be required to effect a registration pursuant to this Section 2.2 prior to September 30, 1998, unless an Event of Default has occurred and is continuing under the Company Credit Facility or under the Gargiulo Credit Facility, in which event the Company shall be required to effect a registration pursuant to this Section 2.2 at any time upon the request of a Holder with respect to any shares of Common Stock issued to a Holder upon conversion of outstanding principal or accrued interest under either the Company Credit Facility or the Gargiulo Credit Facility after the occurrence of an Event of Default under either of such agreements.

    (ii) The Company shall not be required to effect a registration pursuant to this Section 2.2 within one hundred eighty (180) days after the effective date of the last such registration pursuant to this Section 2.2.

    (iii) The Company shall not be required to effect a Registration Statement in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

    (iv) The Company shall not be required to effect a Registration Statement for a period of not more than ninety (90) days immediately following the delivery of a certificate signed by the President of the Company to the Requesting Holders stating that, in the good-faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed on or before the date filing would otherwise be required hereunder; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period and the Company may not exercise this right based on the fact that the Company has recently registered any of its securities for the account of a security holder or holders exercising their respective demand registration rights.

  If the Company cannot qualify for registration on Form S-3, then the Company shall effect any registration required or requested by the Holder on Form S-1, or such other appropriate form, in which event this Section 2.2 shall apply in all respects as if the words "Form S-3" were replaced by the words "Form S-1" or the appropriate designation for such other form.

  (b) Notice of Inclusion. The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.2 and shall provide a reasonable opportunity for other Holders to participate in the registration; provided, however, that, if the registration is for an underwritten offering, then the terms of Section 2.2(c) hereof shall apply to all participants in such offering. Subject to the foregoing, the Company shall use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

  (c) Underwriting. If the Requesting Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2, and the Company shall include such information in the written notice referred to in Section 2.2(b) hereof. The right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested and to the extent provided herein.

  The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters of recognized national standing, selected for such underwriting by a majority in interest of the Requesting Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the representative advises the Requesting Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Requesting Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

  If any Holder of Registrable Securities disapproves of the terms of the underwriting, then such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Requesting Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that, if, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used to determine the underwriter limitation in this Section 2.2(c).

  If the underwriter has not limited the number of Registrable Securities to be underwritten, then the Company and its executive officers, and such other Persons as are determined by the Board of Directors, their successors, and their assigns ("Other Selling Stockholders"), may include securities for their own account in such registration if the underwriter so agrees and if the number of Registrable Securities held by the Holders that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the Registrable Securities will be sold. To the extent that the underwriter wishes to limit the number of shares to be included in the registration on behalf of the Company and the Other Selling Stockholders, the shares of Common Stock to be registered held by the Other Selling Stockholders shall be excluded from such offering prior to excluding any shares held by the Company and those held by the Company shall be excluded prior to excluding any Registrable Securities held by the Holders.

  2.3 Company Registration.

  (a) Notice and Inclusion. If, at any time after September 30, 1998, the Company shall determine to register any of its securities for its own account, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, the Company shall:

    (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, within twenty (20) days after receipt of the written notice from the Company, by any Holder or Holders.

  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering by the Company of its securities through an underwriting, then the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.3(a)(i) hereof. In such event, the right of any Holder to registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, and all the Other Selling Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, then the underwriter may exclude from such registration and underwriting some or all of the Registrable Securities held by the Holders or the stock held by Other Selling Stockholders in accordance with this Section 2.3(b). The Company shall so advise all Holders and all Other Selling Stockholders distributing their securities through such underwriting, and (i) as to the first registration in which Holders are entitled to participate pursuant to this Section 2.3, the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders thereof on the basis that shares held by all the Other Selling Stockholders who are not Holders shall first be excluded to the extent required and, if further exclusion is necessary, shares held by the selling Holders shall then be excluded; provided, however, that, as among the respective Other Selling Stockholders as a group on the one hand and the Holders as a group on the other hand suffering such exclusion, the exclusion shall be in proportion, as nearly as practicable, to the amount of securities entitled to inclusion in such registration held by each of the Other Selling Stockholders as a group and each of the Holders at the time of filing the Registration Statement; and (ii) as to all subsequent registrations, the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Other Selling Stockholders and the Holders in proportion, as nearly as practicable, to the respective amounts of securities entitled to inclusion in such registration held by all such Other Selling Stockholders and Holders at the time of filing the Registration Statement. For purposes of the apportionment provisions in clause (i) above, for any selling Holder that is a partnership or corporation, the partners, retired partners, and shareholders of such Holder, the estate and family members of such partners and retired partners, and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro rata reduction with respect to such selling Holder shall be based upon the aggregate number of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence. If any Other Selling Stockholder or Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

  2.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Article 2 shall be borne by the Company; provided, however, that the Registration Expenses for the fifth and all subsequent registrations under
Section 2.2(a) hereof requested by the Holders shall be borne by the requesting Holders pro rata on the basis of the number of their shares so registered. All Selling Expenses relating to the securities registered by Holders and, if applicable, Other Selling Stockholders, and fees and disbursements of counsel, shall be borne by the Holders or the Other Selling Stockholders, as the case may be, of such securities pro rata on the basis of the number of their shares so registered.

  2.5 Registration Procedures.

  (a) Company shall use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such United States jurisdictions as Holder shall reasonably request and do any and all acts and things which may be necessary or desirable to enable Holder to consummate the public sale or other disposition in such jurisdictions; provided, however, that Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions.

  (b) The Company represents and warrants that, on the date of its effectiveness, the Registration Statement will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder, including without limitation Rule 415; on the date of its effectiveness, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; provided, however, that no representation is made by Company with respect to information relative to any Holder; and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made by Company with respect to information relative to any Holder.

  (c) If, at any time or times while the Registration Statement is effective, Company notifies Holder that a development has occurred or is pending which, based upon consultation with Company's legal counsel, Company reasonably believes may cause the then current Prospectus not to be in compliance with applicable securities laws, then Holder shall refrain from delivering the Prospectus and from making any offers or sales of Registrable Securities requiring the delivery of the Prospectus until such time as Company either notifies Holder that the Prospectus complies with such laws or delivers an amended Prospectus in replacement of the deficient Prospectus. Company shall use its reasonable best efforts to minimize the time during which Holder must so refrain, and no more than one (1) such period of refrain shall be imposed during any period of one hundred eighty (180) days.

  (d) At least two (2) business days prior to the initial filing of the Registration Statement or Prospectus and no fewer than two (2) business days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), Company shall furnish Holder, its legal counsel and the managing underwriter, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to review of Holder, its legal counsel and such underwriters, if any, and Company shall cause its officers and directors and the independent certified public accountants to Company to respond to such inquiries as shall be necessary, in the opinion of respective counsel to Company and any such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto to which Holder, its legal counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (i.e., within two (2) business days of receipt thereof).

  (e) Company shall promptly notify Holder when the Registration Statement is declared effective; notify Holder of any stop-order or similar proceeding by the Commission or any state securities authority; and furnish such number of Prospectuses, Prospectus supplements and other documents incident thereto as Holder from time to time may reasonably request.

  (f) In the event of any breach by Company of the provisions of Section 2.2, 2.3, 2.4 or 2.5, the parties agree that Holder will suffer irreparable harm. Accordingly, the parties agree that the provisions of Sections 2.2, 2.3, 2.4 and 2.5 are specifically enforceable by Holder and that Holder shall be entitled to temporary and permanent injunctive relief against Company and the other rights and remedies to which Holder may be entitled to at law, in equity or under this Agreement for any such breach.

  2.6 Indemnification.

  (a) Indemnification by the Company. The Company shall indemnify each Holder with respect to which registration, qualification or compliance has been effected pursuant to this Article 2, each of its officers, directors, employees, agents and partners, each Person controlling such Holder within the meaning of Section 15 of the Securities Act, each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular or other document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. The Company shall reimburse each such Holder, each of its officers, directors, employees, agents and partners, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense, claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability, action or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

  (b) Indemnification by the Holders. To the extent set forth in the second sentence of this Section 2.6(b), each Holder shall, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees and agents, each underwriter, if any, of the Company's securities covered by such a Registration Statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, each of such other Holder's officers, directors, employees, agents and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact made by the Holder and contained in any such Registration Statement, Prospectus, offering circular or other document, or any amendment or supplement thereto or incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be made by the Holder and stated therein or necessary to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with such registration, qualification or compliance as a result of any statement (or based on any omission to state or alleged omission) required to be made by such Holder. Each such Holder shall reimburse the Company, such other Holders, directors, officers, employees, agents, partners, Persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such expense, claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished by the Holder to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein in connection with the particular registration, qualification or compliance involved.

  (c) Notice. Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its own expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section
2.6 unless such failure resulted in detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

  2.7 Information by Holder. Each Holder or Holders of Registrable Securities in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing but only to the extent as shall be required in connection with any registration, qualification or compliance referred to in this Article 2.

  2.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities or Control Securities to the public without registration, the Company agrees to:

    (a) Use its best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

    (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

    (c) For so long as a Holder owns any Restricted Securities or Control Securities, furnish to the Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act,
  (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

    (d) When any Holder qualifies under Rule 144 for the unrestricted right of sale under Rule 144, the Company shall, upon written request of such Holder (such request to include sufficient detail as to establish how the Holder so qualifies under Rule 144), promptly remove any restrictive legend that may have been placed on any Restricted or Control Securities and issue Common Stock of the Company free of such restrictive or other legends.

  2.9 Transfer of Registration Rights. The rights to cause the Company to register the Registrable Securities granted to each Holder by the Company under Sections 2.2 and 2.3 hereof may be transferred or assigned to a transferee or assignee in connection with the transfer or assignment of not less than one million (1,000,000) shares of the Registrable Securities; provided, however, that the Company shall be entitled to notice of any such transfer of registration rights within thirty (30) days of the date such transfer is effected.

  2.10 Limitations on Subsequent Registration Rights. No owner or prospective owner of securities of the Company shall have any registration rights other than as set forth in this Agreement. The Company shall not, without the prior written consent of the Holders (which consent shall not be unreasonably withheld) of not less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then held by Holders, enter into any agreement with any owner or prospective owner of any securities of the Company that would allow such owner or prospective owner to include such securities in any registration filed under this Article 2 if such inclusion would adversely affect the rights of any Holder.

  2.11 Termination of Registration Rights. The registration rights granted pursuant to this Article 2 shall terminate as to each Holder at such time as
(a) all Registrable Securities can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 supported by a written opinion of legal counsel for the Company, which opinion shall be reasonably satisfactory in form and substance to legal counsel for such Holders, and (b) all accrued interest and principal under the Company Credit Facility and the Gargiulo Credit Facility has been repaid in full or converted into Common Stock of the Company (and such Common Stock can be sold as provided in (a) above).

  2.12 "Market Stand-off" Agreement. Each Holder hereby agrees that, to the extent requested by the Company and an underwriter of a sale of Common Stock (or other securities) of the Company for the account of the Company and not for the account of a security holder or holders exercising their respective demand registration rights, it shall not sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any Registrable Securities during the ninety (90) day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that all officers and directors of the Company, all Other Selling Stockholders and all other Persons with registration rights (whether or not pursuant to this Agreement) shall enter into similar agreements. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such ninety (90) day period.

                                   ARTICLE 3

                 Anti-Dilution Rights and Limitations on Owner

  3.1 Anti-Dilution Rights. If, at any time after the Effective Date, Company agrees to sell shares of its Common Stock or other Voting Stock ("Company Securities") in a private or public offering (other than Company Securities issued pursuant to the Company's stock option plans), Holder shall have the right, but not the obligation, to acquire all or any portion of the Company Securities sufficient for Holder to maintain, after the offering, the same percentage of ownership of issued and outstanding Company Securities that Holder possessed immediately prior to the offering (the "Pre-Offering Percentage"). With respect to the issuance of Company Securities pursuant to the Company's stock option plans, Holder shall have a right to maintain its percentage ownership of issued and outstanding Company Securities by making open market purchases as provided in Section 3.5 hereof.

  3.2 Private Offering. With respect to a private offering, other than pursuant to a Company stock option plan, Company shall, within five (5) business days after the execution of any agreement entered into in connection with such private offering, notify Holder in writing of the proposed offering and provide Holder with copies of all related documentation, including, for example, any letter of intent and the final contract. Holder shall have twenty
(20) business days from the date of receipt of Company's notice in which to advise Company whether Holder elects to exercise its rights under Section 3.1 hereof. If Holder does not respond, or if Holder indicates that it will not exercise its rights, Holder shall be considered irrevocably to have waived its rights under Section 3.1 hereof with respect to such specific private offering. If Holder timely advises Company that Holder will exercise its rights under Section 3.1 hereof, Holder shall have the right to acquire all or any portion of the necessary amount of the Company Securities to maintain Holder's Pre-Offering Percentage at the price or value of the consideration specified in the private offering agreement entered into between Company and the purchaser. Closing shall be in accordance with the terms of the private offering agreement, and Holder shall make such investment representations to Company and shall provide Company with such other documentation at closing as is reasonably required by Company to comply with applicable securities laws.

  3.3 Public Offering. With respect to a public offering, Company shall notify Holder no later than five (5) business days after Company has entered into a letter of intent with its underwriters, and shall provide Holder with a copy of the letter of intent. Holder shall have twenty (20) business days from the date of receipt of Company's notice in which to advise Company whether Holder elects to exercise its rights under Section 3.1 hereof. If Holder does not respond or if Holder indicates that it will not exercise its rights, Holder shall be considered irrevocably to have waived its rights under Section 3.1 hereof with respect to the public offering. If Holder timely advises Company that Holder desires to retain its rights under Section 3.1 hereof, then, when Company files a Registration Statement containing a Preliminary Prospectus with the Commission, Company shall provide Holder with copies of the Preliminary Prospectus and all subsequent amendments. Holder shall have twenty
(20) business days from its receipt of the Preliminary Prospectus in which to exercise its rights under Section 3.1 hereof by making an offer to acquire all or any portion of the necessary amount of Company Securities to maintain Holder's Pre-Offering Percentage based on the price, less all Selling Expenses, and the other terms contained in the final Prospectus. No such offer to buy shall be accepted prior to the time that the Registration Statement becomes effective. The Registration Statement shall indicate that Holder has anti-dilution rights to purchase Company Securities on the terms offered to the public.

  3.4 Limitations. Notwithstanding the preceding provisions of this Article 3, Company shall not be required to issue any fractional shares as a result of Holder's exercise of its rights under Section 3.1 hereof.

Company shall not be required to transfer any Company Securities to Holder under this Article 3 if to do so would result in the violation of any applicable law, rule or regulation.

  3.5 Open Market Purchases to Maintain Ownership Percentage. Notwithstanding any other provision hereof, at any time after the Effective Date, Holder may make such open market purchases of Company Securities as are necessary to maintain Holder's percentage of ownership of issued and outstanding Company Securities at forty-nine and nine-tenths percent (49.9%) (or such higher percentage as may be permitted under Section 3.6 hereof) or to increase its percentage of ownership of issued and outstanding Company Securities to forty-nine and nine-tenths percent (49.9%) (or such higher percentage as may be permitted under Section 3.6 hereof). With respect to the issuance of Company Securities pursuant to a Company stock option plan or any warrant, conversion right or other option, Company shall notify Holder no later than ten (10) calendar days after the end of each calendar quarter and within ten (10) calendar days of the record date for a shareholder meeting and for dividend payments for Company Securities of the number of shares and issuance price of Company Securities issued pursuant to Company's stock option plans or any warrant, conversion right or other option subsequent to the last notice given pursuant to this Section 3.5 so as to enable Holder to make open market purchases of Company Securities as permitted under this Section 3.5.

  3.6 Limitations on Holder's Ownership. Except for purchases of Company Securities made in accordance with this Article 3, during the term of this Agreement, Holder shall not directly or indirectly acquire any Company Securities except as follows:

    (a) Prior to the first anniversary of the Effective Date, Holder shall not increase its percentage of ownership of issued and outstanding Company Securities above forty-nine and nine-tenths percent (49.9%) except through one (1) or more of the following:

      (i) Conversion of principal and/or interest under the Company Credit Facility or the Gargiulo Credit Facility into shares of Common Stock;

      (ii) Issuance of Company Securities in an asset sale by Holder to Company; and

      (iii) A tender offer by Holder for no less than one hundred percent (100%) of the publicly-traded Company Securities at a price approved by the disinterested Directors of Company and based upon a fairness opinion delivered to the Board of Directors of the Company by an investment banking firm.

    (b) On and after the first anniversary of the Effective Date until the earlier of September 30, 1998, or the third anniversary of the Effective Date, Holder shall not increase or further increase its ownership of issued and outstanding Company Securities above forty-nine and nine-tenths percent (49.9%) except through one (1) or more of the following:

      (i) Conversion of principal and/or interest under the Company Credit Facility or the Gargiulo Credit Facility into shares of Common Stock;

      (ii) Issuance of Company Securities in an asset sale by Holder to Company; and

      (iii) A tender offer by Holder to increase its ownership to seventy percent (70%) or more of the issued and outstanding Company Securities at a price approved by the disinterested Directors of Company and based upon a fairness opinion delivered to the Board of Directors of the Company by an investment banking firm; provided, however, that, if Holder makes a tender offer to increase its ownership to more than eighty percent (80%) of the issued and outstanding Company Securities, such tender offer must be for one hundred percent (100%) of the publicly traded Company Securities.

    (c) After the earlier of September 30, 1998, or the third anniversary of the Effective Date, Holder may increase its ownership of Company Securities through open market purchases or otherwise.

    (d) If, at any time after the Effective Date, Holder shall elect to increase its percentage of ownership of issued and outstanding Company Securities above forty-nine and nine-tenths percent (49.9%) as provided in paragraphs (a) and/or (b) above (such increased percentage hereafter being the "New Percentage Ownership"), then thereafter Holder may make such open market purchases of Company Securities as are necessary to maintain such New Percentage Ownership or to increase its percentage of ownership of issued and outstanding Company Securities to such New Percentage Ownership.

    (e) Holder shall not be required to dispose of any Company Securities if Holder's percentage ownership of Company Securities is increased as a result of any recapitalization by Company or any other action taken by Company.

  3.7 Limitations on Holder's Resale of Company Securities. Holder shall not directly or indirectly sell any Company Securities (other than to an Affiliate of Holder) except as follows:

    (a) On and after the first anniversary of the Effective Date until the earlier of September 30, 1998, or the third anniversary of the Effective Date, Holder may sell Company Securities (i) as part of a joint venture, merger or sale of all or substantially all of its current Crop Protection business unit, as such business may be subsequently renamed or reorganized, or (ii) pursuant to a tender offer by a third party to the shareholders of Company.

    (b) After the earlier of September 30, 1998, or the third anniversary of the Effective Date, in addition to the rights to sell Company Securities set forth in paragraph (a) above, Holder may sell Company Securities (i) in a registered public offering pursuant to the registration rights granted to Holder under this Agreement, (ii) through sales pursuant to Rule 144 under the Securities Act, (iii) through sales of not more than ten percent (10%) of the total issued and outstanding Company Securities to a Non-Financial Purchaser, or (iii) through sales to a Financial Purchaser.

    (c) After the earlier of September 30, 1999, or the fourth anniversary of the Effective Date, in addition to the rights to sell Company Securities as set forth in paragraphs (a) and (b) above, Holder may sell Company Securities through a private sale of thirty-five percent (35%) or more of the total issued and outstanding Company Securities to a Non-Financial Purchaser under circumstances where such third party assumes the applicable and proportionate rights and obligations of Holder under this Agreement and the other Transaction Agreements.

    (d) Notwithstanding the foregoing, at any time after the Effective Date, Holder may sell Company Securities issued to Holder upon conversion by Holder of principal or accrued interest under either of the Credit Facilities after the occurrence of an Event of Default under either of such Credit Facilities.

                                   ARTICLE 4

                   Company and Calgene Corporate Governance

  4.1 Composition of the Board of Directors and Calgene Board. The composition of the Board of Directors and of the Calgene Board and manner of selecting members thereof shall be as follows:

    (a) At and after the Effective Date, each of the Board of Directors and the Calgene Board shall be comprised of nine (9) directors. The number of such Directors and Calgene Directors may be increased only in accordance with Section 4.1(c) or Section 4.4(a)(xii) hereof. The parties agree that the composition of, and the governance provisions relating to, the Board of Directors and the Calgene Board shall be identical, and that the provisions of this Section 4.1 set forth below and of Sections 4.3(c) and 4.3(d) hereof shall be deemed to apply equally to the Calgene Board and Calgene Directors. Accordingly, when applied to the Calgene Board, the term "Director" shall be deemed to mean "Calgene Director", the term "Company", whether used alone or as a modifier, shall be deemed to mean "Calgene", and the term "Board of Directors" shall be deemed to mean "Calgene Board".

    (b) At the Effective Date and until the occurrence of a Trigger Event, the Board of Directors shall consist of two (2) Company Management Directors, three (3) Company Directors designated by the Company, and four
  (4) Directors designated by Monsanto, at least one (1) of which is an Independent Director (consistent with Monsanto's current intent, the Directors to be designated by Monsanto (other than the Independent Director) will initially be Hendrik A. Verfaillie, Robert T. Fraley and Jeffrey D. Gargiulo).

    (c) At and after the occurrence of a Trigger Event, the Board of Directors shall be comprised of eleven (11) Directors and Monsanto shall, subject to paragraph (d) below, have the right to designate two (2) additional Directors for a total of six (6) Directors.

    (d) At any time that Monsanto's Percentage Interest is at least seventy percent (70%), (i) Monsanto shall have the right to designate eight (8) Directors, to consist of the two (2) Company Management Directors and six
  (6) other Monsanto Directors (including at least one (1) Independent Director) and (ii) the Company shall have the right to designate three (3) Independent Directors. At such time as Monsanto's Percentage Interest is at least ninety-nine percent (99%), Monsanto shall have the right to designate all of the Directors.

    (e) Notwithstanding anything in the foregoing paragraphs (b), (c) and (d) to the contrary, (i) at any time Monsanto's Percentage Interest is less than forty percent (40%) but at least twenty percent (20%), Monsanto shall have the right to designate three (3) Directors, (ii) at any time Monsanto's Percentage Interest is less than twenty percent (20%) but at least ten percent (10%), Monsanto shall have the right to designate two (2) Directors and (iii) at any time Monsanto's Percentage Interest is less than ten percent (10%) but at least five percent (5%), Monsanto shall have the right to designate one (1) Director. If, at any time, Monsanto's Percentage Interest is less than five percent (5%), Monsanto shall not have the right to designate any Director. At any such time, all other Directors, other than the Company Management Directors, shall be designated by the Company.

    (f) The Independent Directors to be designated by the Company from time to time shall be designated by action of a majority of the Company Directors then in office. In the event that no Company Directors are in office at such time, such Independent Directors shall be designated by a majority of the Independent Directors then in office; provided, however, that the holders of a majority of the outstanding Voting Stock held by Unaffiliated Equity Holders shall be entitled to nominate and elect Company Directors in lieu of any individuals so designated to be such Company Directors by a majority of the Company Directors.

    (g) The Company and Monsanto, respectively, shall have the right to designate any replacement for a Director designated in accordance with this
  Section 4.1 by the Company or Monsanto, respectively, upon the death, resignation, retirement, disqualification or removal from office for cause of such Director. Such replacement for any Independent Director shall also be an Independent Director unless, in the case of a replacement of a Monsanto Director, the Monsanto Directors include more than the required number of Independent Directors. The Board of Directors shall elect each person so designated by Monsanto or the Company pursuant to this paragraph
  (g). In addition, the Board of Directors shall elect the Company's Chief Executive Officer or Chief Operating Officer to replace such officer's predecessor in office as a Company Management Director.

    (h) In the event that, at any time after the Effective Date, the number of Monsanto Directors on the Board of Directors differs from the number that Monsanto has the right (and wishes) to designate pursuant to this
  Section 4.1, (i) if the number of Monsanto Directors exceeds such number, Monsanto shall promptly take all appropriate action to cause to resign that number of Monsanto Directors as is required to make the remaining number of such Monsanto Directors conform to this Section 4.1 or (ii) if the number of Monsanto Directors otherwise is less than such number, the Company shall promptly take all necessary action to create sufficient vacancies on the Board of Directors to permit Monsanto to designate the full number of Monsanto Directors which it is entitled (and wishes) to designate pursuant to this Section 4.1 (such action to include seeking the resignation or removal of Directors or, at the request of Monsanto, calling a special meeting of the stockholders of the Company for the purpose of removing Directors to create such vacancies to the extent permitted by applicable law). Upon the creation of any vacancy pursuant to the preceding sentence, Monsanto shall designate the person to fill such vacancy in accordance with this Section
  4.1 and the Board of Directors shall elect each person so designated. Notwithstanding the foregoing, at each annual meeting of the stockholders of the Company, Monsanto shall be entitled to designate such number of Directors as Monsanto is otherwise entitled under this Section 4.1.

    (i) Notwithstanding anything herein to the contrary, no individual who is an officer, director, employee, agent, partner or principal stockholder of any competitor of the Company or any of its Affiliates (other than Monsanto and its Affiliates) or any competitor of Monsanto or any of its Affiliates (other than the Company) shall serve as a Director without the unanimous consent of the Board.

    (j) In the event that, at any time after the Effective Date, Monsanto desires to remove any Monsanto Director with or without cause and Monsanto is unable to procure the resignation of such Monsanto Director, then, upon the request of Monsanto, the Board of Directors shall promptly call a special meeting of stockholders of the Company for purposes of removing such Monsanto Director. In the event that, at any time after the Effective Date, the Company desires to remove any Company Director with or without cause and the Company is unable to procure the resignation of such Company Director, then, upon the request of a majority of the Company Directors then in office (or, in the event no Company Directors are then in office, upon the request of a majority of the Independent Directors then in office), the Board of Directors shall promptly call a special meeting of stockholders of the Company for purposes of removing such Company Director. In the event that, at any time after the Effective Date, the Chief Executive Officer's or Chief Operating Officer's employment with the Company is terminated for any reason, then upon the request of either Monsanto or a majority of the Company Directors then in office (or, in the event no Company Directors are then in office, upon the request of a majority of the Independent Directors then in office), the Board of Directors shall promptly call a special meeting of stockholders of the Company for purpose of removing such person as a Company Management Director.

4.2. Solicitation and Voting of Shares.

  (a) The Company shall use its best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the Company Management Directors and the nominees designated in accordance with Section 4.1 hereof or the removal of any Director pursuant to Section 4.1(h) or 4.1(j) hereof.

  (b) In any election of Directors or any meeting of the stockholders of the Company called expressly for the removal of Directors, so long as the Board of Directors includes (and will include after any such removal) the number of Monsanto Directors contemplated by Section 4.1 hereof and so long as such meeting is properly called and Monsanto is properly notified in accordance with the Company's by-laws and certificate of incorporation, Monsanto and its Affiliates shall attend such meeting for purposes of establishing a quorum and shall vote all their shares of Voting Stock (i) in favor of any nominee or Director designated in accordance with Section 4.1 hereof, (ii) in favor of removal of any Director as contemplated by Section 4.1(h) or 4.1(j) hereof, and (iii) otherwise against the removal of any Director designated in accordance with Section 4.1 hereof (other than in cases of removal of a Director for cause); provided, however, that, if Monsanto and its Affiliates elect to cumulate their votes in accordance with the Company's by-laws and certificate of incorporation, then, in any vote electing Monsanto Directors, Monsanto and its Affiliates may cast all of their votes in favor of one (1) or more of the Monsanto Directors designated by Monsanto and in any vote with respect to the removal of a Monsanto Director, Monsanto and its Affiliates may cast all or any portion of their votes either in favor or against the removal of any Monsanto Director unless a Monsanto Director is otherwise required to be removed in accordance with Section 4.1(h) hereof. In any other matter submitted to a vote of the stockholders of the Company, Monsanto and its Affiliates may vote any or all of their shares in their sole discretion.

  (c) Monsanto agrees that it will, and will cause any of its Subsidiaries (other than the Company and its Subsidiaries) to, take all action as a stockholder of the Company or as is otherwise reasonably within its control, as necessary to effect the provisions of this Agreement; provided, however, that, if Monsanto cannot so take actions to give effect to all of the provisions of this Agreement, it may first take actions to ensure that it receives all of its benefits hereunder and then, to the extent possible, to give effect to the provisions in favor of the Company.


  4.3. Committees.

  (a) The Board of Directors shall establish, empower and maintain the committees of the Board of Directors contemplated by this Section 4.3.

  (b) The following committees shall be established, empowered and maintained by the Board of Directors at all times during the term of this Agreement:

    (i) an Audit Committee, consisting of at least three (3) of the Company's Independent Directors, which committee shall be authorized and empowered to cause an audit to be performed of the Company and each of its Subsidiaries;

    (ii) until the occurrence of a Trigger Event, a Retention/Replacement Committee, consisting of the Independent Directors then serving on the Board, responsible for the retention and/or replacement of all of the executive officers of the Company, to be based on the financial and behavioral criteria established by the Retention/Replacement Committee; in the event that such committee decides to replace any executive officer, Monsanto shall have the right to nominate a replacement for such executive officer for consideration by the committee along with any other candidates identified by such committee; the rights of the Retention/Replacement Committee shall be subject to the provisions set forth in Section 4.4(a)(viii) hereof;

    (iii) a Compensation Committee, responsible, among other things, for recommending to the Board of Directors, for approval by a majority of the Board of Directors, (a) the adoption and amendment of all employee benefit plans and arrangements, (b) the engagement of, terms of any employment agreements and arrangements with, and termination of, all persons designated by the Company as "officers" for purposes of Section 16 of the Exchange Act ("Section 16 Officers"), (c) the policies, limitations and procedures under which the Stock Option Plan Administration Committee shall operate and (d) the granting under the Company's employee benefit plans of stock options and other equity rights to Section 16 Officers, and consisting solely of the Independent Directors then serving on the Board provided each such Independent Director is (A) a disinterested person (as such term is defined in rule 16b-3(d) under the Exchange Act) and (B) an "independent director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended; and

    (iv) such other committees as the Board of Directors deems necessary or desirable; provided, however, that such committees are established in compliance with Section 4.4(a)(vi) hereof.

  For purpose of clause (ii) above, "executive officers" shall have the same meaning as in Rule 3b-7 promulgated under the Exchange Act.

  (c) Except as otherwise provided in Section 4.3(b) hereof or as agreed by a majority of the Monsanto Management Directors, the number of Monsanto Directors on each committee of the Board of Directors shall be the same proportion (but not less than one (1)) of the total membership of such committee as the number of Monsanto Directors, as the case may be, is of the entire Board of Directors. Except as otherwise provided in Section 4.3(b) hereof, the Monsanto Directors on each committee of the Board of Directors shall be determined by a majority of the Monsanto Management Directors.

  (d) No action by any committee of the Board of Directors shall be valid unless taken by unanimous written consent as provided in the Company's by-laws or taken at a meeting for which adequate notice has been duly given or waived by the members of such committee. Such notice shall include a description of the general nature of the business to be transacted at the meeting, and no other business may be transacted at such meeting unless all members of the committee are present and consent to the consideration of such other business. Any committee member unable to participate in person at any meeting shall be given the opportunity to participate by telephone. The Board of Directors or the remaining committee members shall designate an Independent Director or Company Management Director to replace any absent or disqualified Independent Director member or Company Management Director member, respectively, of any committee and a majority of the Monsanto Management Directors shall designate a Monsanto Director to replace any absent or disqualified Monsanto Director member of any committee. Each of the committees established by the Board of Directors pursuant to this Section 4.3 shall establish such other rules and procedures for its operation and governance (consistent with the terms of this Agreement) as it shall see fit and may seek such consultation and advice as to matters within its purview as it shall require.

  4.4. Approval Required for Certain Actions.

  (a) On and after the Effective Date and until the earlier of a Trigger Event or such date on which Monsanto's Percentage Interest is less than twenty-five (25%), a majority of the Board, including at least one (1) Company Director and one (1) Monsanto Management Director, shall be required to approve any of the following:

    (i) the entry by the Company or any of its Affiliates into any merger or consolidation or the acquisition by the Company or any of its Affiliates of any business or assets that would constitute a Substantial Part of the Company (determined on a consolidated basis) whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

    (ii) the sale, pledge, grant of security interest in, transfer, retirement or other disposal of (A) a Substantial Part of the Company (determined on a consolidated basis), except pursuant to a security interest granted in connection with borrowings permitted under subsection
  (iv) below or (B) the pledge or granting of a security interest in any intangible property set forth in Exhibit B attached to the disclosure letter from Monsanto to Calgene dated June 27, 1995;

    (iii) any dividend by or return of capital by the Company or Tomato Associates (other than such distributions by Tomato Associates to the Company as are necessary for the Company to timely perform its obligations under Sections 1.02 and 5.02(c) of the Gargiulo Credit Facility);

    (iv) any incurrence or assumption, in the aggregate, by the Company, any of its Affiliates or any combination thereof, of any indebtedness for borrowed money at any time outstanding exceeding in the aggregate (determined on a consolidated basis) the greater of (i) Fifteen Million Dollars ($15,000,000), increasing by Five Million Dollars ($5,000,000) on each July 1 commencing July 1, 1996, plus amounts secured by inventory and/or receivables for seasonal working capital lines and indebtedness incurred to acquire property, plant or equipment and secured by the acquired asset, minus amounts outstanding under the Company Credit Facility, or (ii) the amounts set forth in the Company's Operating Plan (hereinafter defined), provided that loans under the Gargiulo Credit Facility shall not be counted in this limitation;

    (v) the repurchase or redemption of any Equity Securities of the Company, other than from employees upon termination of employment or service;

    (vi) the establishment of any new committees of the Board (or the Calgene Board) or new or revised delegation(s) of Board (or the Calgene Board) authority to any Board (or Calgene Board) committee or changes or revisions to general delegations of authority to officers or other Persons for categories of expenditures;

    (vii) the adoption of or amendment to any benefit or incentive plans of the Company or any of its Affiliates which would increase the annual cost thereof by more than fifteen percent (15%) from the prior fiscal year or any adoption of, or amendment to, any stock option plan;

    (viii) the election, appointment or removal of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company and Calgene and their successors and the establishment of their annual or long term compensation level and benefits and basis for awards (other than agreements in effect on the Effective Date); provided, however, that Monsanto shall have the right to select the Chief Technical Officer of the Company and a controller reporting to the Chief Financial Officer of the Company;

    (ix) approval of the annual operating plan ("Operating Plan") and long term strategic plan ("Strategic Plan") of the Company and its Affiliates, as well as the annual operating plan and long-term strategic plan for the Gargiulo Business, to be submitted to the Board annually for approval, and any material changes thereto;

    (x) any transaction between the Company (and its Affiliates), on the one hand, and its (their) directors, officers or employees, on the other hand, which is not in the normal course of business;

    (xi) any modification of the Transaction Agreements;

    (xii) any amendment of the by laws or certificate of incorporation of the Company, Calgene or Tomato Associates;

    (xiii) the issuance of any warrants for the purchase of Equity Securities or the issuance of additional Equity Securities (other than warrants for the purchase of Equity Securities) in excess of four million (4,000,000) shares of Common Stock in any two (2) year period to a third party, other than pursuant to plans referred to in subsection (vii) above;

    (xiv) the sale or licensing by the Company or any of its Affiliates of
  (A) any intangible property set forth in Exhibit B attached to the disclosure letter from Monsanto to Calgene dated June 27, 1995 or (B) any other intangible property for consideration (other than royalties contingent on future sales) exceeding Five Million Dollars ($5,000,000) in the aggregate (determined on a consolidated basis) per transaction or per series of related transactions;

    (xv) new fixed capital investments, capital leases or noncancellable operating leases by the Company and its Affiliates having annual payments in the aggregate (determined on a consolidated basis) exceeding the aggregate amount set forth in the Operating Plan;

    (xvi) matters covered in Article 5 hereof, including, without limitation, any changes in the composition of the Tomato Associates Board of Directors other than with respect to Messrs. Salquist and Stacey;

    (xvii) any press release which mentions or directly or indirectly refers to Monsanto, except as required by law and where Board approval cannot be obtained in a timely manner;

    (xviii) the initiation, settlement or termination of any suit or proceeding concerning intellectual property, any other matter which could have an adverse public affairs effect upon Monsanto or the filing of any insolvency or bankruptcy proceeding by or on behalf of the Company or any of its Affiliates; or

    (xix) the removal or election of the directors, subject to Section 5.1 hereof, of Tomato Associates.

  (b) After a Trigger Event and until the earlier of (i) the third anniversary of the Effective Date or (ii) Monsanto's Percentage Interest is at least seventy percent (70%), a majority of the Board, including at least two (2) Company Directors, shall be required to approve any of the following:

    (i) Except as provided in Section 4.4(a)(xvi) hereof, the matters set forth in subsections (i), (ii), (vi), (viii), (ix) and (xi) of paragraph
  (a) above; or

    (ii) Any transaction between the Company (and its Affiliates) and Monsanto or any Affiliate of Monsanto.

  (c) From and after the occurrence of both (i) a Trigger Event and (ii) the third anniversary of the Effective Date, and until Monsanto's Percentage Interest is at least ninety-nine percent (99%), neither Monsanto nor any of its Affiliates shall enter into any transaction with the Company or any of its Affiliates without the approval of at least two (2) Company Directors.

  4.5 Enforcement of this Agreement. A majority of the Company Directors shall have full and complete authority on behalf of the Company to enforce the terms of this Agreement.

  4.6. Certificate of Incorporation and By-laws. The Company and Monsanto shall take or cause to be taken all lawful action necessary to ensure at all times that the Company's and Calgene's Certificate of Incorporation and By-laws are not at any time inconsistent with the provisions of this Agreement. Not later than the Effective Date, the Board of Directors shall amend the Company's By-laws and the Calgene Board shall amend Calgene's By-laws to reflect the provisions of this Agreement.

  4.7. Advisors. The Company Directors shall be entitled to retain, at the cost and expense of the Company, the services of an investment banking firm of national reputation of their choice and one (1) law firm of their choice to advise them in their capacity as Independent Directors with respect to any matter on which the Company Directors are required or permitted to act hereunder.

  4.8. Injunctive Relief. In the event of a breach of the provisions of this
Article 4, a party hereto entitled to rights under this Article 4 will suffer irreparable harm and the total amount of monetary damages will be impossible to calculate and will therefore be an inadequate remedy. Accordingly, in such event, such party shall be entitled to temporary and permanent injunctive relief against the Company and any other breaching party and to any other rights and remedies to which such party may be entitled to at law or in equity.

                                   ARTICLE 5

                            Governance of Gargiulo

  5.1. Board of Tomato Associates.

  (a) Upon the Effective Date, the Board of Directors of Tomato Associates shall consist of Jeffrey D. Gargiulo, John Gargiulo, Hendrik A. Verfaillie, Robert T. Fraley, Roger H. Salquist, Roderick N. Stacey and an additional director who shall be (and whose successor shall be) designated by the Company who shall need to be reasonably acceptable to Monsanto and Jeffrey D. Gargiulo (as long as he serves as a director). In addition, the Board of Directors of Tomato Associates shall include two (2) advisory, non-voting directors designated by Monsanto from members of the senior management of Tomato Associates. Upon request by Monsanto, Company shall remove and replace Messrs. Verfaillie and Fraley, and their respective successors, and replace them with Persons designated by Monsanto.

  (b) The Chief Executive Officer and Chairman of the Board of Tomato Associates shall be Jeffrey D. Gargiulo as long as he is employed by Tomato Associates. The Board of Directors of Tomato Associates shall appoint a Vice Chairman of the Board, Chief Operating Officer, Senior Vice President and such other positions as they may designate.

  5.2. Operating and Strategic Plans. The annual operating plan and long-term strategic plan for the Gargiulo Business shall be subject to approval by the Board of Directors in accordance with Section 4.4 hereof. The annual operating plan shall include, among other things: (i) capital expenditure budget, (ii) borrowing forecast, (iii) monthly profit and loss, cash flow and balance sheet forecasts, (iv) hiring and compensation plans, (v) profit and loss forecasts by crop production area, (vi) material asset acquisition plans and (vii) account level details for each cost center. From and after the approval of each annual operating plan for a fiscal year (or portion thereof), the Board of Directors of Tomato Associates shall have authority to operate the Gargiulo Business during such year in the ordinary cause of business and within the confines of such annual operating plan and the strategic plan then in effect (as it may be modified by the Board of Directors of Tomato Associates, subject to approval of the Board of Directors in accordance with Section 4.4 hereof) and other delegations of authority from the Board of Directors which shall be similar in scope to the delegation of such Board to the Chief Executive Officer of the Company (except that such delegations shall apply solely to the Gargiulo Business). As of the Effective Date, the Board of Directors shall approve, as part of the strategic plan for the Gargiulo Business, the branded tomato strategy plan previously approved by Monsanto.

  5.3. Compensation; Etc. The initial compensation for the Chief Executive Officer and the Chief Operating Officer of Tomato Associates (the "Two Senior Gargiulo Officers") shall be determined by agreement of Monsanto and the Company prior to the Effective Date. Thereafter, the compensation of the Two Senior Gargiulo Officers shall not be reduced without the approval of Monsanto. The initial employment agreements for the Two Senior Gargiulo Officers shall be upon terms agreed to by Monsanto and the Company prior to the Effective Date. The employment of any of the Two Senior Gargiulo Officers with Tomato Associates shall not be terminated without the approval of the Board of Directors of Tomato Associates.

  5.4 Certificate of Incorporation and By-Laws. The Company shall take or cause to be taken all lawful action necessary to ensure at all times that Tomato Associates' Certificate of Incorporation and By-Laws are not at any time inconsistent with the provisions of this Agreement. Not later than the Effective Date, the Board of Directors shall cause Tomato Associates to amend Tomato Associates' By-Laws to reflect the provisions of this Agreement.

  5.5 Effective Period. The provisions of Sections 5.1, 5.2, 5.3 and 5.4 shall be effective from the Effective Date until the earlier of (a) a Trigger Event or (b) such time as Monsanto's Percentage Interest is less than forty percent (40%).

  5.6. Injunctive Relief. In the event of a breach of the provisions of this
Article 5, a party hereto entitled to rights under this Article 5 will suffer irreparable harm and the total amount of monetary damages will be impossible to calculate and will therefore be an inadequate remedy. Accordingly, in such event, such party shall be entitled to temporary and permanent injunctive relief against the Company and any other breaching party and to any other rights and remedies to which such party may be entitled to at law or in equity.


                                   ARTICLE 6

                                 Miscellaneous

  6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware (exclusive of such state's choice of laws rules).

  6.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

  6.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the complete, exclusive and final understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as specifically set forth herein, any term of
Section 2 or 3 hereof may be waived only with the prior written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon each Holder of the Registrable Securities (including securities into which such Registrable Securities have been converted) outstanding at the time, each future Holder of all such securities, and the Company.

  6.4 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, and shall be deemed sufficiently given when delivered in person or transmitted by telegram or telecopier (confirmed by mail), addressed as follows:

  If to Monsanto: Monsanto Company
                  800 North Lindbergh Boulevard
                  St. Louis, Missouri 63167
                  Attention: Senior Vice President and General Counsel

                  Telecopy Number: 314-694-3011

  If to any other Holder, at such address and telecopy number as such Holder shall have furnished the Company in writing.

  If to Company:  Calgene II, Inc.
                  1920 Fifth Street
                  Davis, California 95616
                  Attention: Chairman and Chief Executive Officer

                  Telecopy Number: 916-753-1510

or to such other address as may be specified from time to time in a notice given by such party. The parties agree to acknowledge in writing the receipt of any such notice delivered in person.

  6.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, at law, in equity or otherwise afforded to any party, shall be cumulative and not alternative.

  6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

  6.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

  6.8 Stock Legends. Subject to Section 2.8(d) hereof, certificates representing Restricted Securities (other than Restricted Securities issued to Monsanto in connection with the conversion of principal and/or accrued interest under the Company Credit Facility or the Gargiulo Credit Facility upon the occurrence of an Event of Default under either such Credit Facility) issued to Monsanto pursuant to the Transaction Agreements shall bear the following legend:

     "The securities represented by this certificate are subject to certain resale restrictions and entitled to the benefits set
     forth in a Stockholders Agreement dated     , 1995, between
     Calgene II, Inc., a Delaware corporation, and Monsanto Company, a Delaware corporation (the "Agreement"). A copy of the Agreement and all amendments thereto is on file in the office of the Secretary of the Company."

  6.9 Sale of Assets of Tomato Associates. For so long as Jeffrey Gargiulo or Robert Shulman are employed by Tomato Associates under employment agreements with Tomato Associates (the "Employment Agreements"), Holding Company shall cause Tomato Associates not to sell or otherwise dispose of (by merger, consolidation or otherwise) all or substantially all of its assets unless the acquiring entity assumes all of Tomato Associates' obligations under each of the Employment Agreements then in effect.

  6.10 Audits, Consultants and Inspections. Monsanto (using Monsanto's internal and/or external auditors or any other Person appointed by Monsanto to whom the Company does not reasonably object) shall have the right (i) to audit the books and records, other financial information and business practices and operations of the Company and its Affiliates, and (ii) to discuss the business practices and operations, affairs, finances and accounts of the Company and its Affiliates with the officers of the Company and its Affiliates and the independent public accountants who review or audit the Company's financial statements, all at such reasonable times and as often as may reasonably be requested. The Company shall also permit inspection of its (and its Affiliates') properties, books and records by Monsanto (using the Persons identified above) during normal business hours or at other reasonable times. The scope of all such audits, discussions and inspections shall be determined by Monsanto in its sole discretion. Any authorized representative of Monsanto who or which is not employed by Monsanto (i) shall be required to execute a confidentiality agreement in a form approved by the Board of Directors (which approval shall not be unreasonably withheld or delayed) and (ii) may not be employed by or affiliated with a competitor of the Company, as reasonably determined by the Board of Directors; provided, however, that an independent certified public accounting firm shall not be deemed to be employed by or affiliated with a competitor of the Company even if such firm provides services to a competitor of the Company.

  6.11 No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto (and their successors and assigns, including, without limitation, subsequent Holders and purchasers under Section 3.7(c)) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  6.12 Sections and Articles. All sections and articles referred to herein are sections and articles of this Agreement.

  6.13 Headings. Headings as to the contents of particular articles and sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          CALGENE II, INC.

                                          By:
                                             ----------------------------------
                                             President

                                          MONSANTO COMPANY

                                          By:
                                             ----------------------------------
                                             Hendrik A. Verfaille
                                             Executive Vice President

                                                                        ANNEX C

                                    [LOGO]

October 5, 1995

Members of the Board of Directors
Calgene, Inc.
1920 Fifth Street
Davis, CA 95616

Gentlemen:

  We understand that Calgene, Inc., a Delaware corporation (the "Company"), and Monsanto Company, a Delaware corporation ("Monsanto"), expect to enter into an Agreement and Plan of Reorganization to be dated on or about October 13, 1995 (the "Agreement"). Pursuant to the terms of the Agreement, a new holding company ("Newco") will be created by the Company and Monsanto. Immediately prior to the closing, Tomato Investment Associates, Inc. ("TIA"), which is a subsidiary of Monsanto, will acquire all of the partnership interests of NT Gargiulo L.P. ("Gargiulo"). At the closing, (i) a wholly-owned subsidiary of Newco will merge with the Company, the Company will become a wholly-owned subsidiary of Newco, each outstanding share of the common stock, par value $.001 per share, of the Company (the "Calgene Common Stock") will be exchanged for one share of Newco Common Stock (constituting in the aggregate 50.1% of the outstanding shares of Newco Common Stock after the closing), and each outstanding share of the Preferred Stock, Series A, par value $.001 per share, of the Company will be exchanged for one share of Preferred Stock, Series A, par value $.001 per share of Newco; (ii) Monsanto will exchange all of the capital stock of TIA, plus certain intellectual property and research and development assets (the "R&D Assets") and a combination of cash and forgiveness of debt in the aggregate amount of $30,000,000 (the "Cash") (collectively, the "Monsanto Consideration"), for shares of the common stock, par value $.001 per share, of Newco (the "Newco Common Stock") constituting 49.9% of the outstanding shares of Newco Common Stock after the closing; and
(iii) Newco will change its name to "Calgene, Inc." Immediately following the closing under the Agreement, Gargiulo will be liquidated into TIA. In connection with the closing, Monsanto and Newco will enter into a stockholders' agreement which gives Monsanto certain rights regarding corporate governance, registration of shares of Newco Common Stock held by Monsanto and other matters. Monsanto will also enter into separate lending agreements with Newco and Gargiulo pursuant to which outstanding loan amounts may, under certain circumstances, be converted into shares of Newco Common Stock.

  You have asked us for our opinion as investments bankers as to whether the Monsanto Consideration to be received by Newco in exchange for 49.9% of the Newco Common Stock pursuant to the Agreement is fair to the Company from a financial point of view, as of the date hereof.

  In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to the Company, including the Company's consolidated financial statements for recent years and interim periods to June 30, 1995, and certain other relevant financial and operating data relating to the Company and Gargiulo made available to us from published sources and from the internal records of the Company, Gargiulo and Monsanto, including Gargiulo's consolidated financial statements for recent years and interim periods to June 30, 1995; (ii) reviewed the September 29, 1995 draft of the Agreement provided to us by the Company; (iii) reviewed certain historical market prices and trading volumes of the Company Common Stock on the NASDAQ National Market; (iv) analyzed the financial impact the transactions contemplated by the Agreement are expected to have on the projected results of the Company; (v) reviewed and discussed with representatives of the management of the Company, Gargiulo and Monsanto certain information of a business and financial nature regarding the Company and Gargiulo, furnished to us by them, including financial forecasts and related assumptions of the Company and Gargiulo; (vi) made inquiries regarding and discussed the Agreement and other matters related thereto with the Company's counsel; and (vii) performed such other analyses and examinations as we have deemed appropriate.

  In connection with our review, we have relied upon the accuracy and completeness of the foregoing information and we have not assumed any responsibility independently to verify such information. With respect to the financial forecasts for the Company and Gargiulo provided to us by the management of the Company and Monsanto, respectively, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements at the time of preparation as to the future financial performance of the Company and Gargiulo, and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Company's, Gargiulo's or TIA's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us, except for Gargiulo's pending acquisition of Collier Farms. We have relied on advice of counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company and the Agreement. We have assumed that you will consummate the transactions contemplated by the Agreement in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of the Company, Gargiulo or TIA, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have further assumed, with your consent, that the transactions contemplated by the Agreement will be consummated in accordance with the terms described in the Agreement without any amendments thereto, and without waiver by the Company or Monsanto of any of the conditions to their respective obligations thereunder.

  In the ordinary course of our business, we actively trade the equity securities of the Company and Monsanto for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We have also performed various investment banking services for the Company, including acting as co-manager of an underwritten public offering of Calgene Common Stock in January 1993 and lead manager of an underwritten public offering of Calgene Common Stock in October 1994. Certain partners of Montgomery also own shares of the Company's and Monsanto's common stock.

  Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that the Monsanto Consideration to be received by Newco in exchange for 49.9% of the Newco Common Stock pursuant to the Agreement is fair to the Company from a financial point of view, as of the date hereof.

  This opinion is furnished pursuant to our engagement letter, dated January 18, 1995. This opinion is addressed to the Board of Directors of the Company only and is not intended to be and shall not be deemed to be a recommendation to any shareholder as to how such shareholder should vote with respect to the transactions contemplated by the Agreement. Except as provided in such engagement letter, this opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

                                          Very truly yours,

                                          Montgomery Securities

                                    PART II

            INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Registrant. The Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, indemnify any director or officer against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification is not exclusive of any other rights to which the officers or directors may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, continues after such person has ceased to be a director or officer and inures to the benefit of such person's heirs, executors and administrators. The indemnification provided by the Registrant's Amended and Restated Certificate of Incorporation specifically includes indemnification of all officers and directors who are deemed fiduciaries under any employee benefit plan and any action taken or omitted by such officer or director with respect to an employee benefit plan reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Registrant.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

    +2.1  Agreement and Plan of Reorganization Between Calgene, Inc. and
          Monsanto Company dated as of October 13, 1995.
     3.1  Certificate of Incorporation of the Registrant.
     3.2  Form of Amended and Restated Certificate of Incorporation of the
          Registrant.
     3.3  By-Laws of the Registrant.
     4.1  Specimen Common Stock Certificate of the Registrant.
     5.1  Opinion of Hale and Dorr.
     8.1  Opinion of Hale and Dorr with respect to Tax Matters.
   +10.0  Form of Stockholders Agreement between the Registrant and Monsanto
          Company.
    10.1  Form of Credit Facility Agreement between the Registrant and Monsanto
          Company.
    10.2  Form of Gargiulo Credit Facility Agreement between the Registrant and
          Monsanto Company.
    10.3  Form of ACC Deaminase License Agreement between the Registrant and
          Monsanto Company.
    10.4  Form of ADPGPP License Agreement between the Registrant and Monsanto
          Company.
    10.5  Form of CMV License Agreement between the Registrant and Monsanto
          Company.
   *10.6  Form of FAD 3 License Agreement between the Registrant and Monsanto
          Company.
    10.7  Form of Fruit Specific Promoter License Agreement between the
          Registrant and Monsanto Company.
    10.8  Form of Gemini Virus License Agreement between the Registrant and
          Monsanto Company.
    10.9 Form of Insect Resistance License Agreement between the Registrant and Monsanto Company.
    10.10 Form of Oil License Agreement between the Registrant and Monsanto
          Company.

    10.11 Form of Letter Agreement between Calgene, Inc. and Monsanto Company with respect to license of Recombinant ACC Synthase.
    10.12 Form of Insect-Protected Cotton License and Seed Services Agreement between Calgene, Inc. and Monsanto Company.
    10.13  Second Amended and Restated Employment Agreement dated October 16,
           1995 between Gargiulo, L.P. and Jeffrey D. Gargiulo.
    10.14  Joint Venture Agreement dated as of December 15, 1992 between
           Gargiulo, L.P. and Dresick Farms, as amended June 1, 1993.
    10.15  Joint Venture Agreement dated as of January 1, 1981 between Gargiulo
           L.P. and Harllee-Gargiulo, Inc., as amended October 31, 1989 and
           October 31, 1994.
    10.16  Joint Venture Agreement dated as of October 31, 1994 between
           GargiuloMexico, L.L.C. and Hermanos Ley.
    10.17  Marketing Agreement dated as of September 1, 1988 between Gargiulo,
           Inc. and
           Harllee-Gargiulo, Inc.
    10.18  The Registrant's 1996 Stock Option Plan.
    10.19  Calgene, Inc. 1981 Stock Option Plan, as amended. (B)
    10.20  Calgene, Inc. 1991 Stock Option Plan. (J)
    10.20A Calgene, Inc. 1991 Stock Option Plan, as amended. (I)
   *10.21  Partnership Agreement dated January 31, 1986 between Calgene, Inc.
           and Rhone-Poulenc Agrochimie, together with Research Agreement dated
           March 15, 1984 and Amended thereto dated January 31, 1985. (A)
   *10.22 Amendment One to the Partnership Agreement dated January 31, 1986 between Calgene, Inc. and Rhone-Poulenc Agrochimie dated September
           30, 1989. (B)
   *10.23 License Agreement between Calgene, Inc. and Rhone-Poulenc Agrochimie dated
           October 1, 1989. (B)
    10.24 Commercial Lease dated August 17, 1987, as amended, covering property located at 1910 and 1920 Fifth Street, Davis, California.
           (C)
    10.25  Form of Calgene, Inc. Directors and Officers Indemnification
           Agreement. (C)
    10.26  Calgene, Inc. 401(k) Tax Deferred Investment Plan. (D)
    10.27  1989 Calgene, Inc. Employee Stock Purchase Plan. (G)
    10.28  Secured Revolving Credit Agreement Among Calgene, Inc. and Harris
           Trust and Savings Bank and Caisse Nationale De Credit Agricole dated
           April 26, 1990. (G)
    10.29  First Amendment to Secured Revolving Credit Agreement and Secured
           Revolving Credit Note among Calgene, Inc. and Harris Trust and
           Savings Bank dated January 31, 1992. (E)
    10.30  Second Amendment to Secured Revolving Credit Agreement and Secured
           Revolving Credit Note among Calgene, Inc. and Harris Trust and
           Savings Bank dated January 31, 1993. (I)
    10.31  Third Amendment to Secured Revolving Credit Agreement among Calgene,
           Inc. and Harris Trust and Savings Bank dated August 26, 1993. (M)
    10.32  Fourth Amendment to Secured Revolving Credit Agreement and Secured
           Revolving Credit Note among Calgene, Inc. and Harris Trust and
           Savings Bank dated February 25, 1994. (M)

    10.33  Fifth Amendment to Secured Revolving Credit Agreement and Secured
           Revolving Credit Note Among Calgene, Inc. and Harris Trust and
           Savings Bank dated March 15, 1995. (M)
    10.34  Sixth Amendment to Secured Revolving Credit Agreement and Waiver
           Among Calgene, Inc. and Harris Trust and Savings Bank dated August
           8, 1995. (M)
   *10.35  License Agreement between Calgene, Inc. and Campbell Soup Company dated August 9, 1991. (J)
    10.36  Change of Control Employment Agreement dated as of July 19, 1995 between Calgene, Inc. and Roger H. Salquist.
    10.37  Change of Control Employment Agreement dated as of July 19, 1995 between Calgene, Inc. and Roderick N. Stacey.
    10.38  Change of Control Employment Agreement dated as of July 19, 1995 between Calgene, Inc. and Michael J. Motroni.
    10.39  Asset Purchase Agreement dated as of December 29, 1995 between
           Gargiulo, L.P. and Collier Enterprises.
    21.1   List of Registrant's Subsidiaries.
    23.1   Consent of Ernst & Young LLP.
    23.2.1 Consent of Deloitte & Touche LLP with respect to financial statements of TIA.
    23.2.2 Consent of Deloitte & Touche LLP with respect to financial statements of Gargiulo L.P.
    23.3   Consent of Landa, Umpierre and Company.
    23.4   Consent of Arthur Andersen.
    23.5   Consent of Hale and Dorr (included in Exhibit 5.1).
    23.6   Consent of Montgomery Securities.
    24.1   Power of Attorney (See page II-6).
    27     Financial Data Schedule.
   +99.1   Opinion of Montgomery Securities.
    99.2   Form of Proxy Card of Calgene, Inc.
    99.3   Consent of Robert T. Fraley.
    99.4   Consent of Jeffrey D. Gargiulo.
    99.5   Consent of Howard D. Palefsky.
    99.6   Consent of John E. Robson.
    99.7   Consent of Carl V. Stinnett.
    99.8   Consent of Allen J. Vangelos.
    99.9   Consent of Hendrik A. Verfaillie.

--------
(A) Incorporated by reference to Calgene's Form S-1 Registration No. 33-5921
(B) Incorporated by reference to Calgene's Form 10-K dated September 30, 1989
(C) Incorporated by reference to Calgene's Form 10-K dated September 30, 1987
(D) Incorporated by reference to Calgene's Form 10-K dated September 30, 1988
(E) Incorporated by reference to Calgene's Form 10-K dated June 30, 1992
(F) Incorporated by reference to Calgene's Form S-1 Registration No. 33-29822
(G) Incorporated by reference to Calgene's Form 10-K dated June 30, 1990
(H) Incorporated by reference to Calgene's Form 10-Q dated March 31, 1994
(I) Incorporated by reference to Calgene's Form 10-K dated June 30, 1993, as amended
(J) Incorporated by reference to Calgene's Form 10-K dated June 30, 1991
(K) Agreement intentionally omitted in reliance upon 5 U.S.C. (S) 552(b)(3) and 35 U.S.C. (S) 135(c)
(L) Incorporated by reference to Calgene's Form 8-K dated June 28, 1995
(M) Incorporated by reference to Calgene's Form 10-K/A dated October 30, 1995
 * Confidential treatment of certain portions of these documents has been granted
 + Filed as an Annex to the Proxy Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.

  (B) FINANCIAL STATEMENT SCHEDULES. Filed as part of the Proxy
Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.

  (C) REPORTS. Filed as an Annex to the Proxy Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

  A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. The Registrant hereby undertakes as follows:

  (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  D. The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  E. The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  F. The Registrant hereby undertakes as follows:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE STATE OF CALIFORNIA, ON THIS 5TH DAY OF FEBRUARY, 1996.

                                          Calgene II, Inc.

                                                   /s/ Roger H. Salquist
                                          By: _________________________________
                                             ROGER H. SALQUIST, PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  EACH PERSON WHOSE SIGNATURE APPEARS BELOW THIS REGISTRATION STATEMENT HEREBY SEVERALLY CONSTITUTES AND APPOINTS ROGER H. SALQUIST, MICHAEL J. MOTRONI AND MARK G. BORDEN, AND EACH OF THEM ACTING SINGLY, OUR TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO SIGN FOR HIM AND IN HIS NAME, PLACE AND STEAD IN ANY AND ALL CAPACITIES INDICATED BELOW, THE REGISTRATION STATEMENT ON FORM S-4 FILED HEREWITH AND ANY AND ALL PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS TO SAID REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON THEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

       /s/ Roger H. Salquist         President and Director      February 5,
-----------------------------------   (Principal Executive           1996
         ROGER H. SALQUIST            Officer)

      /s/ Roderick N. Stacey         Vice President,             February 5,
-----------------------------------   Secretary and                  1996
        RODERICK N. STACEY            Director

      /s/ Michael J. Motroni         Treasurer and Director      February 5,
-----------------------------------   (Principal Financial           1996
        MICHAEL J. MOTRONI            Officer and Principal
                                      Accounting Officer)

 EXHIBIT
   NO.                            EXHIBIT INDEX                           PAGE
 -------                          -------------                           ----
   +2.1  Agreement and Plan of Reorganization Between Calgene, Inc. and
         Monsanto Company dated as of October 13, 1995.
    3.1  Certificate of Incorporation of the Registrant.
    3.2  Form of Amended and Restated Certificate of Incorporation of
         the Registrant.
    3.3  By-Laws of the Registrant.
    4.1  Specimen Common Stock Certificate of the Registrant.
    5.1  Opinion of Hale and Dorr.
    8.1  Opinion of Hale and Dorr with respect to Tax Matters.
  +10.0  Form of Stockholders Agreement between the Registrant and
         Monsanto Company.
   10.1  Form of Credit Facility Agreement between the Registrant and
         Monsanto Company.
   10.2  Form of Gargiulo Credit Facility Agreement between the
         Registrant and Monsanto Company.
   10.3  Form of ACC Deaminase License Agreement between the Registrant and Monsanto Company.
   10.4  Form of ADPGPP License Agreement between the Registrant and
         Monsanto Company.
   10.5  Form of CMV License Agreement between the Registrant and
         Monsanto Company.
  *10.6  Form of FAD 3 License Agreement between the Registrant and
         Monsanto Company.
   10.7  Form of Fruit Specific Promoter License Agreement between the
         Registrant and Monsanto Company.
   10.8  Form of Gemini Virus License Agreement between the Registrant and Monsanto Company.
   10.9  Form of Insect Resistance License Agreement between the
         Registrant and Monsanto Company.
   10.10 Form of Oil License Agreement between the Registrant and
         Monsanto Company.
   10.11 Form of Letter Agreement between Calgene, Inc. and Monsanto
         Company with respect to license of Recombinant ACC Synthase.
   10.12 Form of Insect-Protected Cotton License and Seed Services
         Agreement between Calgene, Inc. and Monsanto Company.
   10.13 Second Amended and Restated Employment Agreement dated October
         16, 1995 between Gargiulo, L.P. and Jeffrey D. Gargiulo.
   10.14 Joint Venture Agreement dated as of December 15, 1992 between
         Gargiulo, L.P. and Dresick Farms, as amended June 1, 1993.
   10.15 Joint Venture Agreement dated as of January 1, 1981 between
         Gargiulo L.P. and Harllee-Gargiulo, Inc., as amended October
         31, 1989 and October 31, 1994.
   10.16 Joint Venture Agreement dated as of October 31, 1994 between
         GargiuloMexico, L.L.C. and Hermanos Ley.

 EXHIBIT
   NO.                           EXHIBIT INDEX                           PAGE
 -------                         -------------                           ----
  10.17  Marketing Agreement dated as of September 1, 1988 between
         Gargiulo, Inc. and
         Harllee-Gargiulo, Inc.
  10.18  The Registrant's 1996 Stock Option Plan.
  10.19  Calgene, Inc. 1981 Stock Option Plan, as amended. (B)
  10.20  Calgene, Inc. 1991 Stock Option Plan. (J)
  10.20A Calgene, Inc. 1991 Stock Option Plan, as amended. (I)
 *10.21  Partnership Agreement dated January 31, 1986 between Calgene,
         Inc. and Rhone-Poulenc Agrochimie, together with Research
         Agreement dated March 15, 1984 and Amended thereto dated
         January 31, 1985. (A)
 *10.22  Amendment One to the Partnership Agreement dated January 31,
         1986 between Calgene, Inc. and Rhone-Poulenc Agrochimie dated
         September 30, 1989. (B)
 *10.23  License Agreement between Calgene, Inc. and Rhone-Poulenc
         Agrochimie dated
         October 1, 1989. (B)
  10.24  Commercial Lease dated August 17, 1987, as amended, covering property located at 1910 and 1920 Fifth Street, Davis,
         California. (C)
  10.25  Form of Calgene, Inc. Directors and Officers Indemnification
         Agreement. (C)
  10.26  Calgene, Inc. 401(k) Tax Deferred Investment Plan. (D)
  10.27  1989 Calgene, Inc. Employee Stock Purchase Plan. (G)
  10.28  Secured Revolving Credit Agreement Among Calgene, Inc. and
         Harris Trust and Savings Bank and Caisse Nationale De Credit
         Agricole dated April 26, 1990. (G)
  10.29  First Amendment to Secured Revolving Credit Agreement and
         Secured Revolving Credit Note among Calgene, Inc. and Harris
         Trust and Savings Bank dated January 31, 1992. (E)
  10.30  Second Amendment to Secured Revolving Credit Agreement and
         Secured Revolving Credit Note among Calgene, Inc. and Harris
         Trust and Savings Bank dated January 31, 1993. (I)
  10.31  Third Amendment to Secured Revolving Credit Agreement among
         Calgene, Inc. and Harris Trust and Savings Bank dated August
         26, 1993. (M)
  10.32  Fourth Amendment to Secured Revolving Credit Agreement and
         Secured Revolving Credit Note among Calgene, Inc. and Harris
         Trust and Savings Bank dated February 25, 1994. (M)
  10.33  Fifth Amendment to Secured Revolving Credit Agreement and
         Secured Revolving Credit Note Among Calgene, Inc. and Harris
         Trust and Savings Bank dated March 15, 1995. (M)
  10.34  Sixth Amendment to Secured Revolving Credit Agreement and
         Waiver Among Calgene, Inc. and Harris Trust and Savings Bank
         dated August 8, 1995. (M)
 *10.35  License Agreement between Calgene, Inc. and Campbell Soup
         Company dated August 9, 1991. (J)
  10.36  Change of Control Employment Agreement dated as of July 19,
         1995 between Calgene, Inc. and Roger H. Salquist.
  10.37  Change of Control Employment Agreement dated as of July 19,
         1995 between Calgene, Inc. and Roderick N. Stacey.
  10.38  Change of Control Employment Agreement dated as of July 19,
         1995 between Calgene, Inc. and Michael J. Motroni.

 EXHIBIT
   NO.                            EXHIBIT INDEX                           PAGE
 -------                          -------------                           ----
  10.39  Asset Purchase Agreement dated as of December 29, 1995 between
         Gargiulo, L.P. and Collier Enterprises.
  21.1   List of Registrant's Subsidiaries.
  23.1   Consent of Ernst & Young LLP.
  23.2.1 Consent of Deloitte & Touche LLP with respect to financial statements of TIA.
  23.2.2 Consent of Deloitte & Touche LLP with respect to financial statements of Gargiulo L.P.
  23.3   Consent of Landa, Umpierre and Company.
  23.4   Consent of Arthur Andersen.
  23.5   Consent of Hale and Dorr (included in Exhibit 5.1).
  23.6   Consent of Montgomery Securities.
  24.1   Power of Attorney (See page II-6).
  27     Financial Data Schedule.
 +99.1   Opinion of Montgomery Securities.
  99.2   Form of Proxy Card of Calgene, Inc.
  99.3   Consent of Robert T. Fraley.
  99.4   Consent of Jeffrey D. Gargiulo.
  99.5   Consent of Howard D. Palefsky.
  99.6   Consent of John E. Robson.
  99.7   Consent of Carl V. Stinnett.
  99.8   Consent of Allen J. Vangelos.
  99.9   Consent of Hendrik A. Verfaillie.

--------
(A) Incorporated by reference to Calgene's Form S-1 Registration No. 33-5921
(B) Incorporated by reference to Calgene's Form 10-K dated September 30, 1989
(C) Incorporated by reference to Calgene's Form 10-K dated September 30, 1987
(D) Incorporated by reference to Calgene's Form 10-K dated September 30, 1988
(E) Incorporated by reference to Calgene's Form 10-K dated June 30, 1992
(F) Incorporated by reference to Calgene's Form S-1 Registration No. 33-29822
(G) Incorporated by reference to Calgene's Form 10-K dated June 30, 1990
(H) Incorporated by reference to Calgene's Form 10-Q dated March 31, 1994
(I) Incorporated by reference to Calgene's Form 10-K dated June 30, 1993, as amended
(J) Incorporated by reference to Calgene's Form 10-K dated June 30, 1991
(K) Agreement intentionally omitted in reliance upon 5 U.S.C. (S) 552(b)(3) and 35 U.S.C. (S) 135(c)
(L) Incorporated by reference to Calgene's Form 8-K dated June 28, 1995
(M) Incorporated by reference to Calgene's Form 10-K/A dated October 30, 1995
 * Confidential treatment of certain portions of these documents has been granted
 + Filed as an Annex to the Proxy Statement/Prospectus constituting part of this Registration Statement and incorporated herein by reference.